Registration No. 333-121563

Filed pursuant to Rule 424(b)(3)

Prospectus Supplement No. 8 dated August 28, 2006 to
the Prospectus dated January 26, 2005

Communication Intelligence Corporation

Common Stock

This Prospectus supplement relates to the 13,930,283 shares of our common stock we registered on behalf of selling shareholders.

The prospectus is superseded in full by the information appearing below.

COMMUNICATION INTELLIGENCE CORPORATION

SECURITIES AND EXCHANGE COMMISSION PROSPECTUS SUPPLEMENT

Page
PART IV.

Item 15.	Exhibits, Financial Statement Schedules, and Reports on Form 8-K	S-37

Original Prospectus

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      August 12, 2006

Communication Intelligence Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500

Redwood Shores, CA 94065

(Address of Principal Executive Offices)
(Zip Code)

(650) 802-7888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.      Entry into a Material Definitive Agreement;  Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant;  Item 3.02  Unregistered Sales of Equity Securities

On August 12, 2006, Communication Intelligence Corporation (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of August 10, 2006. The Company secured the right to borrow up to six hundred thousand dollars ($600,000). The Company expects to use the proceeds of the financing for additional working capital.

Under the Purchase Agreement, the Company may borrow, on demand through November 15, 2006, an aggregate principal amount of up to six hundred thousand dollars ($600,000). Amounts borrowed will be due within eighteen (18) months of such borrowing. Upon each draw, the Company will be required to issue warrants to purchase a pro rata number of shares of its common stock, with a maximum number of three million one hundred eleven thousand (3,111,000) to be issued if the entire six hundred thousand dollars ($600,000) is borrowed. The notes will bear interest at the rate of fifteen percent (15%) per annum payable quarterly in cash. The warrants will have a term of three (3) years and an exercise price of fifty-one cents ($0.51).  In the event the full amount available under the credit facility is not borrowed, the Company will be required to issue, as a standby commitment fee, a pro rata portion of three hundred thirty five thousand (335,000) shares of the Company’s common stock, based upon the difference between six hundred thousand dollars ($600,000) and the actual amount borrowed under the credit facility. The warrants will include piggyback registration rights for the underlying shares to participate in certain future registrations of the Company’s common stock.

Incorporated herein by reference are the following: Purchase Agreement (Exhibit 10.34), Registration Rights Agreement (Exhibit 10.35), form of the note (Exhibit 10.36), and form of investor warrant (Exhibit 10.37). The respective description of the Purchase Agreement, the Registration Rights Agreement, the form of note and the form of investor warrant contained herein is qualified in its entirety by the respective terms of each agreement incorporated herein by reference. A copy of the press release announcing the financing is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02.      Results of Operations and Financial Condition.

On August 14, 2006, the Company issued a press release announcing its results for the quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

Note: The information contained in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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Item 9.01.      Financial Statements and Exhibits.

     (d) Exhibits

Exhibit 10.34	Note and Warrant Purchase Agreement dated August 10, 2006 among Communication Intelligence Corporation and the Purchaser.
Exhibit 10.35	Registration Rights Agreement dated August 10, 2006 among Communication Intelligence Corporation and the Purchaser
Exhibit 10.36	Form of Promissory Note to be issued by Communication Intelligence Corporation
Exhibit 10.37	Form of Warrant to be issued by Communication Intelligence Corporation
Exhibit 99.1	Press Release dated August 14, 2006 announcing the Purchase Agreement and financial results for the quarter ended June 30, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	Communication Intelligence Corporation

	By:	/s/ Frank Dane
Frank Dane
Chief Financial and Legal Officer

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Exhibit Index

Exhibit	Description

Exhibit 10.34	Note and Warrant Purchase Agreement dated August 10, 2006 among Communication Intelligence Corporation and the Purchaser

Exhibit 10.35	Registration Rights Agreement dated August 10, 2006 among Communication Intelligence Corporation and the Purchaser

Exhibit 10.36	Form of Promissory Note to be issued by Communication Intelligence Corporation

Exhibit 10.37	Form of Warrant to be issued by Communication Intelligence Corporation

Exhibit 99.1	Press Release dated August 14, 2006 announcing the Purchase Agreement and financial results for the quarter ended June 30, 2006

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Exhibit 10.34

NOTE AND WARRANT PURCHASE

AGREEMENT

Dated as of August 10, 2006

by and among

COMMUNICATION INTELLIGENCE CORPORATION

and

THE PURCHASERS LISTED ON EXHIBIT A

Page

Section 7.8	No Third Party Beneficiaries	S-24
Section 7.9	Governing Law	S-24
Section 7.10	Survival	S-24
Section 7.11	Counterparts	S-24
Section 7.12	Publicity	S-24
Section 7.13	Severability	S-25
Section 7.14	Further Assurances	S-25

EXECUTION COPY

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT dated as of August 10, 2006  (this “Agreement”) by and between Communication Intelligence Corporation, a Delaware corporation (the “Company”), and each of the purchasers of the promissory notes of the Company whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANTS

Section 1.1             Purchase and Sale of Notes and Warrants.

(a)           Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, promissory notes in the aggregate principal amount of up to Six Hundred Thousand Dollars ($600,000) bearing interest at the rate of fifteen percent (15%) per annum, in substantially the form attached hereto as Exhibit B (the “Notes”).  The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(b)           Upon the following terms and conditions, the Purchasers shall be issued (i) Warrants, in substantially the form attached hereto as Exhibit C (the “Warrants”), to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A attached hereto.  The Warrants shall have an exercise price equal to the Warrant Price (as defined in the respective Warrant) and shall be exercisable as stated therein.  Each Warrant shall have a term of three (3) years from the later of i) the date it is issued (the “Issuance Date”) or ii) June 30, 2007.

Section 1.2             Purchase Price and Closing.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and Warrants for an aggregate purchase price of up to Six Hundred Thousand Dollars ($600,000) as set forth opposite the name of each Purchaser on Exhibit A hereto.  The execution of this Agreement shall take place at the offices of Davis Wright Tremaine LLP, 1300 S.W. Fifth Avenue, 23rd Floor, Portland, Oregon 97201 (the “Closing”) at 10:00 a.m., Pacific Daylight Time (i) on or before August 10, 2006; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”).  During the Borrowing Period and subject to the terms and conditions of this Agreement,

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the Company may issue and sell the Notes and Warrants to the Purchasers in an amount not to exceed $600,000 (such amount, the “Purchase Price”) by giving notice thereof to each Purchaser.  Within seven (7) business days of receipt of such notice, the Company shall deliver or cause to be delivered to each Purchaser (x) its Note for the amount of the Purchase Price being drawn upon and (y) a Warrant to purchase the pro rata number of shares of Common Stock corresponding to the Purchase Price (the maximum number of shares to be issued pursuant to such warrants shall be 3,111,000 if the full $600,000 in notes are issued) and each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company.  When the Company draws available funds from purchaser the “borrowing period” for the amount requested will represent a period of eighteen (18) months beginning on the Closing Date.  If multiple requests are made over a period of time, each request will be treated separately for purposes of determining the 18 month borrowing period.  This agreement shall expire on November 15, 2006.  Upon expiration of this agreement, if the Company has not drawn the full amount available, the Purchasers shall be entitled to receive, based upon the amount not drawn to the amount available, a pro rata portion of 335,000 shares of Common Stock as a standby commitment fee within thirty (30) days from the date of the expiration of the agreement.  Any funds that were drawn during the agreement period will follow the 18 month borrowing period and other terms of purchase.

Section 1.3             Warrant Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, 2,200,000 of its authorized but unissued shares of Common Stock (the “Reserved Shares”) to effect the exercise of the Warrants.  If at any time any Warrant is exercised and the number of the Reserved Shares is insufficient to effect the exercise, the Company shall seek authorization at the next scheduled annual meeting of its shareholders to increase the number of the Reserved Shares to effect the exercise of the Warrants.  Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares.”  The Notes, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto.  The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such

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qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business (including a material change in management), results of operations, prospects, properties, assets or condition (financial or otherwise) of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, factor or situation (including, without limitation, an investigation by the Securities and Exchange Commission (the “Commission”)) that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under the Transaction Documents (as defined below) in any material respect.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants, the Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the “Registration Rights Agreement”) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or stockholders is required.  When executed and delivered by the Company and each Purchaser, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization.  The authorized capital stock of the Company as of August 10, 2006 is set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

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(d)           Issuance of Securities.  The Notes and the Warrants to be issued have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)).  Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).

(f)            Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, the Form 10-Q for the fiscal quarters ended March 31, 2006 (the “Form 10-Q”) and the Form 10-K for the fiscal year ended December 31, 2005 as filed on March 30, 2006, as amended on Form 10-K/A as filed on March 31, 2006 (collectively, the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q and Form 10-K

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did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto.  Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h)           No Material Adverse Change.  Since March 31, 2006, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

(i)            No Undisclosed Liabilities.  Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

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(j)            No Undisclosed Events or Circumstances.  Since March 31, 2006, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)           Indebtedness.  Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(l)            Title to Assets.  Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect.  All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m)          Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)           Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.  The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and

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other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)           Taxes.  The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)           Certain Fees.  Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q)           Disclosure.  To the best of the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)            Operation of Business.  Except as set forth on Schedule 2.1(r) hereto, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(s)           Environmental Compliance.  The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling

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of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  To the best of the Company’s knowledge, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business or the business of any of its subsidiaries.  To the best of the Company’s knowledge, the Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)            Books and Records; Internal Accounting Controls.  The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u)           Material Agreements.  Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(v)           Transactions with Affiliates.  Except as set forth on Schedule 2.1(v) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any

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of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(w)          Securities Act of 1933.  Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x)            Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(x) hereto.  Except as set forth on Schedule 2.1(x) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed.  No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(y)           Absence of Certain Developments.  Except as provided on Schedule 2.1(y) hereto, since March 31, 2006, neither the Company nor any Subsidiary has:

(i)            issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)           borrowed any amount in excess of $300,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

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(iii)          discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

(iv)          declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

(vi)          sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)         suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)        made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $500,000;

(x)            entered into any material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $25,000;

(xii)          suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)         experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)        entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)            Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

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(aa)         ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(bb)         Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(cc)         No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any

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applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  Except as set forth on Schedule 2.1(cc), the Company does not have any registration statement pending before the Commission or currently under the Commission’s review and, except as set forth on Schedule 2.1(cc), since March 31, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(dd)         Sarbanes-Oxley Act.  The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

Section 2.2             Representations and Warranties of the Purchasers.  Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a)           Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required.  When executed and delivered by the Purchasers and the Company, the other Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           No Conflict.  The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases,

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other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under the Transaction Documents.

(d)           Acquisition for Investment.  Each Purchaser is purchasing the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution.  Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e)           Rule 144.  Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule144 permits resales only under certain circumstances.  Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)            General.  Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.  Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.  None of the Purchasers has engaged in any short sale of the Company’s Common Stock prior to the consummation of the transaction contemplated by this Agreement.

(g)           No General Solicitation.  Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such

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Purchaser was invited by any of the foregoing means of communications.  Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h)           Accredited Investor.  Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.  Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i)            Certain Fees.  The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(j)            Independent Investment.  No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

ARTICLE III

COVENANTS

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1             Securities Compliance.  The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2             Registration and Listing.  The Company shall use its reasonable best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  The Company shall use its reasonable best efforts to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any successor market.

Section 3.3             Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

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Section 3.4             Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5             Reporting Requirements.  If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Warrant Shares:

(a)           Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(b)           Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

(c)           Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.6             Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.7             Use of Proceeds.  The proceeds from the sale of the Securities will be used by the Company for working capital and general corporate purposes.

Section 3.8             Reporting Status.  So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.9             Disclosure of Transaction.  The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) on the day of the Closing; provided, however, that if Closing occurs after 4:00 P.M. Eastern Time on any Trading Day but in no event later than one hour after the Closing, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date.  The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Note, the Registration Rights Agreement and the form of Warrant) as soon as practicable following the date of execution of this Agreement

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but in no event more than two (2) Trading Days following the date of execution of this Agreement.  “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

Section 3.10           Disclosure of Material Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.11           Amendments.  The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, conversion rights, prepayment rights or redemption rights of the holder of the Notes.

Section 3.12           Reservation of Shares.  So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have 2,200,000 shares of Common Stock authorized and reserved for the purpose of issuance, and if necessary, shall seek authorization at the next scheduled annual meeting of its shareholders to increase the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

Section 3.13           Disposition of Assets.  So long as the Notes remain outstanding, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the Notes then outstanding.

Section 3.14           Non-Shorting.  So long as the Notes or Warrants remain outstanding, each Purchaser covenants and agrees that it will not engage in any short sales of the Company’s Common Stock.

ARTICLE IV

CONDITIONS

Section 4.1             Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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(b)           Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2             Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities.  The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Secretary’s Certificate.  The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the

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officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(f)            Officer’s Certificate.  On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(d) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraph (d) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(g)           Registration Rights Agreement.  As of the Closing Date, the parties shall have entered into the Registration Rights Agreement.

(h)           Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1             Legend.  Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR COMMUNICATION INTELLIGENCE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the

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Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, (ii) compliance with applicable state securities or “blue sky” laws has been effected, or (iii) the holder provides the Company with reasonable assurances that a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within five (5) business days.  In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.  Whenever a certificate representing the Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares to a Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

INDEMNIFICATION

Section 6.1             General Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.  Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.  The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder. The maximum aggregate liability of the Company pursuant to its indemnification obligations under this Article VI shall not exceed the aggregate Purchase Price, including any actual moneys paid by the Purchasers for the Warrant Shares.

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Section 6.2             Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.  No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the

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representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2             Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in California and the parties irrevocably waive any right to raise forum non conveniens or any other argument that California is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of California.  The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.3             Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least a majority of the principal amount of the Notes then held by the Purchasers.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

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Section 7.4             Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Communication Intelligence Corporation
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065
Attention: Frank Dane
Tel. No.: (650) 802-7888
Fax No.: (650) 802-7777

with copies (which copies
shall not constitute notice
to the Company) to:	Davis Wright Tremaine LLP
1300 S.W. Fifth Ave., 23rd Floor
Portland, Oregon 97201
Attention: Michael C. Phillips, Esq.
Tel. No. (503) 241-2300
Fax No.: (503) 778-5299

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

[Insert name and address]

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5             Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6             Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment

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by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  Subject to Section 5.1 hereof, the Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8             No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10           Survival.  The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the first anniversary of the Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.11           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12           Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to a registration statement registering the Warrant Shares, and then only to the extent of such requirement.

Section 7.13           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14           Further Assurances.  From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other transaction Documents.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMMUNICATION INTELLIGENCE CORPORATION

By:	/s/ Frank Dane
Name: Frank Dane
Title: Chief Financial and Legal Officer

PURCHASER:

By:	/s/ Michael W. Engmann
Name:
Title:

EXHIBIT A

LIST OF PURCHASERS

Names and Addresses	Investment Amount and Number of
of Purchasers	Warrants Purchased
Michael W. Engmann	$600,000

EXHIBIT B

FORM OF NOTE

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE 2.1(b)

None.

SCHEDULE 2.1(c)

CAPITALIZATION

Preferred Shares Authorized: 10,000,000

Common Shares Authorized: 125,000,000

No exceptions from public filings

SCHEDULE 2.1(g)

SUBSIDIARIES

CICI Limited, Incorporated in Bermuda, 100% owned by CIC

Communication Intelligence Computer Corporation, Ltd., Joint Venture in China, 90% owned by CIC, 10% owned by Jiangsu Hongtu Electronics Company, Ltd.

SCHEDULE 2.1(h)

None.

SCHEDULE 2.1(i)

None.

SCHEDULE 2.1(j)

None.

SCHEDULE 2.1(k)

$1,382,692 in Convertible debt to nine (9) investors.  If not converted the debt is payable in October 2007.

SCHEDULE 2.1(l)

None.

SCHEDULE 2.1(m)

None.

SCHEDULE 2.1(n)

None.

SCHEDULE 2.1(o)

None.

SCHEDULE 2.1(p)

None.

SCHEDULE 2.1(r)

None.

SCHEDULE 2.1(u)

None.

SCHEDULE 2.1(v)

None.

SCHEDULE 2.1(x)

None.

SCHEDULE 2.1(y)

•                  64,935 shares were issued to Gamma Opportunity Capital Partners, LP upon conversion of $30,000 of their convertible note.

•                  875,000 stock options were granted to four (4) employees since March 31, 2005.

SCHEDULE 2.1(cc)

None.

Exhibit 10.35

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 10, 2006, by and among Communication Intelligence Corporation, a Delaware corporation (the “Company”), and the purchasers listed on Schedule I hereto (the “Purchasers”).

This Agreement is being entered into pursuant to the Note and Warrant Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1.                                       Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of California generally are authorized or required by law or other government actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 4(c).

“Indemnifying Party” shall have the meaning set forth in Section 4(c).

“Losses” shall have the meaning set forth in Section 4(a).

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the shares of Common Stock issuable upon exercise of the Warrants.

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

2.                                       Company Registration.

(a)                                  Notice of Registration.  If at any time or from time to time the Company shall determine to register any of its equity securities (including as a result of any demand registration) other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

(i)                                     promptly give to each Purchaser written notice thereof but not less than fifteen (15) days prior to filing of such registration statement; and

(ii)                                  include in such registration (and any related qualifications including compliance with applicable state securities laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after the date of such written notice from the Company, by any Purchaser.  If a Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration

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statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2(a)(i).  In such event, the right of any Purchaser to registration pursuant to Section 2 shall be conditioned upon such Purchaser’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

All Purchasers proposing to distribute their securities through such underwriting shall (together with the Company and the other Purchasers distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to those holders of registration rights under agreements relating thereto in existence immediately prior to the date hereof; third, to Purchasers of Registrable Securities who possess registration rights pursuant to this Agreement; and third, to any stockholder of the Company (other than a Purchaser and other than a stockholder holding registration rights under agreements relating thereto in existence immediately prior to the date hereof).  The Company shall so advise all Purchasers requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Purchasers requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities sought to be included by them.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Purchaser to the nearest 100 shares.  If any Purchaser disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.  For any Purchaser which is a partnership or corporation, the partners, retired partners and shareholders of such Purchaser, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “Purchasers,” and any pro rata reduction with respect to such “Purchasers” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Purchasers,” as defined in this sentence.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Purchaser has elected to include securities in such registration.  The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3 hereof.

(d)                                 Agreement Not to Sell.  Each Purchaser covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented and notice from the Company that

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such Registration Statement and any post-effective amendments thereto have become effective and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

3.                                       Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 3, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses, if any, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters).  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4.                                       Indemnification.

(a)                                  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged

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untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser or such other Indemnified Party furnished in writing to the Company by such Purchaser expressly for use therein and (ii) that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Purchaser, underwriter, broker or other Person acting on behalf of holders of the Registrable Securities, from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Securities which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such Purchaser, underwriter, broker or other Person acting on behalf of holders of the Registrable Securities and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Securities to such Person.  The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Purchasers.  Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchasers or other Indemnifying Party to the Company specifically for inclusion in the Registration Statement or such Prospectus.  Notwithstanding anything to the contrary contained herein, each Purchaser shall be liable under this Section 4(b) for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the

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failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)                                 Contribution.  If a claim for indemnification under Section 4(a) or 4(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the Notes and Warrants.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the Indemnifying Party and Indemnified Party in connection with the

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actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.  Notwithstanding anything to the contrary contained herein, the Purchasers shall be liable under this Section 4(d) for only that amount as does not exceed the net proceeds to such Purchasers as a result of the sale of Registrable Securities pursuant to such Registration Statement.

5.                                       Rule 144.

As long as any Purchaser owns any Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.  As long as any Purchaser owns any Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.  The Company further covenants that it will take such further action as any Purchaser may reasonably request in writing, all to the extent required from time to time to enable such Person to sell the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

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6.                                       Miscellaneous.

(a)                                  Remedies.  In the event of a breach by the Company or by a Purchaser, of any of their obligations under this Agreement, each Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Agreement or otherwise conflicts with the provisions hereof.

(c)                                  No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto or as disclosed on Schedule 2.1(c) of the Purchase Agreement) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Purchasers set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

(d)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers of a majority of the Registrable Securities outstanding.

(e)                                  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Pacific Standard Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Pacific Time, on any date and earlier than 11:59 p.m., Pacific Time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be with respect to each Purchaser at its address set forth under its name on Schedule I attached hereto, or with respect to the Company, addressed to:

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Communication Intelligence Corporation

275 Shoreline Drive, Suite 500

Redwood Shores, California 94065

Attention: Frank Dane

Tel. No.: (650) 802-7888

Fax No.: (650) 802-7777

with copies (which copies
shall not constitute notice
to the Company) to:                                                                   Davis Wright Tremaine LLP

1300 S.W. Fifth Ave., 23rd Floor

Portland, Oregon 97201

Attention: Michael C. Phillips, Esq.

Tel. No.: (503) 241-2300

Fax No.: (503) 778-5299

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.  Copies of notices to any Purchasers shall be sent to [Insert name, address, phone and fax number].

(f)                                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Purchaser and its successors and assigns.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(i)                                     Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)                                     Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or

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restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)                                 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

COMMUNICATION INTELLIGENCE CORPORATION

By:	/s/ Frank Dane
Name: Frank Dane
Title: Chief Financial and Legal Officer

PURCHASER:

By:	/s/Michael W. Engmann
Name:
Title:

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Schedule I

List of Purchasers

Michael W. Engmann

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Exhibit 10.36

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

COMMUNICATION INTELLIGENCE CORPORATION

Non-Negotiable Promissory Note

due          , 200x

Dated: August , 2006	$XXX

For value received, Communication Intelligence Corporation, a Delaware corporation (the “Maker”), hereby promises to pay to the order of                            (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of up to                            Dollars ($                ), together with interest thereon.  This Note is being issued pursuant to a Note and Warrant Purchase Agreement of even date herewith.

1.             Payments.  All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at such address as the Holder may designate from time to time in writing to the Maker (which shall initially be the address set forth for Maker in Section 11) or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note, plus all accrued but unpaid interest, shall be due and payable on           , 200X (the “Maturity Date”) or at such earlier time as provided herein.

2.             Note and Warrant Purchase Agreement.  This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of August     , 2006 (the “Purchase Agreement”) by and between the Maker and the Holder.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

3.             Interest; Payment of Interest.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to Fifteen Percent (15%).  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Accrued interest shall be payable quarterly in arrears.

4.             Transfer.  This Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder.

5.             Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

6.             Events of Default; Remedies.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

6.1.                  the Maker shall fail to make the payment of any amount of principal outstanding on the Maturity Date hereunder; or

6.2.                  the Maker shall fail to make any payment of accrued interest when due hereunder; or

6.3.                  default shall be made in the performance or observance of any material covenant, condition or agreement contained in this Note or the Purchase Agreement and such default is not fully cured within ten (10) days after the occurrence thereof; or

6.4.                  any material representation or warranty made by the Maker herein or in the Purchase Agreement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

6.5.                  the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

6.6.                  a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken

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with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

7.             Remedies Upon an Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option declare the entire unpaid principal balance of this Note, together with all interest accrued thereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby waived by the Maker.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.             Prepayment.  Notwithstanding anything to the contrary contained herein, the Maker shall have the right, at such Maker’s option, to prepay any amounts due hereunder, including the entire unpaid principal or any partial amount thereof and any accrued but unpaid interest, at any time prior to the Maturity Date, with no prepayment penalties.

9.             No Rights as Shareholder.  Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

10.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Maker:	Communication Intelligence Corporation
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065
Attention: Frank Dane
Tel. No.: (650) 802-7888
Fax No.: (650) 802-7777
with copies (which copies
shall not constitute notice
to Maker) to:	Davis Wright Tremaine LLP
1300 S.W. Fifth Ave., 23rd Floor
Portland, Oregon 97201
Attention: Michael C. Phillips, Esq.
Tel. No. (503) 241-2300
Fax No.: (503) 778-5299

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If to the Holder:                    [Insert name, address, phone and fax number.

With a copy to:                    [Insert name, address, phone and fax number]

11.           Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

12.           Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

13.           Remedies.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity, and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy.

14.           Assignment.  Holder may not assign any of its rights or obligations under this Note without obtaining the prior written consent of Maker.

15.           Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

16.           Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

17.           Attorneys’ Fees and Expenses.  Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees (including reasonably incurred attorneys’ fees) and costs from the non-prevailing party.

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18.           Parties in Interest.  This Note shall be binding upon, inure to the benefit of, and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

19.           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

This Note has been delivered as of the date set forth at the top of the first page hereof.

MAKER:
COMMUNICATION INTELLIGENCE CORPORATION

By:
Name: Frank Dane
Its: Chief Financial and Legal Officer

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EXHIBIT A

WIRE INSTRUCTIONS

Payee:

Bank:

Address:

Bank No.:

Account No.:

Account Name:

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Exhibit 10.37

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR COMMUNICATION INTELLIGENCE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

COMMUNICATION INTELLIGENCE CORPORATION

Expires:                              , 200X

No.: W2006-	Number of Shares:
Date of Issuance: , 200X

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Communication Intelligence Corporation, a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that                                                            or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to                                                                                         (                             ) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.  Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.                                       Term.  The term of this Warrant shall commence on                     , 200X [date of issuance, but no earlier than June 30, 2007] and shall expire at 5:00 p.m., eastern time, on               , 200X [3 years after commencing date] (such period being the “Term”).

2.                                       Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)                                  Time of Exercise.  The purchase rights represented by this Warrant may be exercised in whole or in part at any time during the Term.

(b)                                 Method of Exercise.  The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)                                  Issuance of Stock Certificates.  In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer’s expense within such time.

(d)                                 Transferability of Warrant.  Subject to Section 2(e), this Warrant may be transferred by a Holder without the consent of the Issuer.  If transferred pursuant to this paragraph and subject to the provisions of Section 2(e), this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.  All Warrants issued upon a transfer or exchange shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

(e)                                  Compliance with Securities Laws.

(i)                                     The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof, as applicable, are being acquired for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof, except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)                                  Except as provided in Section 2(e)(iii), this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

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THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR COMMUNICATION INTELLIGENCE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii)                               The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto.  The Issuer will respond to any such notice from the Holder within five (5) business days.  In the case of any proposed transfer under this Section 2(e), the Issuer will use reasonable best efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.  The restrictions on transfer contained in this Section 2(e) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.  Whenever a certificate representing the Warrant Stock is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, provided the Issuer’s transfer agent is participating in the DTC Fast Automated Securities Transfer program, the Issuer shall use

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its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder’s Prime Broker with DTC through DWAC (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

3.                                       Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)                                  Stock Fully Paid.  The Issuer represents, and warrants to the Holder, and covenants and agrees for the benefit of the Holder that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens, charges or other encumbrances of any nature whatsoever created by or through the Issuer.  The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(b)                                 Reservation.  If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts at its expense to cause such shares to be duly registered or qualified.  If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed.  The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)                                  Covenants.  The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms or provisions of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment.  Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holder of this Warrant, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and

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restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d)                                 Loss, Theft, Destruction of Warrants.  Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.                                       Adjustment of Warrant Price and Warrant Share Number.  The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

(a)                                  Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)  In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.

(ii)                                  Notwithstanding anything contained in this Warrant to the contrary, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall

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assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

(b)                                 Stock Dividends, Subdivisions and Combinations.  If at any time the Issuer shall:

(i)                                     take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)                                  subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)                               combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(c)                                  Certain Other Distributions.  If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)                                     cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

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(ii)                                  any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(iii)                               any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d)                                 Fractional Interests.  In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(e)                                  When Adjustment Not Required.  If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(f)                                    Form of Warrant after Adjustments.  The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

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(g)                                 Escrow of Warrant Stock.  If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

5.                                       Notice of Adjustments.  Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment.  Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the “big four” selected by the Holder; provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection.  The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute.  Such opinion shall be final and binding on the parties hereto.

6.                                       Fractional Shares.  No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

7.                                       Definitions.  For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except for Permitted Financings (as defined in the Purchase Agreement) and the Other Warrants.

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended,

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modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock.  The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holder” means the Person who holds this Warrant.  The term “Holders” means one of the Persons who shall from time to time hold this Warrant.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Communication Intelligence Corporation, a Delaware corporation, and its successors and assigns.

“Majority Holders” means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

“Original Issue Date” means              , 200X.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

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“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Other Warrants” means the warrants to purchase shares of Common Stock issued to the other Purchasers pursuant to the Purchase Agreement.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.  The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties.  In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Purchase Agreement” means the Note and Warrant Purchase Agreement dated as of August      , 2006, among the Issuer and the Purchasers.

“Purchasers” means the purchasers of the Notes and Warrants issued by the Issuer pursuant to the Purchase Agreement.

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“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security.  “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c) or 2(d) hereof or of any of such other Warrants.

“Warrant Price” initially means $0.51 per share as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

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“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

9.                                       Other Notices.  In case at any time:

(A)                              the Issuer shall make any distributions to the holders of Common Stock; or

(B)                                the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C)                                there shall be any reclassification of the Capital Stock of the Issuer; or

(D)                               there shall be any capital reorganization by the Issuer; or

(E)                                 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)                                 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place.  Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.  Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto.  This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

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10.                                 Amendment and Waiver.  Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 10 without the consent of the Holder of this Warrant.

11.                                 Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION.

12.                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

Communication Intelligence Corporation

275 Shoreline Drive, Suite 500

Redwood Shores, California 94065

Attention: Frank Dane

Tel. No.: (650) 802-7888

Fax No.: (650) 802-7777

with copies (which copies
shall not constitute notice
to the Issuer) to:                                                        Davis Wright Tremaine LLP

1300 S.W. Fifth Ave., 23rd Floor

Portland, Oregon 97201

Attention: Michael C. Phillips, Esq.

Tel. No.: (503) 241-2300

Fax No.: (503) 778-5299

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Copies of notices to the Holder shall be sent to [Insert name, address, phone and fax number].  Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

13.                                 Remedies.  The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any breach or threatened breach by the Issuer in the performance of or compliance with any of the terms or provisions of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms or provisions may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms or provisions hereof or otherwise.

14.                                 Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holders of Warrant Stock.

15.                                 Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

16.                                 Headings.  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant and shall not influence the construction or interpretation of this Warrant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

COMMUNICATION INTELLIGENCE CORPORATION

By:
Name: Frank Dane
Title: Chief Financial and Legal Officer

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EXERCISE FORM

WARRANT

COMMUNICATION INTELLIGENCE CORPORATION

The undersigned                                 , pursuant to the provisions of the within Warrant, hereby elects to purchase               shares of Common Stock of                            covered by the within Warrant.

Dated:	Signature

Address

ASSIGNMENT

FOR VALUE RECEIVED,                                  hereby sells, assigns and transfers unto                                  the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                                 , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                                    hereby sells, assigns and transfers unto                                      the right to purchase                    shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                                       , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W2006-        canceled (or transferred or exchanged) this           day of                         ,         , shares of Common Stock issued therefor in the name of

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                                , Warrant No. 2006 W-            issued for          shares of Common Stock in the name of                                 .

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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                      Frank V. Dane

Phone: 650-802-7737

Email: fdane@cic.com

COMMUNICATION INTELLIGENCE CORPORATION

REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

AND ESTABLISHMENT OF CREDIT FACILITY

Redwood Shores, CA, August 14, 2006 - (OTC BB: CICI) Communication Intelligence Corporation (“CIC” or the “Company”), a leading supplier of electronic signature solutions for business process automation in the Financial Industry and the recognized leader in biometric signature verification, announced today its financial results for the three and six-month periods ended June 30, 2006.

Total revenue of $448,000 for the three month period ended June 30, 2006 decreased 63% compared to $1.2 million in the corresponding three month period of the prior year.  The Company recorded two license agreements in the prior year period with Snap-On Credit LC and Bell South aggregating $576,000.  The Company did not record any large orders in the current period, which is the primary reason for the decline in revenues compared to the corresponding quarter in the prior year.

The operating loss for the three months ended June 30, 2006, before interest expense and amortization of the loan discount and prepaid financing cost, was $812,000 compared to an operating income of $51,000 in the prior year period.  The Company’s net loss applicable to common stockholders was $925,000 compared to a net loss of $834,000 for the corresponding prior year period.  Non operating expenses for the three months ended June 30, 2006 were $113,000 compared to $885,000 for the corresponding quarter of the prior year. Non-cash loan amortization expense, included in non-operating expense for the three months ended June 30, 2006, was $104,000 compared to $813,000 in the corresponding prior year period.  This decrease is attributable to lesser amortization of loan discount and prepaid financing costs in the current year period, due to less notes being converted in that period when compared to the prior year period.  The basic and diluted loss per share was $0.01 on approximately 108 million weighted average common shares outstanding for the three months ended June 30, 2006 as compared to a basic and diluted loss of $0.01 per share on approximately 102 million weighted average common shares outstanding for the corresponding period of the prior year.

Total revenues of $1.1 million for the six months ended June 30, 2006, decreased 39% compared to revenues of $1.8 million in the corresponding prior year period.  The Company’s net loss applicable to common stockholders for the six months ended June 30, 2006 was $1.7 million as compared to a net loss of $1.9 million for the corresponding prior year period.  Non-cash loan amortization expense for the six months ended June 30, 2006 was $405,000 compared to $1.3 million in the corresponding six months of the prior year, this decrease is attributable to the same reason discussed in the immediately preceding paragraph.    The basic and diluted loss per share was $0.02 on approximately 107 million weighted average common shares outstanding for the six months ended June 30, 2006 as compared to a basic and diluted loss of $0.02 per share on approximately 102 million weighted average common shares outstanding for the corresponding period of the prior year.

The Company also announced establishment of a credit facility pursuant to a note and warrant purchase agreement with one of its largest shareholders. The terms of the agreement allow the Company to borrow, on demand, through November 15, 2006, an aggregate principal amount of up to six hundred thousand dollars ($600,000).  Upon each draw, the Company will be required to issue warrants to purchase a pro rata number of shares of its common stock, with a maximum number of 3,111,000 to be issued if the entire $600,000 is drawn. The notes will bear interest at the rate of fifteen percent (15%) per annum payable quarterly in cash. The warrants will have a three year life and an exercise price of $0.51.  In the event the facility is not fully drawn, the Company shall issue to the investor, as a standby commitment fee, a pro rata portion of 335,000 shares of the Company’s common stock, based upon the amount not drawn to the maximum amount available under the facility. The warrants will include piggyback registration rights, for the underlying shares, to participate in certain future registrations of the Company’s common stock.

“Being in an emerging market, and as discussed in detail at our June Shareholders Meeting (http://www.cic.com/about/ir/presentations/2006shmeeting_p31.pdf), the timing of orders remains challenging and still somewhat unpredictable.  However, we continue to focus on and, we believe, make solid and important progress with financial service institutions as well as large software suppliers, both Independent Software Vendors and Systems Integrators, in establishing CIC as the eSignature supplier of choice. We anticipate that these current processes, evaluations and requests for quotation and the resultant agreements represent the foundation required to achieve increased and sustained revenue growth,” stated CIC’s Chairman & CEO, Guido DiGregorio.  “Further, we believe the credit facility, established with one of our largest shareholders, will provide the working capital, if and as needed, to support our sales efforts during this critical process with minimal distraction and shareholder dilution, as the debt does not include conversion rights and the $0.51 warrant exercise price is above the current market price of our stock.”

Selected financial information follows.  Detailed corporate and financial information is available on CIC’s website at www.cic.com.

About CIC

Communication Intelligence Corporation (“CIC”) is a leading supplier of electronic signature solutions for business process automation in the Financial Industry and the recognized leader in biometric signature verification. CIC’s products enable companies to achieve truly paperless work flow in their eBusiness processes by enabling them with “The Power to Sign Online®” with multiple signature technologies across virtually all applications.  Industry leaders such as AIG, Charles Schwab, Prudential, Nationwide (UK) and Wells Fargo chose CIC’s products to meet their needs. CIC sells directly to enterprises and through system integrators, channel partners and OEMs. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com.

Forward Looking Statement

Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions.  These forward-looking statements speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

CIC and its logo are registered trademarks of Communications Intelligence Corporation.  All other trademarks and registered trademarks are the property of their respective holders.

COMMUNICATION INTELLIGENCE CORPORATION

Selected Consolidated Statement of Operations Information

(Dollars in thousands, except per share amounts)

	Three Months Ended (unaudited)		Six Months Ended (unaudited)
	06/30/06	06/30/05	06/30/06	06/30/05

Revenues	$448	$1,209	$1,149	$1,788

Net (loss) applicable to common stockholders	$(925)	$(834)	$(1,736)	$(1,922)

Basic and diluted (loss) per common share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted average common shares outstanding	107,552	102,382	107,199	102,034

Selected Consolidated Balance Sheet Information

(Dollars in thousands)

	06/30/06	12/31/05
	(unaudited)

Cash & cash equivalents	$1,698	$2,849

Total current assets	$2,369	$3,621

Total assets	$7,229	$8,466

Deferred revenue (1)	$591	$557

Total current liabilities (2)	$1,449	$1,363

Long-term debt (3)	$1,015	$1,169

Total stockholder’s equity	$4,692	$5,856

NOTES:

(1) Deferred revenues consist principally of advances from customers and deferred maintenance contract revenue.

(2) Includes deferred revenues of $591 and $557 as of June 30, 2006 and December 31, 2005, respectively.

(3) Net of $368 and $674 unamortized fair value assigned to the beneficial conversion feature and warrants at June 30, 2006 and December 31, 2005, respectively.

###

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: June 30, 2006

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number:   000-19301

COMMUNICATION INTELLIGENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2790442
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

275 Shoreline Drive, Suite 500, Redwood Shores, CA	94065-1413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (650) 802-7888

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒      No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer (Check one).

☐ large accelerated filer	☐ accelerated filer	☒ non-accelerated filer

Indicate by check mark whether the registrant is a shell company (as defined in Section 12b-2 of the exchange Act)

Yes  ☐      No  ☒

Number of shares outstanding of the registrant’s Common Stock, as of August 11, 2006: 107,557,161.

S-2

Communication Intelligence Corporation
and Subsidiary

Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2006	2005
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$1,698	$2,849
Accounts receivable, net	428	483
Deferred financing costs — current portion	91	121
Prepaid expenses and other current assets	152	168
Total current assets	2,369	3,621

Property and equipment, net	188	147
Patents and trademarks	4,096	4,285
Capitalized software development costs	516	283
Deferred financing costs — long term	30	100
Other assets	30	30
Total assets	$7,229	$8,466

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$361	$288
Accrued compensation	243	235
Other accrued liabilities	254	283
Deferred revenue	591	557
Total current liabilities	1,449	1,363

Convertible notes, net of unamortized fair value assigned to the beneficial conversion feature and warrants of $368 and $674 at June 30, 2006 and December 31, 2005, respectively	1,015	1,169

Minority interest	73	78

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred Stock, $.01 par value, 10,000 shares authorized, 0 outstanding at June 30, 2006 and December 31, 2005	—	—
Common stock $.01 par value; 125,000 shares authorized, 107,557 and 106,542 shares issued and outstanding at June 30, 2006 and December 31, 2005	1,076	1,065
Additional paid-in capital	90,078	89,517
Accumulated deficit	(86,311)	(84,575)
Accumulated foreign currency translation adjustment	(151)	(151)
Total stockholders’ equity	4,692	5,856

Total liabilities and stockholders’ equity	$7,229	$8,466

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements

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Communication Intelligence Corporation
and Subsidiary

Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues
eSignature	$310	$1,012	$804	$1,343
Natural input	138	197	345	445

Total Revenues	$448	$1,209	$1,149	$1,788

Operating costs and expenses:

Cost of sales
eSignature	26	29	84	51
Natural input	3	—	12	—
Research and development	143	242	426	545
Sales and marketing	433	328	779	637
General and administrative	655	559	1,158	1,068
Total operating costs and expenses	1,260	1,158	2,459	2,301

Income (loss) from operations	(812)	51	(1,310)	(513)

Other (expense)
Interest and other income (expense), net	14	(10)	30	(9)
Interest expense	(26)	(68)	(56)	(140)
Amortization of loan discount and deferred financing cost (Note 8)	(104)	(813)	(405)	(1,273)
Minority interest	3	6	5	13

Net loss	$(925)	$(834)	$(1,736)	$(1,922)

Basic and diluted loss per common share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted average common shares outstanding, basic and diluted	107,552	102,382	107,199	102,034

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements

S-4

Communication Intelligence Corporation
and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity
Unaudited
(In thousands, except share amounts)

	Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2005	106,542	$1,065	$89,517	$(84,575)	$(151)	$5,856

Shares issued on conversion of notes	931	10	421			431

Stock based employee compensation			56			56

Stock based service expense			6			6

Comprehensive loss:
Net loss				(811)		(811)
Foreign currency translation adjustment					1	1
Total comprehensive loss						(810)

Balances as of March 31, 2006	107,473	$1,075	$90,000	$(85,386)	$(150)	$5,539

Shares issued on conversion of notes	64	1	29			30
Shares issued for services	19					—
Stock based employee compensation			49			49
Net loss				(925)		(925)
Foreign currency translation adjustment					(1)	(1)
Total comprehensive loss						(926)

Balances as of June 30, 2006	107,556	$1,076	$90,078	$(86,311)	$(151)	$4,692

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements

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Communication Intelligence Corporation
and Subsidiary

Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(1,736)	$(1,922)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	278	531
Amortization of discount on convertible notes	306	952
Deferred financing costs	100
Stock based employee compensation	105	—
Stock issued for services	6	—
Provision for doubtful accounts	—	11
Loss on disposal of fixed assets	—	38
Minority interest	(5)	(13)
Changes in operating assets and liabilities:
Accounts receivable, net	55	(64)
Prepaid expenses and other current assets	16	(29)
Accounts payable	73	26
Accrued compensation	8	(1)
Other accrued liabilities	(24)	(55)
Deferred revenue	34	52
Net cash used for operating activities	(784)	(474)

Cash flows from investing activities:
Acquisition of property and equipment	(85)	(35)
Capitalized software development costs	(277)	(193)
Net cash used for investing activities	(362)	(228)

Cash flows from financing activities:
Payments on short-term debt	—	(6)
Payments on long-term debt	—	(3)
Principal payments on capital lease obligations	(5)	(5)
Net cash used for financing activities	(5)	(54)

Effect of exchange rate changes on cash	—	—

Net decrease in cash and cash equivalents	(1,151)	(756)
Cash and cash equivalents at beginning of period	2,849	4,736
Cash and cash equivalents at end of period	$1,698	$3,980

Supplemental Disclosure of Non Cash Financing Activities
Convertible Notes converted to common stock	$460	$1,135

Supplementary disclosure of cash flow information
Interest paid	$26	$143

The accompanying notes form an integral part of these Condensed Consolidated Financial Statements

S-6

Communication Intelligence Corporation
and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements
(In thousands, except per share amounts)
Form 10-Q

Item 1.Interim financial statements and basis of presentation

1.         Nature of business

The financial information contained herein should be read in conjunction with the Company’s consolidated audited financial statements and notes thereto included in its Annual Report on Form 10-K/A for the year ended December 31, 2005.

The accompanying unaudited condensed consolidated financial statements of Communication Intelligence Corporation and its subsidiary (the “Company” or “CIC”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete consolidated financial statements. In the opinion of management, the unaudited condensed consolidated financial statements included in this quarterly report reflect all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of its financial position at the dates presented and the Company’s results of operations and cash flows for the periods presented. The Company’s interim results are not necessarily indicative of the results to be expected for the entire year.

The Company develops and markets electronic signature software, biometric verification software for handwritten signatures and handwritten data entry software solutions aimed at emerging, large potential markets such as e-commerce, workflow automation, corporate security, smart handheld devices such as handheld computers & smartphones and the Palm OS aftermarket.

The Company’s core software technologies include electronic signature, biometric signature verification, cryptography, electronic ink recording tools (SignatureOne™, InkTools®, Sign-it®, iSign® and Sign-On®), operating systems extensions that enable pen input (PenX™) and multilingual handwriting recognition systems (Jot®) and the Handwriter® Recognition System.

The Company offers a wide range of multi-platform software products that enable or enhance pen-based computing. The Company’s core technologies are classified into two broad categories: “transaction and communication enabling technologies” and “natural input technologies”.

Transaction and communication enabling technologies have been fundamental to the Company’s development of software for electronic signatures, handwritten biometric signature verification, data security, data compression, and electronic ink capture. These technologies are designed to provide a cost-effective means for securing electronic transactions, providing network and device access control, and enabling workflow automation of traditional paper form processing. CIC believes that these technologies offer more efficient methods for conducting electronic transactions while providing greater user authentication functionality, heightened data security, and increased user productivity.

Natural input technologies are designed to allow users to interact with handheld devices, including PDA’s and smartphones, by using an electronic pen or “stylus” as the primary input device or in conjunction with a keyboard. CIC’s natural input offerings include multilingual handwriting recognition systems, software keyboards, and predictive text entry technologies.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations that raise a substantial doubt about its ability to continue as a going concern. At June 30, 2006, the Company’s accumulated deficit was approximately $86,300 and the Company had working capital of $920. The Company

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filed a registration statement with the Securities and Exchange Commission that was declared effective January 2005, pursuant to a financing of convertible notes (See Note 6 of the condensed consolidated financial statements). There can be no assurance that the Company will have adequate capital resources to fund planned operations or that additional funds will be available to the Company when needed, or if available, will be available on favorable terms or in amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s business, results of operations and ability to operate as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Accounting Standards (SFAS) No. 123(R), “Share-Based Payment”, which replaces SFAS No. 123. SFAS No. 123(R) requires public companies to recognize an expense for share-based payment arrangements, including stock options and grants and employee stock purchase plans. The statement eliminates a company’s ability to account for share-based compensation transactions using APB 25, and generally requires, instead that such transactions be accounted for using a fair-value based method. SFAS No. 123(R) requires a company to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the date of grant, and to recognize the cost over the period during which the employee is required to provide service in exchange for the award. SFAS No. 123(R) became effective for the Company in the quarter ending March 31, 2006. The impact of SFAS No. 123(R) was approximately $49 and $104, respectively, for the three and six months ended June 30, 2006 and it is likely that the adoption of SFAS No. 123(R) will continue to have a material impact on the Company’s financial position and results of operations in the future.

In March 2005, the SEC released Staff Accounting Bulletin No. 107 (“SAB 107”), “Share-Based Payment,” which provides interpretive guidance related to the interaction between SFAS No. 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements.

On August 31, 2005, the FASB issued FASB Staff Position FSP FAS 123R-1, “Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123R.” In this FSP, the FASB decided to defer the requirements in FASB Statement No. 123 (Revised 2004), Share-Based Payment, that make a freestanding financial instrument subject to the recognition and measurement requirements of other GAAP when the rights conveyed by the instrument are no longer dependent on the holder being an employee. The guidance in this FSP should be applied upon initial adoption of Statement 123R. The FSP includes transition guidance for those entities that have already adopted Statement 123R in their financial statements.

In February 2006, the FASB issued SFAS 155 “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140”. This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.

S-8

SFAS 155:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of SFAS 155 may also be applied upon adoption of SFAS 155 for hybrid financial instruments that had been bifurcated under paragraph 12 of FASB Statement 133 prior to the adoption of SFAS 155. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of this Statement may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis. The Company is in the process of evaluating the impact of SFAS 155.

In June 2006, FASB ratified the consensuses reached in the EITF 06-3: How Sales Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation). For taxes within the scope of this issue, the consensus will indicate that gross vs. net income statement classification of that tax is an accounting policy decision. The consensus itself will not require an entity to change its current policy related to the classification of these taxes. However, voluntarily changing from gross to net presentation or vice versa would be considered a change in accounting policy, which would require the application of FASB Statement No. 154, Accounting Changes and Error Corrections. As a result, any such change would need to be considered preferable. The EITF will emphasize that the consensus on this issue should not be used as a basis for concluding that a particular presentation (e.g., gross presentation) is preferable. In addition, for taxes within the scope of this issue that are significant in amount, the consensus will require the following disclosures: (a) the accounting policy elected for these taxes and (b) the amounts of the taxes reflected gross (as revenue) in the income statement on an interim and annual basis for all periods presented. The latter disclosure may be provided on an aggregate basis. This consensus will be effective in interim and annual periods beginning after December 15, 2006, with earlier application permitted. The Company does not believe that EITF 06-3 will have an impact on its financial statement presentation.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109”(“FIN 48”) which clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 is a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. If an income tax position exceeds a more likely than not (greater than 50%) probability of success upon tax audit, the company will recognize an income tax benefit in its financial statements. Additionally, companies are required to accrue interest and related

S-9

penalties, if applicable, on all tax exposures consistent with jurisdictional tax laws. The effective date of this interpretation will be fiscal years beginning after December 15, 2006 and the Company is currently in the process of evaluating the impact of this interpretation on its consolidated financial statements.

2.                           Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of up to 90 days to be cash equivalents.

Cash and cash equivalents consist of the following:

	June 30, 2006	December 31, 2005
	Unaudited
Cash in bank	$116	$213
Money market	1,582	2,636
	$1,698	$2,849

3.         Accounts receivable concentration

For the six months ended June 30, 2006, two customers accounted for 65% of net accounts receivable. For the six months ended June 30, 2005, one customer accounted for 38% of net accounts receivable.

4.         Patents

The Company performs intangible asset impairment analyses on a quarterly basis in accordance with the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). The Company follows SFAS 144 in response to changes in industry and market conditions that affect its patents. The Company then determines if an impairment of its assets has occurred. The Company reassesses the lives of its patents and tests for impairment quarterly in order to determine whether the book value of each patent exceeds the fair value of each patent. Fair value is determined by estimating future cash flows from the products that are and will be protected by the patents and considering the additional factors listed in Critical Accounting Policies.

Management recognizes that revenues have fluctuated based on comparable prior periods, and may continue to fluctuate based upon historical experience of the time involved to close large sales transactions. Management has obtained an independent valuation of its patents as of December 31, 2005, to support its assertion that no impairment of the carrying value of the patents existed. The Company believes that its quarterly impairment analysis and the December 31, 2005 independent valuation continue to be valid, and no impairment in the carrying values of the patents exists at June 30, 2006.

Amortization of patent costs was $94 and $189 for each of the three and six month periods ended June 30, 2006 and 2005.

S-10

5.         Deferred revenue

Deferred revenue is recorded for post-contract support and is recognized as revenue when costs are incurred or over the support period, generally twelve months, whichever is longer.

6.                           Convertible Notes

In November 2004, the Company entered into a unsecured Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement, each dated as of October 28, 2004). The Purchase Agreement does not require the Company to deliver registered shares upon exercise of the warrants. However the Company was required to file a registration statement providing for the resale of the shares that are issuable upon the conversion of the notes and the exercise of the warrants. The registration statement was filed on December 22, 2004 and was declared effective on January 26, 2005.

The conversion right contained in the Purchase Agreement was analyzed under paragraphs 6 and 12 of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” to determine its proper classification in the Company’s balance sheet. The Company also reviewed the liquidated damages clauses contained in the Registration Rights Agreement that could potentially be payable if the registration statement was not declared effective within 120 days of the closing, with reference to SFAS 5. The Company determined that it was highly unlikely and not probable, that the Company would incur liquidated damages. However, in light of EITF Issue 05-04 “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the Company effectively has accounted for the Registration Rights Agreement and the financial instrument under View C contained in EITF 05-04. The Company would not have recorded a liability at the inception of the debt, or at subsequent reporting dates, or until the Registration Rights Agreement was declared effective or thereafter, as our assessment of the likelihood that the probability of actually paying the liquidated damages was zero. Therefore, the Purchase Agreement was recorded as a debt and equity transaction with no recorded asset or liability associated with the conversion feature or liquidated damage clause included in the Registration Rights Agreement.

The financing discussed above, a combination of debt and equity, closed November 2, 2004. The proceeds to the Company were approximately $3,885, net of $310 in commissions and legal expenses. H.C. Wainwright & Co., Inc. (“Wainwright”) acted as placement agent. As placement agent for the Company, at closing Wainwright received $731 in commissions, legal fees and warrants. The commissions of approximately $285 and legal fees of $25, mentioned above, were paid in cash. The Company issued warrants to Wainwright to acquire 1,218 shares of the Company’s common stock. Of the warrants issued, 870 are exercisable at $0.462 and 348 are exercisable at $0.508. The Company has ascribed the value of $421 to the Wainwright warrants, which is recorded as deferred financing costs in the balance sheet at December 31, 2004. The fair value ascribed to the Wainwright warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. The Company has used and expects to continue to use the proceeds of the financing for additional working capital.

Under the terms of the financing, the Company issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $4,195 and warrants to acquire 3,632 shares of the Company’s common stock at an exercise price of $0.508 per share. The notes accrue interest at the rate of 7% per annum, payable semi-annually, and are convertible into shares of the Company’s common stock at the rate of $0.462 per share. The Company has ascribed a value of $982 to the investor warrants, which is recorded as a discount to notes payable in the balance sheet. The fair value ascribed to the warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. In

S-11

addition to the fair value ascribed to the warrants, the Company has ascribed $1,569 to the beneficial conversion feature in the convertible notes, which is recorded as a discount to notes payable in the balance sheet. The values ascribed to the warrants and beneficial conversion feature follow the guidance of the EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and ETIF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” of the FASB’s Emerging Issues Task Force. The fair value of the warrants and beneficial conversion feature is amortized to expense over the life of the convertible notes or upon earlier conversion using the effective interest method. During the three and six month periods ended June 30, 2006, the Company had amortized to interest expense approximately $104 and $405 of the loan discount and deferred financing costs. The balance due under the convertible notes is shown net of the remaining $368 unamortized discount on the accompanying consolidated balance sheet. During the three and six month periods ended June 30, 2006, the investors converted $30 and $460 of the notes in exchange for 65 and 996 shares of the Company’s common stock. If the remaining aggregate principal amount owing under the notes is converted, the Company will issue 2,993 shares of its common stock. If the notes are not converted, all remaining principal and accrued but unpaid interest will be due October 28, 2007. The Company may pay accrued interest in cash or in shares of Company common stock, issued at the market price for the common stock calculated prior to the interest payment. The Company has not paid and does not intend to pay accrued interest with shares of its common stock.

The warrants described above expire on October 28, 2009. The Company may call the warrants if the Company’s common stock trades at $1.00 or above for 20 consecutive trading days after the date that is 20 days following the effectiveness of a registration statement providing for the resale of the shares issued upon the conversion of the notes and exercise of the warrants. Wainwright will be paid approximately $28 in the aggregate if all of the investor warrants are exercised. The Company will receive additional proceeds of approximately $1,845 if all of the investor warrants are exercised.

Interest expense related to convertible debt for the three and six month periods ended June 30, 2006 was $129 and $461, including $104 and $405 related to amortization of debt discount and deferred financing costs, respectively. For the three and six month periods ended June 30, 2005, interest expense related to convertible debt was $878 and $1,410, including $813 and $1,272 related to amortization of debt discount and deferred financing costs, respectively.

7.                           Net (loss) per share

The Company calculates net loss per share under the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the disclosure of both basic net loss per share, which is based on the weighted average number of shares outstanding, and when applicable, diluted income per share, which is based on the weighted average number of shares and dilutive potential shares outstanding. For the three month period ended June 30, 2006, 6,401 shares of common stock subject to outstanding options, 2,993 shares issuable upon the conversion of the convertible notes and 4,850 warrants were excluded from the calculation of dilutive earnings per share because the exercise or conversion of such options and warrants would be anti-dilutive. For the three month period ended June 30, 2005, 5,778 shares of common stock subject to outstanding options, 6,624 shares issuable upon the conversion of the convertible notes and 4,850 warrants were excluded from the calculation of dilutive earnings per share because the exercise or conversion of such options and warrants would be anti-dilutive.

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	Three Months Ended
	June 30, 2006			June 30, 2005
	Net Loss	Weighted Average Shares Outstanding	Per-Share Amount	Net Loss	Weighted Average Shares Outstanding	Per-Share Amount
Basic (loss) per share:
Loss available to stockholders	$(925)	107,552	$(0.01)	$(834)	102,382	$(0.01)

Effect of dilutive securities
Stock options	—		—	—		—

Diluted (loss)	$(925)	107,552	$(0.01)	$(834)	102,382	$(0.01)

For the six-month period ended June 30, 2006, 6,401 shares of common stock subject to outstanding options, 2,993 shares issuable upon the conversion of the convertible notes and 4,850 warrants were excluded from the calculation of dilutive earnings per share because the exercise or conversion of such options and warrants would be anti-dilutive. For the six-month period ended June 30, 2005, 5,778 shares of common stock subject to outstanding options, 6,624 shares issuable upon the conversion of the convertible notes and 4,850 warrants were excluded from the calculation of dilutive earnings per share because the exercise or conversion of such options and warrants would be anti-dilutive.

	Six Months Ended
	June 30, 2006			June 30, 2005
	Net Loss	Weighted Average Shares Outstanding	Per-Share Amount	Net Loss	Weighted Average Shares Outstanding	Per-Share Amount
Basic (loss) per share:
Loss available to stockholders	$(1,736)	107,199	$(0.02)	$(1,922)	102,034	$(0.02)

Effect of dilutive securities
Stock options	—	—	—	—	—	—

Diluted (loss)	$(1,736)	107,199	$(0.02)	$(1,922)	102,034	$(0.02)

8.                           Common Stock Options

The Company has two stock-based employee compensation plans and also grants options to employees, directors and consultants outside of the 1999 Plan and 1994 Plan pursuant to individual plans. These plans are more fully described in Note 7 of the Company’s Form 10K/A.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an

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award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB 107) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company’s fiscal year 2006. The Company’s Consolidated Financial Statements as of and for the three and six-month periods ended June 30, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company’s Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s Consolidated Statements of Operations, other than as related to option grants to employees and consultants below the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company’s Consolidated Statement of Operations for the first two quarters of fiscal 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005, based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). As stock-based compensation expense recognized in the Consolidated Statement of Operations for the first two quarters of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rates for the six months ended June 30, 2006, of approximately 20.3% for grants is based on historical forfeiture experience. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the three and six months ended June 30, 2006. Prior to the adoption of SFAS 123(R) those benefits would have been reported as operating cash flows had the Company received any tax benefits related to stock option exercises.

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options.

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The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate is based on the U.S Treasury rates in effect during the corresponding period of grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

Valuation and Expense Information under SFAS 123(R)

The weighted-average fair value of stock-based compensation is based on the single option valuation approach. Forfeitures are estimated and it is assumed no dividends will be declared. The estimated fair value of stock-based compensation awards to employees is amortized using the accrual method over the vesting period of the options. The fair value calculations are based on the following assumptions:

Three and Six Months Ended June 30, 2006
Risk free interest rate	3.65% - 5.11%
Expected life (years)	3.66 -7.00
Expected volatility	82.1%
Expected dividends	None

The following table summarizes the allocation of stock-based compensation expense related to stock option grants under SFAS 123(R) for the three and six months ended June 30, 2006. There were no stock options exercises during the three and six months Ended June 30, 2006, except for 19 shares exercised by a consultant that were issued for services.

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
Research and development	$9	$34
Sales and marketing	12	38
General and administrative	7	11
Director options	21	21
Stock-based compensation expense included in operating expenses	$49	$104

As a result of adopting SFAS 123(R) on January 1, 2006, the Company’s net loss for the three and six months ended June 30, 2006 was higher by $48 and $104 than it would have been had the Company continued to account for share-based compensation under APB Opinion No. 25. The change in the Company’s net loss per common share, basic and diluted, for the three and six months ended June 30, 2006, as a result of adopting SFAS 123(R) on January 1, 2006 was not material when compared to the result had it continued to account for share-based compensation under APB Opinion No. 25.

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A summary of option activity under the Company’s plans as of June 30, 2006 is as follows:

Options	Shares (000)	Weighted Average Exercise Price	Weighted average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 01, 2006	8,591	$0.75
Granted	844	$0.58
Exercised	(19)	$0.42
Forfeited or expired	(3,015)	$0.77
Outstanding at June 30, 2006	6,401	$0.73	5.59	$—

Vested and expected to vest at June 30, 2006	5,537	$0.77	5.44	$—

Exercisable at June 30, 2006	5,537	$0.77	5.44	$—

The following table summarizes significant ranges of outstanding and exercisable options as of June 30, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life(in years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$0.00 — $0.50	2,111	6.0	$0.40	1,397	$0.39
0.51 — 1.00	3,636	5.7	$0.73	3,486	$0.74
1.01 — 2.00	562	4.1	$1.51	562	$1.51
2.01 — 3.00	50	1.3	$3.00	50	$3.00
3.01 — 7.50	42	2.0	$3.42	42	$3.42
	6,401	5.6	$0.73	5,537	$0.77

The per share weighted average fair value of options granted during the six months ended June 30, 2006 and June 30, 2005 was $0.30 and $0.41, respectively.

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A summary of the status of the Company’s nonvested shares as of June 30, 2006 is as follows:

Nonvested Shares	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2006	402	$0.36
Granted	844	$0.30
Vested	(382)	$0.38
Nonvested at June 30, 2006	864	$0.33

As of June 30, 2006, there was $183 of total unrecognized compensation cost related to nonvested share-based compensation arrangements. The unrecognized compensation cost is expected to be realized over a weighted average period of 3 years.

Pro Forma Information Under SFAS 123 for Periods Prior to Fiscal 2006

Prior to fiscal 2006, the weighted-average fair value of stock-based compensation to employees was based on the single option valuation approach. Forfeitures were recognized as they occurred and it was assumed no dividends would be declared. The estimated fair value of stock-based compensation awards to employees was amortized using the straight-line method over the vesting period of the options. The weighted-average fair value calculations were based on the following assumptions for the Company’s stock option plans:

Six Months Ended June 30, 2005
Risk free interest rate	3.91%
Expected life (years)	6.4
Expected volatility	90%

	Three Months	Six months
	Ended June 30,	Ended June 30,
	2005	2005
Net loss available to stockholders:
As reported	$(834)	$(1,922)
Add: Stock-based employee compensation expense included in reported results of operations, net of related tax effect	—	—
Deduct: Total stock based employee compensation expense determined under fair value based method, net of tax	(116)	(168)
Pro forma	$(950)	$(2,090)

Basic and diluted loss per share available to stockholders:
As reported	$(0.01)	$(0.02)
Pro forma	$(0.01)	$(0.02)

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9.                           Comprehensive (loss)

Total comprehensive income (loss) was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net (loss)	$(925)	$(834)	$(1,736)	$(1,922)
Other comprehensive income (loss):
Cumulative translation adjustment	(1)	7	—	9
Total comprehensive (loss)	$(926)	$(827)	$(1,736)	$(1,913)

10.                     Segment Information

The Company identifies reportable revenue in one segment, handwriting recognition. Handwriting recognition software is an aggregate of two revenue categories; eSignature and natural input. All handwriting recognition software is developed around the Company’s core technology. All sales represent sales to external customers.

Prior to January 1, 2006, the Company reported revenue and results in two segments, Handwriting Recognition, described above, and System Integration. System integration represented the sale and installation, by the Joint Venture in China, of third party computer equipment and systems that utilize the Company’s products. The system integration business had become highly competitive with a low barrier to entry. It was increasingly comprised of small Chinese owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. The Company decided in late 2003 not to continue in or expand this low margin, labor intensive business, which would require significant increases in base costs to provide the required turn-key capabilities. Our focus in China is on the emerging high potential workflow/office automation market leveraging our eSignature technology and strategic channel partners.

The accounting policies followed by the segment are the same as those described in the “Critical Accounting Policies.” Segment data includes revenues and allocated costs charged to the operating segment.

The tables below present information about reporting segments for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	Handwriting Recognition	Handwriting Recognition	Handwriting Recognition	Handwriting Recognition

Revenues	$448	$1,209	$1,149	$1,788

Income (loss) from Operations	$(812)	$51	$(1,310)	$(513)

For the three months ended June 30, 2006 three customers accounted for 54% total handwriting recognition segment revenues. For the three months ended June 30, 2005, one customer accounted for 40% of total handwriting recognition segment revenue. For the six months ended June 30, 2006 two customers accounted for 38% of total handwriting recognition segment revenue. For the six months ended June 30, 2005, one customer accounted for 27% of total handwriting recognition segment revenue.

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11.                     Subsequent event

In August 2006, the Company established a credit facility pursuant to a note and warrant purchase agreement with an investor. The terms of the agreement allow the Company to borrow, on demand and during a period not to exceed eighteen months, an aggregate principal amount of up to six hundred thousand dollars ($600,000). Upon each draw, the Company will be required to issue warrants to purchase a pro rata number of shares of its common stock, with a maximum number of 3,111,000 to be issued if the entire $600,000 is drawn. The notes will bear interest at the rate of fifteen percent (15%) per annum payable quarterly in cash. The warrants will have a three year life and an exercise price of $0.51. In the event the credit facility is not drawn upon, the Company shall issue to the investor, as a standby commitment fee, 335,000 shares of the Company’s common stock. The Warrants will include piggyback registration rights, for the underlying shares, to participate in any future registrations of the Company’s common stock.

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Forward Looking Statements

Certain statements contained in this quarterly report on Form 10-Q, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include those set fourth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005 and delineated as follows:

•                  Technological, engineering, manufacturing, quality control or other circumstances that could delay the sale or shipment of products;

•                  Economic, business, market and competitive conditions in the software industry and technological innovations that could affect the Company’s business;

•                  The Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•                  General economic and business conditions and the availability of sufficient financing.

Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, as a result of new information, future events or otherwise.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto included in Part 1, Item 1 of this quarterly report on Form 10-Q and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual report on Form 10-K/A for the fiscal year ended December 31, 2005.

Overview

The Company was incorporated in Delaware in October 1986. Except for 2004, in each year since its inception, the Company incurred losses. For the five-year period ended December 31, 2005, operating losses aggregated approximately $8,000 and at December 31, 2005 the Company’s accumulated deficit was approximately $85,000. At June 30, 2006, the Company’s accumulated deficit was approximately $86,300.

Total revenue of $448 for the three months ended June 30, 2006 decreased 63% compared to revenues of $1,209 in the corresponding quarter of the prior year. The decrease in revenue is due primarily to the absence of large deployments in the current quarter such as Snap-On Credit LC, American General Life & Assurance, Everypath and Bell South aggregating $637, that were closed in the corresponding quarter of the prior year. Total revenues of $1,149 for the six months ended June 30, 2006 decreased 36% compared to revenues of $1,788 in the corresponding six months of the prior year. Total revenue for eSignature solutions of $804 for the six months ended June 30, 2006 decreased 40% or $539 compared to eSignature revenue of $1,343 in the corresponding six months of the prior year. This decrease in revenue is primarily attributable to the absence of large orders discussed above.

The net loss for the three months ended June 30, 2006 was $925, which included $104 in non-cash charges to interest expense for prepaid financing costs and loan discount amortization related to the convertible notes, compared with a net loss of $834 in the corresponding prior year period. Operating expenses increased approximately 9%, or $102, to $1,231, from $1,129 for the three months ended June 30, 2006 compared to the prior year period. The increase primarily reflects increases in sales and marketing headcount and non cash employee stock compensation charges to expense in the current period required under SFAS 123R. The net loss for the six months ended June 30, 2006 of $1,736, which included $405 in non-cash charges to interest expense for prepaid financing costs and loan discount amortization related to the convertible notes, represents an improvement of $186 compared to the net loss of $1,922 in the corresponding six months of the prior year. The decrease in the net loss is primarily due to a reduction in the amount of the non-cash amortization expense associated with the convertible debt.

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Our ability to predict quarterly sales continues to be challenged by the emerging market realities of our eSignature business. We believe that the benefits of risk mitigation, both legal and compliance related, together with the ROI potential afforded by our solutions are recognized by our pilot and proof of concept customers. We believe the delay in large follow-on rollouts is partially due to customer requirements for a more complete solution to their overall eSignature needs. This involved gathering feedback from key early deployments necessary to develop new products and extensions required to meet the needs of both end-users and channel partners. The Company believes that these new products and extensions, including both multi-modal biometrics and PDF and HTML/Web based products, will provide a comprehensive range of solutions to address the needs of the larger mainstream segment of the banking, insurance and financial services market. The Company also believes the delays reflect the time necessary for market evaluation of our newer products. Such delays are inherent with a transition from the early adopter phase of an emerging market to market takeoff where large mainstream companies commit to the technology, decide on who their preferred supplier will be and fund large scale deployments.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (“GAAP”) requires us to make judgments, assumptions, and estimates that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. We consider certain accounting policies related to revenue recognition, valuation of inventories, accounts receivable, acquired intangibles and impairment of long-lived assets including goodwill to be critical policies due to the estimation process involved in each. Management discusses its estimates and judgments with the Audit Committee of our Board of Directors.

For a more detailed description on the application of these and other accounting policies, see Note 2 of the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 (“the 2005 Form 10-K/A”). Reference is also made to the discussion of the application of these critical accounting policies and estimates contained in Management’s Discussion and Analysis in our 2005 Form 10-K/A. During the three and six months ended June 30, 2006, there were no significant or material changes in the application of critical accounting policies that would require an update to the information provided in the 2005 Form 10-K/A except for the following addition to the critical accounting policies:

Revenue Recognition.   Revenue is recognized when earned in accordance with applicable accounting standards, including AICPA Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended, Staff Accounting Bulletin 104 (“SAB 104”) and the interpretive guidance issued by the Securities and Exchange Commission and EITF issue 00-21 of the FASB Emerging Issues Task Force.

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” The adoption of SAB 104 did not impact the Company’s consolidated financial statements.

We recognize revenue from software license agreements upon delivery of the software provided that persuasive evidence of an arrangement exists, collection is determined to be probable and no significant obligations remain. Deferred revenue is recorded for post-contract support and is recognized as costs are incurred or over the support period whichever is longer. Vendor specific objective evidence of the fair value of the elements contained in these software license agreements is based on the price determined by management having the relevant authority when the element is not yet sold separately.

The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from our historical experience, our estimates of recoverability of amounts due us could be affected and we will adjust the allowance accordingly.

Intangible Assets.   The Company performs intangible asset impairment analyses on a quarterly basis in accordance with the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”

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(“SFAS 142”) and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). The Company follows SFAS 144 in response to changes in industry and market conditions that affect its patents. The Company then determines if an impairment of its assets has occurred. The Company reassesses the lives of its patents and tests for impairment quarterly in order to determine whether the book value of each patent exceeds the fair value of each patent. Fair value, while subjective, is determined by estimating future cash flows from the products that are and will be protected by the patents, considering the following additional factors:

•                  whether there are legal, regulatory or contractual provisions known to it that limit the useful life of each patent to less than the assigned useful life;

•                  whether the Company needs to incur material costs or make modifications in order for it to continue to be able to realize the protection afforded by the patents;

•                  whether any effects of obsolescence or significant competitive pressure on the Company’s current or future products are expected to reduce the anticipated cash flow from the products covered by the patents;

•                  whether demand for products utilizing the patented technology will diminish, remain stable or increase; and

•                  whether the current markets for the products based on the patented technology will remain constant or will grow over the useful lives assigned to the patents.

Management recognizes that revenues have fluctuated from comparable prior periods, and may continue to fluctuate based upon historical experience of the time involved to close large sales transactions. Management has obtained an independent valuation of its patents as of December 31, 2005, to support its assertion that no impairment of the carrying value of the patents existed. The Company believes that its quarterly impairment analysis and the December 31, 2005 independent valuation continue to be valid, and no impairment in the carrying values of the patents exists at June 30, 2006.

Sources of Revenues.   To date, the Company’s revenues have been derived principally from end-users, manufacturers, retailers and distributors of computer products in North America, Europe and the Pacific Rim. The Company performs periodic credit evaluations of its customers and does not require collateral. The Company maintains reserves for potential credit losses. Historically, such losses have been insignificant and within management’s expectations and reserves.

Stock-based Compensation Expense.   On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors including employee stock options and employee stock purchases related to the 2000 Employee Stock Purchase Plan based on estimated fair values. We adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of our fiscal year 2006. Our Consolidated Financial Statements as of and for the three and six month periods ended June 30, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Consolidated Statement of Operations. Prior to the adoption of SFAS 123(R), we accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123). As stock-based compensation expense recognized in the Consolidated Statement of Operations for the first quarter of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rates for the six months ended June 30, 2006, of approximately 20.3% for grants were based on historical forfeiture experience. In our pro forma information required under SFAS 123 for the periods prior to fiscal 2006, we accounted for forfeitures as they occurred.

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Stock-based compensation expense recognized under SFAS 123(R) for the three and six month periods ended June 30, 2006 was $49 and $104, determined by the Black-Scholes valuation model, and consisting of stock-based compensation expense related to employee and director stock options. As of June 30, 2006, total unrecognized compensation costs related to unvested stock options was $183, which is expected to be recognized as an expense over a weighted average period of approximately 3 years. Subsequent to the adoption of SFAS 123(R), we have not made any changes in the type of incentive equity instruments or added any performance conditions to the incentive options. See Note 8 to the Consolidated Financial Statements for additional information.

Software Development Costs.   Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. In the Company’s case, capitalization commences upon the completion of a working model and generally ends upon the release of the product. The capitalized costs are amortized to cost of sales on a straight line basis over the estimated life of the product, generally three years. During the three and six month periods ended June 30, 2006, $232 and $277 in engineering costs were capitalized. The Company expects that capitalization of engineering costs will be consistent with prior period amounts and reflect new product development and enhancements.

Research and Development.   Research and development costs are charged to expense as incurred.

Foreign Currency Translation.   We consider the functional currency of the Company’s China joint venture to be the respective local currency and, accordingly, gains and losses from the translation of the local foreign currency financial statements are included as a component of “accumulated foreign currency translation adjustment” in our consolidated balance sheets. Foreign currency assets and liabilities are translated into U.S. dollars at exchange rates prevailing at the end of the period, except for non-monetary assets and liabilities that are translated at historical exchange rates. Revenues and expenses are translated at the average exchange rates in effect during each period, except for those expenses included in balance sheet accounts, which are translated at historical exchange rates.

Net foreign currency transaction gains and losses are included as components of “interest and other income (expense), net” in the Company’s consolidated statements of operations. Due to the stability of the currency in China, net foreign currency transaction gains and losses were not material for the three and six month periods ended June 30, 2006 and 2005.

Net Operating Loss Carryforwards.   Utilization of the Company’s net operating losses may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. As a result, a portion of the Company’s net operating loss carryforwards may not be available to offset future taxable income. The Company has provided a full valuation allowance for deferred tax assets at June 30, 2006 based upon the Company’s history of losses.

Segments.   We report in one segment: handwriting recognition. Handwriting recognition includes online/retail revenues and corporate sales, including eSignature and natural input/original equipment manufacturers (“OEM”) revenues. Handwriting recognition represents the sale of software for electronic signatures, handwritten biometric signature verification, data security, data compression, and electronic ink capture. It also includes the sale of natural input technologies that are designed to allow users to interact with handheld devices. All handwriting recognition software is developed around our core technology. Handwriting recognition product revenues are generated through a direct sales force to individual or enterprise end users (see discussion under revenues — Handwriting recognition). We also license a version of our handwriting recognition software to OEM’s. The handwriting recognition software is included as part of the OEM’s product offering. From time to time, we are required to develop an interface (port) for our software to run on a new customer’s hardware platform or within the customer’s software operating system. The development contract revenues are included in the handwriting recognition segment.

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Results of Operations

The following table provides unaudited financial information for our segment.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Segment revenues:
Handwriting recognition
eSignature	$269	$856	$722	$1,185
eSignature China	41	156	82	158
Natural input	138	197	345	445
Total handwriting recognition	$448	$1,209	$1,149	$1,788

Cost of Sales
eSignature	$26	$29	$84	$51
Natural input	3	—	12	—
Total cost of sales	$29	$29	$96	$51

Operating cost and expenses
Research and development	$143	$242	$426	$545
Sales and Marketing	433	328	779	637
General and administrative	655	559	1,158	1,068
Total operating costs and expenses	$1,231	$1,129	$2,363	$2,250

Interest and other income (expense), net	$17	$(4)	$35	$4
Interest expense	(130)	(881)	(461)	(1,413)

Net (loss)	$(925)	$(834)	$(1,736)	$(1,922)

Amortization of intangible assets
Cost of sales, capitalized software costs	$29	$17	$57	$20
General and administrative	94	94	189	189
Total amortization of intangible assets	$123	$112	$246	$209

Revenues

eSignature revenue.   eSignature revenues are derived from channel partners and end users. eSignature revenues decreased 69%, or $702, to $310 for the three months ended June 30, 2006, as compared to $1,012 in the prior year period. For the six months ended June 30, 2006, eSignature revenues decreased 40%, or $539, to $804, as compared to $1,343 in the prior year period. The changes to eSignature revenues are discussed more fully below.

eSignature revenues through channel partners for the three months ended June 30, 2006, decreased 87%, or $143, to $22, as compared to $165 in the prior year period. The decrease is due primarily to orders placed by two of the Company’s resellers aggregating $128 in the prior year period. For the six month period ended June 30, 2006, eSignature sales through channel partners decreased 51%, or $123, to $118, as compared to $241 in the prior year period.

eSignature revenues from sales to end users decreased 64%, or $444, to $247, for the three months ended June 30, 2006, compared to $691 in the prior year period. The decrease in eSignature sales to end users was due primarily to the absence of large deployments in the current quarter such as Snap-On Credit LC and American General Life & Assurance, which aggregated $510 in the prior year period. For the six months ended June 30, 2006,

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eSignature revenues from sales to end users decreased 36%, or $340, to $604, as compared to $944 in the prior year period. The decrease is due to the absence of large deployments discussed above, compared to the prior year period.

eSignature revenues in China decreased 74%, or $115, to $41, for the three months ended June 30, 2006, as compared to $156 in the prior year period. For the six months ended June 30, 2006, eSignature revenues in China decreased 48%, or $76, to $82, as compared to $158 in the prior year period. The decrease in China eSignature revenues was due to the initial purchase of licenses pursuant to an agreement made in 2005 with eCom Asia Pacific Pty Ltd (“eCom”). The agreement appoints eCom as exclusive master reseller for CIC products to end users and resellers with the authority and responsibility to create optimal distribution channels within the People’s Republic of China. The agreement provides for guaranteed minimum quarterly royalties over a two-year period. eCom is one of the world’s most experienced eSignature solutions providers and has been a proven reseller and integrator of CIC eSignature products in the Asia Pacific region for over six years. eCom has highly visible deployments, including Prudential Plc in Singapore, Malaysia and Hong Kong. The partnership with eCom is targeted to achieve our objective of establishing enhanced sales coverage in China leveraging our new SignatureOne™ technology with a trusted and proven partner. The Company believes that the channel partner strategy will deliver increasing and sustained revenue growth.

Our ability to predict quarterly sales continues to be challenged by the emerging market realities of our eSignature business. The Company made an investment in new sales personal in 2005 and 2006. The Company believes that this investment will increase corporate eSignature revenues in the near term through a stronger focus and presence in its target markets. In addition, the Company believes that the sales of smaller pilot deployments of its products to customers will lead to greater sales in future periods as the customers roll out their applications on wider scales. However, the timing of customer product roll outs is difficult to project due to many factors beyond the Company’s control. The Company views eSignature as a high potential revenue market and intends to continue to place increasing focus on this market.

Natural Input revenues.   Natural Input revenues are derived from OEM’s and web-based sales.

Revenue from the sales of the Company’s natural input products, which include Jot, decreased 30%, or $59, to $138 for the three months ended June 30, 2006, as compared to $197 in the prior year period. For the six months ended June 30, 2006 revenues from the sales of the Company’s natural input products decreased 22% or $100, to $345 as compared to $445 in the prior year period. The reasons for the decline are discussed below.

Natural input product revenues through OEM’s decreased 29%, or $56, to $138 for the three months ended June 30, 2006, compared to $194 in the prior year period. The decrease is due primarily to a decrease in royalties received from Palm Source and development contract revenues from Sony Ericsson compared to the prior year period. For the six months ended June 30, 2006, natural input revenues decreased 17%, or $72, to $346, as compared to $418 in the prior year period. The lower reported revenues from Palm Source and Sony Ericsson are the primary reason for the decline in natural input revenues. In addition one of the Company’s OEMs discontinued one of its products that included the Company’s Jot software in December of 2005, which impacted revenues by approximately $7 and $13 for the three and six months ended June 30, 2006, respectively.

There were no online/retail revenues for the three and six months ended June 30, 2006, as compared to $3 and $27 in the prior year period. In early 2003, PalmSource announced that it had licensed CIC’s Jot handwriting recognition software to replace Graffiti® as the standard and only handwriting software on all new Palm Powered® devices. The embedding of Jot on Palm related devices had a negative impact on the online/retail sales by limiting the number of older units that would be upgraded. The transition to Jot based PalmSource operating systems by OEM’s was completed in the third quarter of 2004 and the Company no longer offers its products through online/retail outlets. CIC has phased out the consumer offering of its Palm OS products. Jot continues to be embedded in the PalmSource OS that is used by leading handheld computer and smartphones suppliers.

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Cost of Sales

Cost of sales includes online/retail, corporate and China software sales costs. Such costs are comprised of royalty and import tax payments, third party hardware costs, direct mail costs, engineering direct costs and amortization of intangible assets excluding patents. There was no change in cost of sales for the three months ended June 30, 2006, compared to the prior year period. However, amortization of capitalized software development costs increased $8 while engineering cost related to development contracts decreased $8 for the three months ended June 30, 2006 as compared to the prior year. The amortization of software development costs will continue to increase as new products are developed and enhancements are developed and capitalized. For the six months ended June 30, 2006, cost of sales increased 88%, or $45, to $96, as compared to $51 in the prior year period. The increase was primarily due to the engineering costs associated with SnapOn Credit LP development contract revenue and increased amortization of capitalized software development costs as compared to the prior year period. Cost of sales may vary in the future depending on the customer’s decision to purchase its software solution and third party hardware as a complete package, from the Company, rather than buying individual components from separate vendors, non-recurring engineering work for customer requested applications and increasing amortization of capitalized software development costs.

eSignature and natural input channel partner and OEM cost of sales decreased 10%, or $3, to $26 for the three months ended June 30, 2006, compared to $29 in the prior year period. The decrease was primarily due to lower engineering cost associated with development contract revenues, offset by increased amortization of capitalized software development costs compared to the prior year. For the six months ended June 30, 2006, eSignature cost of sales increased 65%, or $33, to $84, as compared to $51 in the prior year period. The increase was primarily due to engineering costs associated with SnapOn Credit LP development contract revenue and amortization of capitalized software development costs. Increases in eSignature cost of sales in the future may be driven by the amount of third party hardware that is sold with the Company’s software solutions, engineering costs associated with development contracts and increased amortization of software development costs capitalized in future periods associated with enhancements and new product development.

Natural input cost of sales increased to $3 for the three months ended June 30, 2006 compared to $0 in the prior year period. The increase is due to the amortization of software development costs capitalized during 2005 for enhancements and upgrades to the Jot products. For the six months ended June 30, 2006, natural input cost of sales increased $12 compared to $0 in the prior year period. The increase is due to the reasons stated for the three month period discussed above. The Company no longer offers its products through online/retail outlets. Jot continues to be the de facto standard, embedded in the PalmSource OS that is used by many leading handheld computer and smartphones suppliers. In addition, major device manufacturers, such as Sony-Ericsson, continue to embed Jot in their products.

Operating expenses

Research and Development Expenses.   Research and Development expense decreased 41%, or $99, to $143 for the three months ended June 30, 2006, as compared to $242 in the prior year period. For the six months ended June 30, 2006, engineering expenses decreased 22%, or $119, to $426 as compared to $545 in the prior year. Engineering expenses consist primarily of salaries and related costs, outside engineering, maintenance items, and allocated facilities expenses.

Salaries and related expense increased 11%, or $30, to $309 for the three months ended June 30, 2006, as compared to $279 in the prior year period. For the six months ended June 30, 2005, engineering salaries increased 23%, or $122, to $650, as compared to $528 in the prior year period. The increase is due primarily to the increase of one engineer compared to the prior year periods. Stock based compensation expense, included for the first time as expense, was $9 and $34 for the three and six months ended June 30, 2006. There was no comparable expense in the prior year period.

Outside engineering cost and expenses increased 250%, or $5, to $7 for the three months ended June 30, 2006, compared to $2 in the prior year period. The increase was due to consulting services associated with the Company’s web-site development. For the six months ended June 30, 2006, outside engineering costs decreased 84%, or $47 to $9, as compared to $56 in the prior year period. The decrease was due primarily to the utilization of outside

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engineering services to complete several projects compared to the prior year. The Company maintains a relationship with an outside engineering group familiar with its products and may draw on its services, as required, which could have a material effect on the amount of outside engineering expense reported.

Facilities allocation decreased 16%, or $11, to $59 for the three months ended June 30, 2006, compared to $70 in the prior year period. For the six months ended June 30, 2006, facilities allocation decreased 25%, or $35, to $105, as compared to $140 in the prior year period. Despite the increased engineering head count, the facilities allocation decreased due to a reduction in the Company’s rent expense resulting from a renegotiation of the Company’s office lease.

Capitalized software development costs increased 160%, or $144, to $234 for the three month period ended June 30, 2006, as compared to $90 in the prior year period. For the six months ended June 30, 2006 capitalized software development costs increased 47%, or $88, to $277, as compared to $189 in the prior year period. The increase in capitalized software development was due to new product development and significant upgrades and enhancements being made to the Company’s eSignature products. The new product development, as well as the upgrades and enhancements, currently being capitalized will be completed in the third and fourth quarters of 2006. Capitalization of software development costs is expected to be consistent with the increased amounts reported for the three and six months ended June 30, 2006 for the foreseeable future. Engineering costs transferred to cost of sales decreased 80%, or $8, to $2 for the three months ended June 30, 2006, compared to $10 in the prior year period. For the six months ended June 30, 2006, engineering costs transferred to cost of sales increased 81%, or $17, to $38, as compared to $21 in the prior year. The change is due to the amount of development services purchased by a customer in the current three and six month periods.

Sales and Marketing Expenses.   Sales and marketing expenses increased 32%, or $105, to $433 for the three months ended June 30, 2006, compared to $328 in the prior year period. For the six months ended June 30, 2006, sales and marketing expense increased 22%, or $142, to $779, as compared to $637 in the prior year period. Sales and marketing expenses consist of salaries, commissions and related expenses, professional services, advertising and promotion, general office and allocated facilities expenses.

Salaries and related expense increased 9%, or $14, to $164 for the three months ended June 30, 2006, as compared to $150 in the prior year period. For the six months ended June 30, 2006, sales and marketing salaries increased 28%, or $78, to $358, as compared to $280 in the prior year period. The increase in salaries and related expense was due primarily to the increase of three sales employees and, to a lesser extent, increases in employee salaries. Stock based compensation expense, included for the first time as expense was $12 and $38 for the three and six months ended June 30, 2006. There was no comparable expense in the prior year periods.

Travel and related expenses increased 79%, or $11, to $25 for the three months ended June 30, 2006, as compared to $14 in the prior year period. For the six months ended June 30, 2006, travel and related costs increased 74%, or $20, to $47, as compared to $27 in the prior year period. The increase is due to the increased headcount and sales related activities compared to the prior year periods. Recruiting expense increased 450%, or $36, to $44 for the three months ended June 30, 2006, compared to $8 in the prior year period. For the six months ended June 30, 2006, recruiting expenses decreased 38%, or $29, to $47, as compared to $76 in the prior year period. The Company expects that recruiting expense will remain at an increased level compared to the prior year as it continues staffing the sales and marketing departments. Professional service expense increased 600%, or $6, to $7 for the three months ended June 30, 2006, compared to $1 in the prior year period. The increase is due to consulting services associated with the Company’s web-site. For the six month period ended June 30, 2006 professional services decreased 57%, or $12, to $9, as compared to $21 in the prior year period. The decrease is due to not sponsoring health care focus groups related to the eSignature market as was done in the prior year period. Commission expense decreased 76%, or $51, to $16 for the three months ended June 30, 2006, compared to $67 in the prior year period. For the six months ended June 30, 2006, commission expense decreased 46%, or $36, to $42, as compared to $78 in the prior year. The decrease in the commission expense over the three and six month periods is due to lower sales.

Other expense, including general office and allocated facilities expenses increased 53%, or $47, to $135 for the three months ended June 30, 2006, compared to $88 in the prior year period. For the six months ended June 30,

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2006, other expenses increased 24%, or $36, to $188, as compared to $152 in the prior year period. The increase is due to the additional headcount and sales related activities compared to the prior year periods.

The Company anticipates that sales and marketing expenses will continue to increase in the near term as the Company strengthens its sales efforts through increasing headcount to pursue new opportunities in the eSignature market space. The Company continues to pursue a channel strategy for its eSignature products. The Company believes the channel strategy, along with its current and potential partners, will produce increasing revenues in the near term. Our ability to predict quarterly sales continues to be challenged by the emerging market realities of our eSignature business.

General and Administrative Expenses.   General and administrative expenses increased 17%, or $96, to $655, for the three months ended June 30, 2006, compared to $559 in the prior year period. For the six months ended June 30, 2006, general and administrative expenses increased 8%, or $90, to $1,158 as compared to $1,068 in the prior year period. General and administrative expense consists of salaries, professional fees, investor relations expenses, patent amortization and office and allocated facilities costs.

Salaries and wages increased 8%, or $15, to $209 for the three months ended June 30, 2006, compared to $194 in the prior year period. For the six months ended June 30, 2006, salaries expense increased 12%, or $44, to $422 as compared to $378 in the prior year period. The increase was due primarily to increases in employee salaries. Stock based compensation expense, included for the first time as an expense, was $7 and $11 for the three and six months ended June 30, 2006. There was no comparable expense in the prior year period.

Professional service expenses, which include consulting, legal and outside accounting fees, increased 22%, or $33, to $184 for the three months ended June 30, 2006, as compared to $151 in the prior year period. The increase was due to increases in accounting and audit expenses related to the prior year audit. For the six months ended June 30, 2006, professional service expense increased 5%, or $15, to $303, as compared to $288 in the prior year period. The increase was due primarily to the reason discussed above. Insurance expense increased 17%, or $4, to $27 for the three months ended June 30, 2006, compared to $23 in the prior year period. For the six months ended June 30, 2006, insurance expense increased 15%, or $7, to $54, as compared to $47 in the prior year period. The increase is due to increased premiums for the Company’s D&O insurance policies compared to the prior year. Other administrative expenses increased 19%, or $37, to $228 for the three months ended June 30, 2006, as compared to $191 in the prior year period. For the six months ended June 30, 2006, other expenses increased 4%, or $13, to $368, as compared to $355 in the prior year period. The increase was due primarily to investor related expenses normally incurred in the third quarter. The Company believes that its General and Administrative expenses will remain fairly stable for the balance of the year.

Interest and other income (expense), net

Interest and other income (expense), net increased $24, to $14 for the three months ended June 30, 2006, compared to the prior year period. The increase was due to the disposal of fixed assets by our joint venture in China, in the prior year period. For the six months ended June 30, 2006, interest and other income (expense), net increased $39 to $30 as compared to the prior year. This increase is primarily due to the disposal of fixed assed discussed above.

Interest expense

Interest expense decreased 62%, or $42, to $26 for the three months ended June 30, 2006, compared to $68 in the prior year period. The decrease was primarily due to conversion of long term debt into shares of the Company’s common stock since June 30, 2005. For the six months ended June 30, 2006, interest expense decreased 60%, or $84, to $56, as compared to $140 in the prior year period. The decrease was primarily due to conversion of long term debt into shares of the Company’s common stock as discussed above.

Non-cash charges for the amortization of prepaid financing costs, and warrant and beneficial conversion feature costs associated with the convertible notes decreased 87%, or $709, to $104 for the three months ended June 30

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2006 as compared to $813 in the prior year period. For the six months ended June 30, 2006, non-cash charges for the amortization decreased 68%, or $868, to $405, as compared to $1,273 in the prior year period. (See Note 6 of the condensed consolidated financial statements). The reason for the decrease in the non-cash charges is discussed above. The Company will be required to amortize an additional $368 to interest expense over the remaining life of the convertible notes or sooner if the notes are converted before the due date.

Liquidity and Capital Resources

At June 30, 2006, cash and cash equivalents totaled $1,698 compared to cash and cash equivalents of $2,849 at December 31, 2005. The decrease in cash of $1,151 was primarily due to cash used in operating activities of $784, acquisition of property and equipment amounting to $85, capitalization of software development costs of $277 and payments of capital lease obligations of $5. Total current assets are $2,369 at June 30, 2006, compared to $3,621 at December 31, 2005. As of June 30, 2006, the Company’s principal sources of funds included its cash and cash equivalents aggregating $1,698.

Accounts receivable decreased $55 for the six months ended June 30, 2006 compared to the December 31, 2005 balance, due primarily to the decrease in recurring maintenance billings and sales compared to the prior quarter. The Company expects the development of the eSignature market will ultimately result in more consistent revenue on a quarter to quarter basis and therefore, less fluctuation in accounts receivable from quarter to quarter.

Deferred financing costs, including the current and non-current portion, decreased $100 over the six months ended June 30, 2006 as the result of amortization to interest expense.

Prepaid expenses and other current assets decreased $16 for the six months ended June 30, 2006, compared to December 31, 2005, due to amortization of annual fees or maintenance and support costs over the six months. Generally, annual insurance premiums and maintenance and support fees are prepaid in December and June of each year and, therefore, the balances typically begin to decrease in the first and third quarters as the prepaid balances are amortized.

Accounts payable increased $73 for the six months ended June 30, 2006, compared to December 31, 2005, due to increased professional fees and recruiting fees utilized during the quarter. Accounts payable balances typically increase in the second and fourth quarters when the insurance and annual maintenance and support fees are incurred. Materials used in cost of sales may impact accounts payable depending on the amount of third party hardware sold as part of the software solution.

Current liabilities, which include deferred revenue, were $1,449 at June 30, 2006, compared to $1,363 at December 31, 2005. Deferred revenue, totaling $591 at June 30, 2006, compared to $557 at December 31, 2005, primarily reflects advance payments for products and maintenance fees from the Company’s licensees which are generally recognized as revenue by the Company when all obligations are met or over the term of the maintenance agreement.

In November 2004, the Company entered into an unsecured Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement), each dated as of October 28, 2004). The Purchase Agreement does not require the Company to deliver registered shares upon exercise of the warrants. However the Company was required to file a registration statement providing for the resale of the shares that are issuable upon the conversion of the notes and the exercise of the warrants. The registration statement was filed on December 22, 2004 and was declared effective on January 26, 2005.

The conversion right contained in the Purchase Agreement was analyzed under paragraphs 6 and 12 of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” to determine its proper classification in the Company’s balance sheet. The Company also reviewed the liquidated damages clauses contained in the Registration Rights Agreement that could potentially be payable if the registration statement was not declared effective within 120 days of the closing, with reference to SFAS 5. The Company determined that it was highly unlikely and not probable, that the Company would incur liquidated damages. However, in light of EITF Issue 05-04 “The Effect of a Liquidated Damages

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Clause on a Freestanding Financial Instrument Subject to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the Company effectively has accounted for the Registration Rights Agreement and the financial instrument under View C contained in EITF 05-04. The Company would not have recorded a liability at the inception of the debt, or at subsequent reporting dates, or until the Registration Rights Agreement was declared effective or thereafter, as our assessment of the likelihood that the probably of actually paying the liquidated damages was zero. Therefore the Purchase Agreement was recorded as a debt and equity transaction with no recorded asset or liability associated with the conversion feature or liquidated damage clause included in the Registration Rights Agreement.

The financing discussed above, a combination of debt and equity, closed November 2, 2004. The proceeds to the Company were approximately $3,885, net of $310 in commissions and legal expenses. H.C. Wainwright & Co., Inc. (“Wainwright”) acted as placement agent. As placement agent for the Company, at closing Wainwright received $731 in commissions, legal fees and warrants. The commissions of approximately $285 and legal fees of $25, mentioned above, were paid in cash. The Company issued warrants to Wainwright to acquire 1,218 shares of the Company’s common stock. Of the warrants issued, 870 are exercisable at $0.462 and 348 are exercisable at $0.508. The Company has ascribed the value of $421 to the Wainwright warrants, which is recorded as deferred financing costs in the balance sheet at December 31, 2004. The fair value ascribed to the Wainwright warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. The Company has used and expects to continue to use the proceeds of the financing for additional working capital.

Under the terms of the financing, the Company issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $4,195 and warrants to acquire 3,632 shares of the Company’s common stock at an exercise price of $0.508 per share. The notes accrue interest at the rate of 7% per annum, payable semi-annually, and are convertible into shares of the Company’s common stock at the rate of $0.462 per share. The Company has ascribed a value of $982 to the investor warrants, which is recorded as a discount to notes payable in the balance sheet. The fair value ascribed to the warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. In addition to the fair value ascribed to the warrants, the Company has ascribed $1,569 to the beneficial conversion feature in the convertible notes, which is recorded as a discount to notes payable in the balance sheet. The values ascribed to the warrants and beneficial conversion feature follow the guidance of the EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” of the FASB’s Emerging Issues Task Force. The fair value of the warrants and beneficial conversion feature is amortized to expense over the life of the convertible notes or upon earlier conversion using the effective interest method. During the three and six month periods ended June 30, 2006, the Company had amortized to interest expense approximately $104 and $405 of the loan discount and deferred financing costs. The balance due under the convertible notes is shown net of the remaining $368 unamortized discount on the accompanying consolidated balance sheet. During the three and six months ended June 30, 2006, the investors converted $30 and $460 of the notes in exchange for 65 and 996 shares of the Company’s common stock. If the remaining aggregate principal amount owing under the notes is converted, the Company will issue 2,993 shares of its common stock. If the notes are not converted, all remaining principal and accrued but unpaid interest will be due October 28, 2007. The Company may pay accrued interest in cash or in shares of Company common stock, issued at the market price for the common stock calculated prior to the interest payment. The Company has not paid and does not intend to pay accrued interest with shares of its common stock.

The warrants described above expire on October 28, 2009. The Company may call the warrants if the Company’s common stock trades at $1.00 or above for 20 consecutive trading days after the date that is 20 days following the effectiveness of a registration statement providing for the resale of the shares issued upon the conversion of the notes and exercise of the warrants. Wainwright will be paid approximately $28 in the aggregate if all of the investor warrants are exercised. The Company will receive additional proceeds of approximately $1,845 if all of the investor warrants are exercised.

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Interest expense related to convertible debt for the three and six month periods ended June 30, 2006 was $129 and $461, including $104 and $405 related to amortization of debt discount and deferred financing costs, respectively. For the three and six month periods ended June 30, 2005, interest expense related to convertible debt was $878 and $1,410, including $813 and $1,272 related to amortization of debt discount and deferred financing costs, respectively.

The Company has the following material commitments as of June 30, 2006:

	Payments due by period
Contractual obligations	Total	2006	2007	2008	2009	2010	Thereafter
Long-term debt (1)	$1,015	$—	$1,015	$—	$—	$—	$—
Operating lease commitments (2)	1,416	124	236	264	272	280	240
Total contractual cash obligations	$2,431	$124	$1,251	$264	$272	$280	$240

1.               Long-term debt is net of approximately $368 in discounts representing the fair value of warrants issued to the investors and the beneficial conversion feature associated with the convertible notes.

2.               The operating lease commenced on November 1, 2002. The lease was renegotiated in December 2005 and extended for an additional 60 months. The base rent will increase approximately 3% per annum over the term of the lease, which expires on October 31, 2011.

The Company has suffered recurring losses from operations that raise a substantial doubt about its ability to continue as a going concern. There can be no assurance that the Company will have adequate capital resources to fund planned operations or that any additional funds will be available to it when needed, or if available, will be available on favorable terms or in amounts required by it. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on its business, results of operations and ability to operate as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

The Company has an investment portfolio of fixed income securities that are classified as cash equivalents. These securities, like all fixed income instruments, are subject to interest rate risk and will fall in value if the market interest rates increase. The Company attempts to limit this exposure by investing primarily in short term securities. The Company did not enter into any short-term security investments during the three and six months ended June 30, 2006.

Foreign Currency Risk

From time to time, the Company makes certain capital equipment or other purchases denominated in foreign currencies. As a result, the Company’s cash flows and earnings are exposed to fluctuations in interest rates and foreign currency exchange rates. The Company attempts to limit these exposures through operational strategies and generally has not hedged currency exposures.

Future Results and Stock Price Risk

The Company’s stock price may be subject to significant volatility. The public stock markets have experienced significant volatility in stock prices in recent years. The stock prices of technology companies have experienced particularly high volatility, including, at times, severe price changes that are unrelated or disproportionate to the

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operating performance of such companies. The trading price of the Company’s common stock could be subject to wide fluctuations in response to, among other factors, quarter-to-quarter variations in operating results, announcements of technological innovations or new products by the Company or its competitors, announcements of new strategic relationships by the Company or its competitors, general conditions in the computer industry or the global economy in general, or market volatility unrelated to the Company’s business and operating results.

Item 4.    Controls and Procedures

Under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, the Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rule 13a-14(c) as of the end of the period covered by this quarterly report. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures are effective. There were no significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

Part II-Other Information

Item 1.    Legal Proceedings

None

Item 1A. Risk Factors

For the three and six months ended June 30, 2006, there were no material changes in the risk factors discussed in the Company’s annual report on From 10-K/A.

Item 2.    Unregistered Sale of Securities and Use of Proceeds

None

Item 3.    Defaults Upon Senior Securities

None

Item 4.    Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 14, 2006. The number of shares of common stock with voting rights as of the record date represented at the meeting either in person or by proxy was 99,696 shares, or 93% of the eligible outstanding Common Stock of the Company. One proposal was voted upon by the stockholders. The proposal and the voting results are as follows:

Proposal 1

The five persons listed below received the most votes in favor of election at the annual meeting and, accordingly were elected as directors to serve until the next Annual Meeting or until his successor is elected or appointed.

Name	For
Guido DiGregorio	97,456
Louis P. Panetta	97,837
C. B. Sung	96,771
David E. Welch	97,904

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Item 5.                     Other Information

None

Item 6.  Exhibits

(a)         Exhibits

Exhibit Number	Document
2.0	Second Amended Plan of Reorganization of the Company, incorporated herein by reference to the Company’s Form 8-K filed October 24, 1994.
2.1	Orderly Liquidation Valuation, Exhibit F to the Second Amended Plan of Reorganization, incorporated herein by reference to the Company’s Form 8-K filed October 19, 1994.
2.2	Order Confirming Plan of Reorganization, incorporated herein by reference to the Company’s Form 8-K filed November 14, 1994.
3.1	Certificate of Incorporation of the Company, as amended, incorporated herein by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 to the Company’s Registration Statement on Form 10 (File No. 0-19301).
3.2

Certificate of Amendment to the Company’s Certificate of Incorporation (authorizing the reclassification of the Class A Common Stock and Class B Common Stock into one class of Common Stock) as filed with the Delaware Secretary of State’s office on November 1, 1991, incorporated herein by reference to Exhibit 3 to Amendment 1 on Form 8 to the Company’s Form 8-A (File No. 0-19301).

3.3	By-laws of the Company adopted on October 6, 1986, incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 10 (File No. 0-19301).
*31.1	Certification of Company’s Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*31.2	Certificate of Company’s Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*32.1	Certification of Chief Executive Officer pursuant to 18 USC Section 1750, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
*32.2	Certification of Chief Financial Officer pursuant to 18 USC Section 1750, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*                    Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNICATION INTELLIGENCE CORPORATION
Registrant

August 11, 2006	/s/ Francis V. Dane
Date	Francis V. Dane
(Principal Financial Officer and Officer Duly
Authorized to Sign on Behalf of the Registrant)

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EXHIBIT 31.1

CERTIFICATION Pursuant to
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Guido DiGregorio, certify that:

1. I have reviewed this report on Form 10-Q of Communication Intelligence Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this quarterly report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:   August 11, 2006

By:	/s/ Guido DiGregorio
Chairman and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION Pursuant to
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Francis V. Dane, certify that:

1. I have reviewed this report on Form 10-Q of Communication Intelligence Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this quarterly report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:   August 11, 2006

By:	/s/ Francis V. Dane
Principal Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Communication Intelligence Corporation (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guido DiGregorio, Chairman and Chief Executive Officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   August 11, 2006

By:	/s/Guido DiGregorio
Chairman and Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Communication Intelligence Corporation (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis V. Dane, Principal Financial Officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   August 11, 2006

By:	/s/Francis V. Dane
Principal Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Fiscal Year Ended December 31, 2005

☐ Transition report pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 For the transition period from        to

Commission File No. 0-19301

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-2790442
(State or other jurisdiction ofincorporation or organization)	(I.R.S. EmployerIdentification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-802-7888

Securities registered under Section 12(b) of the Securities Exchange Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.01 par value

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933. Yes☐   No. ☒.

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Yes ☐   No. ☒.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒   No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference into Part III of this Form 10-K/A or any amendment to this Form 10-K/A. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the securities Exchange act of 1934 (check one): Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Exchange Act Rule 12b-2)
Yes ☐   No ☒

The aggregate market value of the voting stock (Common Stock) held by non-affiliates of the registrant as of March 15, 2006 was approximately $47,657,361 based on the closing sale price of $0.45 on such date, as reported by the Nasdaq Over-the-Counter Market. The number of shares of Common Stock outstanding as of the close of business on March 15, 2006 was 107,473,297.

Amendment filed to include Exhibit 23.1, Consent of Stonefield Josephson, Inc, Independent Registered Public Accounting Firm and Exhibit 21.1, Schedule of Subsidiaries.

COMMUNICATION INTELLIGENCE CORPORATION

CIC® and its logo, Handwriter®, Jot®, iSign®, InkSnap®, InkTools®, RecoEcho®, Sigo-On®, QuickNotes®,Sign-it®, WordComplete®, INKshrINK® and The Power To Sign Online® are registered trademarks of the Company. HRS™, PenX™, SignatureOne™ and Speller™ are trademarks of the Company. Applications for registration of various trademarks are pending in the United States, Europe and Asia. The Company intends to register its trademarks generally in those jurisdictions where significant marketing of its products will be undertaken in the foreseeable future.

PART I

Item 1. Business

Unless otherwise stated all amounts in Parts I through Part IV are stated in thousands (“000s”).

General

Communication Intelligence Corporation (the “Company” or “CIC”) is a leading supplier of electronic signature solutions for business process automation in the financial industry as well as the recognized leader in biometric signature verification. CIC’s products enable companies to achieve truly paperless business transactions with multiple signature technologies across virtually all applications and hardware platforms. To date, CIC has delivered biometric and electronic signature solutions to over 300 companies worldwide. These deployments are primarily in the financial industry and include AIG, Charles Schwab, JP Morgan Chase, Prudential Financial, State Farm Insurance and Wells Fargo. CIC provides the most comprehensive and scaleable electronic signature solution suite based on 20 years of electronic signature development experience and significant input from our valued financial industry client installed base. CIC is also a leading supplier of natural input/text entry software for handheld computers and smartphones. Major customers for natural input software are PalmSource and Sony Ericsson. CIC sells directly to enterprises and through system integrators, channel partners and OEMs. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China.

Revenue for the year ended December 31, 2005 was $3.1 million as compared to $7.3 million for the prior year. In 2004, revenue was driven by two major eSignature orders, Wells Fargo and State Farm, representing 76% of total revenues and 88% of total eSignature revenue. Revenue in 2005 was primarily attributable to American General Life Insurance Company, Charles Schwab & Co., Inc., Everypath Inc., Duncan Management Solution Ltd., IA Systems Inc., IntegraSys, Misys Healthcare Systems, PalmSource Inc., Prudential Financial Inc., Seton Healthcare Corporation., Software House International Inc., SnapOn Credit LLC, State Farm Insurance Co., Sony Ericsson Corporation, Wells Fargo Bank NA, and the Tennessee Valley Authority.

In 2004, the company set an eSignature revenue growth record and achieved annual profitability for the first time in its history. As stated above, 2004 revenue was driven by two major eSignature orders representing 88% of the total eSignature revenue of $6.3 million attributable to over seventy customers worldwide. Although continued revenue momentum was anticipated in 2005, the large multi-million dollar rollout-type deployments from our installed base of proof-of-concepts and pilot installations did not materialize, decreasing 2005 eSignature revenue to $2.1 million.

The net loss for 2005 was $4,031, which included $2,275 in non-cash charges to interest expense for prepaid financing costs and loan discount amortization related to the convertible notes, compared with a net income of $1,620 in the prior year. Net operating expenses of $4,557, decreased 8%, or $419, compared to 2004 net operating expenses of $4,976. This was accomplished despite an increase in 2005 of $198 in legal expense associated with successfully defending CIC intelligence property against allegations of invalidity and unenforceability, for a second time. The decrease in operating expense primarily reflects decreases in commissions due to lower sales, reduced administrative expenses and capitalized software development cost.

Segments

The Company’s financial information is presented in two segments—handwriting recognition software and systems integration.

The handwriting recognition segment is comprised of two revenue categories: eSignature, and Natural Input sales. All handwriting recognition software is developed around the Company’s core technology.

Systems integration represents the sale and installation of third party computer equipment and systems that use the Company’s software products. All systems integration revenue has been generated through the Company’s joint venture. The Company made the decision in late 2003 not to continue in or expand this low margin, labor intensive business, which would require significant increases in base costs to provide turn-key capabilities. The system integration business has become highly competitive with a low barrier to entry. It is increasingly comprised of small local Chinese-owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. Our focus in China is the emerging high potential business process automation/workflow market, leveraging our eSignature technology and our strategic channel partner.

Core Technologies

The Company’s core technologies are classified into two broad categories: “natural input technologies” and “transaction and communication enabling technologies”. These technologies include multilingual handwriting recognition software (Jot), multi-modal electronic signature, handwritten biometric signature verification, and cryptography (Sign-it, iSign, and SignatureOne).

Natural Input Technologies. CIC’s natural input technologies are designed to allow users to interact with a computer or handheld device by using an electronic pen or stylus as the primary input device or in conjunction with a keyboard. CIC’s natural input offering includes multilingual handwriting recognition software for such devices as: electronic organizers, pagers and smart cellular phones that do not have a keyboard. For such devices, handwriting recognition offers the most viable solutions for performing text entry and editing.

Transaction and Communication Enabling Technologies. The Company’s transaction and communication enabling technologies are designed to provide a cost-effective means for securing electronic transactions, providing network and device access control and enabling workflow automation of traditional paper form processing. The Company believes that these technologies offer more efficient methods for conducting electronic transactions while providing more functional user authentication and heightened data security. The Company’s transaction and communication enabling technologies have been fundamental to its development of software for multi-modal electronic signatures, handwritten biometric signature verification, data security, and data compression.

Handwriting recognition segment products

Key handwriting recognition segment products include the following:

Jot	Multi-lingual handwriting recognition software
SignatureOne

SignatureOne Profile Server is the server compliment to
CIC’s Sign-it software, which enables the real-time capture
of electronic and digital signatures in various application
environments. All user enrollment, authentication and
transaction tracking in SignatureOne is based on data from
the Sign-it client software.

iSign

A suite of application development tools for electronic
signatures, biometric signature verification and cryptography for custom developed applications and web based
development. Includes the Company’s traditional Inktools
software development tools.

Sign-it

Multi-modal electronic signature software for common
applications including; Microsoft Word, Adobe Acrobat,
AutoDesk AutoCAD, and web based applications using
HTML, XML, & XHTML for the enterprise market

Products and upgrades for the handwriting recognition products that were introduced and first shipped in 2005 include the following:

iSign SDK 3.1 (March 2005)
iSign SDK 3.11 (July 2005)
Sign-it Word 6.0 (December 2005)
Sign-it Word 5.0 (July 2005)
Sign-it Acrobat 5.1 (December 2005)
Sign-it Acrobat 5.0 (July 2005)
Sign-it AutoCad 2.0 (April 2005)
Sony-Ericsson Jot Upgrade Alpha (December 2005)
Jot for Palm (June 2005)

Handwriting recognition software analyzes the individual strokes of characters written with a pen/stylus and converts these strokes into machine-readable text characters. Jot recognizes handwritten input and is specifically designed for small devices. Unlike many recognizers that compete in the market for handheld data input solutions, Jot offers a user interface that allows for the input of natural upper and lowercase letters, standard punctuation and European languages without requiring the user to memorize unique characters or symbols. This recognizer offers rapid and accurate recognition without requiring the consumer to spend time training the system. Jot has been licensed to such key OEMs as: Microsoft, Sony Ericsson, Symbian, palmOne, PalmSource, National Semiconductor and Vtech. Jot has been ported to numerous operating systems, including Palm OS, Windows, Windows CE, VT-OS, EPOC, QNX, Linux and OS/9. The standard version of Jot, which is available through OEM customers, recognizes and supports input of Roman-based Western European languages.

iSign is an electronic signature and handwritten signature verification software developer’s kit for custom applications or Web based processes. It captures and analyzes the image, speed, stroke sequence and acceleration of a person’s handwritten electronic signature. iSign provides an effective and inexpensive handwriting security check for immediate authentication. It also stores certain forensic elements of a signature for use in determining whether a person actually electronically signed a document. The iSign kit also includes software libraries for industry standard encryption and hashing to protect the sensitive nature of a user signature and the data captured in association with that signature. The current version of the toolkit includes the Company’s traditional InkTools software components that have been consolidated into this broader suite of tools. Commercial applications for this type of software include document approval, verification of the identity of users participating in electronic transactions and securing log-in access to computer systems or protected networks. This software toolkit is used internally by the Company as the underlying technology in its SignatureOne and Sign-it products. It has been licensed to numerous key development partners and end-users, including Chase Manhattan Bank, EDS, BNX, Siebel Systems and Nationwide (UK).

Sign-it is a family of electronic signature products for recording multi-modal electronic signatures as they are being captured as well as binding and verifying electronic signatures within standard consumer applications. These products combine the strengths of biometrics, handwritten signatures and cryptography with a patented process to insure legally compliant electronic signatures to process, transact and create electronic documents that have the same legal standing as a traditional wet signature on paper in accordance with the Electronic Signature in National and Global Commerce Act, and other related legislation and regulations. Organizations wishing to process electronic forms, requiring varying levels of security, can reduce the need for paper forms by adding electronic signature technologies to their workflow solution. Currently, Sign-it is available for MS Word, AutoCAD, Adobe Acrobat, and Web based transactions using XHTML, while support for additional application environments is in development.

The SignatureOne Profile Server provides server based enterprise administration and authentication of user eSignatures, and maintenance of signature transaction logs for eSigned documents. The SignatureOne architecture implements a common process and methodology that provides a uniform program interface for multiple signature methods and multiple capture devices, simplifying enterprise wide integration of business process automation tasks requiring eSignature.

eSignature Revenues

eSignature revenues in 2005 totaled $2.1 million compared to eSignature revenue of $6.3 million in the prior year. In 2004, CIC set an eSignature revenue growth record and achieved annual profitability for the first time in its history. In that year revenue was driven by two major eSignature orders, Wells Fargo and State Farm, representing 88% of the total eSignature revenue of $6.3 million, attributable to over seventy customers worldwide. Although we anticipated continued revenue momentum in 2005, large multi-million dollar rollout-type deployments from our installed base of proof-of-concept and pilot installations did not materialize. Revenue in 2005 was primarily attributable to AIG, Charles Schwab, Everypath, Duncan Management, IA Systems Inc., Integrasis, Misys Healthcare, PalmSource, Prudential, Seaton Healthcare, Software House International, Snap-On Credit, State Farm, Sony Ericsson, Wells Fargo, and TVA ( Tennessee Valley Authority).

China eSignature Revenue

CIC China (“CICC”), a joint venture 90% owned by CIC, was established over ten years ago and is headquartered in Nanjing China. The Joint Venture is 10% owned by the Jiangsu Hongtu Electronics Group.

Revenue from CICC’s eSignature software, included above, was $230 in 2005, increasing 92% from $120 in the prior year. The increase in China eSignature sales was due to a new agreement with eCom Asia Pacific Pty Ltd (“eCom”). The new agreement appoints eCom as exclusive master reseller for CIC products to end users and resellers with the authority and responsibility to create optimal distribution channels within the People’s Republic of China. This agreement provides for guaranteed minimum quarterly royalties over a two-year period. eCom is one of the world’s most experienced eSignature solutions providers and has been a proven reseller and integrator of CIC eSignature products in the Asia Pacific region for over six years. eCom has highly visible deployments, including Prudential Plc in Singapore, Malaysia and Hong Kong. The partnership with eCom is achieving the targeted objective of establishing enhanced sales coverage in China by leveraging our new SignatureOne™ technology with a trusted and proven partner. The Company expects this channel partner strategy to continue to deliver increasing and sustained sales growth.

End users and resellers that have licensed the Company’s technology include the following:

Licensee	Product(s) licensed	Application of Products

Accelio	Inktools	Mobile forms
Agricultural Bank of China	InkTools	Document automation
Al-Faris	Multiple	Reseller and integrator in the Middle East focused on e-Signatures
American General Life & Assurance (AGLA)	Sign-it	Mobile forms
Assurant Group	Sign-It	Sales force automation, new account openings
Baptist Health	Inktools	Patient records
Boston Medical Center	iSign	Patient records
Cablevision	Ink Tools	Document automation
Cellular One	iSign	Document automation
Charles Schwab	Sign-It	New account openings
China Ministry of Railways	InkTools	Document automation
County of Marin	Sign-It	Document automation
County of Dade	Sign-It	Document automation
Duncan Management	Ink Tools	Document automation
E-Com Asia Pacific Pty Ltd.	Multiple	Regional reseller, multiple applications

Licensee	Product(s) licensed	Application of Products
EDS	InkTools	Information assurance for network and application security
First American Bank	Sign-It	Various financial and internal documents
First Command Financial	Sign-It	Document automation
Franklin Mint	Sign-It	Document automation
GE Power Systems	Sign-It	Document automation
IA Systems	InkTools	Loan organization
ILI Technologies, Ltd.	InkTools & iSign	Various e-Signature applications for the vertical markets in Israel
Industrial & Commercial Bank of China	InkTools	Document automation
Integrate Online	InkTools	Mortgage closing
Interlink Electronics	Sign-It	OEM for multiple products
Missouri State Lottery	Sign-It	Document automation
Motion Computing	Sign-On	Tablet PC logon
Nanjing Agricultural Bureau	InkTools	Document automation
National Healthcare	Sign-It	Document automation
Nationwide Building Society	InkTools	Document automation
Naval Surface Warfare	InkTools	Material center receipts
Old Republic National	Sign-It	Title processing applications
Orange County, CA	Sign-It	Automate building permit process
Prudential Insurance Co.	Sign-It EX	Mobile forms
RecordsCenter.com	InkTools	Legal contracts and other significant documents
Saytek	Sign-It	Document automation
State Farm Insurance Company	Sign-It	Mobile forms
St. Vincent’s Hospital	Multiple	Document automation
Siebel Systems	Multiple	Sample delivery of regulated drugs
Siemens Medical Solutions	Multiple	Healthcare
Symbol Technologies	Multiple	Reseller for multiple products
Tennessee Valley Authority	Multiple	Approval of internal documents
Topaz Systems, Inc.	Multiple	OEM for multiple products
Turner Construction/Oracle	iSign	Document automation
University of Virginia	iSign	Document automation
Varity	InkTools	Reseller of application software

Licensee	Product(s) licensed	Application of Products
Washington County Hospital	Sign-It	Patient records
Wells Fargo Bank	Sign-It	Document automation

Natural Input Revenue

Natural input revenue for 2005 of $1,054 increased 9% compared to $969 for the prior year. The revenue increase is due primarily to sales to Sony Ericsson and additional royalties from Fossil Inc. These increases were offset by a 11% decrease in royalties received from PalmSource compared to the prior year.

Online/Retail Revenues

Revenues from the Company’s software sold directly through its website (www.cic.com) and at the retail point of sale totaled $27 in 2005, 79% below the $130 for the prior year. In early 2003, PalmSource announced that it had licensed CIC’s Jot® handwriting recognition software to replace Graffiti® as the standard and only handwriting software on all new Palm Powered® devices. The embedding of Jot on Palm related devices had a negative impact on the online/retail sales by limiting the number of older units that would be upgraded. The transition to Jot based PalmSource operating systems by OEM’s was completed in the third quarter of 2004 and the Company no longer offers its products through online/retail outlets. CIC has phased out the consumer offering of its Palm OS products. Jot continues to be embedded in the PalmSource OS that is used by many leading handheld computer and smartphones suppliers.

China System Integration Revenue

CICC systems integration revenue declined to $0 from $37 in the prior year. The decline in system integration revenue reflects the Company’s decision, made in late 2003, not to continue in or expand this low margin, labor intensive business, which would require significant increases in base costs to provide turn-key capabilities. The system integration business has become highly competitive, with a low barrier to entry. It is increasingly comprised of small local Chinese owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. Our focus in China is on the emerging high potential workflow/office automation market leveraging our eSignature technology and our strategic channel partner eCom Asia Pacific LTD.

Copyrights, Patents and Trademarks

Handwriting Recognition Segment - eSignature

The Company relies on a combination of patents, copyrights, trademarks, trade secrets and contractual provisions to protect its software offerings and technologies. The Company has a policy of requiring its employees and contractors to respect proprietary information through written agreements. The Company also has a policy of requiring prospective business partners to enter into non-disclosure agreements before disclosure of any of its proprietary information.

Over the years, the Company has developed and patented major elements of its software offerings and technologies. In addition, in October 2000 the Company acquired, from PenOp, Inc. and its subsidiary, a significant patent portfolio relevant to the markets in which the Company sells its products. The Company’s material patents and the years in which they each expire are as follows:

Patent No.	Expiration
4718102	2005
5049862	2008
5544255	2013
5647017	2014

Patent No.	Expiration
5818955	2015
5933514	2016
6064751	2017
6091835	2017
6212295	2018
6381344	2019
6487310	2019

The Company believes that these patents provide a competitive advantage in the electronic signature and biometric signature verification markets. The Company believes the technologies covered by the patents are unique and allow it to produce superior products. The Company also believes these patents are very broad in their coverage. The technologies go beyond the simple handwritten signature and include measuring electronically the manner in which a person signs to ensure tamper resistance and security of the resultant documents and the use of other systems for identifying an individual and using that information to close a transaction. The Company believes that the patents are sufficiently broad in coverage that products with substantially similar functionality would infringe its patents. Moreover, because the majority of these patents do not expire for the next 7 to 15 years from the date hereof, the Company believes that it has sufficient time to develop new related technologies, which may be patentable, and to establish CIC as market leader in these product areas. Accordingly, the Company believes that for a significant period of time its patents will deter competitors from introducing competing products without creating substantially different technology or licensing or infringing its technology.

The Company has an extensive list of registered and unregistered trademarks and applications in the United States and other countries. The Company intends to register its trademarks generally in those jurisdictions where significant marketing of its products will be undertaken in the foreseeable future.

Systems Integration Segment

Systems integration does not rely to any material degree on the Company’s products and, therefore, its patents and their ultimate expiration do not significantly impact the systems integration segment.

Material Customers

Handwriting Recognition Segment

Historically, the Company’s handwriting recognition segment revenues have been derived from a limited number of customers. Two customers accounted for 16% and 23% of total segment revenues in 2005. One customer, a national insurance company, accounted for 46 % and 19% of total segment revenues for the years ended December 31, 2004 and 2003, respectively.

Systems Integration Segment

The system integration business has become highly competitive with a low barrier to entry. It is increasingly comprised of small Chinese owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. The Company made the decision in late 2003 not to continue in or expand this low margin, labor intensive business, which would have required significant increases in base costs to provide turn-key capabilities. There were no system integration sales for the year ended December 31, 2005. One customer, Nanjing Minze, accounted for 40% of total system integration revenue for the year ended December 31, 2004. One customer, Fujitsu Ltd., accounted for 21% of total system integration revenue for the year ended December 31, 2003.

Seasonality of Business

The Company believes that neither of its segments is subject to seasonal fluctuations.

Backlog

Handwriting Recognition Segment

Backlog approximated $557 and $458 at December 31, 2005 and 2004, respectively, representing advanced payments on service maintenance agreements that are expected to be recognized over the next twelve months.

Systems Integration Segment

There was no backlog at December 31, 2005.

Competition

Handwriting Recognition Segment

The Company faces competition at different levels. Certain competitors, e.g., PenPower Group, and Decuma AB, have developed or are developing software offerings which may compete directly with the Company’s offerings. Most of the Company’s direct competitors, e.g., Microsoft Corporation, Silanis Technology, Inc., and Advanced Recognition Technology, Inc., have focused on only one element of such offerings, such as handwriting recognition technology, signature capture/verification or pen-based operating environments or other pen-based applications. The Company believes that it has a competitive advantage in some cases due to its range of product offerings. There can be no assurance, however, that competitors, including some with greater financial or other resources, will not succeed in developing products or technologies that are more effective, easier to use or less expensive than the Company’s products or technologies that would render its products or technologies obsolete or non-competitive.

Systems Integration Segment

The Company’s Joint Venture competes with other systems integrators of similar size (less than 100 employees) in China for small to mid-size enterprise opportunities. The Company primarily competes on price and quality and breadth of services for these opportunities. The Company believes that it is competitive in its pricing and has been consistently recognized by its customers for its high quality of service. However, as previously discussed under System Integration Revenue, the Company has shifted its focus in China away from the system integration business to the emerging high potential work flow/office automation market leveraging its eSignature technology and strategic channel partners.

Employees

As of December 31, 2005, the Company employed an aggregate of 24 full-time, and three part-time employees. The Company’s handwriting recognition segment consisted of 27 employees, 25 of which are in the United States and 2 of which are in China. The Company had no full-time employees in its systems integration segment in China at December 31, 2005. From time to time, the Company also utilizes additional personnel on an as needed basis. The Company believes it has good relations with its employees. None of the Company’s employees are a party to a collective bargaining agreement.

Geographic Areas

For the years ended December 31, 2005, 2004, and 2003, the Company’s sales in China as a percentage of total sales were 7%, 1% and 34%, respectively. For the years ended December 31, 2005, 2004, and 2003, the Company’s sales in the United States as a percentage of total sales were 85%, 99%, and 66%, respectively. For the years ended December 31, 2005, 2004, and 2003, the Company’s export sales as a percentage of total revenues were approximately 15%, 1%, and 34%, respectively.

Forward Looking Statements

Certain statements contained in this Annual Report on Form 10-K/A, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from expectations. Such factors include the following: (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

Item 1A. Risk Factors

Operating losses may continue, which could adversely affect financial results from operations and stockholder value.

In each year since its inception, except for the year ended December 31, 2004, the Company incurred operating losses, which were significant in certain periods. For the five-year period ended December 31, 2005, those losses aggregated approximately $7,769. At December 31, 2005, the accumulated deficit is approximately $84,575. While a profit was recorded for the year ended December 31, 2004 there is no guarantee that the Company will be profitable in future years and it may incur substantial losses in the future, which could adversely affect financial results from operations and stockholder value.

We have experienced significant declines in revenues in recent periods which, if continued, could adversely affect stockholder value.

Revenues decreased 57% for the year ended December 31, 2005, compared to the year ended December 31, 2004. The Company believes the increases and decreases in prior years reflected significant fluctuation in information technology spending due primarily to the weak economy, both of which had a positive and negative impact on our revenues. The Company believes that a strengthening economy and projected increases in information technology spending as well as improvements in its sales and marketing efforts and cost-cutting measures that have reduced its expenses will reverse the current trend. However, The Company cannot predict with any degree of certainty whether the economy will continue to strengthen or whether information technology spending will continue to show signs of strengthening.

We may need additional financing and, if we are unable to get additional financing when needed, we may be required to materially change our operations, which could adversely affect our results from operations and shareholder value.

As of December 31, 2005, the Company’s working capital is approximately $2,258. With the exception of 2004, the Company has suffered recurring losses from operations that raised a substantial doubt about its ability to continue as a going concern. The Company cannot assure you that it will have adequate capital resources to fund planned operations or that any additional funds will be available to it when needed, or if available, will be available on favorable terms or in amounts the Company may require. If the Company is unable to obtain adequate capital resources to fund its operations, the Company may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on its business, results of operations and ability to operate as a going concern.

Our competitors could develop products or technologies that could make our products or technologies non-competitive, which would adversely affect sales, financial results from operations and stockholder value.

Although the Company believes that its patent portfolio provides a barrier to entry to the electronic signature verification market, there can be no assurance that it will not face significant competition in this and other aspects of its business.

Some of the Company’s competitors, such as PenPower Group, and Palm Inc., have developed or are developing complete pen-based hardware and software systems. Others, such as Microsoft Corporation, Silanis Technology, Inc., and Advanced Recognition Technology, Inc., have focused on different elements of those systems, such as character recognition technology, pen-based operating systems and environments, and pen-based applications. Some of its competitors, including more established companies or those with greater financial or other resources, could develop products or technologies that are more effective, easier to use or less expensive than the Company’s. This could make the Company’s products and technologies obsolete or non-competitive, which would adversely affect sales, financial results from operations and stockholder value.

If we are unable to adequately protect our intellectual property, third parties may be able to use our technology, which could adversely affect our ability to compete in the market, our financial results from operations and stockholder value.

The Company relies on a combination of patents, copyrights, trademarks, trade secrets and contractual provisions to protect its proprietary rights in its products and technologies. These protections may not adequately protect it for a number of reasons. First, the Company’s competitors may independently develop technologies that are substantially equivalent or superior to ours. Second, the laws of some of the countries in which the Company’s products are licensed do not protect those products and its intellectual property rights to the same extent as do the laws of the United States. Third, because of the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, the Company’s current and future products and technologies could be subject to infringement claims by others. Fourth, a substantial portion of its technology and know-how are trade secrets and are not protected by patent, trademark or copyright laws. The Company requires its employees, contractors and customers to execute written agreements that seek to protect its proprietary information. We also have a policy of requiring prospective business partners to enter into non-disclosure agreements before any of its proprietary information is revealed to them. However, the measures taken by the Company to protect our technology, products and other proprietary rights might not adequately protect it against improper use.

The Company may be required to take legal action to protect or defend its proprietary rights. Litigation of third-party claims of intellectual property infringement during 2004 and 2005, have require the Company to spend substantial time and money to protect its proprietary rights. If the result of any litigation is adverse to the Company, it may be required to expend significant resources to develop non-infringing technology or obtain licenses from third parties. If the Company is not successful in those efforts or if it is required to pay any substantial litigation costs, its business would be materially and adversely affected.

A significant portion of our sales are derived from a limited number of customers, and results from operations could be adversely affected and shareholder value harmed if we lost any of these customers.

The Company’s revenues historically have been derived from a limited number of customers. Therefore, the success of its business depends on its ability to obtain customers and maintain satisfactory relationships with them in the future. The Company may not be able to continue to maintain satisfactory relationships with its customers in the future. Our top customer accounted for 23% and 46% of revenues in the years ended December 31, 2005 and December 31, 2004, respectively. The loss of any significant customer or other revenue source would have a material adverse effect on the Company’s revenues and profitability.

Risks Related to our Capital Structure

The market price of our stock can be volatile, which could result in losses for investors.

The Company’s common stock is listed on the OTC. Stock prices of technology companies in recent years have experienced significant volatility, including price fluctuations that are unrelated or not proportional to the operating performance of these companies. Volatility on the OTC is typically higher than the volatility of stocks traded on Nasdaq or the exchanges. The market price of the Company’s common stock has been and could be subject to significant fluctuations as a result of variations in its operating results, announcements of technological innovations or new products by it or our competitors, announcements of new strategic relationships by the Company or our competitors, general conditions in the technology industry or market conditions unrelated to its business and operating results.

Statutory provisions and provisions in our charter may delay or frustrate transactions that may be beneficial to our stockholders.

Certain provisions of the Delaware General Corporation Act and our charter may delay or prevent a merger, tender offer or proxy contest that is not approved by the Company’s Board of Directors, even if such events may be beneficial to the interests of stockholders. For example, the Company’s Board, without shareholder approval, has the authority and power to issue all authorized and unissued shares of common stock and preferred stock which have not otherwise been reserved for issuance. In addition, the Delaware General Corporation Law contains provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company. See “Description and Price Range of Common Stock—Anti-Takeover Provisions.”

Resale by the holder of the Notes and Warrants could adversely affect the market price of our stock.

The holders of the remaining Notes and Warrants may immediately sell the shares issued upon conversion and exercise of the Notes and Warrants, respectively. In light of the Company’s historically low trading volume, such sales may adversely affect the price of the shares of its stock.

Item 1B. Unresolved Staff Comments

As of the date of this report, the Company does not have any unresolved comments on our reports filed under the 1934 Act from staff of the Securities and Exchange Commission.

Item 2. Properties

The Company leases its principal facilities, consisting of approximately 9,600 square feet, in Redwood Shores, California, pursuant to a sub-lease that expires in 2011. The Joint Venture leases approximately 392 square feet in Nanjing, China. The Company believes that its current facilities will be suitable to continue operations in the foreseeable future.

Item 3. Legal Proceedings

In February of 2005, Valyd, Inc. filed a complaint against the Company seeking a declaratory judgment that Valyd is not infringing certain of the Company’s patents, that such patents are invalid or unenforceable, that the Company is equitably estopped from asserting infringement of such patents against Valyd, Inc., that the Company tortiously interfered with a contract between Valyd, Inc. and Interlink Electronics, Inc. by delivering an infringement notice to Interlink Electronics, Inc., and that the Company engaged in unfair competition under California law. No specific monetary claim was set forth in the complaint. On March 3, 2005, the Company responded to the complaint, denying all allegations, and filed counterclaims against Valyd, Inc. The counterclaims asserted that Valyd, Inc. is infringing certain of the Company’s patents and asked for treble damages, alleging that the infringement was willful, deliberate and in conscious disregard of the Company’s rights. Valyd, Inc. has withdrawn its allegation that certain of the Company’s patents are unenforceable. On January 13, 2006, the Company entered into a Settlement Agreement with Valyd, Inc. The Settlement Agreement resolves all claims and counterclaims between the parties with respect to allegations set forth in the previously announced litigation without payment of damages by either party.

Item 4. Submission of Matters to a Vote of Security Holders

None

PART II

Item 5. Market For Registrant’s Common Equity and Related Stockholder Matters and issuer Purchases of Equity Securities

The Company’s common stock is listed on the Over-the-Counter Bulletin Board (“OTC”) under the trading symbol CICI.OB. Prior to March 14, 2003 it was listed on the Nasdaq Capital Market (formerly known as the SmallCap Market) under the symbol CICI. The following table sets forth the high and low sale prices of the common stock for the periods noted.

		Sale Price Per Share
Year	Period	High	Low

2004	First Quarter	$1.10	$0.35
	Second Quarter	$0.90	$0.42
	Third Quarter	$0.80	$0.31
	Fourth Quarter	$0.71	$0.35
2005	First Quarter	$0.63	$0.38
	Second Quarter	$0.59	$0.23
	Third Quarter	$0.61	$0.39
	Fourth Quarter	$0.55	$0.37
2006	First Quarter (through March 15, 2006)	$0.53	$0.40

As of March 15, 2006, the closing sale price of the Common Stock on the Nasdaq OTC was $0.45 per share and there were approximately 947 registered holders of the Common Stock.

To date, the Company has not paid any dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of the Board of Directors and will depend on, among other things, the Company’s operating results, financial condition, capital requirements, contractual restrictions or such other factors as the Board of Directors may deem relevant.

All securities sold during 2005 by the Company were either previously reported on Form 10-Qs filed with the Securities and Exchange Commission or sold pursuant to registration statements filed under the Securities Act of 1933, as amended.

During the three months ended December 31, 2005, the Company granted 2,743 stock options to 11 employees, with a weighted average exercise price of $0.65 per share, under the Company’s 1999 Stock Option Plan and non-plan options. During the years ended December 31, 2005, 2004, and 2003, respectively, the Company granted the following options to purchase Common Stock to employees at the prices per share indicated below:

Year	Number of Shares	Approximate Exercise Price Per Share
2005	4,142	$0.79
2004	1,334	$0.53
2003	858	$0.32

The information required by Item 201(d) of Regulation S-K is incorporated by reference to Note 7 (“Stockholders Equity”) of Notes to Consolidated Financial Statements for the Year Ended December 31, 2005, page F-22.

Item 6. Selected Financial Data

The selected consolidated financial data presented below as of December 31, 2005, 2004, 2003, 2002, and 2001 and for each of the years in the five-year period ended December 31, 2005 are derived from the audited consolidated financial statements of the Company. The consolidated financial statements as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, are included in Item 8 of this Form 10-K/A. The selected consolidated financial data should be read in conjunction with the Company’s audited financial statements and the notes thereto and other portions of this Form 10-K/A, including “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Years Ended December 31,
	2005	2004	2003	2002	2001
	(In thousands, except per share amounts)
Statement of Operations Data:
Revenues	$3,121	$7,284	$3,034	$3,272	$5,947
Research and development expenses(1)	1,144	1,187	1,302	1,485	1,808
Sales and marketing expenses	1,240	1,306	905	1,543	2,054
General and administrative expenses	2,173	2,483	2,219	2,424	2,791
Income (loss) from operations	(1,584)	2,255	(2,157)	(3,337)	(2,946)
Net income (loss) available to common stockholders	$(4,031)	$1,620	$(2,345)	$(3,561)	$(3,215)
Basic and diluted income (loss) per share	$(0.04)	$0.02	$(0.02)	$(0.04)	$(0.04)

(1)             Excludes software development costs capitalized in accordance with Statement of Financial Accounting Standards No. 86 of $299 at December 31, 2005, $32 at December 31, 2004 and $20 at December 31, 2001 respectively. No software development costs were capitalized in the years ended December 31, 2003 and 2002.

	As of December 31,
	2005	2004	2003	2002	2001
	(In thousands)
Balance Sheet Data:
Cash, cash equivalents and restricted cash	$2,849	$4,736	$1,039	$711	$2,588
Working capital(2)	2,258	4,068	(2,895)	443	3,017
Total assets	8,466	10,819	7,215	7,168	10,072
Deferred revenue	557	458	165	165	88
Long-term obligations	1,169	1,790	13	3,000	3,000
Stockholders’ equity (3)	5,856	7,531	2,187	2,934	6,060

(2)             Current liabilities used to calculate working capital at December 31, 2005, 2004, 2003, 2002, and 2001 include deferred revenue of $557, $458, $165, $165, and $88, respectively.

(3)             The Company has never paid dividends to the holders of its common stock.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Unless otherwise stated herein, all figures in this MD& A section are stated in thousands (“000s”).

Overview

The Company was initially incorporated in Delaware in October 1986. Except for the year ended December 31, 2004, in each year since its inception the Company has incurred losses. For the five-year period ended December 31, 2005, operating losses aggregated approximately $8,000 and at December 31, 2005, the Company’s accumulated deficit was approximately $85,000.

Total revenue of $3,121 for the year ended December 31, 2005 decreased 57% compared to revenues of $7,284 in the prior year. Total eSignature revenue, of $2,067 for the year ended December 31, 2005 decreased 67% compared to total eSignature revenue of $6,278 in the prior year. However, $5,250 of the corresponding prior year period’s eSignature revenue was attributable to two large orders (Wells Fargo and State Farm), the remaining $1,028 is attributable to other eSignature accounts closed during 2004 . It is important to note that the $2,067 of eSignature revenue for year ended December 31, 2005 is double (200%) the $1,028 eSignature revenue reported in the prior year not applicable to the two large orders noted above. This represents both an increase in the quantity and average price of orders over the corresponding twelve month period of the prior year.

Sales for the year ended December 31, 2005 do not reflect any significant follow-on deployment revenue from our eSignature worldwide installed base of hundreds of pilot and proof of concept stage installations. These installations, over the past five years, accounted for revenues in excess of $13 million.

At the end of 2004 we anticipated, and still expect to benefit from, further full deployments from within our installed base of handwritten signature verification products initially supplied to early adopters. However, our experience suggests that some full follow-on deployments from our established customer base, as well as future orders from new financial services accounts, will require SignatureOne technology and other CIC product offerings that we have already shared with key customers. SignatureOne addresses the growing market demand for an architecture that embraces multiple eSignature methods, including handwritten signature verification. This customer demand for, and evaluation of, our newer products is causing the expected delays inherent within such a transition.

We believe our SignatureOne product is enhancing our leadership position by accelerating acceptance in the financial services market, opening up new markets, extending our product differentiation and playing to our maximum intellectual property strength.

In addition to strengthening our leadership position, we further believe this transition heightens pent-up demand, driving our market towards accelerated eSignature adoption and into market takeoff, thereby providing excellent potential for sustained sales growth in the future.

The net loss for the twelve months ended December 31, 2005 was $4,031, which included $2,275 in non-cash charges to interest expense for prepaid financing costs and loan discount amortization related to the convertible notes, compared with a net income of $1,620 in the prior year. Operating expenses, including capitalized software development costs, decreased approximately 3%, or $165, from $5,029 to $4,705 for the year ended December 31, 2005, compared to the prior year. The decrease in operating expense primarily reflects the decrease in commissions due to lower sales and reduced administrative expenses.

New Accounting Pronouncements

See note 1, Notes to Consolidated Financial Statements included under Part IV. Item 15.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the Company’s consolidated financial statements and the accompanying notes. The amounts of assets and liabilities reported in its balance sheets and the amounts of revenues and expenses reported for each period presented are affected by these estimates and assumptions which are used for, but not limited to, revenue recognition, allowance for doubtful accounts, intangible asset impairments, inventory, fair value of financial instruments, customer base, software development costs research and development costs, foreign currency translation and net operating loss carryforwards. Actual results may differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used by the Company’s management in the preparation of the consolidated financial statements.

Revenue is recognized when earned in accordance with applicable accounting standards, including AICPA Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended, Staff Accounting Bulletins 104 (“SAB 104”) and the interpretive guidance issued by the Securities and Exchange Commission and EITF issue 00-21 of the FASB’s Emerging Issues Task Force. The Company recognizes revenues from sales of software products upon shipment, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all nonrecurring engineering work necessary to enable the Company products to function within the customer’s application has been completed and the Company’s product has been delivered according to specifications. Revenue from service subscriptions is recognized as costs are incurred or over the service period. Software license agreements may contain multiple elements, including upgrades and enhancements, products deliverable on a when and if available basis and post contract support.

Revenue from software license agreements is recognized upon delivery of the software, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all nonrecurring engineering work necessary to enable the Company’s products to function within the customer’s application has been completed and the Company has delivered its product according to contract specifications. Deferred revenue is recorded for upgrades, enhancements and post-contract support, which is paid for in addition to license fees, and is recognized as costs are incurred or over the support period. Vendor specific objective evidence of the fair value for multiple element software license agreements is determined by the price charged for the same element when sold separately or the price determined by management having the relevant authority when the element is not yet sold separately. The price established by management for the element not yet sold separately will not change prior to separate introduction of that element into the marketplace.

Revenue from system integration activities, which represents the sale and installation of third party computer equipment and limited related consulting services, is recognized upon installation of the third party hardware and/or software as projects are short term in nature, provided that a contract exists, collectibility of the receivable is reasonably assured and the system is functioning according to specifications. Service subscription revenues associated with the system integration activities are recognized as costs are incurred or over the service period which ever is longer.

The allowance for doubtful accounts is based on the Company’s assessment of the collectibility of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from the Company’s historical experience, the Company’s estimates of recoverability of amounts due it could be affected and, the Company would adjust the allowance accordingly.

The Company performs intangible asset impairment analyses on a quarterly basis in accordance with the guidance in Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) and Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long Lived Assets (“SFAS No. 144”). The Company uses SFAS 144 in response to changes in industry and market conditions that affects its patents, the Company then determines if an impairment of its assets has occurred. The Company reassesses the lives of its patents and tests for impairment quarterly in order to determine whether the book value of each patent exceeds the fair value of each patent. Fair value is determined by estimating future cash flows from the products that are and will be protected by the patents and considering the following additional factors:

•                   whether there are legal, regulatory or contractual provisions known to it that limit the useful life of each patent to less than the assigned useful life;

•                   whether the Company needs to incur material costs or make modifications in order for it to continue to be able to realize the protection afforded by the patents;

•                   whether any effects of obsolescence or significant competitive pressure on the Company’s current or future products are expected to reduce the anticipated cash flow from the products covered by the patents;

•                   whether demand for products utilizing the patented technology will diminish, remain stable or increase; and

•                   whether the current markets for the products based on the patented technology will remain constant or will change over the useful lives assigned to the patents.

The Company’s revenues decreased in 2005 when compared to 2004. Management decided to obtain an independent valuation to support its assertion that no impairment of the carrying value of the patents existed at December 31, 2005.

Customer Base. To date, the Company’s revenues have been derived principally from end-users, manufacturers, retailers and distributors of computer products in North America, Europe and the Pacific Rim. The Company performs periodic credit evaluations of its customers and does not require collateral. The Company maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

Software Development Costs. Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. The costs capitalized include the coding and testing of the product after technological feasibility has been established and ends upon the release of the product. The capitalized costs are amortized to cost of sales on a straight-line basis over the estimated life of the product, generally three years. The Company capitalized $299 and $45 for the years ended December 31, 2005 and 2004. As of December 31, 2003 such costs were insignificant.

Research and Development Costs. Research and development costs are charged to expense as incurred.

Foreign Currency Translation. The Company considers the functional currency of the Joint Venture to be the respective local currency and, accordingly, gains and losses from the translation of the local foreign currency financial statements are included as a component of “accumulated other comprehensive loss” in the Company’s consolidated balance sheets. Foreign currency assets and liabilities are translated into U.S. dollars at exchange rates prevailing at the end of the period, except for long-term assets and liabilities that are translated at historical exchange rates. Revenue and expense accounts are translated at the average exchange rates in effect during each period, except balance sheet accounts, which are translated at historical exchange rates. Net foreign currency transaction gains and losses are included as components of “interest income and other income (expense), net” in the Company’s consolidated statements of operations. Due to the stability of the currency in China, net foreign currency transaction gains and losses were not material for the year ended December 31, 2005, 2004 and 2003, respectively.

Net Operating Loss Carryforwards. Utilization of the Company’s net operating losses may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. As a result, a portion of the Company’s net operating loss carryforwards may not be available to offset future taxable income. The Company has provided a full valuation allowance for deferred tax assets at December 31, 2005 of $28 million based upon the Company’s history of losses.

Segments

The Company reports its financial results in two segments: handwriting recognition and systems integration. Handwriting recognition includes natural input and eSignature revenues. All handwriting recognition software is developed around the Company’s core technology. Handwriting recognition product revenues are generated, through a direct sales force, from individual or enterprise end users and, until the first quarter of 2005, by web based application resellers. The Company also licenses a version of its handwriting recognition software to OEM’s. The handwriting recognition software is included as part of the OEM’s product offering. From time to time, the Company is required to develop an interface (port) for its software to operate on a customer’s hardware platform or within the customer’s software operating system. Development contract revenues are included in the handwriting recognition segment.

System integration represents the sale and installation of third party computer equipment and systems that utilize the Company’s products. System integration sales are derived through a direct sales force that then develops a system to utilize the Company’s software based on the customer’s requirements. Systems integration sales are accomplished solely through the Company’s Joint Venture. However, as previously discussed under System Integration Revenue, the Company has shifted its focus in China away from the system integration business to the emerging high potential work flow/office automation market leveraging its eSignature technology and strategic channel partners.

Results of Operations

The following table provides unaudited financial information for each of the Company’s two segments.

	Years Ended December 31,
	2005	2004	2003
Handwriting recognition
eSignature	$1,837	$6,158	$1,530
eSignature China	230	120	319
Natural input	1,054	969	518
Total Handwriting recognition	$3,121	$7,247	$2,367
Systems integration China	—	37	667

Total revenues	$3,121	$7,284	$3,034

Cost of Sales
Handwriting recognition
eSignature	$105	$22	$124
Natural input	43	—	17
Systems integration	—	31	624
Total cost of sales	$148	$53	$765

Operating cost and expenses
Research and development	$1,144	$1,187	$1,302
Sales and Marketing	1,240	1,306	905
General and administrative	2,173	2,483	2,219
Total operating costs and expenses	$4,557	$4,976	$4,426

Interest and other income (expense) net, and Minority interest	$(172)	$(635)	$(188)
Amortization of loan discount and deferred financing cost	(2,275)	—	—

Net income (loss)	$(4,031)	$1,620	$(2,345)

	Years Ended December 31,
	2005	2004	2003
Amortization of intangible assets
Cost of sales	$49	$12	$14
General and administrative	378	379	379
Total amortization of intangible assets (See note 1)	$427	$391	$393

Years Ended December 31, 2005 and December 31, 2004

Revenues

Handwriting Recognition Segment. Handwriting recognition segment revenues include eSignature and natural input revenues.

eSignature revenue. eSignature revenues are derived from channel partners and end users. eSignature revenues declined 67%, or $4,211, to $2,067 for the year ended December 31, 2005, compared to $6,278 in the prior year as discussed below.

eSignature revenues through channel partners increased 28%, or $74, to $338 for the year ended December 31, 2005, compared to $264 in the prior year. The increase is due primarily to orders in the second and third quarters of 2005 from one of the Company’s resellers for its Sign-it® for Acrobat product for use by a major telecommunications company.

eSignature revenues from sales to end users decreased 75%, or $4,396, to $1,498, for the year ended December 31, 2005, compared to $5,894 in the prior year period. The decrease in eSignature sales to end users was due primarily to the sale of the Company’s eSignature products to Wells Fargo Bank and a large national insurance company in the first and third quarters in 2004.

eSignature revenues in China increased 92%, or $110, to $230, for the year ended December 31, 2005, as compared to $120 in the prior year period. The increase in China eSignature revenues was due to a new agreement with eCom Asia Pacific Pty Ltd (“eCom”). The new agreement appoints eCom as exclusive master reseller for CIC products to end users and resellers with the authority and responsibility to create optimal distribution channels within the People’s Republic of China. This agreement provides for guaranteed minimum quarterly royalties over a two-year period. eCom is one of the world’s most experienced eSignature solutions providers and has been a proven reseller and integrator of CIC eSignature products in the Asia Pacific region for over six years. eCom has highly visible deployments including Prudential Plc in Singapore, Malaysia and Hong Kong. The partnership with eCom is targeted to achieve our objective of establishing enhanced sales coverage in China leveraging our new SignatureOne™ technology with a trusted and proven partner. The Company believes that the channel partner strategy will deliver increasing and sustained revenue growth.

The Company made an investment in new sales personal during 2005. The Company believes that this investment will increase corporate eSignature revenues in the near term through a stronger focus and presence in its target markets. In addition, the Company believes that the sales of smaller pilot deployments of its products to customers will lead to greater sales in future periods as the customers roll out their applications on wider scales. However, the timing of customer product roll outs is difficult to project due to many factors beyond the Company’s control. The Company views eSignature as a high potential revenue market and intends to continue to place increasing focus on this market.

Natural Input revenues. Natural Input revenues are derived from OEM’s and web-based sales.

Revenue from the sales of the Company’s natural input products, which include Jot, increased 9%, or $85, to $1,054 for the year ended December 31, 2005, compared to $969 in the prior year as discussed below.

Natural input product revenues through OEM’s increased 22%, or $187, to $1,027 for the year ended December 31, 2005, compared to $840 in the prior year. The increase is due primarily to new product upgrades of the Company’s Jot® product purchased by Sony Ericsson and additional royalties from Fossil Inc. These increases were offset by a 8% decrease in royalties received from Palm Source compared to the prior year.

Online/retail revenues decreased 79%, or $102, to $27 for the year ended December 31, 2005, as compared to $129 in the prior year period. In early 2003, PalmSource announced that it had licensed CIC’s Jot® handwriting recognition software to replace Graffiti® as the standard and only handwriting software on all new Palm Powered® devices. The embedding of Jot on Palm related devices had a negative impact on the online/retail sales by limiting the number of older units that would be upgraded. The transition to Jot based PalmSource operating systems by OEM’s was completed in the third quarter of 2004 and the Company no longer offers its products through online/retail outlets. CIC has phased out the consumer offering of its Palm OS products. Jot continues to be embedded in the PalmSource OS that is used by leading handheld computer and smartphones suppliers.

Systems Integration revenues.

There were no system integration segment revenues for the year ended December 31, 2005. System integration segment revenue declined 100%, or $37, to $0, as compared to $37 in the prior year period. The decline in system integration revenue reflects the decision made in late 2003 not to continue in or expand this low margin, labor intensive business, which would require significant increases in base costs to provide turn-key capabilities. The system integration business has become highly competitive with a low barrier to entry. It is increasingly comprised of small Chinese-owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. Our focus in China is on the emerging high potential workflow/office automation market leveraging our eSignature technology and strategic channel partners.

Cost of Sales.

Handwriting recognition.

eSignature. eSignature cost of sales increased 425%, or $85, to $105 for the twelve months ended December 31, 2005, as compared to $20 in the prior year. The increase is primarily due to increases in capital software amortization of $27 and engineering costs amounting to $77 associated with development contracts. eSignature costs of sales will fluctuate in the future depending on the volume of revenue generating development contracts and increases in capital software amortization related to upgrades and enhancements made to the eSignature products.

Natural input. Natural input cost of sales increased $43, to $43 for the year ended December 31, 2005, as compared to $0 in the prior year. This increase is primarily due to capitalized software development amortization resulting from upgrades and enhancements made to the Jot product in 2005 and to $8 in engineering costs associated with development contracts. Natural input cost of sales will fluctuate for the same reasons mentioned above,

System integration

System integration cost of sales declined $33, to $0 for the year ended December 31, 2005, as compared to $33 in the prior year. The decline in system integration revenue reflects the decision made in late 2003 not to continue in or expand this low margin, labor intensive business, which would require significant increases in base costs to provide turn-key capabilities. The system integration business has become highly competitive with a low barrier to entry. It is increasingly comprised of small Chinese-owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. Our focus in China is on the emerging high potential workflow/office automation market leveraging our eSignature technology and strategic channel partners.

Operating expenses

Research and Development Expenses. Research and Development expense decreased 4%, or $43, to $1,144 for the year ended December 31, 2005, as compared to $1,187 in the prior year period. Engineering expenses consist primarily of salaries and related costs, outside engineering, maintenance items, and allocated facilities expenses. Salaries and related expense increased 33%, or $290, to $1,171 for the year ended December 31, 2005, as compared to $881 in the prior year period, due primarily to the addition of two engineers and three part-time test engineers. Outside engineering cost and expenses increased 1229%, or $86, to $93 for the year ended December 31, 2005, compared to $7 in the prior year period. The increase was due primarily to the use of outside engineering services to complete a joint development project. The Company maintains a relationship with an outside engineering group familiar with its products and may draw on their services, as required, which could have a material effect on the amount of outside engineering expense reported. Capitalized software development costs increased 564%, or $254, to $299 for the year ended December 31, 2005, compared to $45 in the prior year period. The increase in capitalized software development cost was due to new product development and significant upgrades and enhancements made to the Company’s natural input and eSignature products. Capitalization of software development costs are expected to remain at increased amounts for the foreseeable future. Engineering costs charged to cost of sales increased $85 compared to $0 in the prior year periods. The increase is primarily due to customer paid development orders completed in 2005. Other engineering expenses decreased 23%, or $80, to $264 for the twelve months ended December 31, 2004 as compared to $344 in the prior year period. The decrease was primarily due to an increase in allocated sales engineering support costs, offset by higher facilities and depreciation expense.

Sales and Marketing Expenses. Sales and marketing expenses decreased 5%, or $66, to $1,240 for the year ended December 31, 2005, compared to $1,306 in the prior year period. Sales and marketing expenses consist of salaries, commissions and related expenses, professional services, advertising and promotion, general office and allocated facilities expenses. Salaries and related expenses increased 21%, or $109, to $626 for the year ended December 31, 2005, compared to $517 in the prior year period. The increase in salaries and related expense was due primarily to the increase in headcount of two sales persons. Commission expense decreased 54%, or $170, to $144 for the year ended December 31, 2005, compared to $314 in the prior year period. The decrease in commission expense was due primarily to a decrease in revenues. Travel and entertainment decreased 47%, or $40, to $45 for the year ended December 31, 2005, compared to $85 in the prior year period. This decrease was due to the changes in geographic location of the new sales staff that required less travel expense to potential customer locations. Recruiting expense increased 138%, or $47, to $81 for the year ended December 31, 2005, compared to $34 in the prior year period. The increase was due to the hiring of additional sales staff utilizing professional search firms. Other expense, including general office and allocated facilities expenses declined 3%, or $11, to $344 for the year ended December 31, 2005, compared to $355 in the prior year period. The Company anticipates that sales and marketing expenses, net of commissions, will continue to increase in the near term as it strengthen its sales staff and efforts in pursuit of new opportunities in the eSignature market space. The Company continues to pursue a channel strategy for its eSignature products. The Company believes the channel strategy, along with its current and potential partners, will produce increasing revenues in the near term.

General and Administrative Expenses. General and administrative expenses decreased 12%, or $310, to $2,173, for the year ended December 31, 2005, compared to $2,483 in the prior year period. General and administrative expense consists of salaries, professional fees, investor relations expenses, patent amortization and office and allocated facilities costs. Salaries and wages increased 3%, or $26, to $770 for the year ended December 31, 2005, compared to $744 in the prior year period. The increase was due primarily to increases in employee salaries. Professional service expense, which include consulting, legal and outside accounting fees, increased 6%, or $32, to $574 for the year ended December 31, 2004, compared to $542 in the prior year period. The increase was due primarily to an increases in legal fees associated with the infringement litigation related to the enforcement of its patents by the Company. The Company’s bad debt expense decreased 97%, or $144, to $4 for the year ended December 31, 2005, compared to $148 in the prior year period. The decrease was primarily due to providing a reserve for the channel partner receivables of the Joint Venture. At this time, the Company believes that its provision for bad debts is adequate. Other administrative expenses decreased 21%, or $224, to $825 for the year ended December 31, 2005, compared to $1,049 in the prior year period. The decrease was due primarily to spending reductions. The Company believes that its General and Administrative expenses will remain stable for the near term.

Interest income and other income (expense), net

Interest income and other income (expense), net decreased 64%, or $30, to $17 for the year ended December 31, 2005, compared to $47 in the prior year period. The decrease is primarily due to the disposal of fixed assets by the joint venture.

Interest expense

Interest expense decreased 60%, or $306, to $208 for the year ended December 31, 2005, compared to $514 in the prior year period. The decrease was primarily due to reductions in the amount of debt as the result of conversions of the notes into shares of common stock (See Note 6 in the Consolidated Financial Statements of this Form 10-K/A).

Amortization of loan discount, which includes warrant and beneficial conversion feature costs, and deferred financing costs, associated with the convertible notes increased 1117%, or $2,088, to $2,275 for the year ended December 31, 2005, compared to $187 in the prior year. The increase was due to the amortization of the loan discount and deferred financing costs related the conversion of $2,322 of the convertible notes during the twelve months ended December 31, 2005 (See Note 6 in the Consolidated Financial Statements of this Form 10-K/A). The Company will be required to amortize an additional $895 to interest expense over the life of the convertible notes or sooner if the notes are converted before the due date.

Years Ended December 31, 2004 and December 31, 2003

Revenues

Handwriting Recognition Segment. Handwriting recognition segment revenues include eSignature and natural input revenues.

eSignature revenue. eSignature revenues are derived from channel partners and end users. eSignature revenues increased 240%, or $4,429, to $6,278 for the year ended December 31, 2004, compared to $1,849 in the prior year as discussed below.

eSignature revenues through channel partners decreased 49%, or $253, to $264 for the year ended December 31, 2004, compared to $517 in the prior year. The decrease is due primarily to a large order in the second quarter of 2003 from one of its resellers .

eSignature revenues to end users increased 482%, or $4,881, to $5,894, for the year ended December 31, 2004, compared to $1,013 in the prior year period. The increase in eSignature revenues was due primarily to sales to large national customers in the insurance and banking industries. The Company believes that the sales of smaller pilot deployments to large national eSignature customers will lead to greater sales in future periods as the customers roll out their applications on a wider scale. However the timing of customer product roll out is difficult to project due to many factors beyond the Company’s control. The Company views eSignature as a high potential revenue market and intends to continue to place increasing focus on this market.

eSignature revenues in China decreased 62% or $199, to $120, for the year ended December 31, 2004, as compared to $319 in the prior year period. This decline represents both the impact of delays in rolling out CICC’s channel strategy as well as the passage of China’s E-Sign Law in August of 2004. Achieving accelerated and sustained revenue growth in China by leveraging resellers to provide China wide market coverage requires investment in both time and resources. Training resellers’ sales forces and committing the upfront engineering resources required to embed our eSignature software into partners’ total solutions was anticipated and fundamental to achieving China-wide sales coverage. The anticipation and final passage of China’s E Sign Law, however, significantly dampened sales results, especially in the last half of 2004, as both resellers and end user customers awaited the implications of the law on product functionality. However, passage of this Law is an overall positive event in that it provides the framework for product functionality and standards required to accelerate acceptance and growth for our technology in China. It does, however, require new market validation studies and considerable engineering effort to localize our newer technologies to meet the China market requirements. This has led to our current strategy of identifying and focusing on fewer strategic partners/resellers in China. Specifically, those capable of both market validation and possessing a high level of engineering competence and effective selling to target market applications.

Natural Input revenues. Natural Input revenues are derived from OEM’s and web-based sales.

Revenues from the sales of the Company’s natural input products, which include Jot, increased 87%, or $451, to $969 for the year ended December 31, 2004, compared to $518 in the prior year.

Natural input OEM revenues increased 285%, or $621, to $839 for the year ended December 31, 2004, compared to $218 in the prior year period. The increase in natural input OEM revenues was due primarily to royalties from the shipment by PalmSource of its operating system containing the Company’ Jot software. The Company expects natural input channel partner and OEM revenues to increase in the future as new customers are identified and new agreements are signed.

Online/retail revenues for the Company’s natural input products decreased 57% or $170, to $130 for the year ended December 31, 2004, compared to $300 in the prior year period. In early 2003, PalmSource announced that it had licensed CIC’s Jot® handwriting recognition software to replace Graffiti® as the standard and only handwriting software on all new Palm Powered® devices. The embedding of Jot on Palm related devices had a negative impact on the online/retail revenues. The transition to Jot based PalmSource operating systems by OEM’s was completed in the third quarter of 2004 and the Company believes that the online/retail revenues have stabilized for the near term.

Systems Integration.

System integration segment revenue declined 95%, or $630, to $37 for the year ended December 31, 2004, compared to $667 in the prior year period. The decline in system integration revenue reflects the decision made in late 2003 not to continue in or expand this low margin, labor intensive business, which would require significant increases in base costs to provide turn-key capabilities. The SI business has become highly competitive, with a low barrier to entry. It is increasingly comprised of small Chinese owned businesses with virtually no differentiation in service offerings and primarily competing on price and relationships. Our focus in China is on the emerging high potential workflow/office automation market leveraging our eSignature technology and strategic channel partners.

Cost of Sales.

Handwriting recognition.

Handwriting recognition segment cost of sales includes eSignature, Natural input and China software sales costs. Such costs are comprised of royalty and import tax payments, third party hardware costs, direct mail costs, engineering direct costs and amortization of intangible assets excluding patents.

eSignature. eSignature cost of sales decreased 82%, or $102, to $22 for the year ended December 31, 2004, as compared to $124 in the prior year. The decline was primarily due to the sale of less third party hardware along with the Company’s software products. Cost of sales may increase in the future depending on the customers decision to purchase from the Company its software solution and third party hardware as a complete package rather than buying individual components from separate vendors.

Natural input. Natural input cost of sales decreased 100%, or $17, to $0 for the year ended December 31, 2004, compared to $17 in the prior year period. The decrease was due to the use of software reseller web sites to move its products rather than maintaining an internal online store. The Company does not anticipate a material increase in costs associated with the online/retail sales.

Systems Integration.

China Systems integration segment cost of sales decreased 95%, or $593, to $31 for the twelve months ended December 31, 2004, compared to $624 in the prior year period. The decrease in costs was due primarily to the reduction in sales during the twelve months ended December 31, 2004 as compared to the prior year. The Company expects that system integration cost of sales will decrease over time as the Company has decided not to pursue system integration revenues beyond 2004 but to continue to increase its focus on the emerging high potential eSignature/office automation market in China.

Operating expenses

Research and Development Expenses. Research and Development expense decreased 9%, or $115, to $1,187 for the year ended December 31, 2004, as compared to $1,302 in the prior year period. Engineering expenses consist primarily of salaries and related costs, outside engineering, maintenance items, and allocated facilities expenses. Salaries and related expense increased 6%, or $53, to $881 for the year ended December 31, 2004, as compared to $828 in the prior year period, due primarily to increases in salaries and related expenses. Outside engineering cost and expenses declined 77%, or $24, to $7 for the year ended December 31, 2004, compared to $31 in the prior year period. The decline was due primarily to a reduction in the use of outside engineering services compared to the prior year. The Company maintains a relationship with an outside engineering group familiar with its products and may draw on their services, as required, which could have a material effect on the amount of outside engineering expense reported. Capitalized software development costs increased 100%, or $45, as compared to $0 in the prior year period. The increase in capitalized software development was due to new product development and significant upgrades and enhancements being made to the Company’s natural input and eSignature products. Capitalization of software development costs are expected to remain at increased amounts for the foreseeable future. Other engineering expenses decreased 22%, or $99, to $344 for the twelve months ended December 31, 2004 as compared to $443 in the prior year period. The decrease was primarily due to lower maintenance and depreciation expense compared to the prior year periods. The Company believes that the reductions in engineering expenses will not have an adverse effect on its product engineering and development efforts due to its ability to call on outside engineering services as required.

Sales and Marketing Expenses. Sales and marketing expenses increased 44%, or $401, to $1,306 for the year ended December 31, 2004, compared to $905 in the prior year period. Sales and marketing expenses consist of salaries, commissions and related expenses, professional services, advertising and promotion, general office and allocated facilities expenses. Salaries and related expenses increased 51%, or $175, to $517 for the year ended December 31, 2004, compared to $342 in the prior year period. The increase in salaries and related expense was due primarily to the increase in headcount of one executive level employee and, to a lesser extent, increases in employee salaries. Commission expense increased 214%, or $214, to $314 for the year ended December 31, 2004, compared to $100 in the prior year period. The increase in commission expense was due primarily to an increase in revenues compared to the prior year. Travel and entertainment increased 102%, or $43, to $85 for the year ended December 31, 2004, compared to $42 in the prior year period. This increase was due to the increase in the sales employee headcount, and an increased amount of travel. Recruiting expense increased 75%, or $15, to $35 for the year ended December 31, 2004, compared to $20 in the prior year period. The increase was due to the hiring of an executive level employee through an executive level search firm. Other expense, including general office and allocated facilities expenses declined $46, or 11%, to $355 for the year ended December 31, 2004, compared to $401 in the prior year period. The Company anticipates that sales and marketing expenses will continue to increase in the near term as we strengthen our sales efforts through increasing headcount to pursue new opportunities in the eSignature market space. The Company continues to pursue a channel strategy for its eSignature products. The Company believes the channel strategy, along with its current and potential partners, will produce increasing revenues in the near term.

General and Administrative Expenses. General and administrative expenses increased 12%, or $264, to $2,483, for the year ended December 31, 2004, compared to $2,219 in the prior year period. General and administrative expense consists of salaries, professional fees, investor relations expenses, patent amortization and office and allocated facilities costs. Salaries and wages increased 5%, or $34, to $744 for the year ended December 31, 2004, compared to $710 in the prior year period. The increase was due primarily to increases in employee salaries. Professional service expense, which include consulting, legal and outside accounting fees, increased 16%, or $74, to $542 for the year ended December 31, 2004, compared to $468 in the prior year period. The increase was due primarily to an increases in legal fees associated the infringement litigation of Company’s patent during the twelve months ended December 31, 2004, compared to the prior year. The Company increased its expense for bad debts 300%, or $111, to $148, for the year ended December 31, 2004, compared to $37 in the prior year period. The increase was to cover the slow payment cycle of channel partner receivables of the Joint Venture. At this time, the Company believes that its provision for bad debts is adequate. Other administrative expenses decreased 3%, or $29, to $975 for the year ended December 31, 2004, compared to $1,004 in the prior year period. The decrease was due primarily to spending reductions. The Company believes that its General and Administrative expenses will remain fairly stable for the near term.

Interest income and other income (expense), net

Interest income and other income (expense), net, increased 460%, or $46, to $47 for the year ended December 31, 2004, compared to $1 in the prior year period. The increase was due to an increase in interest income due to larger cash balances and to a refund of value added tax related to the tax year 2003 received by the Joint Venture in 2004.

Interest expense

Interest expense increased 242%, or $496, to $701 for the year ended December 31, 2004, compared to $205 in the prior year period. The increase in interest expense was due to the amortization of fees to Cornell Capital Partners, LP associated with the $750 in short-term debt, the $3,500 loan from Cornell Capital Partners, LP, (See Note 4 of the condensed consolidated financial statements) and interest on the long term debt. In addition the Company is amortizing through interest expense the deferred financing costs and debt discount associated with its long term debt (See Note 6 of the condensed consolidated financial statements).

Liquidity and Capital Resources

Cash and cash equivalents at December 31, 2005 totaled $2,849, compared to cash and cash equivalents of $4,736 at December 31, 2004. This decrease is primarily attributable to $1,428 used by operations, $406 used in investing activities and $53 used in financing activities. The effect of exchange rate changes on cash was immaterial.

The cash used by operations was primarily due to a net loss of $4,031, an increase in accounts receivable of $131, an increase in prepaid expenses of $63 and reductions in accrued compensation and other accrued liabilities of $23 and $108, respectively. The cash used in operations was offset by depreciation and amortization of $466, amortization of the loan discount and deferred financing costs of $1,706 and $553, respectively, an increase in deferred revenue of $99, and $43 from the disposal of fixed assets. In addition, cash outflows were offset by a $47 increase in accounts payable, stock issued for services of $10 and reductions to the provision for bad debts of $4.

The cash used in investing activities of $406 was due to the purchase of computer equipment and third party software for internal use of $107 and for capitalized software of $299.

The $53 used in financing activities consisted primarily of the payment of short-term and long-term debt of $49 and $9 in payments on capital lease obligations.

Accounts receivable increased 36%, or $127, to $483, net of $387 provided for potentially uncollectable accounts, for the year ended December 31, 2005 compared to $356 at December 31, 2004. The increase is due to a $170 increase in the Company’s fourth quarter 2005 sales compared to the prior year. The Company expects that the fluctuations in accounts receivable will continue in the foreseeable future due to volumes and timing of revenues from quarter to quarter.

Deferred financing cost decreased 71%, or $553, to $221 at December 31, 2005, compared to $774 at December 31, 2004. The deferred financing costs are associated with the November 2004 financing (See “Financing” below). The non-cash deferred financing costs will be amortized to interest expense over 22 months or, the life of the convertible notes, whichever is shorter.

Prepaid expenses and other current assets increased 60%, or $63, to $168 at December 31, 2005, compared to $105 at December 31, 2003. The increase is primarily due the timing of the billings of annual maintenance and other prepaid contracts. Prepaid expenses generally fluctuate due to the timing of annual insurance premiums and maintenance and support fees, which are prepaid in December and June of each year.

Current liabilities, which include deferred revenue, are $1,363 at December 31, 2005, compared to $1,401 at December 31, 2004, a decline of $38. Payment of the Company’s $44 short-term and related party debt in June 2005 is the primary reason for the decline. Deferred revenue was $557 at December 31, 2005, compared to $458 at December 31, 2004. The increase primarily reflects advance payments for products and maintenance fees from the Company’s licensees, which are generally recognized as revenue by the Company when all obligations are met or over the term of the maintenance agreement.

Financing.

In 2004, the Company entered into a unsecured Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 28, 2004. The financing, a combination of debt and equity, closed November 2, 2004. The proceeds to the Company were approximately $3,885, net of $310 in commissions and legal expenses. H.C. Wainwright & Co., Inc. (“Wainwright”), acted as placement agent. As placement agent for the Company, at closing Wainwright received $731 in commissions, legal fees and warrants. The commissions of approximately $285, and legal fees of $25, mentioned above, were paid in cash. The Company issued warrants to Wainewright to acquire 1,218 shares of the Company’s common stock. Of the warrants issued, 870 are exercisable at $0.46 and 348 are exercisable at $0.51. The Company has ascribed the value of $421 to the Wainwright warrants which was recorded as deferred financing costs in the balance sheet at December 31, 2004. The fair value ascribed to the Wainwright warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. The Company has used and expects to continue to use the proceeds of the financing for additional working capital.

Under the terms of the financing, the Company issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $4,195 and warrants to acquire 3,632 shares of the Company’s common stock at an exercise price of $0.508 per share. The notes accrue interest at the rate of 7% per annum, payable semi-annually, and are convertible into shares of the Company’s common stock at the rate of $0.462 per share. The Company has ascribed a value of $982 to the investor warrants, which is recorded as a discount to notes payable in the balance sheet at December 31, 2004. The fair value ascribed to the warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. In addition to the fair value ascribed to the warrants, the Company had ascribed $1,569 to the beneficial conversion feature in the convertible notes, which was recorded as a discount to notes payable in the balance sheet at December 31, 2004. The values ascribe to the warrants and beneficial conversion feature follow the guidance of the EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and ETIF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” of the FASB’s Emerging Issues Task Force. The fair value of the warrants and beneficial conversion feature is amortized to expense over the life of the convertible notes or upon earlier conversion using the effective interest method. As of December 31, 2005, the Company had amortized to interest expense approximately $2,462 of the loan discount and deferred financing costs. The balance due under the convertible notes is shown net of the remaining $674 unamortized discount on the accompanying consolidated balance sheet. During twelve months ended December 31, 2005, the investors converted $2,322 of the notes in exchange for 5,091 shares of the Company’s common stock. If the remaining aggregate principal amount owing under the notes is converted, the Company will issue 3,989, shares of its common stock. If the notes are not converted, all remaining principal and accrued but unpaid interest will be due October 28, 2007. The Company may pay accrued interest in cash or in shares of Company common stock, issued at the market price for the common stock calculated prior to the interest payment. The Company does not currently intend to pay accrued interest with shares of its common stock.

The above warrants expire on October 28, 2009. The Company may call the warrants if the Company’s common stock trades at $1.00 or above for 20 consecutive trading days. Wainwright will be paid approximately $28 in the aggregate if all of the investor warrants are exercised. The Company will receive proceeds of approximately $1,845 if all of the investor warrants are exercised.

On April 20, 2004, the Joint Venture borrowed the aggregate equivalent of $36, denominated in Chinese currency, from a Chinese bank. The proceeds of the loan are to be used for working capital purposes until the channel sales strategy is fully implemented and sales increase. The loan bore interest at 5.3% per annum and was paid in April 2005.

In June 2003, the Company’s 90% owned joint venture, Communication Intelligence Computer Corporation, Ltd., (the “Joint Venture’) borrowed from one of its directors approximately $24 denominated in U. S. dollars to purchase equipment used in the Company’s operations. The note bore interest at the rate of 5% per annum, and was due in June 2006. In June 2005, the equipment was sold and the remaining principal balance was paid off. Principal payments on related party debt for the year ended December 31, 2005 totaled $13.

Contractual Obligations.

The Company had the following material commitments as of December 31, 2005:

	Payments due by period
Contractual obligations	Total	2006	2007	2008	2009	2010	Thereafter
Long-term debt (1)	$1,169	$—	$1,169	$—	$—	$—	$—
Operating lease commitments (2)	1,601	309	236	264	272	280	240

Total contractual cash obligations	$2,770	$309	$1,405	$264	$272	$280	$240

1.	Long-term debt is net of approximately $674 in discounts representing the fair value of warrants issued to the investors and the beneficial conversion feature associated with the convertible notes.

2.

The operating lease commenced on November 1, 2002. The lease was renegotiated in December 2005 and extended for an additional 60 months. The base rent will increase approximately 3% per annum over the term of the lease, which expires on October 31, 2011.

As of December 31, 2005, the Company leased facilities in the United States and China totaling approximately 10,100 square feet. The Company’s rental expense for the years ended December 31, 2005, 2004, and 2003 was approximately $401, $443, and $450, respectively. In December 2005 the Company extended its existing lease in Redwood Shores an additional 60 months. The extended lease term reduced the rent cost per square foot thus saving $156 in rent payments over the next 17 months. In addition to the base rent in the United States, the Company pays a percentage of the increase, if any, in operating cost incurred by the landlord in such year over the operating expenses incurred by the landlord in the base year. The Company believes the leased offices in the United States will be adequate for the Company’s needs over the term of the lease.

As of December 31, 2005, the Company’s principal source of liquidity was its cash and cash equivalents of $2,849. With the exception of 2004, in each year since the Company’s inception the Company has incurred losses. The Company believes that its current cash and resources, together with the expected revenue levels, will provide sufficient funds for planned operations for at least the next twelve months. However, if the Company is unable to generate adequate cash flow from sales or if expenditures required to achieve the Company’s plans are greater than expected the Company may need to obtain additional funds or reduce discretionary spending. There can be no assurance that additional funds will be available when needed or, if available, will be on favorable terms or in the amounts the Company may require. If adequate funds are not available when needed, the Company may be required to delay, scale back or eliminate some or all of its marketing and development efforts or other operations, which could have a material adverse effect on the Company’s business, results of operations and prospects.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk. The Company has an investment portfolio of fixed income securities that are classified as cash equivalents. These securities, like all fixed income instruments, are subject to interest rate risk and will fall in value if the market interest rates increase. The Company attempts to limit this exposure by investing primarily in short-term securities. The Company did not enter into any short-term security investments during the twelve months ended December 31, 2005.

Foreign Currency Risk. The Company operates a subsidiary in China and from time to time makes certain capital equipment or other purchases denominated in foreign currencies. As a result, the Company’s cash flows and earnings are exposed to fluctuations in interest rates and foreign currency exchange rates. The Company attempts to limit these exposures through operational strategies and generally has not hedged currency exposures.

Future Results and Stock Price Risk. The Company’s stock price may be subject to significant volatility. The public stock markets have experienced significant volatility in stock prices in recent years. The stock prices of technology companies have experienced particularly high volatility, including, at times, severe price changes that are unrelated or disproportionate to the operating performance of such companies. The trading price of the Company’s common stock could be subject to wide fluctuations in response to, among other factors, quarter-to-quarter variations in operating results, announcements of technological innovations or new products by the Company or its competitors, announcements of new strategic relationships by the Company or its competitors, general conditions in the computer industry or the global economy generally, or market volatility unrelated to the Company’s business and operating results.

Item 8. Consolidated Financial Statements and Supplementary Data

The Company’s audited consolidated financial statements for the years ended December 31, 2005, 2004, and 2003 begin on page F-1 of this Annual Report on Form 10-K/A, and is incorporated into this item by reference.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None

Item 9A. Controls and Procedures

Disclosure Controls

Under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, the Company has evaluated the effectiveness of the design and operation of its disclosure controls and procedures pursuant to applicable rules under the Securities Exchange Act of 1934, as amended, as of December 31, 2005. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures are effective.

The Company does not expect that its disclosure controls and procedures will prevent all error and all fraud. A control procedure, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control procedure are met. Because of the inherent limitations in all control procedures, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The Company considered these limitations during the development of its disclosure controls and procedures, and will continually reevaluate them to ensure they provide reasonable assurance that such controls and procedures are effective.

Internal Controls and Procedures

There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the Company’s fourth fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 9B. Other Information

None.

PART III

Item 10. Directors and Executive Officers of the Registrant

Directors

The following table sets forth certain information concerning the Directors:

Name	Age	Year First Elected or Appointed

Guido D. DiGregorio	67	1997
Michael Farese (1), (2), (3), (4)	58	2002
Louis P. Panetta (1), (2), (3), (4)	56	2000
C. B. Sung (1), (2), (3), (4)	80	1986
David E. Welch (1), (4)	58	2004

1.                  Member of the Audit Committee

2.                  Member of the Finance Committee

3.                  Member of the Compensation Committee

4.                  Member of the Nominating Committee

The business experience of each of the directors for at least the past five years includes the following:

Guido D. DiGregorio was elected Chairman of the Board in February 2002, Chief Executive Officer in June 1999 and President in November 1997. From November 1997 to June 1999, he was also the Company’s Chief Operating Officer. He was a partner in DH Partners, Inc. (a management consultant firm) from 1996 to 1997. Prior to that Mr. DiGregorio was recruited by a number of companies to reverse trends of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

Mike Farese was elected a director of the Company in February 2002. Mr. Farese has over thirty years of broad based telecommunications industry experience including an extensive background in cellular and wireless subscriber equipment. Mr. Farese has been Senior Vice President of engineering at Palm, Inc. from September 2005 to present. He was the President & CEO of WJ Communications, a Silicon Valley-based manufacturer of innovative broadband communications products for current and next generation wireless communications networks from March 2002 to March 2005. Prior to joining WJ Communications, Mr. Farese was President & CEO, Tropian Inc. from 1999 to 2002. Prior to that he held numerous senior management positions including Vice President & General Manager-Global Personal Networks, Motorola, Vice President & General Manager-American Business Group, Ericsson, Vice President, Product Planning & Strategy, Nokia, Executive Director-Business Systems, ITT and Division Manger-Networks Business Systems, AT&T.

Louis P. Panetta was elected a director of the Company in October 2000. From November 2001 to September 2003 Mr. Panetta was a member of the Board of Directors of Active Link. Mr. Panetta was Vice President of Marketing and Investor Relations with Mobility Concepts, Inc. (a wireless Systems Integrator), a subsidiary of Active Link Communications from February 2001 to April 2003. Mr. Panetta was President and Chief Operating Officer of PortableLife.com (e-commerce products provider) from September 1999 to October 2000 and President and Chief Executive Officer of Fujitsu Personal Systems (a manufacturer of computer hardware) from December 1992 to September 1999. From 1995 to 1999, Mr. Panetta served on the Board of Directors of Fujitsu Personal Systems.

C.B. Sung was elected a director of the Company in 1986. Mr. Sung has been the Chairman and Chief Executive Officer of Unison Group, Inc. (a multi-national corporation involved in manufacturing, computer systems, international investment and trade) since 1986 and Unison Pacific Corporation since 1979. He also serves on the Board of Directors of several private companies and non-profit organizations.

David E. Welchwas elected a director in March 2004 and serves as the financial expert on the Audit Committee. From July 2002 to present Mr. Welch has been the principal of David E. Welch Consulting, a financial consulting firm, . Mr. Welch has also been Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a provider of satellite based asset tracking and reporting equipment, from April 2004 to present. Mr. Welch was Vice President and Chief Financial Officer of Active Link Communications, a manufacturer of telecommunications equipment, from 1999 to 2002. Mr. Welch has held positions as Director of Management Information Systems and Chief information Officer with Micromedex, Inc and Language Management International from 1995 through 1998. Mr. Welch is a member of the Board of Directors of Advanced Neutraceuticals, Inc. and AspenBio, Inc. Mr. Welch is a Certified Public Accountant licensed in the state of Colorado.

EXECUTIVE OFFICERS

The following table sets forth the name and age of each executive officer of the Company, and all positions and offices of the Company presently held by each of them.

Name	Age	Positions Currently Held

Guido D. DiGregorio	67	Chairman of the Board, Chief Executive Officer and President,
Francis V. Dane	55	Chief Legal Officer, Secretary and Chief Financial Officer
Russel L. Davis	41	Chief Product Officer

The business experience of each of the executive officers for at least the past five years includes the following:

Guido D. DiGregorio - see above.

Francis V. Danewas appointed the Company’s Secretary in February of 2002, its Chief Financial Officer in October 2001, its Human Resources Executive in September 1998 and he assumed the position of Chief Legal Officer in December of 1997. From 1991 to 1997 he served as a Vice President and Secretary of the Company, and from 1988 to 1992 as its Chief Financial Officer and Treasurer. Since July of 2000, Mr. Dane has also been the Secretary and Treasurer of Genyous Biomed International Inc. (including its predecessors and affiliates). a biotechnology venture capital and incubation company. From October 2000 to April 2004, Mr. Dane served as a director of Perceptronix Medical, Inc. and SpectraVu Medical Inc., two companies focused on developing improved methods for the early detection of cancer. From October 2000 to June 2003. Mr. Dane was a director of CPC Cancer Prevention Centers Inc., a company that is developing a comprehensive cancer prevention program based upon the detection of early stage, non-invasive cancer. Prior to this Mr. Dane spent over a decade with PricewaterhouseCoopers, his last position was that of Senior Manager, Entrepreneurial Services Division. Mr. Dane is a member of the State Bar of California and has earned a CPA certificate from the states of Connecticut and California.

Russell L. Davisrejoined the Company as Chief Product Officer in August of 2005. He served as CTO of SiVault Systems, from November of 2004 to August of 2005. Mr. Davis originally joined CIC in May of 1997 and was appointed Vice President of Product Development & Support in October of 1998. Prior to this, Mr. Davis served in a number of technical management roles including; Director of Service for Everex Systems, Inc., a Silicon Valley based PC manufacturer and member of the Formosa Plastics Group, managing regional field engineering operations for Centel Information Systems, which was acquired by Sprint. He also served in the United States Navy supervising shipboard Electronic Warfare operations.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics, known as our Code of Business Conduct and Ethics, which applies to all of our directors, officers, and employees, including our principal executive officer, our principal financial and accounting officer, and our Chief product officer. A copy of the Code of Business Conduct and Ethics is posted on the Company’s web site, at www.cic.com.

Item 11. Executive Compensation

The following table sets forth compensation awarded to, earned by or paid to the Company’s President, regardless of the amount of compensation, and each executive officer of the Company serving as of December 31, 2005 whose total annual salary and bonus for 2005 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Securities
Name and Principal Position	Year	Salary		Other Annual Compensation	Underlying Options
Guido DiGregorio	2005	$322,875	(1)	—	1,700,000
Chairman, President and Chief Executive Officer	2004	$259,371	(1)	—	—
	2003	$206,250	(1)	—	—
Francis V. Dane	2005	$146,643		—	143,943
Chief Legal Officer, Secretary and Chief Financial Officer	2004	$138,125		—	100,000
	2003	$128,500		—	100,000
Russel L. Davis	2005	$48,303	(2)	—	500,000
Chief Product Officer

(1)  Mr. DiGregorio’s salary was increased in February 2002 to $250,000. Mr. DiGregorio deferred approximately $70,000 in salary payments to ease cash flow requirements. Mr. DiGregorio may resume payment of his full salary at any time, and payment of deferred amounts may be demanded by Mr. DiGregorio at any time after December 31, 2002 and 2003, respectively. Mr. DiGregorio was paid his deferred salary from 2002 and 2003 of approximately $64, and $70 in January 2003 and 2004, respectively.

(2)  Mr. Davis was named as an executive officer as of August 31, 2005.

Option Grants in 2005

In late 1998, the Company assessed the option position of each of its employees, considering factors including, job descriptions and responsibilities, potential for future contributions and current option positions and salaries in relation to competitive employment opportunities that might be available to individual employees. As a result of this assessment, on January 12, 1999, the Company issued options to virtually all of its employees. Such options were issued with a seven year life and as such unexercised options from those grants will expire on January 12, 2006. To acknowledge the past seven years (and in many cases more) of service and to motivate employees to remain with the Company, on December 19, 2005, the Company granted options to employees in an amount equal to their options expiring on January 12, 2006. Such options were granted with immediate vesting, a seven year life and with an exercise price for 25% of the options at market value and the remaining 75% at $0.75 (the exercise price of the January 12, 1999 option grants). Accordingly, on December 19, 2005, Francis V. Dane and Guido DiGregorio were granted options to purchase 143,943 and 1,700,000 shares of the Company’s common stock respectively.

In August 2005 Mr. Davis was hired as Chief Product Officer and was granted options to purchase 500,000 shares of the Company’s common stock. The shares vested immediately. Such options were granted with immediate vesting, a seven year life and with an exercise price for 25% of the options at $0.57 (market value on the date of grant) and the remaining 75% at $0.75.

Aggregate Option Exercises in 2003 and Year-End Option Values

The following table sets forth certain information concerning the Named Executive Officers with respect to the exercise of options in 2004, the number of shares covered by exercisable and unexercisable stock options at December 31, 2004 and the aggregate value of exercisable and unexercisable “in-the-money” options at December 31, 2004.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable(E)/ Unexercisable(U)		Value of Unexercised In-The-Money Options at Fiscal Year End(1) Exercisable(E)/ Unexercisable(U)

Guido DiGregorio	—	$—	3,650,000	(E)	$42,500	(E) (1)
Francis V. Dane	—	$—	309,852	(E)	$12,916	(E) (1)
			134,091	(U)	682	(U) (1)
Russel L. Davis	—	$—	500,000	(E)	$—	(E) (1)

(1)       The value of unexercised in-the-money options was determined by using the difference between the closing sale price of the common stock on the Nasdaq Over the Counter Market as of December 31, 2005 ($0.43) and the exercise price of such options.

Item 12. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table under the heading “Executive Compensation” and (iv) all directors and executive officers of the Company as a group.

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class

Guido DiGregorio (1)	3,650,000	3.43%
C. B. Sung (2)	1,807,610	1.70%
Louis P. Panetta (3)	203,125	*
Michael Farese (4)	150,000	*

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class
David E. Welch(5)	100,000	*
Francis V. Dane (6)	529,788	*
Russel L. Davis (7)	500,000	*
All directors and executive officers as a group (6 persons)	6,940,523	6.51%
Michael W. Engmann (8)	7,947,714	7.46%

*                                                     Less than 1%.

(1)                  Represents 3,650,000 shares, issuable upon the exercise of stock options exercisable within 60 days here of. The business address of Mr. DiGregorio is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See “Executive Compensation; Option Grants in 2005.”

(2)                  Includes (a) 1,568,051 shares held by the Sung Family Trust, of which Mr. Sung is a trustee, (b) 3,369 shares held by the Sung-Kwok Foundation, of which Mr. Sung is the Chairman, and (c) 236,190 shares of common stock issuable upon the exercise of stock options , exercisable within 60 days here of. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation. The business address of Mr. Sung is, UNISON Group, 1001 Bayhill Dr., 2nd Floor, San Bruno, California 94066. See “Certain Relationships and Related Transactions.”

(3)                  Represents 203,125 shares issuable upon the exercise of options exercisable within 60 days here of. Mr. Panetta’s business address is 827 Via Mirada, Monterey, California 93940. See “Certain Relationships and Related Transactions.”

(4)                  Represents 150,000 shares issuable upon the exercise of stock options exercisable within 60 days hereof. The business address of Mr. Farese is 275 Shoreline Drive, suite 500, Redwood City, CA94065.  See “Certain Relationships and Related Transactions.”

(5)                  Represents 100,000 shares issuable upon the exercise of stock options exercisable with in 60 days here of. The business address of Mr. Welch is 1729 East Otero Avenue, Littleton, CO 80122. See “Certain Relationships and Related Transactions.”

(6)                  Represents (a) 212 shares held by Mr. Dane and (b) 529,576 shares issuable upon the exercise of stock options exercisable within 60 days here of. The business address of Mr. Dane is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See “Executive Compensation; Option Grants in 2005.”

(7)                  Represents 500,000 shares issuable upon the exercise of stock options within 60 days here of. The business address of Mr. Davis is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See “Executive Compensation; Option Grants in 2005.”

(8)                  Represents (a) 2,622,907 shares held by MDNH Partners, L.P. of which Mr. Engmann is a partner and (b) 5,324,807held by Mr. Engmann. Such shares were reported on Schedule 13G dated December 28, 2005. Mr. Engmann may be deemed to beneficially own the 2,622,907 shares held by MDNH Partners, L.P.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding ownership of, and transactions in, the Company’s securities. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 2005 all Section 16(a) reports required to be filed by the Company’s executive officers, directors and 10% stockholders were filed on a timely basis.

Item 13. Certain Relationships and Related Transactions

Director Compensation

For their services as directors of the Company, all non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors are also eligible to receive stock options. In June 2005, Michael Farese, Louis Panetta, C. B. Sung and David Welch were each granted immediately exercisable non-qualified options to purchase 25,000 shares of common stock at an exercise price of $0.46, which options expire on June 27, 2012.

In December 2005, C. B. Sung was granted 10,000 options. Such options were granted with immediate vesting, a seven year life and with an exercise price for 25% of the options at market value and the remaining 75% at $0.75.

In June 2003, the Company’s 90% owned joint venture, Communication Intelligence Computer Corporation, Ltd., (the “Joint Venture’) borrowed from one of its directors approximately $24 denominated in U. S. dollars to purchase equipment used in the Company’s operations. The note bore interest at the rate of 5% per annum, and was due in June 2006. In June 2005, the equipment was sold and the remaining principal balance was paid off.

Item 14. Principal Accounting Fees and Services

In December 1999, the Company retained Stonefield Josephson, Inc. as its independent auditors. Prior to the retention of Stonefield Josephson, Inc., neither the Company nor any person on its behalf consulted with Stonefield Josephson, Inc. regarding the application of accounting principles to any transaction or the types of audit opinion that might be rendered on the Company’s financial statements.

The aggregate fees billed for professional services by Stonefield Josephson, Inc. in 2005 were $183, and in 2004 were $294, for the following services:

Audit Fees: Stonefield Josephson, Inc.’s fees in connection with its quarterly reviews and year end audits for 2005 were $169, and were approximately $245, in 2004, which represented approximately 93% and 83% of the aggregate fees billed by Stonefield Josephson, Inc. in 2005 and 2004, respectively.

Audit-Related Fees. Stonefield Josephson, Inc. did not bill the Company for any assurance and related work in fiscal year 2005 or 2004.

Tax fees: Fees in connection with the 2004 federal and state tax returns were approximately $6, or 3% of the aggregate fees billed in 2005 for professional services by Stonefield Josephson, Inc.. Fees in connection with the 2003 federal and state tax returns were approximately $6, or 2% of the aggregate fees billed in 2004 for professional services by Stonefield Josephson, Inc.

Financial Information Systems Design and Implementation Fees: There were no fees incurred in fiscal year 2005 or 2004 for financial information systems design and implementation services.

All other Fees:  Fees for all other services provided totaled approximately $7, or 4% of the aggregate fees billed by Stonefield Josephson, Inc. in 2005 and related primarily to guidance in the application of new accounting pronouncements. Stonefield Josephson, Inc’s fees for all other services provided in 2004 totaled approximately $43, or 15% of the aggregate fees billed by Stonefield Josephson, Inc. in 2004 and related primarily to preparation of the company’s 2004 proxy and a Registration statement on Form S-1.

Pre-Approval Policies. It is the policy of the Company not to enter into any agreement for Stonefield Josephson, Inc. to provide any non-audit services unless (a) the agreement is approved in advance by the Audit Committee or (b) (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount we pay to Stonefield Josephson, Inc. during the fiscal year in which such services are rendered, (ii) such services were not recognized by the Company as constituting non-audit services at the time of the engagement of the non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and prior to the completion of the audit were approved by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee will not approve any agreement in advance for non-audit services unless (x) the procedures and policies are detailed in advance as to such services, (y) the Audit Committee is informed of such services prior to commencement and (z) such policies and procedures do not constitute delegation of the Audit Committee’s responsibilities to management under the Securities Exchange Act of 1934, as amended.

The Audit Committee has considered whether the provision of non-audit services has impaired the independence of Stonefield Josephson, Inc. and has concluded that Stonefield Josephson, Inc. is independent under applicable SEC and Nasdaq rules and regulations.

PART IV

Item 15. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

(b) Reports on Form 8-K

1.           Current Report on Form 8-K, Item 1.01 dated September 21,2005, with respect to the increases in officers salaries.

2.           Current Report on Form 8-K, Item 1.01 dated December 19, 2005, with respect to stock option grants to officers and directors.

(c) Exhibits

Exhibit Number	Document

2.0	Second Amended Plan of Reorganization of the Company, incorporated herein by reference to the Company’s Form 8-K filed October 24, 1994.
2.1	Orderly Liquidation Valuation, Exhibit F to the Second Amended Plan of Reorganization, incorporated herein by reference to the Company’s Form 8-K filed October 19, 1994.
2.2	Order Confirming Plan of Reorganization, incorporated herein by reference to the Company’s Form 8-K filed November 14, 1994.
3.1	Certificate of Incorporation of the Company, as amended, incorporated herein by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 to the Company’s Registration Statement on Form 10 (File No. 0-19301).
3.2

Certificate of Amendment to the Company’s Certificate of Incorporation (authorizing the reclassification of the Class A Common Stock and Class B Common Stock into one class of Common Stock) as filed with the Delaware Secretary of State’s office on November 1, 1991, incorporated herein by reference to Exhibit 3 to Amendment 1 on Form 8 to the Company’s Form 8-A (File No. 0-19301).

3.3	By-laws of the Company adopted on October 6, 1986, incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 10 (File No. 0-19301).
4.1

1984 Stock Option Plan of the Company, as amended and restated as of October 15, 1987 and as amended by resolutions of the stockholders of the Company passed on August 15, 1989 and October 8, 1990 to increase the aggregate shares covered thereby to 1,000,000, incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 10 (File No. 0-19301).

4.2	Form of Stock Option Grant under 1984 Stock Option Plan, incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form 10 (File No. 0-19301).

4.3	1991 Stock Option Plan of the Company, incorporated herein by reference to Exhibit 4.5 of the Company’s Form S-1 dated December 23, 1991 (Registration No. 33-43879).
4.4	1991 Non-Discretionary Stock Option Plan, incorporated herein by reference to Exhibit 4.6 of the Company’s Form S-1 dated December 23, 1991 (Registration No. 33-43879).
4.5	Form of Incentive Stock Option Grant under 1991 Stock Option Plan, incorporated herein by reference to Exhibit 4.7 of the Company’s Form S-1 dated December 23, 1991 (Registration No. 33-43879).
4.6	Form of Non-Qualified Stock Option Grant under 1991 Stock Option Plan, incorporated herein by reference to Exhibit 4.8 of the Company’s Form S-1 dated December 23, 1991 (Registration No. 33-43879).
4.7

Form of Stock Option Grant under 1991 Non-Discretionary Stock Option Plan, incorporated herein by reference to Exhibit 4.9 of the Company’s Form S-1 dated December 23, 1991 (Registration No. 33-43879).

4.8

1994 Stock Option Plan, incorporated herein by reference to Exhibit G of the Company’s Second Amended Disclosure Statement filed on Form 8-K dated October 19, 1994 and approved by shareholders on November 14, 1994.

4.9

Form of Warrant of the Company dated March 28, 1997 issued in connection with the Waiver by and among the Company and the signatories thereto, incorporated herein by reference to Exhibit 4.9 of the Company’s 1996 Form 10-K (File No. 0-19301).

4.10	1999 Stock Option Plan, incorporated herein by reference to Exhibit A of the Company’s Definitive Proxy Statement filed on May 4, 1999 and approved by shareholders on June 7, 1999. .
4.11	Form of Convertible Promissory Note issued by Communication Intelligence Corporation, incorporated herein by reference to Exhibit 10.3 to the Company’s Form 8-K dated November 3, 2004.
4.12	Form of Warrant issued by Communication intelligence Corporation, incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K dated November 3, 2004.
4.13	Form of Stock Option Grant under Non-Plan Stock Options, incorporated herein by reference to the Company’s Form S-8 dated March 30, 2006 (Registration No. 33-).
†10.1

Licensing and Development Agreement for Use and Marketing of Program Materials dated September 25, 1992 between the Company and International Business Machines Corporation, incorporated herein by reference to Exhibit 10.13 of the Company’s 1992 Form 10-K (File No. 0-19301)

10.2	Standby Stock Purchase Agreement between the Company and Philip Sassower dated October 3, 1994, incorporated herein by reference to Exhibit 10.13 of the Company’s 1994 Form 10-K (File No. 0-19301)
10.3	Form of Subscription Agreement between the Company and the Purchasers, dated November 28, 1995, incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K dated November 28, 1995.
10.4	Form of Registration Rights Agreement between the Company and the Purchasers, dated November 28, 1995, incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K dated November 28, 1995.
10.5	Form of Warrant of the Company issued to Libra Investments, Inc. on November 28, 1995, incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K dated November 28, 1995.
10.6

Form of Registration Rights Agreement between the Company and Libra Investments, Inc., dated November 28, 1995, incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K dated November 28, 1995.

10.7	Form of Subscription Agreement between the Company and various investors, dated June 13, 1996, incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K dated June 27, 1996.
10.8	Form of Registration Rights Agreement between the Company and various investors, dated June 13, 1996, incorporated herein by reference to Exhibit 2 of the Company’s Form 8-K dated June 27, 1996.
10.9

Form of Preferred Stock Investment Agreement, dated as of December 31, 1996, between the Company and the investors listed on Schedule 1 thereto, incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K dated December 31, 1996.

10.10

Form of Registration Rights Agreement between the Company and the Investors Listed on Schedule 1 thereto, incorporated herein by reference to Exhibit 2 of the Company’s Form 8-K dated December 31, 1996.

10.11

Form of Certificate of Designation of the Company with respect to the 5% Cumulative Convertible Preferred Stock, incorporated herein by reference to Exhibit 3 of the Company’s Form 8-K dated December 31, 1996.

10.12

Waiver, dated March 26, 1997, effective December 31, 1996, by and among the Company and the signatories thereto, incorporated herein by reference to Exhibit 10.19 of the Company’s 1996 Form 10-K (File No. 0-19301).

10.13

Form of Subscription Agreement between the Company and each subscriber, dated as of November 25, 1997, incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K dated December 3, 1997.

10.14

Certificate of Designations of the Company with respect to the Series B 5% Cumulative Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.2 of the Company’s Form 8-K dated November 13, 1997.

10.15

Form of Registration Rights Agreement, by and among the Company and the signatories thereto, dated as of November 25, 1997, incorporated herein by reference to Exhibit 10.3 to the Company’s Form 8-K dated November 13, 1997.

10.16

Amendment to the Company’s Certificate of Designation with respect to the 5% Cumulative Convertible Preferred Stock dated June 12, 1998, incorporated herein by reference to Exhibit 10.23 of the Company’s 1998 Form 10-K (File No. 0-19301).

10.17	Amendment to the Company’s Amended and Restated Certificate of Incorporation dated June 12, 1998 incorporated herein by reference to Exhibit 10.24 of the Company’s 1998 Form 10-K (File No. 0-19301).
10.18	Employment Agreement dated August 14, 1998 between James Dao and the Company incorporated herein by reference to Exhibit 10.25 of the Company’s 1998 Form 10-K (File No. 0-19301).
††10.19

Software Development and License Agreement dated December 4, 1998 between Ericsson Mobile Communications AB and the Company incorporated herein by reference to Exhibit 10.26 of the Company’s 1998 Form 10-K (File No. 0-19301).

10.20	Loan and Warrant Agreement dated October 20, 1999 between the Company and the Philip S. Sassower 1996 Charitable Remainder Annuity Trust.
10.21	Asset Purchase Agreement between the Company and PenOp Ltd and PenOp Inc. incorporated herein by reference to the Company’s Form 8-K dated October 6, 2000.
10.22	Loan Agreement dated June 19, 2001 between the Company and the Philip S. Sassower 1996 Charitable Remainder Annuity Trust.
10.23

Equity Line of Credit Agreement between the Company and Cornell Capital Partners, LP, incorporated by reference to the Company’s Registration Statement on Form S1 dated February 13, 2003 (File No. 333-103157)

10.24

Form of Note and Warrant Purchase Agreement dated October 28, 2004, among Communication Intelligence Corporation and the Purchasers identified there in, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K dated November 3, 2004.

10.25

Form of Registration Rights Agreement dated October 28, 2004, among Communication Intelligence Corporation and the parties identified there in, incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K dated November 3, 2004.

*Xx 10.26	Amendment dated May 31, 2005 to the License agreement dated December 22, 2000 between the Company and eCom Asia Pacific, Ltd. filed as Exhibit 10.26 here in.
*Xx 10.27	License agreement dated June 2, 2005 between the Company and SnapOn Credit L. L C.. filed as Exhibit 10.27 here in.
10.28	Amendment to employment agreement with Guido DiGregorio, incorporated herein by reference to the Company’s Form 8-K dated September 21, 2005.
10.29	Amendment to employment agreement with Frank V. Dane, , incorporated herein by reference to the Company’s Form 8-K dated September 21, 2005.
*10.30	Form of stock option agreement dated August 31, 2005 with Russel L. Davis filed as Exhibit 10.30 here in.
*10.31	Form of stock option agreement dated December 19, 2005 with Guido DiGregorio filed as Exhibit 30 here in.
*10.32	Form of stock option agreement dated August 31, 2005 with Francis V. Dane as filed Exhibit 10.30 here in.
*10.33	Form of stock option agreement dated August 31, 2005 with C. B. Sung as filed Exhibit 10.30 here in.
14.00	Code of Ethics -Incorporated by reference to the registrant’s Annual Report on Form 10-K (file no. 0-19301) filed with the Commission on March 30, 2004.
*21.1	Schedule of Subsidiaries.
*23.1	Consent of Stonefield Josephson, Inc, Independent Registered Public Accounting Firm.
*31.1	Certification of Company’s Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*31.2	Certificate of Company’s Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
*32.1	Certification of Chief Executive Officer pursuant to 18 USC Section 1750, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
*32.2	Certification of Chief Financial Officer pursuant to 18 USC Section 1750, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

31.2	Certificate of Company’s Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer pursuant to 18 USC Section 1750, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Chief Financial Officer pursuant to 18 USC Section 1750, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

†                     Confidential treatment of certain portions of this exhibit have been previously granted pursuant to a request for confidentiality dated March 29, 1993, filed pursuant to the Securities Exchange Act of 1934.

*                    Filed herewith.

††               Confidential treatment of certain portions of this exhibit have been requested from the SEC pursuant to a request for confidentiality dated March 30, 1999, filed pursuant to the Securities and Exchange Act of 1934.

Xx             Confidential treatment of certain portions of this exhibit have been requested from the SEC pursuant to a request for confidentiality dated March 30, 2006 filed pursuant to the Securities and Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Redwood Shores, State of California, on March 31, 2006.

Communication Intelligence Corp.

By:
/s/ Francis V. Dane
Francis V. Dane (Principal Financial Officer and Officer Duly Authorized to Sign on Behalf of the Registrant)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Registrant and in the capacities indicated on March 31, 2006.

Signature	Title

/s/ Guido DiGregorio	Chairman, President and Chief Executive Officer
Guido DiGregorio	(Principal Executive Officer)

/s/ Francis V. Dane	Chief Legal Officer and Chief Financial Officer
Francis V. Dane	(Principal Financial and Accounting Officer)

/s/ Michael Farese	Director
Michael Farese

/s/ Louis P. Panetta	Director
Louis P. Panetta

/s/ Chien Bor Sung	Director
Chien Bor Sung

/s/ David Welch	Director
David Welch

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Communication Intelligence Corporation
Redwood Shores, California

We have audited the accompanying consolidated balance sheets of Communication Intelligence Corporation and its subsidiary (“the Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders’ equity, cash flows and financial statement schedule for each of the three years in the period ended December 31, 2005, as listed in the index appearing under Item 15(a)(1) and (2) of this Annual Report on Form 10-K/A. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Communication Intelligence Corporation and its subsidiary as of December 31, 2005, and 2004 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant recurring operating losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ STONEFIELD JOSEPHSON, INC.
San Francisco, California

S-F-1

February 17, 2006

Communication Intelligence Corporation

Consolidated Balance Sheets

(In thousands, except par value amounts)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$2,849	$4,736
Accounts receivable, net of allowances of $387 and $404 at December 31, 2005 and 2004, respectively	483	356
Deferred financing costs - current portion	121	272
Prepaid expenses and other current assets	168	105
Total current assets	3,621	5,469

Property and equipment, net	147	123
Patents	4,285	4,663
Capitalized software development costs	283	32
Deferred financing costs - long-term	100	502
Other assets	30	30
Total assets	$8,466	$10,819

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt - related party	$—	$8
Short-term debt - other	—	36
Accounts payable	288	241
Accrued compensation	235	258
Other accrued liabilities	283	400
Deferred revenue	557	458
Total current liabilities	1,363	1,401

Long-term debt - related party	—	5

Convertible notes, net of unamortized fair value assigned to beneficial conversion feature and warrants of $674 and $2,410 at December 31, 2005 and 2004, respectively.	1,169	1,785
Minority interest	78	97

Commitments and contingencies (Note 8)	—	—
Stockholders’ equity:
Preferred Stock, $.01 par value, 10,000 shares authorized, 0 outstanding at December 31, 2005 and 2004, respectively	—	—
Common stock, $.01 par value; 125,000 shares authorized; 106,542 and 101,412 shares issued and outstanding at December 31, 2005 and 2004, respectively	1,065	1,014
Additional paid-in capital	89,517	87,231
Accumulated deficit	(84,575)	(80,544)
Accumulated other comprehensive loss	(151)	(170)
Total stockholders’ equity	5,856	7,531

Total liabilities and stockholders’ equity	$8,466	$10,819

The accompanying notes form an integral part of these Consolidated Financial Statements

S-F-2

Communication Intelligence Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Years ended December 31,
	2005	2004	2003

Revenues:
eSignature	$2,067	$6,278	$1,849
Natural input	1,054	969	518
China system integration	—	37	667
	3,121	7,284	3,034
Operating costs and expenses:
Cost of sales:
eSignature	105	22	124
Natural Input	43	—	17
China system integration	—	31	624
Research and development	1,144	1,187	1,302
Sales and marketing	1,240	1,306	905
General and administrative	2,173	2,483	2,219

	4,705	5,029	5,191

Income (loss) from operations	(1,584)	2,255	(2,157)

Interest income and other income, net	17	47	1
Interest expense	(208)	(514)	(205)
Amortization of loan discount and deferred financing cost (Note 6)	(2,275)	(187)	—
Minority interest	19	19	16

Net income (loss)	$(4,031)	$1,620	$(2,345)

Basic and diluted income (loss) per share	$(0.04)	$0.02	$(0.02)

Basic weighted average shares	104,189	100,909	97,436

Diluted weighted average shares	104,189	107,572	97,436

The accompanying notes form an integral part of these Consolidated Financial Statements

S-F-3

Communication Intelligence Corporation
Consolidated Statements of Changes in Stockholders’ Equity
(In thousands)

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of December 31, 2002	91,481	$915	$82,025	$(79,819)	$(187)	$2,934
Sale of Common 8,621 shares through Cornell Capital net of expenses	8,621	$86	$1,503	$	$	$1,589
Comprehensive income (loss):
Net (loss)				(2,345)		(2,345)
Foreign currency translation adjustment					9	9
Total comprehensive income (loss)						(2,336)

Balances as of December 31, 2003	100,102	$1,001	$83,528	$(82,164)	$(178)	$2,187
Sale of shares of Common stock through Cornell Capital net of expenses	1,133	$11	$680		$	$691
Exercise of options for shares of common stock	177	2	51			53
Fair value of warrants issued to the agent in connection with convertible notes			421			421
Fair value of warrants issued to the investors in connection with convertible notes			982			982
Fair value of beneficial conversion feature associated with the convertible notes			1,569			1,569
Comprehensive income:
Net income				1,620		1,620

Foreign currency translation adjustment					8	8
Total comprehensive income						1,628

Balances as of December 31, 2004	101,412	$1,014	$87,231	$(80,544)	$(170)	$7,531
Shares of Common Stock issued on conversion of long-term notes	5,092	$51	$2,271			$2,322
Shares issued for services	24		10			10
Shares issued on exercise of stock options	14		5			5
Comprehensive (loss):
Net loss				(4,031)		(4,031)
Foreign currency translation adjustment					19	19
Total comprehensive loss						$(4,012)

Balances as of December 31, 2005	106,542	$1,065	$89,517	$(84,575)	$(151)	$5,856

The accompanying notes form an integral part of these Consolidated Financial Statements

S-F-4

Communication Intelligence Corporation
Consolidated Statements of Cash Flows
(In thousands)

	Years ended December 31,
	2005	2004	2003
Cash flows from operating activities
Net income (loss)	$(4,031)	$1,620	$(2,345)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	466	425	456
Amortization of convertible note discount	1,706	142	—
Deferred financing costs	553	—	—
Loss on disposal of property and equipment	43	8	8
Provision for inventory obsolescence	—	—	38
Provision for doubtful accounts	4	148	13
Stock issued for services	10	—	—
Changes in operating assets and liabilities
Accounts receivable,	(131)	238	(278)
Inventories	—	47	28
Prepaid expenses and other current assets	(63)	(12)	67
Other assets	—	—	13
Accounts payable	47	(2)	83
Accrued compensation	(23)	(1)	9
Other accrued liabilities	(108)	(85)	(87)
Deferred revenue	99	293	—
Net cash provided by (used in)operating activities	(1,428)	2,821	(1,995)

Cash flows from investing activities
Acquisition of property and equipment	(107)	(37)	(30)
Capitalization of software development costs	(299)	(45)	—
Net cash used in investing activities	(406)	(82)	(30)

Cash flows from financing activities
Proceeds from issuance of short-term debt	—	36	750
Proceeds from issuance of long-term debt - related party	—	—	24
Proceeds from issuance of convertible notes, net	—	3,885	—
Principal payments on short-term debt	(36)	(3,008)	—
Principal payments on long-term debt - related party	(13)	—	(3)
Principal payments on capital lease obligations	(9)	(8)	(7)
Proceeds from issuance of common stock	—	—	2,000
Offering costs	—	—	(411)
Proceeds from exercise of stock options	5	53	—
Net cash provided by (used in) financing activities	(53)	958	2,353

Net increase (decrease) in cash and cash equivalents	(1,887)	3,697	328
Cash and cash equivalents at beginning of year	4,736	1,039	711

Cash and cash equivalents at end of year	$2,849	$4,736	$1,039

The accompanying notes form an integral part of these Consolidated Financial Statements

S-F-5

Communication Intelligence Corporation
Consolidated Statements of Cash Flows
(In thousands)

Supplemental disclosure of cash flow information:

	December 31,
	2005	2004	2003
Interest paid	$237	$509	$209

Income tax paid	$—	$—	$—

Schedule of non-cash transactions:

Inventory reserve provision	$—	$—	$38

Non-cash compensation	$—	$70	$70

Common stock issued upon the conversion of short term debt net	$—	$691	$—

Common stock issued upon the conversion of long term debt net	$2,322	$—	$—

Deferred financing costs associated with convertible notes	$—	$714	$—

Loan discount associated with convertible notes net of amortization	$—	$2,409	$—

Issuance of common stock for services	$10	$—	$—

The accompanying notes form an integral part of these Consolidated Financial Statements

S-F-6

Communication Intelligence Corporation

Notes to Consolidated Financial Statements

(In thousands)

1. Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies

The Company

Communication Intelligence Corporation and its joint venture (the “Company” or “CIC”) develops and markets natural input and biometric electronic signature solutions aimed at the emerging markets such as, e-commerce, wireless Internet/information devices, and corporate security. These markets include all areas of personal computing, as well as electronic commerce and communications.

The Company’s research and development activities have given rise to numerous technologies and products. The Company’s core technologies are classified into two broad categories: “natural input technologies” and “transaction and communication enabling technologies”. CIC’s natural input technologies are designed to allow users to interact with a computer or handheld device through the use of an electronic pen or “stylus”. Such products include the Company’s multi-lingual Handwriter® Recognition System, and its Handwriter® for Windows® family of desktop computing products. CIC’s transaction and communication enabling technologies provide a means for protecting electronic transactions and discretionary communications. CIC has developed products for dynamic signature verification, electronic ink data compression and encryption and a suite of development tools and applications which the Company believes could increase the functionality of its core products and facilitate their integration into original equipment manufacturers’ (“OEM”) hardware products and computer systems and networks.

The Company’s 90% owned joint venture, Communication Intelligence Computer Corporation, in China (the “Joint Venture”), has licensed eCom Asia Pacific Pty Ltd (“eCom”) as their master reseller for CIC products to end users and resellers with the authority and responsibility to create optimal distribution channels within the People’s Republic of China. eCom is one of the world’s most experienced eSignature solutions providers and has been a proven reseller and integrator of CIC eSignature products in the Asia Pacific region for over six years.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Except for 2004, the Company has incurred significant losses since its inception and, at December 31, 2005, the Company’s accumulated deficit was approximately $84,575. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company has primarily funded these losses through the sale of debt and equity securities.

In November 2004, the Company consummated a financing in the form of convertible notes aggregating $3,885, net of expenses (See Note 6). However, there can be no assurance that the Company will have adequate capital resources to fund planned operations or that any additional funds will be available to the Company when needed, or if available, will be available on favorable terms or in amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s business, results of operations and ability to operate as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Consolidation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America, and include the accounts of CIC and its 90% owned Joint Venture in the People’s Republic of China. All inter-company accounts and transactions have been eliminated. All amounts shown in the accompanying consolidated financial statements are in thousands of dollars except per share amounts.

S-F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue recognition, allowance for doubtful accounts, long lived assets impairment, inventory, fair value of financial instruments, and disclosure of contingent assets and liabilities, at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, short-term debt and long-term debt approximate fair value due to their relatively short maturities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents.

                The Company’s cash and cash equivalents, at December 31, consisted of the following:

	2005	2004

Cash in bank	$213	$1,734
Money market funds	2,636	3,002

Cash and cash equivalents	$2,849	$4,736

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company maintains its cash and cash equivalents with various financial institutions. This diversification of risk is consistent with Company policy to maintain liquidity, and mitigate against risk of loss as to principal. Although such amounts may exceed the F. D. I. C. limits, the Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash and cash equivalents.

At December31, 2005, the Joint Venture had approximately $17 in cash accounts held by a financial institution in the People’s Republic of China. The Joint Venture deposits are not covered by any federal deposit insurance program that is comparable to the programs applicable to U.S. deposits.

To date, accounts receivable have been derived principally from revenues earned from end users, manufacturers, retailers and distributors of computer products in North America, Europe and the Pacific Rim. The Company performs periodic credit evaluations of its customers, and does not require collateral. The Company maintains reserves for potential credit losses; historically, such losses have been within management’s expectations.

The allowance for doubtful accounts is based on the Company’s assessment of the collectibility of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from the Company’s historical experience, the Company’s estimates of recoverability of amounts due it could be affected and the Company will adjust the allowance accordingly (See Schedule II).

S-F-8

Deferred Financing Costs

Deferred financing costs are stated at fair value and include costs paid in cash, such as professional fees and commissions, and warrant costs . The fair value ascribed to the warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0% (See Note 6). The costs are amortized to interest expense over the life of the convertible notes or upon earlier conversion using the effective interest method. The costs amortized to interest expense amounted to $568, $46, and $0 for the years ended December 31, 2005, 2004, and 2003, respectively. Accumulated amortization amounted to $606, $46 and $0 at December 31, 2005, 2004 and 2003, respectively Amortization expense expected for the years ending December 31, 2006, and 2007 is $121, and $100, respectively.

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized over their estimated useful lives, not to exceed the term of the related lease. The cost of additions and improvements is capitalized, while maintenance and repairs are charged to expense as incurred. Depreciation expense was $40, $31, and $63 for the years ended December 31, 2005, 2004 and 2003, respectively. The Chinese Joint Venture disposed of certain assets at cost of $119, $34, and $76 in 2005, 2004 and 2003, respectively.

Property and equipment, net at December 31, consists of the following:

	2005	2004
Machinery and equipment	$1,198	$1,283
Office furniture and fixtures	459	432
Leasehold improvements	84	84
Purchased software	270	218

	2,011	2,017
Less accumulated depreciation and amortization	(1,864)	(1,894)

	$147	$123

Included in property and equipment, as of December 31, 2005 and 2004, are $82 and $82, respectively, of assets acquired under capital leases. Accumulated depreciation on such assets totaled $69 and $61 at December 31, 2005 and 2004, respectively.

Patents

On October 6, 2000, the Company acquired certain assets of PenOp Limited (“PenOp”) and its subsidiary PenOp Inc. pursuant to an asset purchase agreement dated as of September 29, 2000. Patents are stated at cost less accumulated amortization which in Management’s opinion represents fair value. Amortization is computed using the straight-line method over the estimated lives of the related assets, ranging from five to seventeen years. Amortization expense was $378, $379, and $379 for the years ended December 31, 2005, 2004 and 2003, respectively.

The nature of the underlying technology of each material patent is as follows:

•               Patent numbers 5544255, 5647017, 5818955 and 6064751 involve (a) the electronic capture of a handwritten signature utilizing an electronic tablet device on a standard computer system within an electronic document, (b) the verification of the identity of the person providing the electronic signature through comparison of stored signature measurements, and (c) a system to determine whether an electronic document has been modified after signature.

S-F-9

•               Patent number 6091835 involves all of the foregoing and the recording of the electronic execution of a document regardless of whether execution occurs through a handwritten signature, voice pattern, fingerprint or other identifiable means.

•               Patent numbers 5933514, 6212295, 6381344, and 6487310 involve methods and processes related to handwriting recognition developed by the Company over the years. Legal fees associated with these patents was immaterial and expensed as the fees were incurred.

Patents, net at December 31, consists of the following:

	Expiration	Estimated Original Life	2005	2004
Patent (Various)	Various	5	$9	$9
Patent (Various)	Various	7	476	476
5544255	2013	13	93	93
5647017	2014	14	187	187
5818955	2015	15	373	373
6064751	2017	17	1,213	1,213
6091835	2017	17	4,394	4,394

			6,745	6,745
Less accumulated amortization			(2,460)	(2,082)

			$4,285	$4,663

Amortization expense for the years ending December 31, 2006, 2007, 2008, 2009, and 2010 are estimated to be $379, $379, $379, $379 and $379, respectively. The patents identified, as “various” are technically narrow or dated patents that the Company believes the expiration of which will not be material to its operations. The estimated remaining weighted average useful lives of  the patents is 11 years.

The useful lives assigned to the patents are based upon the following assumptions and conclusions:

•               The estimated cash flow from products based upon each patent are expected to exceed the value assigned to each patent;

•               There are no legal, regulatory or contractual provisions known to the Company that limit the useful life of each patent to less than the assigned useful life;

•               No additional material costs need to be incurred or modifications made in order for the Company to continue to be able to realize the protection afforded by the patents; and

•               The Company does not foresee any effects of obsolescence or significant competitive pressure on its current or future products, anticipates increasing demand for products utilizing the patented technology, and believes that the current markets for its products based on the patented technology will remain constant or will grow over the useful lives assigned to the patents because of a legal, regulatory and business environment encouraging the use of electronic signatures.

S-F-10

The Company performs intangible asset impairment analyses on a quarterly basis in accordance with the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). The Company uses SFAS 144 in response to changes in industry and market conditions that affects its patents; the Company then determines if an impairment of its assets has occurred. The Company reassesses the lives of its patents and tests for impairment quarterly in order to determine whether the book value of each patent exceeds the fair value of each patent. Fair value is determined by estimating future cash flows from the products that are and will be protected by the patents and considering the additional factors listed in Critical Accounting Policies in Item 7 of this Form 10-K/A.

The Company’s revenues decreased in 2005 when compared to 2004. Management decided to obtain an independent valuation to support its assertion that no impairment of the carrying value of the patents existed at December 31, 2005.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever circumstances or events indicate such assets might be impaired. The Company would recognize an impairment charge in the event the net book value of such assets exceeded the future undiscounted cash flows attributable to such assets. No such impairment charges have been recorded in the three years ended December 31, 2005.

Software Development Costs

Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. The costs capitalized include the coding and testing of the product after the technological feasibility has been established and ends upon the release of the product. The capitalized costs are amortized to cost of sales on a straight-line basis over the estimated life of the product, generally three years. At December 31, 2005, and 2004 the Company had capitalized approximately $299 and $45 of software development costs, respectively. As of December 31, 2003, such costs were insignificant. Amortization of capitalized software development costs for the years ended December 31, 2005, 2004 and 2003 was $39, $13, and $14, respectively.

Other Current Liabilities

The Company records liabilities based on reasonable estimates for expenses, or payables that are known but actual amounts must be estimated such as deposits, taxes, rents and services. The estimates are for current liabilities that should extinguished within one year.

S-F-11

The Company had the following accrued liabilities at December 31:

	2005	2004

Accrued professional services	$104	$154
Refundable deposits	115	115
Other	64	131
Total	$283	$400

Material commitments:

The Company had the following commitments at December 31:

	Payments due by period
Contractual obligations	Total	2006	2007	2008	2009	2010	Thereafter
Long-term debt (1)	$1,169	$—	$1,169	$—	$—	$—	$—
Operating lease commitments (2)	1,601	309	236	264	272	280	240
Total contractual cash obligations	$2,770	$309	$1,405	$264	$272	$280	$240

1.                  Long-term debt is net of approximately $674 in discounts representing the fair value of warrants issued to the investors and the beneficial conversion feature associated with the convertible notes.

2.                  The operating lease commenced on November 1, 2002. The lease was renegotiated in December 2005 and extended an additional 60 months. The base rent will increase approximately 3% per annum over the term of the lease, which expires on October 31, 2011.

Stock-Based Compensation

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company has elected to continue to use the intrinsic value based method of Accounting Principles Board Opinion No. 25,”Accounting for Stock Issued to Employees”, as allowed under SFAS 123, to account for its employee stock-based compensation plans. The Company complies with the disclosure provisions of SFAS 123.

Revenue Recognition

Revenue is recognized when earned in accordance with applicable accounting standards, including AICPA Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition”, as amended, Staff Accounting Bulletin 104, “Revenue Recognition” (“SAB 104”), and the interpretive guidance issued by the Securities and Exchange Commission and EITF issue number 00-21, “Accounting for Revenue Arrangements with Multiple Elements”, of the FASB’s Emerging Issues Task Force. The Company recognizes revenues from sales of software products upon shipment, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all non-recurring engineering work necessary to enable the Company’s product to function within the customer’s application has been completed and the Company’s product has been delivered according to specifications. Revenue from service subscriptions is recognized as costs are incurred or over the service period which-ever is longer.

S-F-12

Software license agreements may contain multiple elements, including upgrades and enhancements, products deliverable on a when and if available basis and post contract support. Revenue from software license agreements is recognized upon delivery of the software, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all nonrecurring engineering work necessary to enable the Company’s products to function within the customer’s application has been completed, and the Company has delivered its product according to specifications. Deferred revenue is recorded for upgrades, enhancements and post contract support, which is paid for in addition to license fees, and is recognized as costs are incurred or over the support period which-ever is longer. Vendor specific objective evidence of the fair value for multiple element software license agreements is determined by the price charged for the same element when sold separately or the price determined by management having the relevant authority when an element is not yet sold separately. The price established by management for the element not yet sold separately will not change prior to separate introduction of that element into the marketplace.

Revenue from system integration activities, which represents the sale and installation of third party computer equipment and limited related consulting services which requires little modification or customization to the software, is recognized upon installation as projects are short term in nature, provided persuasive evidence of an arrangement exists, collection of the resulting receivable is probable and the system is functioning according to specifications. Service subscription revenues associated with the system integration activities are recognized as costs are incurred or over the service period which-ever is longer.

The online/retail sales category includes sales of software made directly from the Company’s website, which are downloaded either directly by a reseller or to a customer of such reseller. In both cases, the reseller reports the number of units sold each month by submitting payment and a royalty report. The reseller receives a percentage of each sale. The Company allows the on-line resellers a right of return or right of offset. The number of units reported is net of any product returns from prior months. The Company recognizes revenues on the net amount reported by the resellers each month. The Company has a limited number of resellers for its software available through the Company’s website.

Major Customers

Handwriting Recognition Segment. Historically, the Company’s handwriting recognition segment revenues have been derived from a limited number of customers. One customer accounted for 15% and one customer accounted for 23% of total segment revenue for the year ended December 31, 2005. One customer, a major insurance company, accounted for 46% and one customer, a major banking institution, accounted for 28% of total segment revenues for the year ended December 31, 2004. One customer accounted for 19% of total segment revenue for the year ended December 31, 2003.

Systems Integration Segment. There was no revenue for this segment recorded for the year ended December 31, 2005. One customer, Nanjing Nimze accounted for 40% of total system integration revenue for the year ended December 31, 2004. One customer, Fujitsu Ltd., accounted for 21% of total system integration revenue for the year ended December 31, 2003.

Two customers accounted for 38% of total revenues for the year ended December 31, 2005. Two customers accounted for 76% of total revenues for the year ended December 31, 2004. One customer accounted for 14% of total revenues for the year ended December 31, 2003.

Three customers accounted for 11%, 21%, and 42% of accounts receivable at December 31, 2005. Two customers accounted for 19% and 51% of accounts receivable at December 31, 2004.

Research and Development

Research and development costs are charged to expense as incurred.

S-F-13

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2005, 2004, and 2003 was $0, respectively.

Net Income (Loss) Per Share

The Company calculates net income (loss) per share under the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the disclosure of both basic net income (loss) per share, which is based on the weighted average number of shares outstanding, and diluted income (loss) per share, which is based on the weighted average number of shares and dilutive potential shares outstanding. For the year ended December 31, 2005, 8,190 shares of common stock subject to outstanding options, 3,989 shares issuable upon the conversion of the convertible notes and 4,850 warrants were excluded from the calculation of dilutive earnings per share because the exercise or conversion of such options and warrants would be anti-dilutive. For the year ended December 31, 2004, 3,902 potential equivalent shares were excluded from the calculation of dilutive earnings per share due to the exercise price of such options was greater than the average market price of the Company’s common stock. At December 31, 2004, there were 4,850 in the money warrants outstanding and included in the calculation of diluted income (loss) per share. For the year ended December 31, 2003, potential equivalent shares excluded from the calculation of diluted earnings per share, as their effect is not dilutive, include stock options of 5,911 of equivalent shares. . There were no warrants outstanding at December 31, 2003.

	For the Year Ended December 31,
	2005			2004			2003
	Net Loss	Weighted Average Shares Outstanding	Per- Share Amount	Net Income	Weighted Average Shares Outstanding	Per- Share Amount	Net Loss	Weighted Average Shares Outstanding	Per- Share Amount
Basic income (loss):
Income (loss) available to stockholders	$(4,031)	104,189	$(0.04)	$1,620	100,909	$0.02	$(2,345)	97,436	$(0.02)

Effect of dilutive securities:
Stock options			—	—	1,813	—		—
Warrants			— `	—	4,850	—		—
Diluted income (loss)	$(4,031)	104,189	$(0.04)	$1,620	107,572	$0.02	$(2,345)	97,436	$(0.02)

Foreign Currency Translation

The Company considers the functional currency of the Joint Venture to be the local currency and, accordingly, gains and losses from the translation of the local foreign currency financial statements are included as a component of “accumulated other comprehensive loss” in the accompanying consolidated balance sheets. Foreign currency assets and liabilities are translated into U.S. dollars at the end-of-period exchange rates except for long-term assets and liabilities, which are translated at historical exchange rates. Revenues and expenses are translated at the average exchange rates in effect during each period except for those expenses related to balance sheet amounts which are translated at historical exchange rates.

S-F-14

Net foreign currency transaction gains and losses are included in “Interest income and other income (expense), net” in the accompanying consolidated statements of operations. Foreign currency transaction gains in 2005, 2004 and 2003 were insignificant.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts and for tax loss and credit carryforwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

Recent Pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

During October 2003, the FASB deferred the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46.

In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities.  FIN-46R replaces FIN-46, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46R should be applied in periods ending after December 15, 2003. Otherwise, FIN 46R is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company has adopted FIN 46R and the effect of the adoption did not have a significant impact on the Company’s financial position or results of operations.

In December 2003, the Staff of the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition,” which supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” The primary purpose of SAB No. 104 is to rescind accounting guidance contained in SAB No. 101 and the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” related to multiple element revenue arrangements. The adoption of SAB No. 104 did not significantly impact the Company’s revenue recognition policies.

In November 2004, the EITF issued an abstract for EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”). EITF 04-08 reflects the Task Force’s tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding. The Company has determined that implementation of this new standard did not have a material impact on its historical nor is it expected to have a material impact on its future computations of diluted earnings per share.

S-F-15

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

S-F-16

Recent Pronouncements

That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.

On August 31, 2005, the FASB issued FASB Staff Position FSP FAS 123R-1, “Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123R.” In this FSP, the FASB decided to defer the requirements in FASB Statement No. 123 (Revised 2004), Share-Based Payment, that make a freestanding financial instrument subject to the recognition and measurement requirements of other GAAP when the rights conveyed by the instrument are no longer dependent on the holder being an employee. The guidance in this FSP should be applied upon initial adoption of Statement 123R. The FSP includes transition guidance for those entities that have already adopted Statement 123R in their financial statements.

The Company has determined that the adoption of SFAS 123R will result in the Company having to recognize additional compensation expense related to the options or warrants granted to employees, and it will have an impact on the Company’s net earnings in the future. This standard requires expensing the fair value of stock option grants and stock purchases under employee stock purchase plan.

In February 2006, the FASB issued SFAS 155 “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140”. This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This Statement:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

S-F-17

This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of this Statement may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis. The Company is in the process of evaluating the impact of SFAS 155.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement No. 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

2. Chinese Joint Venture

The Company currently owns 90% of a joint venture (the “Joint Venture”) with the Jiangsu Hongtu Electronics Group, a provincial agency of the People’s Republic of China (the “Agency”). In June 1998, the registered capital of the Joint Venture was reduced from $10,000 to $2,550. As of December 31, 2005, the Company had contributed an aggregate of $1,800 in cash to the Joint Venture and provided it with non-exclusive licenses to technologies and certain distribution rights and the Agency had contributed certain land use rights. Following the reduction in registered capital of the Joint Venture, neither the Company nor the Agency is required to make further contributions to the Joint Venture. Prior to the reduction in the amount of registered capital, the Joint Venture was subject to the annual licensing requirements of the Chinese government. Concurrent with the reduction in registered capital, the Joint Venture’s business license has been renewed through October 18, 2043.

3. Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). The Company adopted SFAS 130 effective January 1, 1998. SFAS 130 requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual statement that is displayed with the same prominence as other annual financial statements. SFAS 130 also requires that an entity classify items as other comprehensive earnings by their nature in an annual financial statement. For example, other comprehensive earnings may include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available-for-sale.

4. Short-term Debt - Other

On April 20, 2004, the Company’s Joint Venture borrowed the aggregate equivalent of $36, denominated in Chinese currency, from a Chinese bank. The unsecured loan bore interest at 5.3% per annum. The note was paid in April 2005.

5. Short-term and Long-term Debt - Related Party

In June 2003, the Company’s 90% owned joint venture, Communication Intelligence Computer Corporation, Ltd., (the “Joint Venture’) borrowed from one of its directors approximately $24 denominated in U. S. dollars to purchase equipment used in the Company’s operations. The note bore interest at the rate of 5% per annum, and was due in June 2006. In June 2005, the equipment was sold and the remaining principal balance was paid off.

S-F-18

Interest expense related to notes 4 and 5 above for the years ended December 31, 2005, 2004, and 2003 was $3, $7 and $7, respectively. Interest expense associated with related party debt was $2, $2, and $1 for the years ended December 31, 2005, 2004, and 2003, respectively.

6. Convertible Notes

In November 2004, the Company entered into a unsecured Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement, each dated as of October 28, 2004). The financing, a combination of debt and equity, closed November 2, 2004. The proceeds to the Company were approximately $3,885, net of $310 in commissions and legal expenses. H.C. Wainwright & Co., Inc. (“Wainwright”) acted as placement agent. As placement agent for the Company, at closing Wainwright received $731 in commissions, legal fees and warrants. The commissions of approximately $285 and legal fees of $25, mentioned above, were paid in cash. The Company issued warrants to Wainwright to acquire 1,218 shares of the Company’s common stock. Of the warrants issued, 870 are exercisable at $0.462 and 348 are exercisable at $0.508. The Company has ascribed the value of $421 to the Wainwright warrants, which is recorded as deferred financing costs in the balance sheet at December 31, 2004. The fair value ascribed to the Wainwright warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. The Company expects to use the proceeds of the financing for additional working capital.

Under the terms of the financing, the Company issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $4,195 and warrants to acquire 3,632 shares of the Company’s common stock at an exercise price of $0.508 per share. The notes accrue interest at the rate of 7% per annum, payable semi-annually, and are convertible into shares of the Company’s common stock at the rate of $0.462 per share. The Company has ascribed a value of $982 to the investor warrants, which is recorded as a discount to notes payable in the balance sheet. The fair value ascribed to the warrants was estimated on the commitment date using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 3.21%; expected life of 3 years; expected volatility of 100%; and expected dividend yield of 0%. In addition to the fair value ascribed to the warrants, the Company has ascribed $1,569 to the beneficial conversion feature in the convertible notes, which is recorded as a discount to notes payable in the balance sheet. The values ascribed to the warrants and beneficial conversion feature follow the guidance of the EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and ETIF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” of the FASB’s Emerging Issues Task Force. The fair value of the warrants and beneficial conversion feature is amortized to expense over the life of the convertible notes or upon earlier conversion using the effective interest method. During the three and twelve months ended December 31, 2005, the Company had amortized to interest expense approximately $165 and $2,274, respectively, of the loan discount and deferred financing costs. The balance due under the convertible notes is shown net of the remaining $674 unamortized discount on the accompanying consolidated balance sheet. During the three and twelve months ended December 31, 2005, the investors converted $75 and $2,322, respectively, of the notes in exchange for 162 and 5,092, respectively, shares of the Company’s common stock. If the remaining aggregate principal amount owing under the notes is converted, the Company will issue 3,989 shares of its common stock. If the notes are not converted, all remaining principal and accrued but unpaid interest will be due October 28, 2007. The Company may pay accrued interest in cash or in shares of Company common stock, issued at the market price for the common stock calculated prior to the interest payment. The Company does not currently intend to pay accrued interest with shares of its common stock. The Company paid approximately $142 and $91 of accrued interest associated with the convertible notes in May and November 2005, respectively.

S-F-19

The above warrants expire on October 28, 2009. The Company may call the warrants if the Company’s common stock trades at $1.00 or above for 20 consecutive trading days after the date that is 20 days following the effectiveness of a registration statement providing for the resale of the shares issued upon the conversion of the notes and exercise of the warrants. Wainwright will be paid approximately $28 in the aggregate if all of the investor warrants are exercised. The Company will receive proceeds of approximately $1,845 if all of the investor warrants are exercised.

The Company also was required to file a registration statement providing for the resale of the shares that are issuable upon the conversion of the notes and the exercise of the warrants. The registration statement was filed on December 22, 2004 and was declared effective on January 26, 2005.

Interest expense related to convertible debt for the years ended December 31, 2005, 2004, was $2,478 and $238, respectively, including $2,274 and $187 related to amortization of debt discount, respectively.

7. Stockholders’ Equity

Common Stock Options

In 1994, the Company adopted the 1994 Stock Option Plan (the “1994 Plan”). Under the 1994 Plan, directors, officers and employees are eligible for grants of incentive and non-qualified stock options. In May 1997, the stockholders approved an increase of 1,000 shares to the number of shares authorized for issuance under the 1994 Plan. Accordingly, a total of 6,000 shares of Common Stock are authorized for issuance under the 1994 Plan. The exercise prices of options under the 1994 Plan are determined by a committee of the Board of Directors, but, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant. Non-qualified options may not have an exercise price of less than 85% of the fair market value of the underlying Common Stock on the date of grant. Options under the 1994 Plan are generally exercisable over a period not to exceed seven years and vest quarterly over three years. At December 31, 2005, there were no options available for grant under the 1994 Plan. As of December 31, 2005, 732 plan options were outstanding and exercisable with a weighted average exercise price of $0.83 per share.

The Company has issued non-plan options to its employees and directors. The non-plan options vest over four years or prorata quarterly over three years. In late 1998, the Company assessed the option position of each of its employees, considering factors including, job descriptions and responsibilities, potential for future contributions and current option positions and salaries in relation to competitive employment opportunities that might be available to individual employees. As a result of this assessment, on January 12, 1999, the Company issued options to virtually all of its employees. Such options were issued with a seven year life and as such unexercised options from those grants will expire on January 12, 2006. To acknowledge the past seven years (and in many cases more) of service and to motivate employees to remain with the Company, on December 19, 2005, the Company granted options to employees in an amount equal to their options expiring on January 12, 2006. Such options were granted with immediate vesting, a seven year life and with an exercise price for 25% of the options at market value and the remaining 75% at $0.75 (the exercise price of the January 12, 1999 option grants). Non-plan options are generally exercisable over a period not to exceed seven years. As of December 31, 2005, 4,329 non-plan options were outstanding and exercisable with a weighted average exercise price of $0.75 per share.

In June 1999, the Company adopted and the shareholders approved a stock option plan (the “1999 Plan”). Incentive and non-qualified options under the 1999 Plan may be granted to employees, officers, and consultants of the Company. There are 4,000 shares of Common Stock authorized for issuance under the 1999 Plan. The options generally have a seven year life and generally vest quarterly over three years. At December 31, 2005, there were 733 shares available for future grants. As of December 31, 2005, 3,530 plan options were outstanding and 3,133 plan options were exercisable with a weighted average exercise price of $0.77 per share.

S-F-20

Information with respect to the Company’s 1994 Plan and the 1999 Plan is summarized below:

	Year Ended December 31,
	2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	3,227	$0.67	2,796	$0.70
Granted	2,028	$0.85	1,334	$0.53
Exercised	(24)	$0.41	(70)	$0.33
Forfeited	(969)	$0.67	(833)	$0.36

Outstanding at period end	4,262	$0.76	3,227	$0.67

Options exercisable at period end	3,865	$0.78	2,127	$0.75
Weighted average grant-date fair value of options granted during the period	$0.36		$0.29

The following table summarizes information about stock options outstanding under the 1994 Plan and the 1999 Plan at December 31, 2005:

		Weighted Average
Range of Exercise Prices	Options Outstanding	Remaining Contractual Life (Years)	Exercise Price
$0.00 - $0.50	1,042	5.3	$0.40
$0.51 - $2.00	3,203	4.4	$0.86
$2.01 - $2.99	—	—	$—
$3.00 - $7.50	17	4.2	$3.54
	4,262

The following table summarizes information about stock options exercisable under the 1994 Plan and the 1999 Plan at December 31, 2005:

Range of Exercise Prices	Options Exercisable	Weighted Average Exercise Price
$0.00 - $0.50	844	$0.40
$0.51 - $2.00	3,004	$0.88
$2.01 - $2.99	—	$—
$3.00 - $7.50	17	$3.54
	3,865

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosures-an Amendment of FASB Statement No. 123”. The Company has elected to continue to use the intrinsic value based method of Accounting Principles Board Opinion.

S-F-21

Common Stock Options

No. 25, as allowed under SFAS 123, to account for its employee stock-based compensation plans through December 31, 2005.

Had compensation cost for the Company’s option plans been determined based on the fair value of the options at the date of grant, as prescribed by SFAS 123, the Company’s net income (loss) available to common stockholders and basic and diluted net income (loss) per share available to stockholders would have been as follows for the year ended December 31:

	2005	2004	2003
Net income (loss) as reported	$(4,031)	$1,620	$(2,345)
Add: Stock-based employee compensation expense included in reported results of operations, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(1,298)	(248)	(380)
Pro forma net income (loss)	$(5,329)	$1,372	$(2,725)
Basic and diluted net income (loss) per share available to stockholders:
As reported	$(0.04)	$0.02	$(0.02)
Pro forma	$(0.05)	$0.01	$(0.03)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the applicable periods: risk-free interest rate of 4.34 for 2005, 3.65% for 2004, and 2.37% for 2003, an expected life of 6.84 years for 2005, 5.61 years for 2004, and 6.65 years for 2003; expected volatility of 94.1 for 2005, 51.6% for 2004 and 100% for 2003, and a dividend yield of 0% for all periods.

The Company expects to make additional option grants. Effective January 1, 2006, any options issued to employees will be subject to the provisions of FASB Statement 123(R) which require that an expense be calculated and recognized in the financial statements for all such options. The Company believes the above pro forma disclosures may not be representative of the effects on reported results of operations to be expected in future periods due to changes in interest rates, expected lives of current and future option grants and changes in the volatility of the price of the Company’s common stock in the market.

As of December 31, 2005, 8,591 shares of Common Stock were reserved for issuance upon exercise of outstanding options.

Warrants

At December 31, 2005, 4,850 shares of Common stock were reserved for issuance upon exercise of outstanding warrants.

8. Commitments

Off balance sheet Arrangements

The Company had no off balance sheet arrangements as of December 31, 2005 and 2004.

S-F-22

Lease Commitments

The Company currently leases 9,634 square feet, its principal facilities, (the “Principal Offices) in Redwood Shores, California, pursuant to a sublease that expires in 2011. The Joint Venture leases approximately 932 square feet in Nanjing, China. In addition to monthly rent, the U.S. facilities are subject to additional rental payments for utilities and other costs above the base amount. Facilities rent expense was approximately $401, $443, and $450, in 2005, 2004, and 2003, respectively.

Future minimum lease payments under noncancelable operating leases are approximately $309, $237, $264, $272, $280and $240 for the years ending December 31, 2006, 2007, 2008, 2009, 2010 and 2011, respectively.

Future minimum payments required under capital leases, which expire in 2007, were insignificant at December 31, 2005.

9. Income Taxes

As of December 31, 2005, the Company had federal net operating loss carryforwards available to reduce taxable income through 2014 of approximately $70,373. The Company also had federal research and investment tax credit carryforwards of approximately $315 that expire at various dates through 2012.

Deferred tax assets and liabilities at December 31, consist of the following:

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$24,585	$26,853
Credit carryforwards	396	356
Deferred income	223	183
Other, net	215	875

Total deferred tax assets	25,419	28,267

Valuation allowance	(25,419)	(28,267)

Net deferred tax assets	$—	$—

Income tax (benefit) differs from the expected statutory rate as follows:

	2005	2004	2003

Expected income tax cost (benefit)	$(1,327)	$668	$(799)
State income tax net of Federal benefit	234	(89)	(144)
Loss write off of foreign investment	—	—	—
Expired net operating loss	2,268	254	—
Change in valuation allowance	(2,848)	(833)	943
Other	1,673	—	—

Income tax expense (benefit)	$—	$—	$—

A full valuation allowance has been established for the Company’s net deferred tax assets since the realization of such assets through the generation of future taxable income is uncertain.

Under the Tax Reform Act of 1986, the amounts of, and the benefit from, net operating losses and tax credit carryforwards may be impaired or limited in certain circumstances. These circumstances include, but are not limited to, a cumulative stock ownership change of greater than 50%, as defined, over a three-year period. During 1997, the Company experienced stock ownership changes which could limit the utilization of its net operating loss and research and investment tax credit carryforwards in future periods.

S-F-23

10. Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for related disclosures about products and services, geographic areas and major customers. The Company’s information has been stratified into two segments - Handwriting Recognition Software and Systems Integration.

The accounting policies followed by the segments are the same as those described in the “Summary of Significant Accounting Policies.” Segment data includes revenues, as well as allocated corporate-headquarter costs charged to each of the operating segments.

The Company identifies reportable segments by classifying revenues into two categories: Handwriting Recognition and System Integration. Handwriting recognition software is an aggregate of three revenue categories, OEM, Enterprise and Online sales. All handwriting recognition software is developed around the Company’s core technology. System integration represents the sale and installation of third party computer equipment and systems that utilize the Company’s products. All sales below represent sales to external customers.

The table below presents information about reporting segments for the years ended December 31:

		Handwriting Recognition	Systems Integration	Total
2005	Revenues	$3,121	$—	$3,121
Loss from operations		$(1,584)	$—	$(1,584)
Total assets		$8,466	$—	$8,466
Depreciation and amortization		$466	$—	$466

2004	Revenues	$7,247	$37	$7,284
Income (loss) from operations		$2,600	$(345)	$2,255
Total assets		$9,899	$920	$10,819
Depreciation and amortization		$407	$18	$425

2003	Revenues	$2,322	$712	$3,034
Loss from operations		$(2,106)	$(51)	$(2,157)
Total assets		$6,294	$921	$7,215
Depreciation and amortization		$438	$18	$456

The following table represents revenues and long-lived asset information by geographic location for the period ended December 31:

	Revenues			Long Lived Assets
	2005	2004	2003	2005	2004	2003

U.S.	$2,891	$7,127	$2,003	$4,699	$4,773	$5109

China	230	157	1,031	16	45	71

Total	$3,121	$7,284	$3,034	$4,715	$4,818	$5,180

S-F-24

Interest expense is related solely to Handwriting recognition segment and was $2,483, $701, and $205, for the years ended December 31, 2005, 2004, and 2003, respectively. Included in interest expense for the year ended December 31, 2005 and 2004 is approximately $2,275 and $187, respectively, in warrant and beneficial conversion feature expense and amortization of deferred financing costs associated with the convertible notes.

The Company’s export sales from U.S. operations were 7% of total revenues in 2005. Export sales from U.S. operations were less than one percent in 2004. The Company’s export sales from U.S. operations were 14%, of revenues in 2003.

11. Employee Benefit Plans

The Company sponsors a 401(k) defined contribution plan covering all employees meeting certain eligibility requirements. Contributions made by the Company are determined annually by the Board of Directors. To date, the Company has made no contributions to this plan.

12. Quarterly information (Unaudited)

The summarized quarterly financial data presented below, in the opinion of Management, reflects all adjustments which are of a normal and recurring nature necessary to present fairly the results of operations for the periods presented.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2005 Unaudited
Net sales	$579	$1,209	$607	$726	$3,121
Gross profit	$557	$1,180	$579	$657	$2,973
Loss before income taxes, and minority interest	$(1,095)	$(840)	$(1,575)	$(540)	$(4,050)

Net loss	$(1,088)	$(834)	$(1,569)	$(540)	$(4,031)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.04)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2004 Unaudited
Net sales	$2,429	$630	$3,669	$556	$7,284
Gross profit	$2,396	$619	$3,663	$553	$7,231
Income (loss) before income taxes, and minority interest	$1,167	$(678)	$2,138	$(1,026)	$1,601

Net income (loss)	$1,167	$(678)	$2,145	$(1,014)	$1,620

Basic and diluted income (loss) per share	$0.01	$(0.01)	$0.02	$(0.01)	$0.02

S-F-25

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2003 Unaudited
Net sales	$1,108	$572	$936	$418	$3,034
Gross profit	$875	$450	$704	$240	$2,269
Loss before income taxes, and minority interest	$(310)	$(693)	$(470)	$(888)	$(2,361)

Net loss	$(310)	$(690)	$(472)	$(873)	$(2,345)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.02)

13. Subsequent Events

Legal Proceedings

On January 13, 2006, the Company entered into a Settlement Agreement with Valyd, Inc. The Settlement Agreement resolves all claims and counterclaims between the parties with respect to allegations set forth in the previously announced litigation without payment of damages by either party.

S-F-26

Communication Intelligence Corporation

Notes to Consolidated Financial Statements

(In thousands)

SCHEDULE II

Communication Intelligence Corporation

Valuation and Qualifying Accounts and Reserves

(In thousands)

Years Ended December 31, 2003, 2004, and 2005

	Balance At Beginning Of Period	Charged to Costs and Expense	Deductions	Balance At End Of Period

Year ended December 31, 2003:
Accounts receivable reserves	$243	$25	$(12)	$256

Year ended December 31, 2004:
Accounts receivable reserves	$256	$234	$(86)	$404

Year ended December 31, 2005:
Accounts receivable reserves	$404	$4	$(21)	$387

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EXHIBIT 10-26

AMENDMENT II

to the
SOFTWARE LICENSE AGREEMENT DATED DECEMBER 22, 2000
BETWEEN COMMUNICATION INTELLIGENCE CORPORATION (“CIC”)
AND E-COM PYT LTD. (“Licensee”)
(the “Agreement”)

A.              This Amendment II shall be effective May 31, 2005 (the “Effective Date”).

B.                Amendment I to the Agreement defines Licensee’s Territory (the “Territory”) as the ASEAN Region, such designation is further defined therein to encompass the countries of: Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand, Vietnam, Australia and New Zealand and includes CIC’s agreement not to appoint any other resellers within the ASEAN Region as so defined.

C.                The Territory is hereby expanded so as to include the People’s Republic of China (the “China Region”) and CIC agrees not to appoint any other resellers within the China Region.

D.               This Amendment II shall apply to the current versions of the following products: Sign-it for Word, Sign-it for AutoCAD, Sign-it for Acrobat, iSign, and SignatureOne.

E.                 The initial term of this Amendment II shall be two years from the Effective Date hereof. Licensee’s right to be the exclusive reseller within the China Region will be reviewed based upon mutually agreed upon performance metrics, applicable to the second year of the initial term, set at or prior to the end of the first year of the initial term. The right to be the exclusive reseller will be extended to a one-year renewal term if the metrics are achieved. The process will be repeated each renewal term.

F.                 Pricing to Licensee, for the China Region, shall reflect (a) the competitive advantage inherent in the new unbundled feature by feature SignatureOne pricing schedule and (b) the competitive dynamics of the China market. Overall pricing shall be        -% or less of CIC’s current Standard List Price.

G.     Payment Terms:

1.                 Upon signing of this Amendment II Licensee shall pay to CIC a $                       nonrefundable fee attributable to the exclusive reseller appointment in the China Region.

2.                 Upon signing of this Amendment II Licensee shall pay to CIC a $                 nonrefundable license fee. Units shipped (copied) within the China Region shall be credited against such nonrefundable license fee.

3.                 Licensee shall pay to CIC a $             quarterly minimum nonrefundable license fee due the first day of each of the first two quarters of the first year of this Amendment II, (June 1, 2005 and September 1, 2005) and a $               quarterly minimum nonrefundable license fee due the first day of each of the last two quarters of the first year of this Amendment II (December 1, 2005 and March 1, 2006). License fees for units shipped (copied) within the China Region shall be credited against such nonrefundable minimum quarterly license fees.

4.                 Licensee shall pay to CIC, on the first day of each quarter of the second year of this Amendment II, a $                   quarterly minimum nonrefundable license fee (June 1, 2006; September 1, 2006; December 1, 2006 and March 1, 2007). License fees for units shipped (copied) within the China Region shall be credited against such nonrefundable minimum quarterly license fees.

H.               Licensee may move prepaid licenses between the ASEAN Region and the China Region, however, licenses acquired for the ASEAN Region and sublicensed in the China Region may not be credited against the license fees delineated in Section G above and shall not be considered toward the fulfillment of any minimum requirements established for the China Region.

I.                    The parities shall negotiate in good faith to agree upon the appropriate level of engineering support to be provided by CIC and the specific terms related thereto.

J.                   All other terms of the Agreement, as amended, shall remain unchanged and in full force and effect except to the extent that they are inconsistent with the terms of this Amendment as applied to the subject matter hereof. In any such instances the terms of this Amendment shall be given priority over the terms of the Agreement, as amended.

Signed for and on behalf of CIC:

Signature:

Printed Name:
Title:

Signed for and on behalf of eCom Asia Pacific Pty Ltd and Wholly Owned Subsidiary:

Signature:

Printed Name:
Title:

EXHIBIT 10-27

Software License Agreement for Snap-On Credit LLC

This Agreement is effective June 3, 2005, by and between Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 a Delaware corporation (“CIC”) and Snap-on Credit LLC (“Licensee”).

1. License Grant. CIC hereby grants Licensee a non-exclusive license to use CIC’s products and related documentation, if any, listed in Appendix A (the “Product” or “Products”) pursuant to the terms hereof including the attached Appendices that are incorporated by reference. Each unit of Product may be used on one computer and Licensee may make one copy of the Product in machine-readable form for backup purposes only. CIC reserves all rights not otherwise expressly granted to Licensee in this Agreement. This license is not a sale and no rights are granted to Licensee with respect to any source code, trade secrets, trademarks, copyrights or other intellectual property that is incorporated into or related to the Product except as otherwise expressly provided for herein. Any modifications made to the Product, whether made by CIC or Licensee, shall be the sole and exclusive property of CIC. Licensee agrees and certifies that neither the Product nor any other technical data received from CIC, nor the direct product thereof, will be exported outside the United States except as permitted by the laws and regulations of the United States.

2.  License Fees and Payment Terms and Porting Services, Fees, and Payment Terms. See Appendix B.

3. End-User Support and Support to Licensee. Maintenance and support terms are delineated in Appendix C.

4. Disclaimer of Warranty. EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT, CIC MAKES NO WARRANTIES OR REPRESENTATIONS REGARDING ANY PRODUCT, SOFTWARE, DOCUMENTATION, OR ANY PORTION, COPY OR COMPONENT THEREOF, TO LICENSEE OR TO ANY OTHER PERSON; ALL ARE PROVIDED “AS IS.”

5. Limited Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, CIC AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND SUCH ARE HEREBY EXCLUDED AND THE LIABILITY OF CIC, IF ANY, FOR DAMAGES RELATING TO ANY PRODUCT, SOFTWARE, DOCUMENTATION, OR ANY PORTION, COPY OR COMPONENT THEREOF, FOR ANY REASON, WILL BE LIMITED TO THE ACTUAL LICENSE FEE PAID BY LICENSEE WITH RESPECT TO SUCH ITEM OR, AT CIC’S SOLE DISCRETION, REPLACEMENT OF THE ITEM AT CIC’S EXPENSE, AND WILL IN NO EVENT INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF CIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. Exclusion of Warranties on Account of Licensee Modifications. If any modifications are made to the Products by Licensee or any person, any warranty shall be immediately terminated. Correction for difficulties or defects traceable to Licensee’s errors or systems changes may be made at CIC’s discretion and shall be billed at CIC’s standard time and material charges.

7 Proprietary Rights. Licensee acknowledges that CIC owns and will retain all copyright, trademark, patent, trade secret and other proprietary rights in the Product, any component thereof, and the marks, names, logos and designations of CIC used therewith worldwide (collectively, the “CIC Marks”). Licensee will use reasonable efforts to protect CIC’s proprietary rights. Licensee agrees to use the appropriate trademark symbol (either “TM” or “®”) as designated by CIC in superscript and clearly indicate CIC’s ownership of the CIC Marks in any of Licensee’s literature that mentions the Product. Licensee shall use the CIC Marks in accordance with CIC’s reasonable instructions as communicated in writing to Licensee from time to time. Licensee shall not remove any proprietary designations included in the Product by CIC.

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8. Confidentiality. Licensee acknowledges that in connection with this Agreement it will receive information confidential and proprietary to CIC. Licensee agrees not to use such information except in performance of this Agreement, and not to disclose such information to any other party. CIC agrees not to use information received from Licensee marked as confidential except in performance of this Agreement, and not to disclose such information to any other party. To the extent that Licensee and CIC have executed a separate confidentiality agreement related to the subject matter of this Agreement, and the terms of such separate agreement provide a higher level of protection or delineate obligations and/or responsibilities with a higher degree of specificity than this Agreement the terms of such separate agreement shall control the parities confidentiality obligations and responsibilities and such terms are hereby incorporated herein by reference.

9. Infringement and Indemnity. If notified promptly in writing, and given sole control of the defense and all related settlement negotiations, CIC will indemnify, hold harmless and defend Licensee, its officers, directors, employees and agents from and against claims, losses, liabilities, demands, damages and costs and expenses in connection with a claim by a third party that the Product infringes a U.S. copyright, or patent. CIC will pay any costs, damages and attorney fees finally awarded by a court with regard to such third-party claims, up to the amount of license fees received by CIC hereunder, to the extent such claims are grounded on such copyright or patent infringement. CIC will have no liability for, and Licensee will defend and indemnify (including reasonable attorney fees and costs of litigation) CIC against, any claim arising from or based upon (a) any combination, operation or use of any Product with any equipment, data or programming not approved by CIC; (b) any alteration or modification of the Product Licensee makes without the prior written consent of an officer of CIC; and (c) any act, omission, representation of Licensee related to the Product other than in conformance with this Agreement. For any Product that becomes or in CIC’s opinion is likely to become the subject of a copyright, patent infringement or other intellectual property action, CIC may, at its sole option and expense, procure the right for Licensee to continue using such Product or replace or modify the Product to become non-infringing.

10. Term and Termination. This Agreement is for an initial term expiring one (1) year from the effective date hereof and shall be automatically renewed for successive one year terms unless either party notifies the other, in writing, one month prior to the expiration of the original term, or any renewal term, of its intent not to renew or unless this Agreement is otherwise terminated pursuant to the provisions hereof. Upon written notice to the other party either party may terminate this Agreement at any time in the event that the other party materially breaches this Agreement and fails to cure such breach within 15 days after receiving notice of such breach.

11. Survival. Upon expiration or termination of this Agreement, Licensee will remain liable for all amounts due hereunder as of the effective date of such expiration or termination. The provisions of Sections 4, 5, 6, 7, 8, 9, 11 and 13 will survive expiration and termination of this Agreement. The license grant pursuant to Section 1 hereof shall also survive termination and expiration of this Agreement for those units of Product shipped to and paid for by Licensee, except to the extent that this Agreement is terminated by CIC for material breach, which includes but is not limited to breach of Licensee’s confidentiality obligations and infringement of CIC’s intellectual property rights.

S-2

12. Publicity. Within thirty days of the Effective Date hereof, CIC and Licensee shall issue a joint press release announcing the parties’ relationship under this Agreement. Such release shall be jointly approved by the parties such approval shall not be unreasonably withheld or delayed. In connection with License’s references to the Product, Licensee shall include appropriate CIC logos and trademarks in its materials and manuals in accordance with the provisions of Section 7 hereof. Within six months of effective date Licensee shall use reasonable commercial efforts to cooperate with CIC in creating a case study describing Licensee’s usage, benefit and ROI related to the Product. CIC shall be allowed to use such case study for the purpose of promoting, marketing and selling its products.

13. Governing Law and Severability. This Agreement will be governed by and construed in accordance with the local laws of the State of California without regard to those provisions related to choice of law. This Agreement will not be governed by the United Nations Convention for the international sale of goods, if applicable. Any disputes shall be heard by the state or federal courts with jurisdiction to hear such disputes in San Mateo County, California. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

14. Entire Agreement. This Agreement and the Appendixes hereto, which are incorporated by reference, constitute the entire agreement between the parties pertaining to the subject matter hereof, and all written or oral statements and representations previously made or existing between the parties pertaining to such subject matter are expressly superseded. Any amendments to this Agreement must be in writing signed by the parties.

15. No Waiver. No waiver of any provision of or any right or remedy under this Agreement shall be effective unless in writing and executed by the party waiving the right. Failure to properly demand compliance or performance shall not constitute a waiver of a party’s rights hereunder.

16. Assignment. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective allowed successors and assigns.

17. U.S. Government Restricted Rights.  The Software and Documents are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19 and successors thereof, as applicable. Contractor/manufacturer is Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065-1413.

S-3

In Witness whereof, the parties hereto have executed this Agreement effective as of the date first written above.

	Communication Intelligence Corporation		Licensee

By:		By:

Title:		Title:

Date:		Date:

S-4

APPENDIX A

PRODUCT AND SPECIFICATIONS

Sign-it for Acrobat

Sign-it for Acrobat is a software application designed to give Acrobat users the ability to capture and embed handwritten and optionally, other types of e-signatures in any type of Adobe document. While capturing a handwritten e-signature, Sign-it captures and retains the underlying biometric information that uniquely describes the signatory. The binding and analysis feature of Acrobat allows the document recipient to check the document for document content to e-signature integrity ensuring that any and all modifications or changes made to a signed document will immediately be detected. Sign-it is integrated into the architecture of Adobe Acrobat that utilizes Acrobat’s digital signature functions with Sign-it for document tracking, which provides an audit trail of all changes. If changes are noted, you can “roll back” the document to review these changes. You can also compare two versions of a signed document.

Signatures are protected with 3DES encryption and hashing using the SHA-1 message digest algorithm. The product also provides an audit history of the document with regard to name, date, time, reason for signing and if the document was changed after signing. Signatures can be entered in real time or verified against a user’s biometric template or as a signature “stamp” (the latter two require Signature One for profile creation and administration) onto a document. A ‘stamp’ is a graphical representation of a handwritten signature that is stored in a database and protected with a password.

Key Features & Benefits:

•                                  Simply User Interface: Prompts the signer to enter (optionally, automatically populates) necessary data describing the signing event

•                                  Flexible methods of signing: Sign documents with a simple click of the mouse, handwritten signature, biometrically verified signature, voice, signature stamp, fingerprint or PIN/PWD.

•                                  Display of validation status: Display validation status to ensure that recipient has ability to visually discern the validity of the document.

•                                  Secure: Uses Secure Hash Algorithm (SHA-1) , Triple DES encryption and X.509v3 digital certificates to create a secure “Ceremony Token” that includes the signature, document hash and Ceremony data.

•                                  Review & Audit: Use Adobe’s architecture to track the history of the document and view the details of the signature with regard to name, date, time, reason for signing and type of signature used.

•                                  Portable: Once signed, the signature is bound to the document and can be securely transferred electronically.

•                                  Pre- population of forms: The form author can customize the signature area to gather data (for eg: Name, Location, SS# etc) from other fields in the document.

•                                  Sectional Signing: Allows the form author to associate and lock specific fields to a particular signature.

•                                  Sequential Signing: The form author can create forms to automatically guide a signor through various signatures in a document.

•                                  Advanced SDK features (separate toolkit):

•     Extract signature from document

•     Create pre-populated signature field dynamically at form creation time

•     Create additional signature modules

Technical Specifications:

•     Adobe® Acrobat® v6.0 or 7.0 for creation of signature boxes and/or signing

•     Adobe® Reader® 6.0/7.0 (PDF documents need to be prepared with Adobe® Document Server for Reader®

Extensions) for signing

•     Windows 2000 SP3 or XP SP2 (including Tablet PCs)

•     Pen input device for handwriting input

•     Admin rights required for installation of Sign-it

•     Minimum 8 MB hard disk space

S-5

APPENDIX B

LICENSE FEES, AND PAYMENT TERMS
PORTING SERVICES, FEES and PAYMENT TERMS

A. LICENSE FEES, REPORTING AND PAYMENT TERMS

1.                                       License fees.

a.

b.

c.

2.       Payment terms.

a.

b.                                                                      Late payments shall accrue interest at 1.5% per month or the maximum rate allowable by law, whichever is lower.

B. PORTING SERVICES, FEES AND PAYMENT TERMS (NOT APPLICABLE)

1.       Porting Services.

2.       Porting Fees.

3.       Payment terms.

a.       Porting fees shall be due and payable

b.                                      Late payments shall accrue interest at 1.5% per month or the maximum rate allowable by law, whichever is  lower.

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APPENDIX C

MAINTENANCE TERMS

Except as specifically provided herein, Licensee shall be responsible for technical support to the end-users. CIC shall provide the following maintenance and support for the Product:

A.              Definitions. For purposes of this Appendix, the following terms shall have the following meanings. Any terms not defined in this Appendix shall have the meaning set forth in the Agreement.

1.                 Error(s): means any verifiable and reproducible failure of the Product to materially conform to the specification for such Product. The term “Error” shall not include any failure of the Product that: (a) results from the misuse or improper use of the Product; (b) does not materially affect the operation and use of the Product; (c) results from any modification to the Product not made by or on behalf of CIC; or (d) results from the failure to incorporate or use any Updates or bug fixes after such are made available to Licensee by CIC .

2.                 Error Correction(s): shall mean either (a) a modification or addition to or deletion from the Product that, when made to such Product, materially conforms the Product to the specifications for such Product, or (b) a procedure or routine that, when observed in the regular operation of the Product, eliminates the material adverse effect of such Error on Licensee or its customers.

3.                 Major Error: means any demonstrable Error in the Product that: (a) causes the Product to have a significant loss of intended function as set forth in the specifications for the Product; (b) causes or is likely to cause data to be lost or destroyed; or (c) prevents the Product from being installed or executed on the properly configured environment.

4.                 Moderate Error: shall mean any demonstrable Error in the Product that: (a) causes the Product to operate improperly; or (b) produces results materially different from those described in the specifications, but which error does not rise to the level of a Major Error.

5.                 Minor Error: shall mean any demonstrable Error that: (a) causes a function to not execute as set forth in the specifications for the Product, without a significant loss of intended functionality; or (b) disables one or more nonessential functions.

6.                 First Level Technical Support: shall mean Licensee’s or its authorized technical support agents’ attempts to identify and resolve Errors remotely, by telephone, e-mail and fax communication.

7.                 Second Level Support: shall mean support of Licensee’s or its authorized technical support agent’s First Level Technical Support personnel to identify and resolve Errors remotely, by telephone, e-mail or fax communication.

8.                 Workaround: shall mean that CIC has diagnosed the Error and has implemented, or enabled Licensee to implement, a temporary solution that allows the Product to regain functionality and provide all major functions in accordance with the specifications for the Product.

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9.                 Update: shall mean a version of the Product containing changes, including but not limited to, bug fixes, correction of errors and minor optimization improvements not rising to the level of an Upgrade. An Update shall mean for example the change from version x.1 to x.2 and/or version x.x.1 to x.x.2.

10.           Upgrade: shall mean a version of the Product containing changes, including but not limited to enhancements, major optimization improvements and new functionality for which CIC charges similarly situated Licensees. An Upgrade shall mean for example the change from version 2.x.x to 3.x.x

B.                Services

1.                 Licensee Responsibilities. Licensee will provide all on site technical support with respect to the Product. Licensee agrees to notify CIC in writing promptly following the discovery of any Error. CIC agrees to make available to Licensee a list of known Errors and to notify Licensee in writing promptly following the discovery of any Error. Further, upon discovery of an Error, Licensee agrees, if requested by CIC, to submit to CIC a list of output and any other data that CIC may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered. All information, oral or written, communicated between the parties concerning any Errors, is deemed to be Confidential Information and shall be governed by Section 8 of the Agreement.

2.                 CIC Telephone and Online Support. Technical support communications between Licensee and CIC will include electronic mail, facsimile, and telephone. CIC’s support e-mail address is: tech_support@cic.com. CIC’s support fax number is: 650-802-7777, and faxes should be addressed to Technical Support Department. The technical support telephone is: 800-888-8242, and will be adequately staffed by a customer technical support representative during CIC’s normal business hours of 8 a.m. to 5 p.m. Pacific time (“Support Hours”). Voicemail is provided when the line is busy and during non-business hours.

3.                 CIC Response to Errors. CIC will provide Second Level Support to Licensee to ensure a consistent and high level of operation of the Product. In the event Licensee notifies CIC of an Error in the Product, CIC will provide Second Level Support to Licensee or Licensee’s authorized technical support agent to facilitate the implementation of an Error Correction to the Product. CIC shall use commercially reasonable efforts to correct Errors in accordance with the below response times, with as little disruption to Licensee’s service as commercially practicable.

(a)             Major Errors. CIC shall, within four hours of the receipt of notice of any Major Error, contact Licensee to verify such Major Error and begin a resolution process. Upon CIC’s verification of such Major Error, CIC will use its commercially reasonable efforts to provide a Workaround for such Major Error, and will use its commercially reasonable efforts to provide an Error Correction for such Major Error until such Error Correction is provided.

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(b)            Moderate Errors. CIC shall, within 24 hours of the receipt of notice of any Moderate Error, contact Licensee to verify such Moderate Error. Upon CIC’s verification of such Moderate Error, CIC will use its commercially reasonable efforts to provide a Workaround for such Moderate Error. CIC will use reasonable commercial efforts to provide an Error Correction for such Moderate Error in the next scheduled maintenance release of the Product.

(c)             Minor Errors. Upon CIC’s receipt of notice of a Minor Error and upon CIC’s verification of such Minor Error, CIC will initiate work to provide Error Correction for such Minor Error in the next regular release of the Product.

C.                Exclusions from Support Services. Support Services under this Appendix C include Second Level Support for the Product. Support Services do not include support for any failure or defect in the Product caused by any of the following:

1.                 the improper use, alteration, or damage of the Product by Licensee or persons other than CIC employees or consultants; or

2.                 modifications to the Products not made or authorized by CIC, unless such modifications were made by a CIC employee, subcontractor, agent, or other third party acting on behalf of CIC.

D.               Updates and Upgrades. CIC will make Updates and Upgrades (as defined above) available to Licensee from time to time upon the completion of such Updates and Upgrades.

E.                 Maintenance and Support Fees:

1.                 For maintenance and support anticipated by the provisions of this Appendix C as delineated above, Licensee shall pay CIC                           . Additionally, Licensee shall reimburse CIC for actual and pre-approved travel, meals and lodging expenses incurred in providing on-site maintenance and support hereunder. Such fees shall be paid within 15 days after the date of receipt, by Licensee, of CIC’s invoice together with documentation substantiating the hours worked and expenses incurred pursuant to this Section.

2.                 For maintenance and support outside of the scope of the Product’s specifications and not otherwise provided for herein, Licensee shall pay CIC            per hour, plus actual and pre-approved travel, meals and lodging expenses. Such fees shall be paid within 15 days after the date of receipt, by Licensee, of CIC’s invoice together with documentation substantiating the hours worked and expenses incurred pursuant to this Section.

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APPENDIX D

OTHER OBLIGATIONS AND COMMITMENTS OF LICENSEE AND CIC

A.              OTHER OBLIGATIONS OF LICENSEE (NOT APPLICABLE)

B.                OTHER OBLIGATIONS OF CIC (NOT APPLICATION)

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APPENDIX E

WARRANTY AND FORCE MAJEURE

A.              Sign-it for Acrobat (the “Software Product”)

Warranty. CIC warrants that the Software Product will substantially conform to the published specifications. This warranty will remain in effect for ninety days from delivery of the Software Product. As soon as commercially practical, but in no more than fifteen days, from the date Licensee notes a condition, occurring within such ninety day warranty period, that it believes to be covered by this warranty it shall notify CIC of such condition in writing. CIC shall address the matter, so noted, pursuant to the Maintenance Terms hereof as set forth in Appendix C. After such ninety-day period, maintenance and support shall be provided pursuant to Appendix C, so long as Maintenance fees are current.

B.                CIC’s Toolkit allowing Licensee to construct its own version of SignatureOne Software Server (the “Server”)

1.                 Warranty. CIC warrants that the CIC components of the Server will substantially conform to the specifications as set forth in Appendix F, hereto, the Statement of Work (“SOW”). This warranty shall remain in effect for ninety days from the date so designated for this purpose as set forth in the SOW. As soon as commercially practical, but in no more than fifteen days, from the date Licensee notes a condition, occurring within such ninety day warranty period, that it believes to be covered by this warranty it shall notify CIC of such condition in writing.

2.                 Cure. CIC shall have thirty days from the receipt of the notice per Section B1 in which to cure the nonconformance to Licensee’s reasonable commercial satisfaction. If after such thirty-day period CIC has not cured the nonconformance, Licensee shall be entitled to a refund of the license fee paid to CIC for the Server. Upon such occurrence Licensee shall return to CIC all CIC components of the Server and related materials including written documentation.

C.                Force Majeure

Neither party shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is directly delayed by the occurrence of events beyond the control of the failing party such as fire, explosion, flood, storm or the acts of God, war, embargo, riot, or the intervention of any governmental authority, provided that the party suffering the delay notifies the other party of such delay within a reasonable commercial time.

S-11

EXHIBIT F

SignatureOne Software Toolkit SOW

Overview:

Handwritten signatures can be entered in real time or verified against a user’s biometric template. However SignatureOne server is required to apply a signature that requires verification.

SignatureOne provides the unique capabilities of user administration, support for biometric and cryptographic authentication, and a comprehensive digital transaction log of every signature in every document within a single offering. SignatureOne provides an extensible infrastructure to allow the enterprise or software developers to create a repository for any combination of electronic biometric technologies. SignatureOne requires CIC’s web user interface and an active internet connection to create and manage profiles. The SignatureOne’s profile management does not interact with third party customer management systems.

The first phase of the implementation by SOC, will be to implement a solution that                                 .. The second phase of the implementation will be to add                       to the first phase implementation.

CIC will provide all the necessary tools and support required to allow SOC to create SignatureOne style profiles for                  . These profiles can be managed by SOC’s Customer Management System. These profiles can then be used to                                          it to the PDF document.

Assumptions

•       Development environment -                                       .

•       Snap-On will perform the creation/management of profiles between the Customer Management System and the SignatureOne profiles.

Timelines

The timelines defined below are estimated completion dates. Final delivery dates may vary.

•       BETA Release - Functional Solution with Documentation and examples

•       FINAL RELEASE - Functional Solution with Documentation, examples, and release notes

S-12

EXHIBIT 10.30

COMMUNICATION INTELLIGENCE CORPORATION
STOCK OPTION AGREEMENT

                1, Grant of Option. Subject to the terms, definitions and provisions contained herein, Communication Intelligence Corporation (the “Company”), hereby grants to:

Optionee’s Name:

Option to purchase Common Stock of the Company as follows:

Date of Grant:

Total Number of Non-Qualified:
Shares Underlying Grant:

Exercise price per share

Expiration Date:

                                               Termination Period. This Option may be exercised for ninety days after separation from the Company except as set out in Sections 7 and 8 of this Option Agreement (but in no event later than the Expiration Date).

                2. Exercise of Option. This Option shall be exercisable in whole or in part during its term in accordance with the following Vesting Schedule:

Please see the Stock Option Vesting Schedule attached hereto as Exhibit B

                                                                (i) Right to Exercise.

                                                                                (a) This Option may not be exercised for a fraction of a share.

                                                                                (b) In the event of Optionee’s death, disability or other separation from the Company, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

                                                                                (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth herein.

                                                                (ii) Method of Exercise. This Option shall be exercisable by written notice delivered to the Secretary of the Company (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be reasonably required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price pursuant to Section 3 hereof. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

                3. Method of Payment. Payment of the Exercise Price shall be by check or delivery of shares of the Company’s Common Stock then owned by the Optionee. Payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

                4. Restrictions on Exercise and Tradability of Underlying Shares. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment or consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. The underlying shares to be issued pursuant to this option have not been registered with the Securities and Exchange Commission and will be subject to trading restrictions upon issuance.

                5. Termination of Relationship. Should Optionee cease to be an employee or director, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in Section 1 of this Option. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

                6. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee’s status as an employee or a member of the Board of Directors as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), Optionee may, but only within twelve (12) months from the date of separation from the Board of Directors or if separation is due to disability which is not total and permanent, then within six (6) months of such separation (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

                8. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                9. Term of Option. This Option may be exercised only within the term set out in Section 1 of this Option, and may be exercised during such term only in accordance with the terms of this Option.

                10. Tax Consequences. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                11. Adjustment upon Changes in Capitalization. In the event of any change in the number of shares of the outstanding common stock of the Company as a consequence of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the number of shares underlying this Option and the related exercise price shall be adjusted proportionately.

                                                Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors or duly appointed or elected committee thereof upon any questions arising under this option.

ACCEPTED:	COMMUNICATION INTELLIGENCE CORPORATION

Optionee	By: Francis V. Dane

Address	Vice President Human Resources
Title
City State Zip

EXHIBIT A
COMMUNICATION INTELLIGENCE CORPORATION
STOCK OPTION EXERCISE NOTICE

The undersigned is the holder of an option and wishes to exercise that option to purchase common stock of Communication Intelligence Corporation as follows:

Number of Shares:

Exercise Price:	$

Total Purchase Price:	$

This Exercise Notice together with payment is to be delivered, either in person or by certified mail to:

The Secretary
Communication Intelligence Corporation
275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065

Dated

Signature

Typed or Printed Name

Please mail my common stock certificate to the address listed below:

EXHIBIT 21.1

Communication Intelligence Corporation

Schedule of Subsidiaries

Communication Intelligence Computer Corporation, (CICC)

CIC Acquisition Corp.

CIC Limitted

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (No. 333-121563) of Communication Intelligence Corporation and its Subsidiaries of our report dated February 17, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the entity’s ability to continue as a going concern described in note 1 to the consolidated financial statements), relating to the consolidated financial statements and schedule which appears in this form 10-K.

/s/ STONEFIELD JOSEPHSON, INC.

San Francisco, California

March 30, 2006

EXHIBIT 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Guido DiGregorio, certify that:

1. I have reviewed this report on Form 10-K of Communication Intelligence Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation.

Date: March 30, 2006

/s/ Guido DiGregorio

Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Francis V. Dane, certify that:

1. I have reviewed this report on Form 10-K of Communication Intelligence Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation.

Date: March 30, 2006

/s/ Francis V. Dane

Principal Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Communication Intelligence Corporation (the “Company”) on Form 10-K for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guido DiGregorio, Chairman and Chief Executive Officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date; March 30, 2005

By: /s/ Guido D. DiGregorio
Chairman and Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Communication Intelligence Corporation (the “Company”) on Form 10-K for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis V. Dane, Principal Financial Officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2006

By: /s/ Francis V. Dane
Principal Financial Officer

PROSPECTUS

13,930,283 SHARES

COMMON STOCK

This is a public offering of 13,930,283 shares of our common stock by certain of our shareholders. We will receive none of the proceeds from the sale of these shares of common stock. None of the offered shares are issued and outstanding at this time. The shares will be issued by us upon conversion of certain convertible promissory notes and exercise of certain common stock purchase warrants. See “Note and Warrant Purchase Agreement” on page 31.

Our common stock is quoted on the OTC Bulletin Board (“OTC”) under the symbol “CICI.OB.” As of December 31, 2004, the number of shares outstanding, prior to issuance of any shares under the Note and Warrant Purchase Agreement dated October 28, 2004, was 101,412,405. On December 31, 2004, the last bid and ask price for a share of our common stock on the OTC was $0.49 and $0.50, respectively.

Investing in our common stock involves Risks. See “Risk Factors” on page 3.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling shareholders listed in this document may be considered underwriters of this offering as we expect the selling shareholders will acquire shares of common stock from us under their respective convertible promissory notes and warrants and immediately will resell the shares under this prospectus. See “Plan of Distribution” on page 44.

THIS PROSPECTUS IS DATED JANUARY 26, 2005

TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELECTED CONSOLIDATED FINANCIAL DATA
SELECTED QUARTERLY FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
NOTE AND WARRANT PURCHASE AGREEMENT
DESCRIPTION AND PRICE RANGE OF COMMON STOCK
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
BUSINESS
DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHARES ELIGIBLE FOR FUTURE SALE
ELIMINATION OF DIRECTOR LIABILITY
INDEMNIFICATION OF OFFICERS AND DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
TRANSFER AGENT
INDEX TO FINANCIAL STATEMENTS

i

PROSPECTUS SUMMARY

About This Prospectus

The following information presents a materially complete summary of this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

This prospectus is part of a registration statement (No. 333-121563) that we have filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this process, stockholders holding shares of our common stock may sell those shares using this prospectus.

This prospectus provides you with a general description of the shares of common stock that may be resold by the selling stockholders. We may update or supplement this prospectus from time to time to add, update or change information contained in this prospectus.

Our Business

Our products are designed to increase the ease of use, functionality and security of electronic devices and electronic business processes through handwritten data entry and verification of handwritten electronic signatures.

Entities that have chosen to license our products include Charles Schwab & Co., Fujitsu Limited, Sony Corporation, Ericsson Mobile Communications AB,, Nationwide Building Society, Palm Source, The Prudential Insurance Company of America, Siebel Systems, Siemens Medical Systems, St. Vincent’s Hospital (member of Ascension Health), State Farm Mutual Automobile Insurance Company, The Tennessee Valley Authority and Wells Fargo Services Company.

Our products also are available through major retail outlets such as CompUSA, Staples and Office Max. Each of these outlets carries our products as part of their respective products offerings.

We also sell our products through our website, www.cic.com. The information on our website, however, is not part of this prospectus.

We are headquartered in Redwood Shores, California and have a joint venture, Communication Intelligence Computer Corporation, Ltd. (the “Joint Venture”), in Nanjing, China.

The Note And Warrant Purchase Agreement

We are registering shares of our common stock for resale by certain of our stockholders. We will issue these shares of common stock in accordance with the terms and conditions of certain convertible promissory notes and common stock purchase warrants issued under the Note and Warrant Purchase Agreement. Under the Note and Warrant Purchase Agreement, we borrowed $4,195,000 from certain investors and in exchange issued convertible promissory notes (“Notes”) and common stock purchase warrants (“Investor Warrants”). The Notes are convertible into shares of our common stock at $0.462 per share and the Investor Warrants may be exercised to acquire shares of our common stock at $0.508 per share. If all of the principal amount of the Notes and the Investor Warrants are converted and exercised for shares of common stock, we would issue 12,712,103 shares of our common stock.

In connection with the Note and Warrant Purchase Agreement, we also issued to H.C. Wainwright & Co., Inc. (“Wainwright”) and certain of its designees common stock purchase warrants to acquire, in the aggregate, 1,218,179 shares of our common stock, of which 348,050 shares may be acquired at an exercise price of $0.508 per share and 870,129 shares may be acquired at an exercise price per share of $0.462 per share (collectively, the “Wainwright Warrants”). The Wainwright Warrants were issued as partial compensation for Wainwright’s services as placement agent for the transactions contemplated by the Note and Warrant Purchase Agreement and include a cashless-exercise option. We refer to the Investor Warrants and the Wainwright Warrants in this document as the “Warrants”.

The actual number of shares of our common stock to be issued will depend on whether the holders of these instruments decide to exercise their rights under the Notes and Warrants. We anticipate that all of the shares issuable upon conversion of the Notes and exercise of the Warrants will be issued. If all of the Warrants are exercised for cash, we will receive approximately $2,423,878 in additional gross proceeds. See “Note and Warrant Purchase Agreement.”

Principal Offices

Our principal executive offices are located at 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 and our telephone number is (650)802-7888.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks discussed below and the other information in this prospectus before deciding whether to invest in our common stock.

Risks related to our business

Operating losses may continue, which could adversely affect financial results from operations and stockholder value.

In each year since our inception, we have incurred operating losses, which were significant in certain periods. For the five-year period ended December 31, 2003, those losses aggregated approximately $12 million. At December 31, 2003, our accumulated deficit was approximately $82 million and at September 30, 2004 our accumulated deficit was approximately $80 million. While we recorded a profit in the first and third quarters of 2004 and for the nine months ended September 30, 2004, there is no guarantee that we will continue to be profitable and we may incur substantial losses in the future, which could adversely affect financial results from operations and stockholder value.

We have experienced significant declines in revenues in recent periods which, if continued, could adversely affect stockholder value.

Revenues declined 7% for the twelve months ended December 30, 2003, compared to twelve months ended December 31, 2002. Revenues increased 157% for the nine months ended September 30, 2004, compared to the comparable period in 2003. We expect revenues to increase for the twelve months ended December 31, 2004, compared to the same period ended December 31, 2003. However, there is no assurance that the trend in revenues and profits in 2004 will continue. If revenues decline, we will be unable to sustain profitability. We believe the declines in prior years reflected primarily the weak economy and significant slow down of information technology spending, both of which had a negative impact on our revenues. We believe that recent increases in revenues and profits similarly reflect a strengthening economy and increases in information technology spending as well as improvements in our sales and marketing efforts and cost-cutting measures that have reduced our expenses. However, we cannot predict with any degree of certainty whether the economy will continue to strengthen or whether information technology spending will continue to show signs of strengthening.

We may need additional financing and, if we are unable to get additional financing when needed, we may be required to materially change our operations, which could adversely affect our results from operations and shareholder value.

As of September 30, 2004, our working capital was approximately $.7 million. With the proceeds from the issuance of the Notes, we estimate that our working capital as of November 30, 2004 was approximately $4.2 million. We have suffered recurring losses from operations that, in prior years, raised a substantial doubt about our ability to continue as a going concern. We cannot assure you that, even with the proceeds from the Notes, we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed, or if available, will be available on favorable terms or in amounts we require. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Our inability to raise additional funds may affect our ability to continue operations as a going concern.

We need the funds generated from the issuance of the Notes and from operations in order to continue operations as a going concern. We believe that the funds raised from the issuance of the Notes, when combined with funds generated from operations, should be sufficient to allow us to fund our operations for the next twelve months. If all of the Warrants are exercised, we will receive approximately $2.5 million in additional gross proceeds. Even with these funds, if we are unable to generate substantially greater funds from operations than we generated in 2003, we may not be able to continue operating as a going concern without significant changes to our operations. Such changes, which we cannot identify at this time, could adversely affect stockholder value.

Our competitors could develop products or technologies that could make our products or technologies non-competitive, which would adversely affect sales, financial results from operations and stockholder value.

Although we believe that our patent portfolio provides a barrier to entry to the electronic signature verification market, there can be no assurance that we will not face significant competition in this and other aspects of our business.

Some of our competitors, such as PenPower Group, and Palm Inc., have developed or are developing complete pen-based hardware and software systems. Others, such as Microsoft Corporation, Silanis Technology, Inc., and Advanced Recognition Technology, Inc., have focused on different elements of those systems, such as character recognition technology, pen-based operating systems and environments, and pen-based applications. Some of our competitors, including more established companies or those with greater financial or other resources, could develop products or technologies that are more effective, easier to use or less expensive than ours. This could make our products and technologies obsolete or non-competitive, which would adversely affect sales, financial results from operations and stockholder value.

If we are unable to adequately protect our intellectual property, third parties may be able to use our technology, which could adversely affect our ability to compete in the market, our financial results from operations and stockholder value.

We rely on a combination of patents, copyrights, trademarks, trade secrets and contractual provisions to protect our proprietary rights in our products and technologies. These protections may not adequately protect us for a number of reasons. First, our competitors may independently develop technologies that are substantially equivalent or superior to ours. Second, the laws of some of the countries in which our products are licensed do not protect those products and our intellectual property rights to the same extent as do the laws of the United States. Third, because of the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, our current and future products and technologies could be subject to infringement claims by others. Fourth, a substantial portion of our technology and know-how are trade secrets and are not protected by patent, trademark or copyright laws. We require our employees and contractors to execute written agreements that seek to protect our proprietary information. We also have a policy of requiring prospective business partners to enter into non-disclosure agreements before any of our proprietary information is revealed to them. However, the measures taken by us to protect our technology, products and other proprietary rights might not adequately protect us against improper use.

We may be required to take legal action to protect or defend our proprietary rights. Litigation or third-party claims of intellectual property infringement could require us to spend substantial time and money and adversely affect our ability to develop and commercialize products. If we are required to defend against lawsuits brought by third parties, or if we sue to protect our proprietary rights, we may be required to pay substantial litigation costs, and our management and technical personnel’s attention may be diverted from operating our business. If the results of any litigation is adverse to us, we may be required to expend significant resources to develop non-infringing technology or obtain licenses from third parties. If we are not successful in those efforts or if we are required to pay any substantial litigation costs, our business would be materially and adversely affected.

Fluctuations in the value of currencies could adversely affect our joint venture in the People’s Republic of China and adversely affect our results from operations and shareholder value.

We own 90% of Communication Intelligence Computer Corporation, Ltd., which is a joint venture between us and the Jiangsu Hongtu Electronics Group, a provincial agency of the People’s Republic of China. Revenues provided by the joint venture as a percentage of total sales amounted to 2%, 34% and 38% for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. Our investment in the joint venture is subject to fluctuations in currency values between the U.S. dollar and the Chinese currency. Our results from operations and shareholder value could be adversely affected if the Chinese currency increases in value relative to the U.S. dollar.

Longer payment cycles with respect to our joint venture could adversely affect our results from operations and shareholder value.

Longer payment cycles with respect to our joint venture could result in lower earnings in any particular period and in lower cash flows, which could result in having to incur additional debt in order to fund operations. Either of these results could adversely affect our results from operations and shareholder value.

Increased difficulty in collecting accounts receivable of our joint venture could adversely affect our results from operations and shareholder value.

It may become more difficult to collect accounts receivable of the joint venture in the future. Such increased difficulty could result in lower earnings to the extent accounts are deemed to be uncollectible and we have to increase our reserves. This increased difficulty also could result in lower cash flows, which could result in having to incur additional debt in order to fund operations. Additional debt may lead to increased interest expenses and lower profits, which could adversely affect shareholder value.

Complying with the laws of the People’s Republic of China may become more difficult and expensive in the future, which could adversely affect our results from operations and shareholder value.

The joint venture is subject to the laws of the People’s Republic of China. Compliance with these laws may become more difficult and costly in the future. In addition, these laws may change and such change may require us to change the joint venture’s operations. Any of these results could adversely affect our results from operations and shareholder value by increasing expenses and reducing revenues, thereby reducing profits.

Political and economic instability in the People’s Republic of China may make doing business through the joint venture more difficult and costly, which could adversely affect our results from operations and shareholder value.

Economic and political instability may increase in the future in the People’s Republic of China. Such instability may make it more difficult to do business through the joint venture and may make it more expensive to do so. In addition, in extreme cases, the joint venture may be nationalized by the government, which could cause us to write off the value of the joint venture and eliminate revenues generated by the joint venture. Any of these results could result in onetime charges or increased expenses as well as lower revenues, which could adversely affect our results of operations and harm shareholder value.

A significant portion of our sales are derived from a limited number of customers, and results from operations could be adversely affected and shareholder value harmed if we lost any of these customers.

Our revenues historically have been derived from a limited number of customers. Therefore, the success of our business depends on our ability to obtain customers and maintain satisfactory relationships with them in the future. We may not be able to continue to maintain satisfactory relationships with our customers in the future. Our top two customers accounted for 22% and 18% of revenues in the twelve months ended December 31, 2003 and December 31, 2002, respectively. For the nine months ended September 30, 2004 and September 30, 2003, our top two customers accounted for 82% and 35% of our revenues, respectively. The loss of any significant customer or other revenue source would have a material adverse effect on our revenues and profitability.

Risks Related to our Capital Structure

The market price of our stock can be volatile, which could result in losses for investors.

Our common stock is listed on the OTC. Stock prices of technology companies in recent years have experienced significant volatility, including price fluctuations that are unrelated or not proportional to the operating performance of these companies. Volatility on the OTC is typically higher than the volatility of stocks traded on Nasdaq or the exchanges. The market price of our common stock has been and could be subject to significant fluctuations as a result of variations in our operating results, announcements of technological innovations or new products by us or our competitors, announcements of new strategic relationships by us or our competitors, general conditions in the technology industry or market conditions unrelated to our business and operating results.

Statutory provisions and provisions in our charter may delay or frustrate transactions that may be beneficial to our stockholders.

Certain provisions of the Delaware General Corporation Act and our charter may delay or prevent a merger, tender offer or proxy contest that is not approved by our Board of Directors, even if such events may be beneficial to the interests of stockholders. For example, our Board, without shareholder approval, has the authority and power to issue all authorized and unissued shares of common stock and preferred stock which have not otherwise been reserved for issuance. In addition, the Delaware General Corporation Law contains provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of us. See “Description and Price Range of Common Stock—Anti-Takeover Provisions.”

Resales by the holders of the Notes and Warrants could adversely affect the market price of our stock.

The holders of the Notes and Warrants may immediately sell the shares issued upon conversion and exercise of the Notes and Warrants. In light of our historically low trading volume, such sales may adversely affect the price of the shares of our stock.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, regarding, among other things, expected future revenues or earnings, projections, plans, future performance, product development and commercialization, and other estimates relating to our future operations, constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are characterized by words and phrases such as “expects,” “intends,” “anticipates,” “believe” and words phrases of similar import.

To the extent that such statements are not recitations of historical fact, such statements may constitute forward-looking statements which, by definition, involve risks and uncertainties. Where we express, in any forward-looking statement, an expectation or belief as to future results or events, this expectation or belief is expressed in good faith and on a basis that we believe to be reasonable. There can be no assurance, however, that the statement of expectation or belief will result or be achieved or accomplished.

Forward-looking statements are subject to a number of risks and uncertainties. We caution you not to place undue reliance on our forward-looking statements, which speak only as to the date on which they are made. Our actual results may differ materially from those described in the forward-looking statements as a result of various factors, including those listed below. See “Risk Factors.”

Except as otherwise required under applicable law, we disclaim any obligation to revise or update forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands except per share data)

The selected consolidated financial data presented below as of the nine months ended September 30, 2004 and 2003 is derived from the unaudited historical financial statements and related notes that are found elsewhere in this prospectus. The years ended December 31, 2003, 2002 and 2001 are derived from the audited condensed consolidated financial statements and related notes found elsewhere in this prospectus. The selected consolidated financial data should be read in conjunction with our financial statements and the notes thereto and “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” found elsewhere in this prospectus.

	Nine months ended September 30, (unaudited)		Year ended December 31,
	2004	2003	2003	2002	2001
Net revenue	$6,728	$2,616	$3,034	$3,272	$5,947
Research and development expenses (1)	$918	$967	$1,302	$1,485	$1,808
Sales and marketing expenses	$1,031	$696	$905	$1,543	$2,054
General and administrative expenses	$1,848	$1,700	$2,219	$2,424	$2,791
Income (Loss) from operations	$2,881	$(1,334)	$(2,157)	$(3,337)	$(2,946)
Net Income (loss) available to common stockholders	$2,634	$(1,472)	$(2,345)	$(3,561)	$(3,215)
Basic and diluted income (loss) per share	$0.03	$(0.02)	$(0.02)	$(0.04)	$(0.04)
Cash, cash equivalents and restricted cash	$1,549	$747	$1,039	$711	$2,588
Working capital (2)	$744	$(2,130)	$(2,895)	$443	$3,017
Total assets	$10,643	$7,157	$7,215	$7,168	$10,072
Deferred revenue	$507	$89	$165	$165	$88
Long term obligations	$6	$—	$13	$3,000	$3,000
Stockholders’ equity (3)	$5,567	$3,056	$2,187	$2,934	$6,060

(1)                                  Excludes software development costs capitalized in accordance with Statement of Financial Accounting Standards No. 86. For the nine months ended September 30, 2004, no software development costs were capitalized. For the nine months ended September 30, 2003 no software development costs were capitalized. For the years ended December 31, 2003, 2002, and 2001, software capitalization amounted to $0, $0 and $20, respectively.

(2)                                  Current liabilities used to calculate working capital for the nine months ended September 30, 2004 and 2003 include deferred revenues of $507 and $89, respectively. Current liabilities used to calculate working capital at December 31, 2003, 2002 and 2001 include deferred revenue of $165, $165 and $88, respectively.

(3)                                  The Company has never paid dividends to the holders of its common stock.

SELECTED QUARTERLY FINANCIAL DATA

(unaudited)

(in thousands except per share data)

	QUARTER ENDING
	3/31/04	6/30/04	9/30/04	3/31/03	6/30/03	9/30/03	12/31/03	3/31/02	6/30/02	9/30/02	12/31/02
Net sales	$2,429	$630	$3,669	$1,108	$572	$936	$418	$1,157	$1,111	$525	$479
Gross profit	$2,396	$619	$3,663	$875	$450	$704	$240	$716	$808	$321	$270
Income (loss) before extraordinary items and cumulative effect of a change in accounting	$1,167	$(678)	$2,145	$(310)	$(690)	$(472)	$(873)	$(688)	$(671)	$(1,070)	$(1,132)
Net income (loss)	$1,167	$(678)	$2,145	$(310)	$(690)	$(472)	$(873)	$(688)	$(671)	$(1,070)	$(1,132)
Basic and diluted income (loss) per share	$0.01	$(0.01)	$0.02	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(dollars in thousands, except per share data)

The following discussion and analysis should be read in conjunction with our audited condensed consolidated financial statements, our unaudited condensed consolidated financial statements, the notes thereto, and the information otherwise set forth in this prospectus.

Overview

We were incorporated in Delaware in October 1986. In each year since our inception through 2003, we incurred losses. For the five-year period ended December 31, 2003, operating losses aggregated approximately $12,000 and at December 31, 2003, our accumulated deficit was approximately $82,000. For the three and nine months ended September 30, 2004, we were profitable and at September 30, 2004, our accumulative deficit was approximately $79,500.

Total revenue for the three months ended September 30, 2004 was $3,669, an increase of 391%, compared to revenues of $936 for the prior year period. For the nine months ended September 30, 2004, revenues were $6,728, compared to $2,616 for the prior year period, an increase of approximately 257%. Revenue growth was particularly strong for our eSignature solutions, with total revenues of $5,935 for the nine months ended September 30, 2004 compared to approximately $1,678 for the prior year period, an increase of approximately 354%.

Operating expenses were $1,416 for the three months ended September 30, 2004, an increase of approximately 4%, compared to $1,358 for the prior year period. The increase primarily reflects the required capital investment in selling and product development expenses to insure future revenue growth.

We believe our recent revenue growth reflects the positive impact of increasing adoption of our eSignature solutions in target markets and is primarily attributable to State Farm Mutual Automobile Insurance Company, Wells Fargo, and revenues from Charles Schwab, Duncan Management, IA Systems, Misys Healthcare, PalmSource, Prudential, Saytek and the Tennessee Valley Authority. The increasing focus on corporate accountability, including a growing demand for auditable business approval processes, is driving many enterprises to add eTransactions to their priority deployments in 2004.

We also believe that in 2004 key growth drivers merged to accelerate the deployment of electronic transactions worldwide, including the increasing awareness and reality of the significant benefits of the paperless environment, increasing competitive and cost pressures on companies and government agencies, and, most recently, increasing IT expenditures as a result of the emerging economic recovery. Handwritten eSignatures have emerged as a key factor in achieving the significant benefits that can be derived from secure, signature dependent, legally binding eTransactions in the financial services industry and is beginning to penetrate healthcare, ePrescriptions and other industry segments. The introduction of SignatureOne and updated Sign-it products in the first quarter of 2004 significantly expanded our market coverage by providing unique and patented technology that supports a wide range of electronic signing methods, including other biometric verification alternatives. Deploying and maintaining the worldwide market presence and sales coverage necessary to achieve sustained sales and earnings growth is our primary challenge.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments,

assumptions and estimates that affect the amounts reported in our consolidated financial statements and the accompanying notes. The amounts of assets and liabilities reported in our balance sheets and the amounts of revenues and expenses reported for each period presented are affected by these estimates and assumptions which are used for, but not limited to, accounting for product returns, allowance for doubtful accounts, intangible asset impairments, and inventory. Actual results may differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used by our management in the preparation of the consolidated financial statements.

Revenue.  Revenue is recognized when earned in accordance with applicable accounting standards, including AICPA Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended, Staff Accounting Bulletins 104 (“SAB 104”) and the interpretive guidance issued by the Securities and Exchange Commission and EITF issue 00-21 of the FASB Emerging Issues Task Force. We recognize revenues from sales of software products upon shipment, provided that persuasive evidence of an arrangement exists, collection is determined to be probable and no significant obligations remain. Revenue from service subscriptions is recognized as costs are incurred or over the service period, whichever is longer.

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” The adoption of SAB 104 did not impact our consolidated financial statements.

Revenue from software license agreements is recognized upon delivery of the software provided that persuasive evidence of an arrangement exists, collection is determined to be probable and no significant obligations remain. Deferred revenue is recorded for post-contract support and is recognized as costs are incurred or over the support period, whichever is longer. Vendor specific objective evidence of the fair value of the elements contained in these software license agreements is based on the price determined by management having the relevant authority when the element is not yet sold separately.

Revenue from system integration activities is recognized upon installation provided that persuasive evidence of an arrangement exists, no significant obligations remain and the collection of the resulting receivable is probable.

The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from our historical experience, our estimates of recoverability of amounts due us could be affected and we will adjust the allowance accordingly.

Sources of Revenues.  To date, our revenues have been derived principally from end-users, manufacturers, retailers and distributors of computer products in North America, Europe and the Pacific Rim. We perform periodic credit evaluations of our customers and do not require collateral. We maintain reserves for potential credit losses. Historically, such losses have been insignificant and within management’s expectations.

Intangible Assets.  We perform intangible asset impairment analysis on a quarterly basis in accordance with the guidance in Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) and Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long Lived Assets (“SFAS No. 144”). We use SFAS 144 in response to changes in industry and market conditions that affect our patents, we then determine if an impairment of our assets has occurred. Based on the impairment analysis of the intangible assets, no impairment existed as of September 30, 2004.

Software Development Costs.  Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. We commence capitalization upon the completion of a working model and generally ends upon the release of the product. The capitalized costs are amortized to cost of sales on a straight-line basis over the estimated life of the product, generally three years. As of September 30, 2004 and 2003, such costs were insignificant.

Research and Development.  Research and development costs are charged to expense as incurred.

Foreign Currency Translation.  We consider the functional currency of the Joint Venture to be the respective local currency and, accordingly, gains and losses from the translation of the local foreign currency financial statements are included as a component of “accumulated other comprehensive loss” in our consolidated balance sheets. Foreign currency assets and liabilities are translated into U.S. dollars at exchange rates prevailing at the end of the period, except for non-monetary assets and liabilities that are translated at historical exchange rates. Revenues and expenses are translated at the average exchange rates in effect during each period, except for those expenses included in balance sheet accounts, which are translated at historical exchange rates.

Net foreign currency transaction gains and losses are included as components of “interest income and other income (expense), net” in our consolidated statements of operations. Due to the stability of the currency in China, net foreign currency transaction gains and losses were not material for the three and nine months ended September 30, 2004 and 2003.

Net Operating Loss Carryforwards.  Utilization of our net operating losses may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. As a result, a portion of our net operating loss carryforwards may not be available to offset future taxable income. We have provided a full valuation allowance for deferred tax assets at September 30, 2004 based upon our history of losses.

Segments

We report in two segments: handwriting recognition and systems integration. Handwriting recognition includes online/retail revenues and corporate sales, including enterprise and original equipment manufacturers (“OEM”) revenues. Handwriting recognition represents the sale of software for electronic signatures, handwritten biometric signature verification, data security, data compression, and electronic ink capture. It also includes the sale of natural input technologies that are designed to allow users to interact with handheld devices. All handwriting recognition software is developed around our core technology. Handwriting recognition product revenues are generated through our web site and a direct sales force to individual or enterprise end users. We also license a version of our handwriting recognition software to OEM’s. The handwriting recognition software is included as part of the OEM’s product offering. From time to time, we are required to develop an interface (port) for our software to run on a new customer’s hardware platform or within the customer’s software operating system. The development contract revenues are included in the handwriting recognition segment.

System integration represents the sale and installation of third party computer equipment and systems that utilize our products. System integration sales are derived through a direct sales force which then develops a system to utilize our software based on the customers requirements. Systems integration sales are accomplished solely through our Joint Venture.

For the Nine Months Ended September 30, 2004

Results Of Operations

The following table provides unaudited financial information for each of our two segments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Segment revenues:
Handwriting recognition
Online/retail	$21	$54	$109	$260
Corporate	3,645	480	6,465	1,435
China	3	197	117	320
Total handwriting recognition	$3,669	$731	$6,691	$2,015

Systems integration	—	205	37	601
Total revenues	$3,669	$936	$6,728	$2,616
Cost of Sales
Handwriting recognition	$6	$51	$21	$88
Systems integration	—	181	29	499
Total cost of sales	$6	$232	$50	$587
Operating cost and expenses
Research and development	$326	$324	$918	$967
Sales and Marketing	394	233	1,031	696
General and administrative	690	569	1,848	1,700
Total operating costs and expenses	$1,410	$1,126	$3,797	$3,363
Minority interest, interest and other income (expense), net	$9	$(4)	$15	$5
Interest expense	(117)	(46)	(262)	(143)
Net income (loss)	$2,145	$(472)	$2,634	$(1,472)
Amortization of intangible assets
Cost of sales	$9	$3	$9	$10
General and administrative	95	95	284	284
Total amortization of intangible assets	$104	$98	$293	$294

Revenues

Handwriting recognition.

Handwriting recognition segment revenues increased $2,938, or 402%, from $731 to $3,669 for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, revenue increased $4,676, or 232%, from $2,015 to $6,691 compared to the prior year period as discussed in the paragraphs below.

Online/retail revenues decreased $33, or 61%, from $54 to $21 for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, online/retail revenues decreased $151, or 58%, from $260 to $109 compared to the prior year period. We expect that online/retail sales from the internet will continue to decline as shipments of the PalmSource operating system embedded with the Company’s Jot software increase and replace older customer units that have the potential for upgrading. We believe the increases in PalmSource OS shipments and the resulting increased royalties, included in Corporate revenues, will offset the declines experienced in online/retail internet sales.

Corporate revenues increased $3,165, or 659%, from $480 to $3,645 for the three months ended September 30, 2004 compared to the prior year period, as discussed below. For the nine months ended September 30,2004, corporate revenue increased $5,030, or 351% from $1,435 to $6,465 compared to the prior year period, as discussed below.

OEM and channel partner sales included in corporate revenues decreased $136, or 35%, from $387 to $251 for the three months ended September 30, 2004 compared to the prior year period, due primarily to a large order from one customer in the three months ended September 30, 2003. This decrease was offset by royalties from the shipment by PalmSource of its operating system containing our Jot software, which royalties increased $148, or 255%, to $206 from $58 for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, OEM and channel partner sales increased $218, or 38%, to $786 from $568 compared to the prior year period. We expect channel partner and OEM sales to increase in the future as new channel partners and OEM customers are identified and new agreements are signed. eSignature revenues included in corporate sales increased $3,299, or 3473%, from $95 to $3,394 for the three months ended September 30, 2004 compared to the prior year period and $4,810, or 554%, from $869 to $5,679 for the nine months ended September 30, 2004 compared to the prior year period. The increase in sales for the three months ended September 30, 2004 compared to the prior year period was due primarily to a single sale to a large national insurance company. The increase in revenue for the three and nine months ended September 30, 2004 compared to the respective prior year periods is primarily due to multiple sales to large national customers in the insurance and banking industries. We believe that the sales of smaller pilot deployments to large national customers, of our products, will lead to greater sales in future periods as the customers roll out their applications on a wider scale. We believe that corporate eSignature revenues will increase in the near term as the customers begin their roll out and corporate IT spending increases as the economy strengthens. However the timing of customer product roll out is difficult to project due to many factors beyond our control. We view eSignature as a high potential revenue market and intend to continue to place increasing focus on this market.

Handwriting recognition segment sales in China declined $194 to $3, or 98%, for the three months ended September 30, 2004, compared to the prior year period. Handwriting recognition segment sales for the nine months ended September 30, 2004, declined $203, or 63%, to $117 compared to $320 in the prior year period. This decrease reflects the unpredictable nature of revenue generation while establishing a channel strategy, which began in the second quarter of 2003, aimed at achieving accelerated and sustained sales growth by leveraging channel partners to gain China-wide market coverage. The channel strategy involves training the partners’ sales forces and engineering efforts to embed CIC eSignature software into the partners’ total application solutions. A second factor expected to impact near term revenue is the passing, in August of 2004 of the Electronic Signature Law in China. We believe this is a positive event in that it provides a framework for product functionality and standards that are required for accelerated market growth, which we believe will lead to more demand for our products. This recent development, however, necessitated the need to focus engineering effort on developing product functionality that is consistent with the new guidelines, which further delayed our sales efforts with channel partners. We believe the channel partner strategy, coupled with the passing of the Electronic Signature Law, provides the framework for increasing and sustained sales growth in China; however, attaining predictable and sustained revenue growth on a quarter to quarter basis may not occur until the first half of 2005 and beyond.

Systems Integration.

China system integration segment revenue declined $205, or 100%, for the three months ended September 30, 2004. For the nine months ended September 30, 2004, China systems integration segment revenue declined $564, or 94% to $37 from $601. The decline is due to a change in our focus from the system integration to what we believe long term to be the faster growing eSignature/office automation market in China employing a reseller strategy. System integration revenues are expected to continue to be decline on a quarter-to-quarter and year-to-year basis.

Cost of Sales

Handwriting recognition.

Cost of sales for the handwriting recognition segment decreased $45, or 88%, to $6 from $51 for the three months ended September 30, 2004. For the nine months ended September 30, 2004, cost of sales for the handwriting segment decreased $67, or 76%, to $21 from $88. The decline is primarily due to the sale of less third party hardware along with the Company’s software products. Cost of sales may increase in the future depending on the customer’s decision to purchase from the Company its software solution and third party hardware as a complete package rather than buying individual components from separate vendors.

Online/retail cost of sales decreased $2, or 100% for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, online/retail cost of sales decreased $3, or 100%. The decrease is due to the elimination of costs associated with direct customer contact. We do not anticipate a material increase in costs associated with the online/retail sales.

Corporate and OEM cost of sales increased $2, or 50%, to $6 from $4 for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, corporate and OEM cost of sales decreased $10, or 37%, to $17 from $27 compared to the prior year period. The decrease was due to the lower volume of third party hardware sales and engineering development costs over the comparable three and nine month periods of the prior year. Any increases in corporate cost of sales in the future will be driven by the amount of third party hardware that is sold with our software solutions.

China handwriting recognition segment cost of sales decreased $45, or 100%, for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30 2004, China handwriting recognition segment cost of sales decreased $54, or 93%, to $4 from $58 compared to the prior year period. The decrease is due to the reduction in revenues over the three and nine months ended September 30, 2004 compared to the prior year periods. We expect that cost of sales will remain low for the foreseeable future as the current trend has been in the sale of software solutions through channel partners with little third party hardware costs.

Systems Integration.

China systems integration segment cost of sales decreased $181, or 100%, for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, China system integration segment cost of sales decreased $470, or 94%, to $29 from $499 compared to the prior year period. The decrease in costs was due primarily to the reduction in sales during the three and nine month periods ended September 30, 2004 compared to the prior year periods. We expect that system integration cost of sales will decrease over time as we continue to increase our focus on the eSignature/office automation market in China.

Operating expenses

Research and development expenses.

Research and development expenses for the three months ended September 30, 2004, increased $2, or 1%, to $326 from $324 compared to the prior year period, as discussed below. For the nine months ended September 30, 2004 engineering expenses decreased $49, or 5%, to $918 from $967 compared to the prior year period, as discussed below. Research and development include engineering expenses, which consist primarily of salaries and related costs, outside engineering, maintenance items, and allocated facilities expenses. These expenses are offset by the capitalization of software development costs and direct costs associated with nonrecurring engineering contracts charged to cost of sales. Salaries and related expenses increased $18, or 9%, for the three months ended September 30, 2004 and $29, or 5%, for the nine months ended September 30, 2004, compared to the respective prior year periods. The increase is due primarily to the salary increases for the engineering staff in the United States. Other engineering administrative costs, including allocated facilities expenses, decreased $16, or 13% for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, these administrative costs decreased $78, or 22%, compared to the prior year period. The reduction in other costs occurred primarily in the Joint venture in China due to the curtailment of the systems integration segment. Currently, we do not anticipate any material changes in personnel costs as we maintain a relationship with an outside engineering group familiar with our products and, if required, can engage them on an as-needed basis to fill future engineering requirements. In addition, we draw on the engineering capabilities of the Joint Venture as required. This reliance on the Joint Venture and outside parties allows the Company to maintain lower base costs and to increase engineering cost on a temporary basis in response to specific revenue opportunities.

Sales and marketing expenses.

Sales and marketing expenses increased $161, or 69%, to $394 from $233 for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, sales and marketing expenses increased $335, or 48%, to $1,031 from $696, compared to the prior year period. Sales and marketing expenses consist of salaries, commissions and related expenses, professional services, advertising and promotion, general office and allocated facilities expenses. Salaries and related expenses increased $51, or 77%, to $117 from $66 for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, sales and related expenses increased $124, or 49%, to $379 from $225 compared to the prior year period. Recruiting expense decreased $20, or 100%, for the three months ended September 30, 2004 compared to the prior year period. For the nine months ended September 30, 2004, recruiting expense increased $14, or 70%, to $34 from $20 compared to the prior year period. The increases in sales and related expenses and recruiting expenses is due to the hiring of one sales person of executive level in the second fiscal quarter of 2004. Commissions expense increased $133, or 296%, to $178 from $45 for the three months ended September 30, 2004, compared to the prior year period. For the nine months ended September 30, 2004, commission expense increased $218, or 248%, to $306 from $88 compared to the prior year period. The increase in commission expense is due to the increase in revenues. Other expenses, including facilities and other office related expenses, decreased $3, or 3%, to $99 from $102 compared to the prior year period. For the nine months ended September 30, 2004, other expenses decreased $21, or 6%, to $312 from $333, compared to the prior year period. The decreases in other expenses were realized in both the United States and China operations and were primarily related to travel expenses, depreciation and allocated facility costs. We expect these costs may increase at such time in the future as the sales force is expanded to respond to increasing revenue opportunities. We believe that the current cost structure can support significantly higher revenue without significant increases in base costs.

General and Administrative Expenses.

General and administrative expenses increased $121, or 21%, to $690 from $569 for the three months ended September 30, 2004 and $148, or 9%, to $1,848 from $1,700 for the nine months ended September 30, 2004, compared to the respective prior year periods. General and administrative expense consists of salaries, professional fees, investor relations expenses, patent amortization and office and allocated facilities costs. Salaries and wages increased $15, or 9%, to $189 from $174 for the three months ended September 30, 2004 compared to the prior year period and $20, or 4%, to $552 from $532 for the nine months ended September 30, 2004 compared to the prior year period primarily due to salary increases. Professional service expenses, which include consulting, legal and outside accounting fees, increased $33, or 27%, to $155 from $122 or the three months ended September 30, 2004, compared to the prior year period primarily due to legal fees associated with recently-settled litigation. Professional services expense decreased $8, or 2%, to $367 from $375 for the nine months ended September 30, 2004 compared to the prior year period primarily due to lower legal and accounting fees. Bad debt expenses increased $150, or 100%, to $150 from $0 for the three months ended September 30, 2004 compared to the prior year period and $178, or 100%, to $178 from $0 for the nine months ended September 30, 2004, compared to the prior year period. The increase in bad debt expense was primarily due to provisions made to cover the aged receivables of the Joint Venture. We believe that our receivables are adequately reserved at September 30, 2004 and do not anticipate further material provisions in the future. Other administrative expenses decreased $77, or 28%, to $196 from $273 for the three months ended September 30, 2004 compared to the prior year period and $42, or 5%, to $745 from $787 for the nine months ended September 30, 2004 compared to the prior year period primarily due to an increase in allocated facilities expenses. The Company believes that the increase in the expenses allocated to administration will continue at the higher rate through the end of the 2004.

Interest and other income (expense), net.

Interest and other income (expense), net, increased $13, or 100%, and $10, or 200%, respectively, for the three and nine months ended September 30, 2004, compared to the prior year periods. The increase is primarily due to the change in minority interest due to the operating losses incurred by the Joint Venture.

Interest expense

Interest expense increased $71, or 154%, to $117 from $46, for the three months ended September 30, 2004, compared to the prior year period and $119, or 83%, to $262 from $143 for the nine months ended September 30, 2004, compared to the prior year periods. The increase in interest expense for the three months ended September 30, 2004 is due to the interest paid on loans that were outstanding until August 18, 2004. The increase in interest expense over the nine months ended September 30, 2004 was primarily due to interest paid on short- and long-term term debt. (See Note 5 of the condensed consolidated financial statements).

Interest Rate Risk

We have an investment portfolio of fixed income securities that are classified as cash equivalents. These securities, like all fixed income instruments, are subject to interest rate risk and will fall in value if the market interest rates increase. We attempt to limit this exposure by investing primarily in short term securities. We did not enter into any short-term security investments during the three and nine months ended September 30, 2004.

Foreign Currency Risk

From time to time, we make certain capital equipment or other purchases denominated in foreign currencies. As a result, our cash flows and earnings are exposed to fluctuations in interest rates and foreign currency exchange rates. We attempt to limit these exposures through operational strategies and generally have not hedged currency exposures.

Future Results And Stock Price Risk

Our stock price may be subject to significant volatility. The public stock markets have experienced significant volatility in stock prices in recent years. The stock prices of technology companies have experienced particularly high volatility, including, at times, severe price changes that are unrelated or disproportionate to the operating performance of such companies. The prices of stocks that trade on the OTC are generally more volatile than the prices of stock traded on Nasdaq or other exchanges or stock markets. The trading price of our common stock also could be subject to wide fluctuations in response to, among other factors, quarter-to-quarter variations in operating results, announcements of technological innovations or new products by us or our competitors, announcements of new strategic relationships by us or our competitors, general conditions in the computer industry or the global economy in general, or market volatility unrelated to our business and operating results.

Years Ended December 31, 2003 and December 31, 2002

Results of Operations

The following table provides unaudited financial information for each of our two segments.

	For the Years Ended December 31,
	2003	2002
Segment revenues:
Handwriting recognition
Online	$300	$351
Corporate	1,703	1,667
China	319	239
Total Handwriting recognition	$2,322	$2,257
Systems integration
China	712	$1,015
Total revenues	$3,034	$3,272
Cost of Sales
Handwriting recognition	$141	$423
Systems integration	624	734
Total cost of sales	$765	$1,157
Operating cost and expenses
Research and development	$1,302	$1,485
Sales and Marketing	905	1,543
General and administrative	2,219	2,424
Total operating costs and expenses	$4,426	$5,452
Interest and other income (expense) net	$(188)	$(224)
Net loss	$(2,345)	$(3,561)
Amortization of intangible assets
Cost of sales	$14	$14
General and administrative	379	378
Total amortization of intangible assets	$393	$392

Revenues

Handwriting recognition segment.

Handwriting recognition segment revenues include online/retail, corporate and China software sales. Handwriting recognition segment revenues increased 3%, or $65, to $2,322 for the twelve months ended December 31, 2003 as compared to $2,257 in the comparable prior year.

Online/retail revenues declined 15%, or $51, for the twelve months ended December 31, 2003, compared to the prior year. In November of 2002, PalmSource replaced Graffiti® with CIC’s Jot as the standard and only handwriting software on all new Palm Powered™ devices. We believed that future online/retail revenues would increase due to the Palm license agreement, as Palm operating system users were expected to upgrade the software on their devices to the Company’s Jot product. We experienced increases in online/retail revenues in the first and second quarters of 2003 that we believed were the result of the Palm announcement. The increases were short lived and we believe that the increase in online/retail revenues were not sustained due to economic conditions and significantly reduced consumer spending. We do not anticipate that we will experience significant increases in its Online/Retail revenues in the near future.

Corporate revenues increased 2%, or $36, over the twelve months ended December 31, 2003, compared to the prior year. OEM revenues included in corporate sales decreased 23%, or $84, over the twelve months ended December 31, 2003, compared to the prior year. This decrease was primarily due to decreases in the amount of royalty reported by two of the Company’s licensees. We believe OEM revenues will increase in 2004 as Palm Source shipments of the older operating system are replaced with their new operating system incorporating our Jot product. Despite Palm’s prediction of declines in projected shipments of its products, we believe new agreements signed with Symbol Technologies, Inc. and VeriFone will offset any downturn in Palm unit shipments and lead to increased OEM revenues in 2004. Enterprise sales included in corporate sales increased 9%, or $120, during the twelve months ended December 31, 2003, compared to the prior year. The increase in enterprise revenues was due to an increase in orders in 2003 compared to 2002. We believe that enterprise revenues will increase in 2004 due to the relationships we have established with new channel partners and value added resellers.

Software sales in China increased 33%, or $80, over the twelve months ended December 31, 2003, compared to the prior year. The increase is due to the continued sales efforts focused on establishing China-wide channel partners to accelerate sales growth implemented in the second quarter of 2003.

Systems integration Segment.

System integration segment revenue declined 30%, or $303, to $712 during the twelve months ended December 31, 2003, compared to $1,015 in the prior year. We believe that the SARS related health crises in China in the first half of 2003 negatively impacted system integration revenues and further hampered the implementation of its plans to expand its system integration sales efforts into other provinces in China. The decrease also reflects the need for the Joint Venture to expand sales coverage from a traditional focus on the local Nanjing and Jiangsu Province markets to other provinces within China. The potential return of SARS during the winter and early spring months may again negatively impact system integration revenues due to customer contact required during the selling and installation phase of the system integration revenue cycle.

Cost of Sales

Handwriting recognition segment.

Cost of sales includes royalty and import tax payments, third party hardware costs, direct mail costs, engineering direct costs and amortization of intangible assets excluding patents. Cost of sales for the handwriting recognition segment decreased 67%, or $282, to $141 for the twelve months ended December 31, 2003 compared to $423 in the prior year period.

Online/retail cost of sales decreases 93%, or $242, to $17 for the twelve months ended December 31, 2003 compared to $259 in the comparable prior year period. The decrease was due primarily to the elimination of the direct mail campaign and related costs as a result of reductions in the number of names available and a poor sales close rate. We do not anticipate a material increase in costs associated with online/retail sales and has no plans to reinstate the direct mail program in the foreseeable future

Enterprise and OEM cost of sales decreased 69%, or $66, to $30 for the twelve months ended December 31, 2003 compared to $96 in the prior year. The decrease was due primarily to the lower volume of third party hardware sales and engineering development costs associated with sales compared to the same period last year.

Handwriting recognition segment cost of sales for software sold in China increased 38%, or $26, to $94 for the twelve months ended December 31, 2003 compared to $68 in the prior year period. The increase is due to a higher component of third party hardware included with the sales during the first half of 2003 compared to the first half of 2002. We anticipate that third party hardware sales associated with the software sold in China will increase in the future due to the method of selling software solutions in China.

Systems integration segment.

Cost of sales decreased 15%, or $110, to $624, for the twelve months ended December 31, 2003 compared to $734 in the prior year period. The decrease in costs was due primarily to the lower sales volumes. The cost of sales as a percentage of sales was 88% in 2003 compared to 72% in the prior year period. We took a one time charge of $38 to cost of goods sold for older inventory associated with the System Integration segment in the fourth quarter of 2003. We believe that systems integration cost of sales will remain at the higher percentage of sales as the Joint Venture expands its sales territories into other provinces where competition will become a more significant factor.

Operating Expenses

Research and Development Expenses.

Research and Development expense decreased 12%, or $183, to $1,302 for the twelve months ended December 31, 2003, as compared to $1,485 in the prior year period. Engineering expenses consist primarily of salaries and related costs, outside engineering, maintenance items, and allocated facilities expenses. Salaries and related expense declined 13%, or $126, to $828 for the year ended December 31, 2003, as compared to $954 in the prior year period, due primarily to the reduction in head count of two engineers. Outside engineering cost and expenses declined 68%, or $67, to $31 for the year ended December 31, 2003, compared to $98 in the prior year periods. The decline is due primarily to a reduction in the use of outside engineering services compared to the prior year. Other engineering expenses decreased 6%, or $28, to $442 for the twelve months ended December 31, 2003 as compared to $470 in the prior year period. The decrease is primarily due to lower maintenance and depreciation expense compared to the prior year periods. Engineering costs transferred to cost of sales decreased $38 due to less development contract work performed in 2003 as compared to 2002. We believe that the reductions in engineering head count and expenses will not have an adverse effect on its product engineering and development efforts. We draw on the engineering capabilities of the Joint Venture as required and, maintains a relationship with an outside engineering group familiar with its products. These two resources can be engaged on an as needed basis to fill future engineering requirements.

Sales and Marketing Expenses.

Sales and marketing expenses declined 41% or $638, to $905 for the year ended December 31, 2003, compared to $1,543, for the comparable period in the prior year. Sales and marketing expenses consist of salaries, commissions and related expenses, professional services, advertising and promotion, general office and allocated facilities expenses. Salaries and related expenses declined 46%, or $288 for the year ended December 31, 2003, compared to the prior year period. The decline in salaries and related expense is due primarily to the actions taken in the prior year, in the face of the declining economic environment and reduced IT spending, which resulted in a reduction of three sales persons during the first three quarters of 2003 compared to the prior year. We continue to roll out a channel strategy for our handwriting recognition segment intended to increase the amount of market coverage by utilizing the sales force of the channel partners. We continue to sign new partner agreements in both the US and China. We believe these channel partners will produce increasing revenues in the near term. Professional services declined 89%, or $65, during the year ended December 31, 2003, compared to the prior year period. The decline is primarily due to $37 in outside commission expense and $14 in salaries expense paid to an outside sales consultant during the prior year. Advertising expense decreased 100%, or $112, for the year ended December 31, 2003, compared to the prior year period. This decrease is due to the discontinuance of in-the-box advertising for the Company’s natural input products during 2003, as compared to the prior year period. Commission expense decreased 24%, or $34, to $100 for the year ended December 31, 2003, compared to $134 in the comparable period in the prior year. The decrease in commission expense is due primarily to an increase in OEM revenues which are considered house accounts and have no commission due on the revenue compared to the prior year. Other expenses including travel, general office and allocated facilities expenses declined $140 in 2003 as compared to 2002 due to reduced head count.

General and Administrative Expenses.

General and administrative expenses decreased 8%, or $205, to $2,219, for the year ended December 31, 2003, compared to $2,424 in the prior year period. General and administrative expense consists of salaries, professional fees, investor relations expenses, patent amortization and office and allocated facilities costs. Salaries and wages increased 3%, or $24, for the year ended December 31, 2003, compared to the same period last year, due primarily to salary increases. Professional service expenses which include consulting, legal and outside accounting fees, decreased 21%, or $128, to $468 compared to $596 in the comparable prior year. The decrease was due primarily to a decreases in legal fees during the twelve months ended December 31, 2003 compared to the prior year. Other administrative expenses decreased 2%, or $18, during the year ended December 31, 2003, compared to the prior year period. The decrease was due primarily to reduced spending.

Interest Income and Other Income (Expense), Net.

Interest income and other income (expense), net increased $18 to $1 income for the year ended December 31, 2003, compared to the prior year period. The increase in income was due to the refund of value added tax from 2002 received by the Joint Venture, a reduction to Minority Interest and the elimination of credit card fees as a result of outsourcing our web store at the end of the first quarter of 2003.

Interest expense

Interest expense remained constant at $205 for the years ended December 31, 2003 and 2002, respectively. Despite the decrease in the interest rates during the current year, the increase of $750 in short term debt and resultant interest expense offset the decline over the prior year.

Years Ended December 31, 2002 and December 31, 2001

Results of Operations

	For the Years Ended December 31,
	2002	2001
Segment revenues:
Handwriting recognition
Online	$351	$913
Corporate	1,667	2,958
Nonrecurring Maintenance fees (net)—M10 (previously PenOp)	—	352
China	239	323
Total Handwriting recognition	$2,257	$4,546
Systems integration
China	$1,015	$1,401
Total revenues	$3,272	$5,947
Cost of Sales
Handwriting recognition	$423	$1,149
Systems integration	734	1,091
Total cost of sales	$1,157	$2,240
Operating cost and expenses
Research and development	$1,485	$1,808
Sales and Marketing	1,543	2,054
General and administrative	2,424	2,791
Total operating costs and expenses	$5,452	$6,653
Interest and other income (expense) net	$(224)	$(269)
Net loss	$(3,561)	$(3,215)
Amortization of intangible assets
Cost of sales	$14	$12
General and administrative	378	440
Total amortization of intangible assets	$392	$452

Revenues

Handwriting recognition segment.

Handwriting recognition segment revenues include online/retail, corporate and China software sales. Handwriting recognition segment revenues declined 50%, or $2,289, to $2,257 for the twelve months ended December 31, 2002, as compared to $4,546 in the comparable prior year.

Online/retail revenues declined 62% or $562 for the twelve months ended December 2002, compared to the prior year. This decrease was primarily due to the curtailment of the direct mail campaign at the end of the second quarter 2002 due to the reduced availability of new names and poor sales close rate compared to the prior year. In November 2002, PalmSource replaced Graffiti® with CIC’s Jot as the standard and only handwriting software on all new Palm Powered™ devices. We believe future online/retail revenues will increase due to the Palm license agreement as Palm operating system users are expected to upgrade the software on their devices to our Jot product. Due to the current economic conditions and poor consumer spending the timing and amount of the anticipated increase in online/retail revenues are difficult to predict.

Corporate revenues decreased 44%, or $1,291, over the twelve months ended December 31, 2002 compared to the prior year. OEM revenues included in corporate sales decreased 68%, or $782, over the twelve months ended December 31, 2002, compared to the prior year. This decrease was primarily due to a decrease in the amount of royalty reported by two of the Company’s licensees located in the Pacific Rim and reduced development contract revenue recognized as compared to the prior year. The Company believes OEM revenues will increase in 2003 due to Palm Source’s replacement of Graffiti® with the Company’s Jot product as the standard and only handwriting software on all new Palm Powered™ devices. The poor economy and Palm’s prediction of declines in projected shipments of its products may limit or defer the Company’s anticipated increases in OEM revenues to later in 2003. Enterprise sales included in corporate sales decreased 28%, or $509, during the twelve months ended December 31, 2002, compared to the prior year. The Company believes the decrease was due to the reduced IT spending resulting from the weak economy.

The Company previously engaged in a transaction with PenOp to provide nonrecurring maintenance services from pre-existing PenOp contracts in the aggregate amount of $1.5 million, of which $877 was recorded (net) in the three months ended December 31, 2000. During the twelve months ended December 31, 2001, the Company recognized $352 in nonrecurring maintenance fees net of expenses of $48.

Software sales in China declined 26%, or $84, over the twelve months ended December 31, 2002, compared to the prior year. The decrease resulted from competitive pressures from local Chinese companies with similar types of software offerings. See Competition Handwriting Recognition Segment.

Systems integration Segment.

System integration segment revenue declined 28%, or $386, during the twelve months ended December 31, 2002, compared to the prior year. The decrease was primarily due to a decrease in sales to two customers compared to the prior year and an increase in competition from small local Chinese companies. See Competition System Integration Segment.

Cost of Sales

Handwriting recognition segment.

Handwriting recognition segment cost of sales include online/retail, corporate and China software sales costs. Such costs are made up of royalty and import tax payments, third party hardware costs, direct mail costs, amortization of intangible assets excluding patents and engineering direct costs. Cost of sales for the handwriting recognition segment decreased 63%, or $726, during the twelve months ended December 31, 2002, compared to the prior year.

Online/retail cost of sales decreased 68% or $546 during the current year compared to the twelve months ended December 31, 2001. The decrease was due to the elimination of direct mailing campaign and related costs as a result of reductions in the number of names available and a poor sales close rate.

Enterprise and OEM cost of sales decreased 67%, or $193, during the twelve months ended December 31, 2002, compared to the prior year. The decrease was due to the lower sales volumes of products requiring third party hardware and reduction in OEM technology import tax and engineering development costs over the twelve months ended December 31, 2002 as compared to the prior year.

China handwriting recognition segment cost of sales increased 24%, or $13, during the twelve months ended December 31, 2002, compared to the prior year. The increase is due primarily to third party hardware costs associated with the sale of the software compared to the prior year.

Systems integration segment.

China Systems integration segment cost of sales declined 33%, or $357, for the twelve months ended December 31, 2002, as compared to the prior year. The decrease was due primarily to the 24% decline in revenues between the twelve-month comparable periods as discussed above.

Operating Expenses

Research and Development Expenses.

Research and development expenses decreased 18%, or $323, to $1,485 for the year ended December 31, 2002, as compared to $1,808 in the prior year. Engineering expenses consist primarily of salaries and related costs, outside engineering, maintenance items, and allocated facilities expenses. These expenses are offset by the capitalization of software development costs and direct costs associated with nonrecurring engineering contracts charged to cost of sales. The decrease was due primarily to the 71%, or $245, reduction in outside engineering costs associated with the assimilation of the PenOp intellectual property into the Company’s products. In addition, salaries and related expenses decreased $123, or 11%, due to the reduction in head count of a total of three engineers compared to the twelve-month period of the prior year. Software development costs capitalized in 2002 declined 100% or $20 compared to 2001. Direct costs associated with nonrecurring engineering contracts charged to cost of sales declined 64%, or $68 during the twelve months ended December 31, 2002 as compared to the twelve months in the prior year. Travel, maintenance and allocated facilities expenses declined $43 in 2002 as compared to the twelve months in 2001. These decreases were due to reduced activity and spending resulting from lower sales experienced in 2002, compared to the twelve months in 2001.

Sales and Marketing Expenses.

Sales and marketing expenses declined 25%, or $511, to $1,543 for the twelve months ended December 31, 2002, compared to $2,054 for the twelve months in 2001. Sales and marketing expenses consist of salaries, commissions and related expenses, professional services, advertising and promotion, general office and allocated facilities expenses. The decrease was primarily due to 57%, or $245, decrease in professional services and advertising expenses for the twelve months ended December 31, 2002 compared to the prior year period. The decrease was due to non-recurring expense of a marketing study completed in the prior year and the reduction in resource guide advertisements included in the box that accompanies third party handheld devices. Salaries, commissions and related expenses declined 10%, or $85, in 2002 compared to the twelve months ended December 31, 2001. The decrease was due to a reduction in personnel of two sales persons in the third quarter of 2002, as the Company attempted to trim expenses in response to a weakening economy. Allocated facilities and general office expenses decreased 23%, or $180, during the twelve months ended December 31, 2002 as compared to the prior year. The decrease was primarily due to the one time charge in 2001 in recruiting costs and a decrease in the allocated facilities expenses compared to the twelve months ended December 31, 2001. The Company’s sales efforts have been directed towards customers that have previously purchased products and currently have pilot programs in process utilizing the Company’s software. These customers are expected to purchase additional software products once they have completed their studies and implement their software solutions. The Company believes that an improving economy and the current number of customer pilot programs nearing completion will provide future revenues over a period of time sufficient to allow us to timely expand the Company’s sales efforts to generate the potential new demand.

General and Administrative Expenses.

General and administrative expenses decreased 13%, or $367, to $2,424 for the twelve months ended December 31, 2002, compared to $2,791 in the prior year. General and administrative expense consists of salaries, professional fees, investor relations expenses, patent amortization and office and allocated facilities costs. The decrease was primarily due to lower professional service fees resulting from the resignation of the former Chairman of the Board and the elimination of $159 in related salary and office fees and $51 in other professional fees. In addition investor relations expenses decreased 47%, or $172, compared to the twelve months ended December 31, 2001. The decrease was due to nonrecouring expenses in 2001 related to an aborted financing and reductions in the costs associated with shareholder communications. Other office expenses and allocated facilities expenses decreased 5%, or $53, over the twelve months ended December 31, 2002 compared to the prior year. These reductions were offset by an 11%, or $67, increase in payroll and related cost associated with salary increases.

Interest Income and Other Income (Expense), Net.

Interest and other income (expense) net decreased 16%, or $45, over the twelve months ended December 31, 2002 compared to the prior year. The decrease was primarily due to the decrease in the interest rate paid on the Company’s $3,000 debt over the year.

Liquidity And Capital Resources

September 30, 2004

At September 30, 2004, cash and cash equivalents totaled $1,549, compared to cash and cash equivalents of $1,039 at December 31, 2003. The increase in cash was primarily due to cash provided by operating activities of $40 and cash provided by financing activities of $504. These cash inflows were offset by the acquisition of property and equipment amounting to $32. Total current assets were $5,714 at September 30, 2004, compared to $2,005 at December 31, 2003. As of September 30, 2004, our principal sources of funds included our cash and cash equivalents aggregating $1,549, our accounts receivable of $3,863 and the Equity Line of Credit through Cornell Capital Partners LP. On November 2, 2004, we received approximately $4,000 in proceeds from a debt-warrant financing and paid all amounts outstanding under the Equity Line of Credit. See Note 13 to Condensed Consolidated Financial Statements—”Subsequent Events.”

Accounts receivable increased $3,121, net of $435 provided for potentially uncollectable accounts, for the nine months ended September 30, 2004 compared to December 31, 2003, due primarily to the a large order received late in the period ending September 30, 2004. We expect that the development of the eSignature market will result in more consistent revenue on a quarter to quarter basis and, therefore, less fluctuation in accounts receivable from quarter to quarter. As of September 30, 2004, one customer accounted for 91% of net accounts receivable. The account receivable accounting for 91% of net accounts receivable was collected subsequent to the balance sheet date.

Prepaid expenses and other current assets increased by $125 for the nine months ended September 30, 2004, compared to December 31, 2003. The increase is primarily due to the prepaid interest on the $3,500 short term note secured under the Equity Line of Credit in August 2004, offset by the non- cash reduction in prepaid financing and other prepaids associated with our operations. Prepaid expenses generally fluctuate due to the timing of annual insurance premiums and maintenance and support fees which are prepaid in December and June of each year.

During the second quarter of 2004, we received a sixty day extension to pay the $3,000 note that was due June 18, 2004, to a charitable remainder annuity trust of which a former director and officer of the Company is a trustee (the “Trust”). In exchange for this sixty day extension, we paid the Trust thirty days of interest ($15) calculated according to the terms of the note. All other provisions of the note remained unchanged. On August 5, 2004, we paid all amounts due under the note with proceeds from a loan from Cornell Capital Partners LP. The Cornel loan was repaid on November 8, 2004.

On April 20, 2004, the Joint Venture borrowed the aggregate equivalent of $37, denominated in Chinese currency, from a Chinese bank. The proceeds of the loan are to be used for working capital purposes until the channel sales strategy is further implemented and sales increase. The loan bears interest at 5.0% per annum and is due April 20, 2005. The borrowing did not require the Joint Venture to deposit a compensating balance. The note can be repaid at any time without penalty.

During the nine months ended September 30, 2004, we repaid $750 to Cornell Capital Partners, LP through the issuance of 1,133 shares of our common stock under the Equity Line of Credit. Under the terms of a debt-warrant financing that closed on November 2, 2004, we were required to pay all mounts due to Cornell, which amounted to $3,500, and we are prohibited from borrowing any additional funds under the Equity Line of Credit. On November 8, 2004, we paid all amounts due to Cornell and on December 13, 2004, we terminated the Equity Line of Credit. (See Note 13 to the Condensed Consolidated Financial Statements—”Subsequent Events”.

Accounts payable decreased $86 for the nine months ended September 30, 2004 compared to December 31, 2003, due to fewer materials purchased and used by the Joint Venture in cost of sales. Accounts payable balances typically increase in the second and fourth quarters when the insurance and annual maintenance and support fees are incurred. Materials used in cost of sales may impact accounts payable depending on the amount of third party hardware sold as part of the software solution. Accrued compensation increased $140 due primarily to the accrual in the third quarter ended September 30, 2004 of commissions. Commissions are paid after customer payment of the receivable amount.

Current liabilities, which include deferred revenue, were $4,970 at September 30, 2004 compared to $4,900 at December 31, 2003. Deferred revenue was $507 at September 30, 2004 compared to $165 at December 31, 2003. This increase primarily reflects advance payments for products and maintenance fees from our licensees, which we generally recognized as revenue when all obligations are met or ratably over the term of the maintenance agreement, whichever is longer.

We have has suffered recurring losses from operations that in the past have raised a substantial doubt about our ability to continue as a going concern. Our accumulated deficit at September 30, 2004 was approximately $79,500, compared to approximately $82,000 at December 31, 2003. The decrease reflects our profitability in the second and third quarters of this year. While the receipt of the proceeds from the Note and Warrant Purchase Agreement have improved our working capital resources, there can be no assurance that we will continue to reduce the accumulated deficit or have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed, or if available, will be available on favorable terms or in amounts we required. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We believe that the cash provided from operations, under the Note and Warrant Purchase Agreement or other potential sources of financing will be sufficient to meet our capital requirements for the foreseeable future. If we are unable to secure sufficient funds through financing or continue to generate positive cash flow from operations, we may not be able to continue our operations in their current form and may not be a viable company on a going forward basis without significant changes in our operations. We have not formulated specific plans to change our operations. Possible changes could include reduced personnel expenses to better match our revenue streams.

December 31, 2003

Cash and cash equivalents at December 31, 2003 totaled $1,039, compared to cash and cash equivalents of $711 at December 31, 2002. This increase was primarily attributable to $2,353 provided by financing activities. These cash inflows were offset by $1,995 of cash used in operations, and $30 of cash used in investing activities. The effect of exchange rate changes on cash was immaterial. The cash used in operations was primarily due to the loss of $1,843, net of a loss on the disposal of fixed assets, provision for inventory obsolescence and depreciation and amortization of $502, and an increase in accounts receivable of $265 and reductions to other accrued liabilities of $87. These outflows were offset by reductions to inventories, prepaid expenses and other assets of $108, and increases in accounts payable and accrued compensation of $92. The cash used in investing activities of $30 was to purchase computer equipment and third party software for internal use. The $2,353 provided by financing activities consisted primarily of $1,589 in proceeds from the sale of common stock through the equity line of credit, an increase in long-term debt related party of $24 which was used to replace the van owned by the Joint Venture in China, and through the issuance of short-term debt of $750 with Cornell Capital Partners Ltd.. These cash inflows were offset by $7 in payments on capital lease obligations and $3 in payments of long-term debt, related party.

Material Commitments

September 30, 2004:

	Payments due by periods
Contractual obligations	Total	Less than one year	One to three years	Four to five years	After five years
Short-term debt related party	$8	$8	$—	$—	$—
Short-term debt, other	3,537	3,537	—	—	—
Long-term debt related party	6	—	6	—	—
Capital Lease Obligations	24	24	—	—	—
Operating lease commitments (1)	879	419	460	—	—

Total contractual cash obligations	$4,454	$3,988	$466	$—	$—

(1)                                  The operating lease commenced on November 1, 2001. The cost of the lease will increase approximately 3% per annum over the term of the lease, which expires on October 31, 2006.

December 31, 2003:

	Payments due by periods
Contractual obligations	Total	Less than one year	One to three years	Four to five years	After five years
Short-term debt (1)	$3,750	$3,750	$—	$—	$—
Long-term debt	21	8	13
Capital Lease Obligations	30	8	22	—	—
Operating lease commitments (2)	1,157	419	739	—	—

Total contractual cash obligations	$4,958	$4,185	$774	$—	$—

(1)                                  Three million of short-term debt may be pre-paid by the Company in whole or in part at any time without penalty, subject to the right to convert the outstanding principal amount into shares of common stock at a conversion price of $2.00 per share, subject to adjustment upon the occurrence of certain events. The remaining $750 in short-term debt may be repaid in cash or shares of the Company’s common stock.

(2)                                  The operating lease commenced on November 1, 2002. The cost of the lease will increase approximately 3% per annum over the term of the lease, which expires on October 31, 2006.

We lease facilities in the United States and China, totaling approximately 11,100 square feet. Our rental expense for the years ended December 31, 2003, 2002 and 2001 was approximately $450, $418, and $443, respectively. Sublease income was approximately $35 and $104 for the years ended December 31, 2001 and 2000, respectively. In addition to the base rent in the United States, we pay a percentage of the increase, if any, in operating cost incurred by the landlord in such year over the operating expenses incurred by the landlord in the base year. We believe the leased offices will be adequate for our needs over the term of the lease.

Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures pursuant to applicable rules under the Securities Exchange Act of 1934, as amended, within 90 days of the date of this prospectus. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures are effective. There were no significant changes in our internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

Recent Pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

During October 2003, the FASB deferred the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46.

On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” (FIN-46R) primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. There was no impact to the Company’s financial position, results of operations or liquidity resulting from the adoption of FIN-46R.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2003, the FASB issued SFAS No. 132 (Revised 2003) “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (SFAS 132R). This standard replaces SFAS 132 of the same title which was previously issued in February 1998. SFAS 132R was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under: SFAS 87, “Employers’ Accounting for Pensions”; SFAS 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”; and SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised SFAS132R is effective for financial statements with fiscal years ending after December 15, 2003 and for interim periods beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2003, the Staff of the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition,” which supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” The primary purpose of SAB No. 104 is to rescind accounting guidance contained in SAB No. 101 and the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” related to multiple element revenue arrangements. The Company did not experience any impact to its current revenue recognition policies as a result of SAB No. 104.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity’s commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged.

NOTE AND WARRANT PURCHASE AGREEMENT

Overview

Pursuant to the Note and Warrant Purchase Agreement dated October 28, 2004, we borrowed $4,195,000 and issued convertible promissory note (“Notes”) and common stock purchase warrants (“Investor Warrants”) to the parties listed in this prospectus as Selling Shareholders. See “Selling Stockholders,” page 39. In addition, as partial compensation to H.C. Wainwright & Co., Inc. (“Wainwright”) for its services as placement agent we issued common stock purchase warrants to Wainwright and its designees (the “Wainwright Warrants”). In addition, we paid Wainwright a cash commission of $284,000 and reimbursed Wainwright for its legal fees in an amount equal to $25,000. Wainwright is entitled to an additional cash commission of approximately $28,000 upon exercise of the Investor Warrants.

In connection with the issuance of the Notes and Warrants, we agreed to register for resale all of the shares of common stock that may be issued upon conversion of the Notes (including accrued interest) and exercise of the Warrants, including the Wainwright Warrants. If the principal amount of all of the Notes and the Investor and Wainwright Warrants are exercised for cash, we will issue 13,930,283 shares of our common stock and receive additional gross proceeds of approximately $2,423,878.

The Note And Warrant Purchase Agreement

Under the Note and Warrant Purchase Agreement, we borrowed approximately $4,195,000 from and issued to the lenders/investors convertible notes (the “Notes”) to acquire 9,080,078 shares of our common stock and common stock purchase warrants (“Investor Warrants”) to acquire an additional 3,632,024 shares of our common stock. We also issued warrants to acquire an additional 1,218,179 shares of our common stock to H.C. Wainwright & Co., Inc. and its designees (the “Wainwright Warrants”) as partial compensation for its services as placement agent. Collectively, we refer to the Investor Warrants and the Wainwright Warrants in this prospectus as the “Warrants.”

The conversion price of the Notes and the exercise price of 870,129 of the Wainwright Warrants is $0.462 per share, which was the volume weighted average price of a share of our common stock for the ten day trading period preceding October 28, 2004. The exercise price of the Investor Warrants and the remaining 348,050 Wainwright Warrants, is $0.508, which was 110% of the volume weighted average price of a share of our common stock for the ten day trading period preceding October 28, 2004.

If the principal amounts of the Notes are converted and the Warrants are exercised, we will issue 13,930,283 shares of our common stock. We will receive approximately $2,423,878 in additional gross proceeds if the Warrants are exercised for cash.

In addition to issuing the Notes and Warrants, we entered into a Registration Rights Agreement with the investors to register for resale the shares issuable upon conversion of the Notes and exercise of the Warrants. This prospectus is part of the registration statement we filed in compliance with the Registration Rights Agreement.

In the Note and Warrant Purchase Agreement, we granted the investors the right to purchase, on a pro-rata basis, the securities offered in certain subsequent financings in order to maintain their respective percentage ownership in the Company. This participation right terminates on November 1, 2005.

We also agreed to maintain our reporting status under the Securities Exchange Act of 1934, as amended, and to reserve and register for resale a sufficient number of shares to allow the conversion of the Notes and exercise of the Warrants. We also agreed to indemnify the investors for all damages suffered by the investors as a result of any inaccuracy in or breach of our warranties, representations or covenants contained in the Note and Warrant Purchase Agreement. The investors similarly agreed to indemnify us for all damages incurred as a result of any inaccuracy in or breach of the representations, warranties or covenants of the investors.

Finally, we were required to repay all amounts due to Cornell Capital Partners, L.P. and to not request any further advances under the Equity Line of Credit Agreement dated February 12, 2003 between the Company and Cornell. The Company paid all amounts due and owing to Cornell on November 8, 2004. On December 13, 2004, we terminated the Equity Line of Credit.

The Notes

The Notes are due on October 28, 2007, if not sooner converted or paid. The Notes accrue interest at the rate of 7% per annum, payable semi-annually. At our option, accrued interest may be paid in registered shares of Common Stock calculated at the market price for the ten trading days prior to such interest payment date. We do not anticipate paying accrued interest by issuing additional shares of common stock and no shares for such purposes are currently covered by this prospectus. We, however, reserve the option to use shares of common stock to pay accrued interest.

The holder of a Note may require the pre-payment of the amounts due under the Note in the event of default or upon completion of certain corporate transactions. The Notes set out the time frames, mechanics and circumstances under which this prepayment right may be exercised. We may prepay the Notes any time after April 26, 2005 if the price of our Common Stock (calculated in the manner set forth in the Note) exceeds 250% of the conversion price then in effect ($1.16 based on the conversion price in effect as of December 31, 2004) for twenty consecutive trading days, the registration statement of which this prospectus is a part is effective and has been effective without lapse or suspension of any kind for sixty consecutive calendar days, trading in our Common Stock has not been suspended by the SEC or the OTC, and we are in material compliance with the terms and conditions of the Note the Note and Warrant Purchase Agreement, and the other agreements executed and entered into in connection therewith.

The Notes are convertible into shares of our common stock at the rate of $0.462 per share. If all of the principal owing under the Notes is converted, we will issue 9,080,078 shares of common stock. The conversion price is subject to adjustment for stock, splits and combinations, certain dividends and distributions, reclassifications, exchanges, substitutions, mergers, consolidations and sales of assets. In essence, the conversion adjustment provisions operate to put the investors in the same position they would have been if they had actually been shareholders at the time of the event or to maintain their percentage ownership in the Company, assuming they convert the amounts owing under the Notes into shares of common stock. The conversion price also is subject to adjustment as a result of certain issuances of additional shares of common stock. Until November 3, 2005, if the Company issues these additional shares of common stock at a price less than the conversion price then in effect, the conversion price is reset to the purchase price of an additional share of common stock. After November 3, 2005, the conversion price is adjusted according to a formula that takes into account the per share price of the additional shares of common stock and the number of such additional shares issued.

The Investor Warrants

The Investor Warrants may be exercised to purchase up to 3,632,024 shares of our common stock at an exercise price of $0.508 per share. If all of the Investor Warrants were exercised, we would generate additional gross proceeds of approximately $1,845,068. We would owe an additional cash commission to Wainwright of approximately $28,000, leaving net proceeds of approximately $1,817,068.

The Investor Warrants expire on October 28, 2009, and may be exercised, in whole or in part, by the investor upon surrender of the Investor Warrant and payment of the aggregate exercise price in certified or official bank check or by wire transfer.

The exercise price is subject to adjustments upon the occurrence of stock dividends, subdivisions and combinations, recapitalizations, reorganizations, reclassifications, consolidations, mergers and sales of the Company assets, and other distributions. In general, the effects of these adjustments are to allow the investor to exercise their respective Investor Warrants and receive the equivalent value of what they would have received had they exercised the Investor Warrant prior to the event. The exercise price also is subject to adjustment upon certain issuances of additional shares of common stock at a per share price that is less than the exercise price then in effect. If the additional shares are issued on or before October 27, 2005 with a per share price that is less than the exercise price then in effect, the exercise price shall be adjusted to the price equal to the per share price for such additional issuances. Thereafter, if the additional shares are issued with a per share price that is less than the exercise price then in effect on or after October 28, 2005, the exercise price is adjusted according to a formula that takes into account the per share price of the additional shares and the number of additional shares issued.

The Wainwright Warrants

As partial consideration for the services of Wainwright as placement agent for the Notes and Investor Warrants, the Company paid Wainwright a cash commission of $285,000 and issued warrants to acquire, in the aggregate, 1,218,179 shares of our common stock, of which 348,050 shares may be acquired at an exercise price of $0.508 and 870,129 shares may be acquired at an exercise price of $0.462. In accordance with instructions from Wainwright, the Company issued the Wainwright Warrants to Wainwright and certain of its designees. If all of the Wainwright Warrants are exercised for cash, the Company will receive an additional $578,809 in additional gross proceeds. The Wainwright warrants contain a cashless exercise provision that allows Wainwright to exercise the Wainwright Warrants without payment of cash by allowing the Company to withhold from Wainwright shares of common stock with an aggregate fair market value on the date of exercise equal to the aggregate exercise price of the warrants exercised. The Wainwright Warrants are identical to the Investor Warrants in all other material respects. Unlike the Investor Warrants, no additional cash commission is payable to Wainwright upon exercise of the Wainwright Warrants.

Number Of Shares To Be Issued

As noted above, if all of the Notes and Warrants were converted and exercised, we will issue 13,930,283 shares of our common stock.

Registration Rights

In connection with the issuance of the Notes and Investor Warrants, we entered into a Registration Rights Agreement with the investors, in which we agreed to file and cause to become effective with the Securities and Exchange Commission a registration statement, of which this prospectus is a part, covering the resale of the shares issuable upon conversion of the Notes and exercise of the Warrants. In the Wainwright Warrants we agreed to include the shares issuable upon exercise of the Wainwright Warrants in the registration statement filed under the Registration Rights Agreement. See “Description And Price Range Of Capital Stock- Registration Rights Agreement,” page 37.

Net Proceeds And Use

We will receive no proceeds upon the sale of shares under this prospectus. This prospectus covers the re-sale of shares of our common stock. We received approximately $4,195,000 in gross proceeds upon issuance of the Notes and Warrants and will receive approximately $2,423,878 in additional gross proceeds, before payment of commissions to Wainwright, if all Warrants are exercised for cash. We have used the original proceeds and will use any additional proceeds to cover the costs of the issuance of the Notes, Warrants and shares of common stock and for working capital and general corporate purposes.

DESCRIPTION AND PRICE RANGE OF COMMON STOCK

Authorized Capital Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of December 31, 2004, we had 821 shareholders of record.

Common Stock

This prospectus covers the resale by certain of our stockholders of shares of our common stock, $0.01 par value, which are to be issued upon conversion of the Notes and exercise of the Warrants. As of November 30, 2004, we had 101,379,045 shares of common stock issued and outstanding, 13,930,282 shares reserved for issuance upon conversion of the Notes and exercise of the Warrants, 7,753,872 shares reserved for issuance upon exercise of 6,398,132 outstanding options and upon exercise of 1,355,740 options that may be granted in the future under our stock option plans.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Members of the board of directors are elected for one-year terms. There is no cumulative voting for the election of directors. After recognition of any applicable preferences to any outstanding preferred stock, holders of common stock are entitled to share pro rata in any liquidation proceeds, receive dividends as the board of directors may lawfully declare out of funds legally available, and share pro rata in any other distribution to the holders of common stock. We have never paid any dividends on our common stock and we do not anticipate doing so in the future. Holders of common stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions, fixed dividend rights, liabilities to further calls, assessment for liabilities under state statute, restriction on alienability, or any discriminating provision against existing or prospective stock with respect to the common stock.

Preferred Stock

Our Board of Directors is authorized to establish by resolution different classes or series of preferred stock and to fix the rights, preferences, and privileges, including dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any class or series or the designation of such class or series without any further shareholder vote or action. The issuance of a class or series of preferred stock with special rights or privileges could have the effect of delaying, deferring, or preventing a change in our control, which may adversely affect the voting and other rights of the holders of common stock. See “Description of Securities—Anti-Takeover Provisions.” As of the date of this prospectus, there are no series of preferred stock designated and no shares of preferred stock outstanding.

Equity Compensation Plans

1999 Stock Option Plan

Our 1999 Stock Option Plan provides for the granting to our directors and employees of non-transferable incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-transferable non-statutory stock options (“Non-Qualified Options”). A total of 4,000,000 shares of common stock are authorized for issuance under the 1999 Plan. As of December 31, 2004, options to purchase an aggregate of 2,418,204 shares of common stock were outstanding and 1,443,970 shares remain available for future grants. Unless terminated sooner, the 1999 Plan will terminate in June 2009.

The 1999 Plan may be administered by the Board of Directors or a stock option committee of the Board. The Board or such Committee has the authority to determine the terms of the options granted,

including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be at least the fair market value of the common stock valued at the date of grant, and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the common stock valued at the date of grant. The expiration date of Options is determined by the Board or the Committee, but options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date seven years after the date of grant.

If an employee to whom an award has been granted under the 1999 Plan dies while employed by the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by the employee’s duly appointed, qualified, and acting personal representative, the employee’s estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the employee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1999 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of 90 days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

The Board has the authority to amend or terminate the 1999 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1999 Plan, without the consent of such optionee.

1994 Stock Option Plan

The Company’s 1994 Stock Option Plan (the “1994 Plan”) provides for the granting to the Company’s directors and employees of Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and Non-Qualified Options. A total of 6,000,000 shares of common stock are authorized for issuance under the 1994 Plan. As of December 31, 2004, options to purchase an aggregate 809,025 shares of common stock were outstanding and no shares remained available for future grants. The 1994 Plan terminated in November 2004. The termination had no impact on outstanding options under the 1994 Plan.

The 1994 Plan may be administered by the Board of Directors or a stock option committee of the Board. The Board or such stock option committee of the Board has the authority to determine the terms of the options granted, including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be not less than the fair market value of the common stock valued at the date of grant, and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the common stock valued at the date of grant. The expiration date of Options is determined by the Board or such stock option committee of the Board, but options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date seven years after the date of grant.

If an employee to whom an award has been granted under the 1994 Plan dies while employed by the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by his duly appointed, qualified and acting personal representative, his estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the grantee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1994 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of thirty (30) days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

The Board has the authority to amend or terminate the 1994 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1994 Plan, without the consent of such optionee.

Securities Authorized For Issuance Under Equity Compensation Plans

As of December 31, 2004, the compensation plans discussed above had been approved/not approved as indicated in the following table:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,277,229	$0.67	1,443,970
Equity compensation plans not approved by security holders	2,488,443	$0.75	—
Total

Dividend Policy

Stockholders holding common stock are entitled to dividends only if declared by our Board of Directors. To date, we have not declared any dividends on shares of our common stock and we do not anticipate doing so in the foreseeable future.

Anti-Takeover Provisions

The Company is subject to or otherwise has available to it a number of statutory provisions and authority that, if taken advantage of or exercised, could have the effect to making more difficult or perhaps completely thwarting any takeover of the Company that is not approved by the Board of Directors, including the following:

•                  Business combinations.   Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a “business combination” between the Company and an “interested stockholder” within three years of the stockholder becoming an “interested stockholder.” Generally, an “interested stockholder” is a person or group that directly or indirectly controls or has the right to acquire or control the voting or disposition of fifteen percent (15%) or more of the outstanding voting stock of or is an affiliate or associate of the corporation and became the owner of fifteen percent (15%) or more of such voting stock at any time within the previous three years. A “business combination” is defined broadly to include, among other things,

(i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder; (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries; (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder; and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits. Under Section 203 of the DGCL, business combinations between a corporation and an interested stockholder may occur in certain circumstances, including approval by the Board of Directors.

•                  Rights and preferences of preferred stock.    The board of directors is authorized to create a new series of preferred stock and to determine the rights and limitations of this preferred stock. Stockholder approval will not be required for the issuance of such shares. Such shares of preferred stock could have rights that are senior to the rights of the holders of shares of common stock, e.g., preferred liquidation rights, cumulative dividends, or voting and conversion rights that could adversely affect the voting power or dividend rights of the holders of common stock and delay, defer, or prevent a change in control of us.

Registration Rights Agreement

We have entered into a Registration Rights Agreement with the holders of the Notes and Warrants. The Registration Rights Agreement requires us to file and cause the Securities and Exchange Commission to declare effective a registration statement, of which this prospectus is a part, not later than 90 days following the issuance of the Notes and Warrants, which is January 29, 2005. We are required to keep the registration statement effective until the earlier of when the investor has sold all of the shares acquired upon conversion of the notes and exercise of the Warrants or the investor is able to resell the shares under Rule 144 without regard to the volume limitations set forth in that rule. At all times, the registration statement must cover all of the number of shares issuable upon conversion of the principal of the Notes and exercise of the Warrants. We are required to fulfill our reporting obligations under the Securities Exchange Act of 1934, as amended, and otherwise take whatever steps are necessary to enable the investor to resell the shares acquired upon conversion of the Notes and exercise of the Warrants without restriction. Finally, we have agreed to indemnify the investors for any damages the investors may suffer as a result of misstatements or omissions in this prospectus, other than misstatements or omissions attributable to the investors.

Notes And Warrants

See “Note and Warrant Purchase Agreement—The Notes, “—The Warrants,” “—The Wainwright Warrants,” pages 32-33.

Price Range Of Common Stock

Our shares of common stock are traded on the OTC Bulletin Board (“OTC”) under the trading symbol CICI.OB. Prior to March 14, 2003 it was listed on the Nasdaq SmallCap Market under the symbol CICI. Set forth below are the high and low sale prices for our stock on Nasdaq from January 1, 2001 through March 14, 2004 and the high and low bid prices for our stock on the OTC from March 15, 2004 through December 31, 2004.

		Sale Price Per Share
Year	Period	High	Low
2002	First Quarter	$1.18	$0.56
	Second Quarter	$1.15	$0.63
	Third Quarter	$0.66	$0.24
	Fourth Quarter	$0.50	$0.21
2003	First Quarter	$0.53	$0.13
	Second Quarter	$0.44	$0.15
	Third Quarter	$0.65	$0.34
	Fourth Quarter	$0.45	$0.30
2004	First Quarter (January 1 through March 14, 2004)	$1.10	$0.35

		Bid Price Per Share
		High	Low
2004	First Quarter (March 15, 2004 — May 31, 2004)	$0.95	$0.58
	Second Quarter	$0.90	$0.42
	Third Quarter	$0.80	$0.31
	Fourth Quarter	$0.71	$0.35

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will not receive any additional proceeds upon conversion of the Notes but will receive proceeds from the issuance of the shares of common stock upon exercise of the Warrants. Assuming all Warrants are exercised for cash, we will receive gross proceeds of approximately $2,423,878 and issue an additional 4,850,204 shares of our common stock. We will use these additional proceeds for working capital and general corporate purposes.

SELLING STOCKHOLDERS

The shares of common stock registered for sale under this prospectus are comprised of an aggregate of 13,930,283 shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. These shares, if issued, would represent approximately 14% of our issued and outstanding common stock as of December 31, 2004.

The following list provides:

•                  the names of the selling stockholders;

•                  the number of shares beneficially owned by each selling stockholder prior to the offering (assuming conversion of the notes and exercise of the Warrants held by each selling stockholder); and

•                  the total number of shares being offered under this offering for each selling stockholder’s account.

None of the selling stockholders has held any of our common stock nor had any material relationship with us within the past three years. To our knowledge, each of the selling stockholders listed below has sole voting and investment power with respect to all of the shares of common stock beneficially owned by it, except as may be listed in the footnotes to the selling stockholder table.

The terms of the Notes and Warrants whose underlying shares of common stock are included for resale under this prospectus prohibit conversion of the Notes or exercise of the Warrants to the extent that conversion of the Notes and exercise of the Warrants would result in the holder beneficially owning in excess of 4.9% of our outstanding shares of common stock. A holder may waive the 4.9% limitation upon 61 days’ prior written notice to us. Also, this limitation does not preclude the holder from converting or exercising the Notes or Warrants and selling shares underlying the Notes or Warrants in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amount.

The following table sets forth, to our knowledge, certain information about the selling stockholders as of January 21, 2005. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the Notes and upon exercise of the Warrants held by the holder that are currently convertible or are exercisable or convertible or exercisable within 60 days after the date of the table are deemed outstanding. Except as listed below, none of the selling stockholders are registered broker dealers or affiliates of broker dealers.

Assuming that each selling stockholder sells all of the shares listed in this prospectus for such stockholder, each selling stockholder will hold no shares of our common stock.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned	Total Number of Shares Being Offered
Basso Multi-Strategy Holding Fund Ltd. (1)	354,544	354,544
Basso Private Opportunity Holding Fund Ltd. (2)	100,000	100,000
BH Capital Investments LP (3)	280,000	280,000
Bushido Capital Master Fund LP (4)	568,181	568,181
Crestview Capital Master LLC (5)	2,272,726	2,272,726
DKR Soundshore Oasis Holding Fund Ltd. (6)	1,212,120	1,212,120
DKR Soundshore Strategic Holding Fund Ltd. (7)	303,030	303,030
Enable Growth Partners LP (8)	909,090	909,090
Excalibur Limited Partnership (9)	1,400,000	1,400,000
Gamma Opportunity Capital Partners, LP (10)	568,181	568,181
GFTF Partners LLC (11)	530,301	530,301
Iroquois Capital LP (12)	2,272,726	2,272,726
Nite Capital LP (13)	568,181	568,181
Otape Investments LLC (14)	303,030	303,030
Paul Masters IRA (15)	37,878	37,878
Richard Molinsky	75,756	75,756
SRG Capital, LLC (16)	388,180	388,180
TCMP3 Partners (17)	340,908	340,908
Truk Opportunity Fund (18)	227,271	227,271
H.C. Wainwright & Co., Inc. (19)	609,090	609,090
Jason Stein (20)	91,370	91,370
Ari Fuchs (21)	30,454	30,454
John Clarke (22)	197,953	197,953
Scott Koch (23)	197,953	197,953
Richard Kreger (24)	45,680	45,680
Rory Rohan (25)	45,680	45,680

Total	13,930,283	13,930,283

(1)                             Basso Asset Management, L.P. (“Basso”) is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. (the “Fund”) with voting and investment power over the shares held by the Fund. Basso GP, LLC (“Basso GP”) is the general partner of Basso. Howard Fischer is the managing member of Basso GP. Accordingly, Mr. Fischer exercises voting and investment control over the shares held by the Fund and may be deemed to be the beneficial owner of such shares. Mr. Fischer, on behalf of Basso, Basso GP and himself, disclaims beneficial ownership of the shares held by the Fund except to the extent of his pecuniary interest (and the respective pecuniary interests of Basso and Basso GP) in such shares.

(2)                             Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Basso Private Opportunity Holding Fund Ltd. (the “Fund”) with voting and investment power over the shares held by the Fund. Basso GP, LLC (“Basso GP”) is the general partner of Basso. Howard Fischer is the managing member of Basso GP. Accordingly, Mr. Fischer exercises voting and investment control over the shares held by the Fund and may be deemed to be the beneficial owner of such shares. Mr. Fischer, on behalf of Basso, Basso GP and himself, disclaims beneficial ownership of the shares held by the Fund except to the extent of his pecuniary interest (and the respective pecuniary interests of Basso and Basso GP) in such shares.

(3)                             Henry Brachfeld holds voting and investment power over the shares held by BH Capital Investments LP. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Brachfeld disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(4)                             Bushido Capital Partners, Ltd., a Cayman island company, is the General Partner of Bushido Master Fund, L.P., a Cayman Island registered limited partnership, with the power to vote and dispose of the shares of common stock held by Bushido Master Fund, L.P. Accordingly, Bushido Capital Partners, Ltd. May be deemed to be the beneficial owner of such shares. Louis Rabman and Christopher Rossman are the Directors of Bushido Capital Partners, Ltd. possessing investment power. Bushido Capital Partners, Ltd. and Messrs. Rabman and Rossman each disclaim beneficial ownership of the shares being registered except to the extent of their pecuniary interest.

(5)                             Bob Hoyt, Stewart Fink, Daniel Warsh and Richard Levy hold shared voting and investment power with respect to the shares held by Crestview Capital Master, LLC. Accordingly, Messrs. Hoyt, Fink, Warsh and Levy may be deemed to be the beneficial owners of such shares. They each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(6)                             DKR Soundshore Oasis Holding Fund Ltd (“Fund”) is a master fund in a master feeder structure. The Fund’s investment manager is DKR Oasis Management Company LP (the “Investment Manager”). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting and disposing any shares held by the Fund. Accordingly, the Investment Manager may be deemed to be the beneficial owner of such shares. Mr. Seth Fischer is the managing partner of Oasis Management Holdings, LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for voting and disposing shares held by the Fund. Accordingly, Mr. Fischer may be deemed to be the beneficial owner of such shares. The Investment Manager and Mr. Fischer disclaim beneficial ownership of such shares except to the extent of its and his respective pecuniary interest therein.

(7)                             DKR Soundshore Strategic Holding Fund Ltd. (“Fund”) is a master fund in a master feeder structure. The Fund’s investment manager is DKR Capital Partners L.P (the “Investment Manager”). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting and disposing any shares held by the Fund. Accordingly, the Investment Manager may be deemed to be the beneficial owner of such shares. Seth Fischer has ultimate responsibility for voting and disposing shares held by the Fund. Accordingly, Mr. Fischer may be deemed to be the beneficial owner of such shares. The Investment Manager and Mr. Fischer disclaim beneficial ownership of such shares except to the extent of its and his respective pecuniary interest therein.

(8)                             Mitch Levine has sole voting and investment power over the shares held by Enable Growth Partners, L.P. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Levine disclaims beneficial ownership of such shares except to the extent of his beneficial ownership.

(9)                             Will Hechden has sole voting and investment power with respect to the shares held by Excalibur Limited Partnership. Accordingly, Mr. Hechden may be deemed to be the beneficial owner of such shares. Mr. Hechden disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(10)                       Gamma Capital Advisors, Ltd., an Anguilla, British West Indies Company, is the General Partner of Gamma Opportunity Capital Partners, LP, a Cayman Island registered limited partnership, with power sole voting and investment powers with respect to the shares held by Gamma Opportunity

Capital Partners, LP. Accordingly, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of such shares. Jonathon Knight, PhD and Christopher Rossman are the Directors of Gamma Capital Advisors, Ltd., each possessing voting and investment power with respect to such shares. Accordingly, Dr. Knight and Mr. Rossman may be deemed to be the beneficial owners of such shares. Dr. Knight and Mr. Rossman each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest.

(11)                       Arnold Galman has sole voting and investment power with respect to the shares held by GFTF Partners, LLC. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Galman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(12)                       Joshua Silverman has sole voting and investment power with respect to the shares held by Iroquois Capital, LP. Accordingly, Mr. Silverman may be deemed to be the beneficial owner of such shares. Mr. Silverman disclaims all beneficial ownership of such shares except to the extent of his pecuniary interest.

(13)                       Keith Goodman has sole voting and investment power with respect to the shares held by Nite Capital, LP. Accordingly, Mr. Goodman may be deemed to be the beneficial owner of such shares. Mr. Goodman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(14)                       Ira. M. Leventhal has sole voting and investment power with respect to the shares held by Otape Investments LLC. Accordingly, Mr. Leventhal may be deemed to be the beneficial owner of such shares. Mr. Leventhal disclaims beneficial ownership of such shares except to the extent of his pecuniary interest

(15)                       Paul Masters has sole voting and investment powers with respect to the shares held by Paul Masters IRA. Accordingly, Mr. Masters may be deemed to be the beneficial owner of shares held by Paul Masters IRA. Mr. Masters disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(16)                       Edwin Mecabe and Tai May Lee have shared voting and investment powers with respect to the shares held by SRG Capital, LLC. Accordingly, they may be deemed to be the beneficial owners of such shares. They disclaim beneficial ownership of such shares except to the extent of their pecuniary interest.

(17)                       Steven Slawson and Warren Schenker have shared voting and investment power with respect to the shares held by TCMP3 Partners. Accordingly, Messrs. Slawson and Schenker may be deemed to be the beneficial owners of such shares. They each disclaim beneficial ownership in such shares except to the extent of their pecuniary interest.

(18)                       Michael E. Fein and Stephen E. Saltzstein have shared voting and investment power with respect to the shares held by Truk Opportunity Fund. Accordingly, they may be deemed to be the beneficial owners of such shares. They each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(19)                       H.C. Wainwright, Inc. is a registered broker dealer and received its warrants as partial compensation for its services rendered in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 348,050 shares are exercisable at $0.508 per share and warrants for 435,064 shares are exercisable at $0.462 per share. Michael Bradford exercises sole voting and investment power over the shares held by Wainwright. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Bradford disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(20)                       Mr. Stein received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 26,106 shares are exercisable at $0.508 per share and warrants for 65,264 shares are exercisable at $0.462 per share.

(21)                       Mr. Fuchs received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 8,701 shares are exercisable at $0.508 per share and warrants for 21,753 shares are exercisable at $0.462 per share.

(22)                       Mr. Clarke received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 56,558 shares are exercisable at $0.508 per share and warrants for 141,395 shares are exercisable at $0.462 per share.

(23)                       Mr. Koch received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 56,558 shares are exercisable at $0.508 per share and warrants for 141,395 shares are exercisable at $0.462 per share.

(24)                       Mr. Kreger received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 13,051 shares are exercisable at $0.508 per share and warrants for 32,629 shares are exercisable at $0.462 per share.

(25)                       Mr. Rohan received his warrants as partial compensation for services rendered as an employee of Wainwright in connection with the transactions contemplated by the Note and Warrant Purchase Agreement. Warrants for 13,051 shares are exercisable at $0.508 per share and warrants for 32,629 shares are exercisable at $0.462 per share.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest, may sell the shares listed in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at prices otherwise negotiated. The selling stockholders may sell the shares by the following methods:

•                  block trades in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  to a broker or dealer as principal, for resale by the broker or dealer for its own account;

•                  an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchases;

•                  privately negotiated transactions;

•                  through the writing of options on the shares, whether or not the options are listed on an options exchange;

•                  one or more underwritten offerings on a firm commitment or best efforts basis;

•                  any combination of any of these methods of sale; or

•                  any other method permitted by applicable law.

We do not know of any arrangements by the selling stockholders for the sale of any of the shares.

The selling stockholders may also transfer the shares by gift or sell the shares in accordance with Rule 144 under the Securities Act rather than under this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure if there is a default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when the shares are sold.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers, or underwriters, and any applicable commission with respect to a particular offer will be provided in an accompanying prospectus supplement. Any underwriters, dealers, brokers, or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from a selling shareholder and/or purchasers of selling stockholders’ shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commission).

The selling stockholders and any underwriters, brokers, dealers, or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act and any discounts, concessions, commissions, or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the shares will be governed under applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to indemnify the selling stockholders against some liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in some circumstances against some liabilities, including liabilities under the Securities Act.

The shares offered in this prospectus were originally issued to the selling stockholders under exemptions from the registration requirements of the Securities Act, and we agreed to register the shares held by or issuable to the selling stockholders under the Securities Act. We intend to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the selling stockholders have sold all of the shares under the registration statement, or (ii) the date on which the shares under the registration statement may be sold without restriction pursuant to Rule 144 under the Securities Act. We have agreed to pay all expenses in connection with this offering, not including underwriting discounts, commissions, or transfer taxes relating to the sale of the shares by the selling stockholders.

We will not receive any proceeds from sales of any shares by the selling stockholders. Wainwright will receive approximately $28,000 in additional cash compensation if all of the Investor Warrants are exercised.

BUSINESS

(dollars in thousands)

General

We were incorporated in Delaware in 1986 as a wholly owned subsidiary of a predecessor corporation with the same name. We own a 90% interest in Communication Intelligence Computer Corporation, Ltd, a joint venture with Jiangsu Hongtu Electronics Group, Ltd. The Joint Venture was formed in September 1993.

Our products focus on emerging, high potential applications including paperless workflow, handheld computers, smartphones and eCommerce. Our products are designed to increase the ease of use, functionality, and security of electronic devices and eBusiness processes. We sell directly to OEMs and enterprises, through major retail outlets such as CompUSA, Staples, OfficeMax, and key integration/channel partners and direct via our website. Our clients include Charles Schwab, Fujitsu, PalmSource, The Prudential Insurance Company of America, Siebel Systems, Siemens Medical Systems, Sony Ericsson, Mobile Communications AB, Symbol technologies, Saint Vincent’s Hospital (member of Ascension Health) and The Tennessee Valley Authority.

We are headquartered in Redwood Shores, California and our Joint Venture is based in Nanjing, China

Segments

Our financial information is presented in two segments—handwriting recognition software and systems integration. The handwriting recognition segment is comprised of three revenue categories: OEM, enterprise and online sales. All handwriting recognition software is developed around our core technology. Systems integration represents the sale and installation of third party computer equipment and systems that use our software products. All systems integration revenue is generated through our Joint Venture.

Core Technologies

Our core technologies are classified into two broad categories: “natural input technologies” and “transaction and communication enabling technologies.” These technologies include multilingual handwriting recognition systems (Jot® and the Handwriter® Recognition System, referred to as HRS™), electronic signature, handwritten signature verification, electronic ink recording tools (InkTools®, Sign-it®, iSign®, SignatureWallet™ and Sign-on®), and operating system extensions that enable pen input (PenX™). Other consumer and original equipment manufacturer (“OEM”) products include electronic notetaking (QuickNotes®, and InkSnap®) and software that can predict text input (WordComplete®).

Natural Input Technologies. CIC’s natural input technologies are designed to allow users to interact with a computer or handheld device by using an electronic pen or “stylus” as the primary input device or in conjunction with a keyboard. CIC’s natural input offerings include multilingual handwriting recognition systems, software keyboards, predictive text entry, and electronic ink capture technologies. Many small handheld devices such as electronic organizers, pagers and smart cellular phones do not have a keyboard. For such devices, handwriting recognition and software keyboards offer the most viable solutions for performing text entry and editing. CIC’s predictive text entry technology simplifies data entry even further by reducing the number of actual letters required to be entered. The Company’s ink capture technologies facilitate the capture of electronic ink for notetaking, drawings or short handwritten messages.

Transaction and Communication Enabling Technologies. The Company’s transaction and communication enabling technologies are designed to provide a cost-effective means for securing electronic transactions, providing network and device access control, and enabling workflow automation of traditional paper form processing. CIC believes that these technologies offer more efficient methods for conducting electronic transactions while providing more functional user authentication and heightened data security. The Company’s transaction and communication enabling technologies have been fundamental in its development of software for electronic signatures, handwritten biometric signature verification, data security, and data compression.

Handwriting recognition segment products

Key Handwriting recognition segment products include the following:

Handwriter, Chinese Handwriter and Jot	Multi-lingual handwriting recognition softwarez

Inktools	A suite of application development tools for electronic signatures, biometric signature verification and cryptography

iSign	Web based development tools for electronic signature and biometric signature verification

PenX	Operating systems extensions for the Windows operating system that enables pen-based functionality and handwriting

QuickNotes and InkSnap	Electronic handwritten notetaking software

Sign-it and Sign-it Server	Electronic signatures for the enterprise market

Sign-On and SignatureWallet	Biometric Signature verification software for device access and data protection

WordComplete	Predictive text entry software

Products and upgrades for the Handwriting recognition products that were introduced and first shipped in 2004 include the following:

WordComplete v3.1

iSign v3.0

iSign v3.1

Sign-it for Acrobat v4.0

Sign-it for Acrobat v4.1

Sign-it for Acrobat v4.2

Sign-it for Acrobat SDK v1.0

Sign-it for Word v4.11

SignatureOne v1.0 (Oracle Support)

Jot for Palm OS v2.05

Jot for Palm OS v2.1

Handwriting recognition software analyzes the individual strokes of characters written with a pen/stylus and converts these stokes into machine-readable text characters. This software is especially useful for portable electronic devices that are too small to employ a keyboard, and for the input of ideographic script characters such as those used in written Chinese and Japanese. The Company currently has two recognition system offerings, Handwriter and Jot.

CIC’s Handwriter Recognition System (“HRS™“) recognizes handwritten input on Windows and Windows CE based pen computers and desktop PCs for either English or simplified and traditional

Chinese characters. HRS accurately recognizes handwritten characters with no recognizer training required, so the user can write naturally. HRS is a full-context recognizer that offers some unique features such as automatic spacing between words and automatic capitalization of the first letter of new sentences. HRS is also an integral component of the Company’s PenX software and Inktools Software Development Kit (“SDK”) that is currently licensed to consumers, OEMs and vertical market channel partners.

Jot recognizes handwritten input and is specifically designed for small devices. Unlike many recognizers that compete in the market for handheld data input solutions, Jot offers a user interface that allows for the input of natural upper and lowercase letters, standard punctuation and European languages without requiring the user to memorize unique characters or symbols. This recognizer offers rapid and accurate recognition without requiring the consumer to spend time training the system. Jot has been licensed to such key OEMs as: Microsoft, Sony Ericsson, Symbian, PalmSource, National Semiconductor and Vtech. Jot has been ported to many operating systems, including Palm OS, Windows, Windows CE, VT-OS, EPOC, QNX, Linux and OS/9, and is currently under development for others. The standard version of Jot, which is available through OEM, Enterprise and Online product offerings, recognizes and supports input of Roman-based Western European languages.

InkTools is an electronic signature and handwritten signature verification software developers’ kit that captures and analyzes the image, speed, stroke sequence and acceleration of a person’s handwritten electronic signature. InkTools provides an effective and inexpensive handwriting security check for immediate authentication. It also stores certain forensic elements of a signature for use in determining whether a person actually electronically signed a document. The InkTools kit also includes software libraries for industry standard encryption and data binding process to protect the sensitive nature of a user signature. Commercial applications for this type of software include document approval, verification of the identity of users participating in electronic transactions and securing log-in access to computer systems or protected networks. This software toolkit is used internally by CIC as the underlying technology in its Sign-On, iSign, SignatureWallet and Sign-it products as well as the integrated solutions provided by the systems integration operation of the joint venture in China. It has been licensed to numerous key development partners and end-users, including Chase Manhattan Bank, EDS, Bionetax, Siebel Systems and Nationwide (UK).

Sign-On and SignatureWallet are product offerings that utilize the Company’s handwritten biometric signature verification technology to provide access and data security on portable devices. This provides the additional level of security needed for devices that are increasingly being used in business and generally contain sensitive data. Currently available for the Palm 3.x or later, Windows CE and Windows XP Tablet PC Edition operating systems, the product is also being ported to other platforms to meet the specifications of new licensees and customers.

Sign-it is a family of electronic signature products for recording electronic signatures as they are being written as well as binding and verifying electronic signatures within standard consumer applications. These products combine the strengths of handwritten signatures and cryptography to process, transact and create electronic documents with the same legal standing as a traditional wet signature on paper in accordance with the Electronic Signature in National and Global Commerce act. Organizations wishing to process electronic forms requiring varying levels of security can reduce the need for paper forms by adding electronic signature technologies to their workflow solution. Currently, Sign-it is available for MS Word, AutoCAD and Adobe® Acrobat®, while support for additional application environments are in development.

iSign provides functionality similar to InkTools but was specifically designed for web based architectures. The current product supports either a Windows implementation with Internet Information Server and Internet Explorer or Java implementations based on J2EE. The product was designed to meet the needs of higher-end server products and a broad base of client systems, which can range from Windows devices to PDAs.

Business Enterprise Revenues

The Company’s revenue from business end users for the nine months ended September 30, 2004 increased approximately 554% to $5,679 from $869 in the comparable prior year period. The Company believes the increase in revenue reflects the increasing demand for CIC’s eSignature solutions. The Company also believes that the increasing focus on corporate accountability, including a growing demand for auditable business approval processes, is driving many enterprises to add eTransactions to their priority deployments in 2004.

Enterprises that have licensed the Company’s technology include the following:

Licensee	Product(s) licensed	Application of Products
Accelio	Inktools	E-Signature for mobile forms

Agricultural Bank of China	InkTools	E-signature for document automation

Al-Faris	Multiple	Reseller and integrator in the Middle East focused on e-signatures

Allergan Sales	Sign-It	Clinical regulatory applications

Ameridial	Inktools	E-signature for internal use documents

Assurant Group	Sign-It	Sales force automation, new account openings

Audata, Limited	Multiple	Multiple applications focused on paperless environment and security

Baptist Health	Inktools	E-signature for patient records

BF Goodrich, Aircraft	Sign-It	E-signature for internal use; Sensor Division documents

Canada Customs	Sign-It	E-signature for internal use documents

Charles Schwab	Sign-It	New account openings

China Ministry of Railways	InkTools	E-signature for document automation

Decade Software	PenX & InkTools	Windows pen computer upgrades

E-Com Asia Pacific Pty Ltd.	Multiple	Regional reseller, multiple applications

EDS	InkTools	Information assurance for network and application security

Federal Reserve Bank	Sign-On	Biometric mobile device; access security

FMC Corp.	Sign-It	E-signature for internal use documents

First American Bank	Sign-It	E-signature for various financial and internal documents

First Command Financial	Sign-It	E-signature for document automation

IA Systems	InkTools	E-signature for loan organization

ILI Technologies, (Ltd.)	InkTools & iSign	Various e-signature applications for the vertical markets in Israel

Industrial & Commercial Bank of China	InkTools	E-signature for document automation

Integrate Online	InkTools	Mortgage closing

Nanjing Agricultural Bureau	InkTools	E-signature for document automation

National Healthcare	Sign-It	E-signature for document automation

Nationwide Building Society	InkTools	E-signature for document automation

Naval Surface Warfare	InkTools	E-signature for material center receipts

Novabase	Sign-It	Systems integrator for various vertical market applications

Old Republic National	Sign-It	Title processing applications

Orange County, CA	Sign-It	Automate building permit process

PHT Corporation	Sign-It	Clinical trial documents

Physician WebLink	Sign-It	Automate patent enrollment / records / billing

Proware	InkTools	E-signature for judicial orders

Prudential Insurance Co.	Sign-It EX	E-Signature for mobile forms

PSC Communications	Multiple	Reseller and OEM partner in the UK focused on e-signature

PureEdge	Sign-It	E-signature for financial documents

RecordsCenter.com	InkTools	Legal contracts and other significant documents

State Farm Mutual Automobile Insurance Company	iSign	E-signature for document automation

St. Vincent’s Hospital	Multiple	E-signature for document automation

Siebel	Multiple	Sample delivery of regulated drugs

Siemens Medical Solutions	Multiple	E-signature for healthcare

Symbol Technologies	Multiple	Reseller for all major products

Tennessee Valley Authority	Multiple	E-signature for approval of internal documents

Turner Construction/Oracle	iSign	E-signature for document automation

Wells Fargo Services Company	Sign-It	E-Signature for financial documents

Wisconsin Electric Power	Sign-On	Biometric mobile device; access company security

OEM Revenues

OEM revenues for the nine months ended September 30, 2004, increased by approximately 38% compared to the prior year period primarily as a result of increased shipments by PalmSource of its operating system embedded with our Jot software.

In early 2003, PalmSource announced that it had licensed CIC’s Jot® handwriting recognition software to replace Graffiti® as the standard and only handwriting software on all new Palm Powered® devices. Under this agreement, “Graffiti 2 powered by Jot” is embedded by PalmSource in current versions of its Palm OS® platform. The new Graffiti 2 handwriting software supports an intuitive, more natural form of input, minimizing learning time for new users and easing the transition for experienced users. Due to the continuing depressed levels of handheld computer shipments throughout 2003 and existing OEM inventory levels, the transition by OEMs to PalmSource’s latest operating systems (with Graffiti 2/Jot) was much slower than anticipated. CIC first received royalties in the second quarter of 2003, representing less than 10% of total PalmSource OS reported shipments with fourth quarter royalties reflecting approximately 70% of total PalmSource OS reported shipments.

Online/Retail Revenues

Revenues from our software sold directly through our website, (www.cic.com) and at the retail point of sale declined significantly for the nine months ended September 30, 2004 compared to the prior year period primarily due to embedding our software by PalmSource in its new products and the declining demand for updating older handheld devices.

Retail sales are generated through an agreement with Elibrium Inc., that positions our Palm OS based software offerings directly at the point of sale at retailers including Comp USA, Staples, and Office Max, and from leading online suppliers of software enhancements for Palm powered devices, Handango and PalmGear.

China Handwriting Recognition Revenues

The Joint Venture, 90% owned by the Company, was established over nine years ago and is headquartered in Nanjing China. The Joint Venture is 10% owned by Jiangsu Hongtu Electronics Group, the leading DVD supplier in the US with its APEX brand, and a leading supplier of other high technology products and systems.

Software sales in China declined significantly for the nine months ended September 30, 2004, compared to the prior year period reflecting the unpredictable nature of revenue generation while establishing a channel strategy, which began in the second quarter of 2003. This strategy is aimed at achieving accelerated and sustained sales growth by leveraging channel partners to gain China-wide market coverage. The channel strategy involves training the partners’ sales forces and the Joint

Venture’s engineering efforts to embed our eSignature software into the partners’ total application solutions. A second factor expected to impact near term revenue is the passing, in August 2004 of the Electronic Signature Law in China. We believe that overall this is a very positive event in that it provides an impetus for our technology by providing a framework for product functionality and standards that are required for accelerated market growth. It has necessitated, however, the need to focus engineering effort on developing product functionality that is consistent with the new guidelines, thereby delaying further our sales efforts with channel partners. We believe that the channel partner strategy, coupled with the passing of the new eSignature law, provides the framework for increasing and sustained sales growth in China. Attaining predictable and sustained revenue growth on a quarter to quarter basis, however, may not occur until the first half of 2005 and beyond.

Systems Integration

System integration segment revenue declined 94% for the nine months ended September 30, 2004, compared to the prior year period. Over the prior two years, the Joint Venture had emerged as the leading supplier in Jiangsu Province to a fast-growing mobile industry application for regulated goods, with an estimated 70% market share. However the decision not to expand this business to other provinces, which would require significant increases in base costs to provide turn-key capabilities, but rather to focus on the emerging high potential eSignature/office automation market in China, resulted in the decline in system integration revenue. We expect system integration revenues to continue to decline.

Marketing

Handwriting Recognition Segment

Our products are marketed through three sales approaches: OEM sales, enterprise and online/retail sales. OEM sales efforts are aimed at license revenues derived primarily from smart handheld device manufacturers. Enterprise sales efforts are directed at both software providers and end-users. Online/retail sales represent revenues generated from the Company’s software sold through its website and retail outlets.

OEM Licensed Products. We currently license software products for Windows®3.x, Windows95, Windows’98, WindowsNT, WindowsCE, EPOC, QNX, VT-OS, Palm and Linux. We also port our products to other platforms to meet the specifications of licensees. Our PenX, Sign-it, and Handwriter Recognition System are licensed for portable PCs utilizing the Windows 98, Windows NT, Windows 2000, Windows XP and WindowsCE operating systems and are primarily used for field force automation and in pen-input PC peripherals for desktop use. Jot, QuickNotes, Sign-On, WordComplete and our software keyboard are licensed primarily for the new, smaller classes of personal computers that utilize the Windows CE operating systems and handheld communicators such as smartphones and PDAs that use the Palm or Symbian operating system.

Enterprise Solution Products. We offer several products targeted at the broad enterprise market. We believe that this market could benefit from workflow automation solutions using electronic signatures or handwriting authentication such as new account openings, regulated document submissions and device/network security. For these markets, we offer several products, including InkTools, a high performance software developer’s kit for implementing systems using electronic ink and electronic signatures, which is available for almost all major operating systems. We also offer iSign, which provides the same functionality as InkTools but is specifically designed for distributed application architectures and Sign-it, which is designed to provide this functionality within the framework of the most common word processing applications and electronic form publishing environments.

Online Product Offerings. Our Online Sales department is charged with the sale of our shrink-wrapped software applications and tools. This currently includes most of our products and everyone from consumers to software developers and corporations are customers. These products are sold through retail outlets and over the Internet, on our website, and by other Internet-based electronic resellers. Consumer versions of these products are being sold for users of the Palm connected organizers and Windows CE devices. Much of the growth in Online sales since 1998 was attributable to sales of these products to users of Palm OS devices.

Systems Integration Segment

Our systems integration activity is confined to the Joint Venture where services are provided to Chinese enterprises and government users and other joint ventures in the Peoples Republic of China involving the re-sale of desktop computers, monitors, servers and other computer related products together with customized software in mostly office automation and materials replenishment planning applications.

Copyrights, Patents and Trademarks

Handwriting Recognition Segment

We rely on a combination of patents, copyrights, trademarks, trade secrecy and contractual provisions to protect our software offerings and technologies. We have a policy of requiring our employees and contractors to respect proprietary information through written agreements. We also have a policy of requiring prospective business partners to enter into non-disclosure agreements before disclosure of any of our proprietary information.

Over the years, we have developed and patented major elements of our software offerings and technologies. In addition, in October 2000 we acquired, from PenOp, Inc. and its subsidiary, a significant patent portfolio relevant to the markets in which we sell our products. Our material patents and the years in which they each expire are as follows:

Patent No.	Expiration
4718102	2005
5049862	2008
5544255	2013
5647017	2014
5818955	2015
5933514	2016
6064751	2017
6091835	2017
6212295	2018
6381344	2019
6487310	2019

We believe that these patents provide a competitive advantage in the electronic signature and handwriting recognition markets. We believe that the technology covered by the patents is unique and allows us to produce superior products. We also believe these patents are very broad in their coverage. The technology goes beyond the simple handwritten signature and includes measuring electronically the manner in which the person signs to ensure tamper resistance and security of the resultant documents and the use of other systems for identifying an individual and using that information to close a transaction. We believe that the patents are sufficiently broad in coverage that any product with substantially similar functionality will infringe our patents. Moreover, because the majority of these patents do not expire for between 9 and 15 years from the date hereof, we believe that we have sufficient time to develop new related technology, which may be patentable, and to establish the Company as a market leader in these product areas. Accordingly, we believe that for a significant period of time the patents will deter competitors from introducing competing products without creating substantially different technology or licensing our technology.

We have an extensive list of registered and unregistered trademarks and applications in the United States and other countries. We intend to register our trademarks generally in those jurisdictions where significant marketing of our products will be undertaken in the foreseeable future.

Systems Integration Segment

Systems integration does not rely to any material degree on our products and, therefore, our patents and their ultimate expiration do not significantly impact the systems integration segment.

Material Customers

Handwriting Recognition Segment

Historically, our handwriting recognition segment revenues have been derived from a limited number of customers. For example, one customer, a national insurance company, accounted for 49% of the total segment revenue for the nine months ended September 30, 2004 and another customer, also a national insurance company, accounted for 19% of total segment revenues for the year ended December 31, 2003. Nationwide Building Society accounted for 11% of total segment revenues for the year ended December 31, 2002 and The Prudential Insurance Company of America accounted for 16% of total segment revenues for the year ended December 31, 2001.

Systems Integration Segment

Fujitsu Ltd. accounted for 21% of total system integration revenue for the year ended December 31, 2003. This same customer accounted for 30% and 16% of total segment revenues for the years ended December 31, 2002 and 2001, respectively.

Seasonality of Business

To date, neither of our segments has been subject to seasonal fluctuations and we do not expect such seasonal fluctuations to develop in the future.

Backlog

Handwriting Recognition Segment

Backlog was approximately $507 at September 30, 2004 and approximately $170 at December 31, 2003, in both cases representing advanced payments on service maintenance agreements that are and were expected to be recognized over the next twelve months. At December 31, 2002 and 2001, backlog was approximately $165 and $88, respectively, representing advanced payments on service maintenance agreements and non-recurring engineering projects.

Systems Integration Segment

There was no backlog at September 30, 2004 or December 31, 2003. At December 31, 2002 and 2001, backlog was approximately $34 and $178, respectively.

Competition

Handwriting Recognition Segment

We face competition at different levels. Certain competitors, e.g., PenPower Group, and Decuma AB, have developed or are developing software offerings, which may compete directly with our offerings. Most of our direct competitors, e.g., Microsoft Corporation, Silanis Technology, Inc., and Advanced Recognition Technology, Inc., to date have focused on only one element of such offerings, such as handwriting recognition technology, signature capture/verification or pen-based operating environments or other pen-based applications. We believe that we have a competitive advantage in some cases due to our range of product offerings. There can be no assurance, however, that competitors, including some with greater financial or other resources, will not succeed in developing products or technologies that are more effective, easier to use or less expensive than our products or technologies that would render our products or technologies obsolete or non-competitive.

Systems Integration Segment

The Joint Venture competes with other systems integrators of similar size (less than 100 employees) in China for small to mid-size enterprise opportunities. The Joint Venture primarily competes on price and quality and breadth of services for these opportunities. We believe that the Joint Venture is competitive in its pricing and has been consistently recognized by its customers for its high quality of service.

Employees

As of September 30, 2004, we employed 42 full-time equivalent employees. Our handwriting recognition segment consisted of 41 employees, 21 of which are in the United States and 20 of which are in China. As of September 30, 2004, we employed one full-time employee in our systems integration segment in China. From time to time, we also use additional personnel on an as needed basis. We believe we have good relations with our employees and none of our employees are a party to a collective bargaining agreement.

Geographic Areas

We sell our products in the United States and China. For the nine months ended September 30, 2004, our sales in China as a percentage of total sales was 2% compared to 34%, 38% and 29%, respectively, for the years ended December 31, 2003, 2002, and 2001. Included in the U.S. sales are export sales. Export sales as a percentage of total revenues was 0%, 14%, 12% and 16%, respectively, for the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002, and 2001.

Properties

We currently lease our principal facilities, consisting of approximately 9,634 square feet in Redwood Shores, California, pursuant to a sub-lease that expires in 2006. The Joint Venture leases approximately 1,500 square feet in Nanjing, China. We believe that our current facilities will be suitable to continue operations for the foreseeable future.

Legal Proceedings

On June 7, 2004, Topaz Systems, Inc. (“Topaz”) filed a complaint against us in United States District Court Northern District of California San Francisco Division alleging breach of contract, breach of covenant of good faith and fair dealing. Topaz also sought a declaratory judgment that it had not breached the September 29, 2000 License agreement between it and the Company (the “License”), it had not infringed certain of our patents and that such patents were invalid and/or unenforceable. No monetary damages were specified. The Company believed that the claims were without merit and proceeded to file an answer in which it denied Topaz’ claims and to file counterclaims against Topaz alleging that Topaz had breached the License, had infringed certain of our patents and was engaging in unfair competition. Topaz then filed another complaint against us in the United States District Court Central District of California Western Division requesting declaratory judgment that it did not infringe certain of our patents (not included in the other complaint) and that such patents were invalid and/or unenforceable. Although we believed that these additional claims also were without merit, on November 24, 2004, the parties settled all claims and we entered into a new licensing agreement with Topaz.

DIRECTORS

The following table sets forth certain information concerning the Company’s directors:

Name	Age	Year First Elected or Appointed
Guido D. DiGregorio	66	1997
Michael Farese	55	2002
Louis P. Panetta	55	2000
C. B. Sung	76	1986
David E. Welch	57	2004

The business experience of each of the directors for at least the past five years includes the following:

Guido D. DiGregorio was elected Chairman of the Board in February 2002, Chief Executive Officer in June 1999 and President in November 1997. From November 1997 to June 1999, he was also the Company’s Chief Operating Officer. He was a partner in DH Partners, Inc. (a management consultant firm) from 1996 to 1997. Prior to that Mr. DiGregorio was recruited by a number of companies to reverse trends of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

Michael Farese was elected a director of the Company in February 2002. Mr. Farese has over thirty years of broad based telecommunications industry experience including an extensive background in cellular and wireless subscriber equipment. He has been the President & CEO of WJ Communications, a Silicon Valley-based manufacturer of innovative broadband communications products for current and next generation wireless communications networks from March 2002 to present. Prior to joining WJ Communications, Mr. Farese was President & CEO, Tropian Inc. from 1999 to 2002. Prior to that he numerous senior management positions including Vice President & General Manager-Global Personal Networks, Motorola, Vice President & General Manager-American Business Group, Ericsson, Vice President, Product Planning & Strategy, Nokia, Executive Director-Business Systems, ITT and Division Manger-Networks Business Systems, AT&T.

Louis P. Panetta was elected a director of the Company in October 2000. From November 2001 to September 2003 Mr. Panetta was a member of the Board of Directors of Active Link. Mr. Panetta was Vice President of Marketing and Investor Relations with Mobility Concepts, Inc. (a wireless Systems Integrator), a subsidiary of Active Link Communications from February 2001 to April 2003. Mr. Panetta was President and Chief Operating Officer of PortableLife.com (e-commerce products provider) from September 1999 to October 2000 and President and Chief Executive Officer of Fujitsu Personal Systems (a manufacturer of computer hardware) from December 1992 to September 1999. From 1995 to 1999, Mr. Panetta served on the Board of Directors of Fujitsu Personal Systems.

C.B. Sung was elected a director of the Company in 1986. Mr. Sung has been the Chairman and Chief Executive Officer of Unison Group, Inc. (a multi-national corporation involved in manufacturing, computer systems, international investment and trade) since 1986 and Unison Pacific Corporation since 1979. He also serves on the Board of Directors of several private companies and non-profit organizations.

David E. Welch was elected a director in March 2004 and serves as the financial expert on the Audit Committee. Mr. Welch is the principal of David E. Welch Consulting, a financial consulting firm, from July 2002 to present. Mr. Welch has also been Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a provider of satellite based asset tracking and reporting equipment, from April 2004 to present. Mr. Welch was Vice President and Chief Financial Officer of Active Link Communications, a manufacturer of telecommunications equipment, from 1999 to 2002. Mr. Welch has held positions as Director of Management Information Systems and Chief information Officer with Micromedex, Inc and Language Management International from 1995 through 1998. Mr. Welch is a member of the Board of Directors of Advanced Neutraceuticals, Inc., a private label contract manufacturer of vitamins and supplements, and AspenBio, a manufacturer of pure hormones and tumor markers.

Other Director Information

The Company’s affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company’s affairs through oral and written reports by management, Board and committee meetings and other means. Our directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company’s affairs.

Directors serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between the Company’s directors and executive officers. For certain relationships between the Company and its directors, see “Certain Relationships and Related Transactions.”

Board Committees

There are four committees of the Board of Directors as set forth below. The members of each committee are appointed by the Board of Directors

•                  Audit Committee.   The Audit Committee generally reviews the scope and results of the audit by the Company’s independent auditors and reviews the Company’s procedures for establishing and monitoring internal accounting controls. All members of the Audit Committee are independent for purposes of applicable securities laws and David E. Welch is the Chair and designated financial expert on the Audit Committee. Other members of the committee are Michael Farese, Louis Panetta and CB Sung.

•                  Finance Committee.   The Finance Committee develops strategies for the financing and development of the Company and monitors and evaluates progress toward established objectives. Messrs. Farese, Panetta and Sung are members of the committee.

•                  Compensation Committee.   The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements and administers our stock option plans. Messrs. Farese, Panetta and Sung are members of the committee.

•                  Nominating Committee.   The Nominating Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function, composition and needs of the Board and its committees. Messrs. Farese, Panetta, Sung and Welch are members of the committee.

Board and Committee Meetings

During 2003, the Board of Directors held three formal meetings and also acted by unanimous written consent on 11 occasions. Through September 30, 2004, the Board has held three formal meetings and also acted by unanimous written consent on one occasion. The committees held meetings jointly with the formal Board meetings in 2003 and have held meetings jointly with the formal Board through the first nine months of 2004. For the year ended December 31, 2003, each incumbent director participated in all of the formal meetings of the Board and each committee on which he served. For the nine months ended September 30, 2004, each incumbent director participated in all of the formal meetings of the Board and each committee on which he served, except for C. B. Sung and Michael Farese, each of whom missed one formal meeting.

Director Compensation

For their services as directors of the Company, all non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors are also eligible to receive stock options. In June 2004, Michael Farese, Louis Panetta and C. B. Sung were each granted immediately exercisable non-qualified options to purchase 25,000 shares of common stock at an exercise price of $0.54, which options expire on June 21, 2011. The Company retains a declining balance repurchase option on the shares underlying these options for one year from the date of grant.

EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 2004, the name and age of each executive officer of the Company, and all positions and offices of the Company presently held by each of them.

Name	Age	Positions Currently Held
Guido D. DiGregorio	66	Chairman of the Board, Chief Executive Officer and President
Francis V. Dane	53	Chief Legal Officer, Secretary and Chief Financial Officer

The business experience of each of the executive officers for at least the past five years includes the following:

Guido D. DiGregorio—See the discussion above.

Francis V. Dane was appointed the Company’s Secretary in February of 2002, its Chief Financial Officer in October 2001, its Human Resources Executive in September 1998 and he assumed the position of Chief Legal Officer in December of 1997. From 1991 to 1997 he served as a Vice President and Secretary of the Company, and from 1988 to 1992 as its Chief Financial Officer and Treasurer. Since July of 2000, Mr. Dane has also been the Secretary and Treasurer of Genyous, Inc. a biotechnology venture capital and incubation company. From October 2000 to April 2004, Mr. Dane served as a director of Perceptronix Medical, Inc. and SpetraVu Medial Inc., two companies focused on developing improved methods for the early detection of cancer. From October 2000 to June 2003, Mr. Dane was a director of CPC Cancer Prevention Centers Inc., a company that is developing a comprehensive cancer prevention program based upon the detection of early stage, non-invasive cancer. Prior to this Mr. Dane spent over a decade with PricewaterhouseCoopers, his last position was that of Senior Manager, Entrepreneurial Services Division. Mr. Dane is a member of the State Bar of California and has earned a CPA certificate from the states of Connecticut and California.

EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to the Company’s President, regardless of the amount of compensation, and each executive officer of the Company serving as of December 31, 2004 whose total annual salary and bonus for 2004 will exceed $100,000 (collectively, the “Named Executive Officers”). Annual compensation amounts are set forth for the years ended December 31, 2003 and 2002.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Securities
Name and Principal Position	Year	Salary		Other Annual Compensation	Underlying Options

Guido DiGregorio	2004	$248,500		—	—
Chairman, President and Chief Executive Officer	2003	$206,250	(1)	—	—
	2002	$213,500	(1)	—	250,000

Francis V. Dane	2004	$136,625		—	100,000
Chief Legal Officer, Secretary and	2003	$128,500		—	100,000
Chief Financial Officer	2002	$110,083		—	100,000

(1)                                  Mr. DiGregorio’s salary was increased in February 2002 to $250,000. Mr. DiGregorio has deferred approximately $64,000 in salary payments to ease cash flow requirements. Mr. DiGregorio may resume payment of his full salary at any time, and payment of deferred amounts may be demanded by Mr. DiGregorio at any time after December 31, 2002 and 2003, respectively. Mr. DiGregorio was paid his deferred salary from 2002 and 2003 of approximately $64, and $70 in January 2003 and 2004, respectively.

Option Grants In 2004

On November 11, 2004 Mr. Dane was granted options to purchase 100,000 shares of the Company’s common stock, at an exercise price of $0.54 per share. The options granted vest pro rata quarterly over three years.

Aggregate Option Exercises in 2004 at December 31, 2004 Option Values

The following table sets forth certain information concerning the Named Executive Officers with respect to the exercise of options in 2003, the number of shares covered by exercisable and unexercisable stock options at December 31, 2004 and the aggregate value of exercisable and unexercisable “in-the-money” options at December 31, 2004.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable(E)/ Unexercisable(U)		Value of Unexercised In-The-Money Options December 31, 2004(1) Exercisable(E)/ Unexercisable(U)
Guido DiGregorio	—	$—	1,950,000	(E)	$—	(E)(1)
Francis V. Dane	—	$—	309,852	(E)	$19,114	(E)(1)
			134,091	(U)	9,886	(U)(1)

(1)                                  The value of unexercised in-the-money options was determined by using the difference between the closing sale price of the common stock on the Nasdaq Over the Counter Market as of December 31, 2004 ($0.62) and the exercise price of such options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2004, with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table of this Proxy Statement under the heading “Executive Compensation” and (iv) all directors and executive officers of the Company as a group.

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class
Guido DiGregorio (1)	1,950,000	1.92%
C. B. Sung (2)	1,415,241	1.40%
Louis P. Panetta (3)	178,125	*
Michael Farese (4)	125,000	*
Welch, David E. (5)	50,000	*
Francis V. Dane (6)	310,064	*
All directors and executive officers as a group (6 persons)	4,053,430	3.99%

*              Less than 1%.

(1)                                  The number of shares of common stock represents 1,950,000 shares of a total of 1,950,000 shares, which are issuable upon the exercise of stock options granted to Mr. DiGregorio in January 1999 and February 2002, that are exercisable within 60 days of December 31, 2004. The business address of Mr. DiGregorio is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See “Executive Compensation; Option Grants in 2002.”

(2)                                  The number of shares of common stock includes (a) 1,220,682 shares held by the Sung Family Trust of which Mr. Sung is a trustee, (b) 3,369 shares held by the Sung-Kwok Foundation of which Mr. Sung is the Chairman, and (c) 191,190 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of December 31, 2004. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation. The business address of Mr. Sung is, UNISON Group, 1001 Bayhill Dr., 2nd Floor, San Bruno, California 94066. See “Certain Relationships and Related Transactions.”

(3)                                  The number of shares of common stock represents 178,125 shares, issuable upon the exercise of options granted on October 30, 2000, May 11, 2001, June 18, 2001, June 24, 2002, June 23, 2003 and June 21, 2004 which are exercisable within 60 days of December 31, 2004. Mr. Panetta’s business address is 827 Via Mirada, Monterey, California 93940. See “Certain Relationships and Related Transactions.”

(4)                                  The number of shares of common stock represents 125,000 shares issuable upon the exercise of stock options granted to Mr. Farese in February and June 2002 and June 23, 2003 and June 21, 2004, that are exercisable within 60 days of December 31, 2004. The business address of Mr. Farese is 401 River Oaks Parkway, San Jose, CA 95134. See “Certain Relationships and Related Transactions.”

(5)                                  The number of shares of common stock represent 50,000 shares issuable upon the exercise of stock options granted to Mr. Welch on March 11, 2004 that are exercisable within 60 days of December 31, 2004. The business address of Mr. Welch is 1729 East Otero Avenue, Littleton, CO 80122.

(6)                                  The number of shares of common stock represents (a) 212 shares held by Mr. Dane and (b) 325,040 shares of a total of 443,943 shares, which are issuable upon the exercise of stock options granted to Mr. Dane in January 1999, February 2002, May 2003 and November 2004 that are exercisable within 60 days of December 31, 2004. The business address of Mr. Dane is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See “Executive Compensation; Option Grants in 2002.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 21, 2004, the Board of Directors granted immediately exercisable non-qualified stock options to purchase 25,000 shares of common stock to each of Mr. Farese, Mr. Panetta and Mr. Sung at an exercise price of $0.54 per share and an expiration date of June 21, 2011. The Company retains a declining balance repurchase option on the shares underlying the options for one year from the date of grant.

On June 19, 2001, we consummated a three-year $3,000 financing (the “Loan”) with a charitable remainder annuity trust of which a former director and officer of the Company is a trustee (the “Trust”). The proceeds of the Loan were used to refinance $1,500 of indebtedness outstanding to the Trust pursuant to a loan made by the Trust to the Company in October 1999, and for working capital purposes. The Loan bore interest at the rate of 2% over the prime rate publicly announced by Citibank N.A. from time to time, and was due June 18, 2004. We received a sixty day extension to pay the $3,000 Loan to the Trust in exchange for thirty days worth of interest calculated according to the terms of the note. The extended due date was August 18, 2004. All other provisions of the Loan remained unchanged. On August 5, 2004, we paid the $3,000 note due August 18, 2004, to the Trust. The funds to retire the debt were obtained from Cornell Capital Partners LC, on August 4, 2004.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of common stock in the public market following the offering could adversely affect the market price of the common stock and adversely affect our ability to raise capital at a time and on terms favorable to us. As of December 31, 2004, we had 101,379,045 shares of common stock issued and outstanding, 13,930,283 shares of common stock reserved for issuance under the Notes and Warrants and 6,398,132 shares reserved for issuance upon exercise of options at a weighted average purchase price of $0.67 per share and 1,355,740 for options which may be granted in the future. See “Description of Securities.” Of the reserved shares for issuance upon exercise of outstanding options, 1,380,228 are issuable upon exercise of stock options that are subject to vesting requirements from December 31, 2004 to September 25, 2005. As of December 31, 2004, 5,238,566 options are vested and exercisable. All of the shares to be issued upon exercise of the options are covered by an effective registration statements.

ELIMINATION OF DIRECTOR LIABILITY

Our Certificate of Incorporation provides that to the fullest extent permitted by the Delaware law, our director shall not be liable to the Company or our shareholders for damages resulting from a breach of the director’s fiduciary duties.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

We have agreed to indemnify, to the full extent permitted by the laws of the State of Delaware, any current or former directors and officers who are made, or threatened to be made, a party to an action or proceedings, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such persons is or was a director or officer of the Company, or served any other enterprise as a director or officer at the request of the Company.

In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with our certificate of incorporation and bylaws. Currently, we have no such agreements.

The Delaware General Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

As far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any document we file with the United States Securities and Exchange Commission at the United States Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the United States Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The United States Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the United States Securities and Exchange Commission (http://www.sec.gov).

We have filed a registration statement of which this prospectus is a part and related exhibits with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the United States Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the United States Securities and Exchange Commission at prescribed rates.

LEGAL MATTERS

The legality of the issuance of shares offered hereby will be passed upon by Davis Wright Tremaine LLP, Portland, Oregon.

EXPERTS

Stonefield Josephson, Inc., independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, as set forth in their report dated February 20, 2004 appearing in this prospectus and registration statement, which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern described in Note 1 to the consolidated financial statements. We have included our financial statements and schedules in the prospectus and elsewhere in the registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

TRANSFER AGENT

Our stock transfer agent is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Communication Intelligence Corporation

and Subsidiary

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2004	December 31, 2003
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$1,549	$1,039
Accounts receivable, net of allowances of $435 and $256 at September 30, 2004 and December 31, 2003, respectively	3,863	742
Inventories	302	47
Prepaid expenses and other current assets	—	177

Total current assets	5,714	2,005

Property and equipment, net	141	138
Patents and trademarks	4,758	5,042
Deposits	30	30

Total assets	$10,643	$7,215

Liabilities and Stockholders’ equity
Current liabilities:
Short-term debt—related party	$8	$3,008
Short-term debt—other	3,537	750
Accounts payable	157	243
Accrued compensation	399	259
Other accrued liabilities	362	475
Deferred revenue	507	165
Total current liabilities	4,970	4,900
Long-term debt—related party	6	13

Minority interest	100	115

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock	1,014	1,001
Additional paid-in capital	84,245	83,528
Accumulated deficit	(79,530)	(82,164)
Accumulated foreign currency translation adjustment	(162)	(178)

Total stockholders’ equity	5,567	2,187

Total liabilities and stockholders’ equity	$10,643	$7,215

Communication Intelligence Corporation

and Subsidiary

Condensed Consolidated Statements of Operations

Unaudited

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Online/retail	$21	$54	$109	$260
Corporate	3,645	480	6,465	1,435
China	3	402	154	921

Total revenues	3,669	936	6,728	2,616
Operating costs and expenses:
Cost of sales:
Online/retail	—	2	—	3
Corporate	6	4	17	27
China	—	226	33	557
Research and development	326	324	918	967
Sales and marketing	394	233	1,031	696
General and administrative	690	569	1,848	1,700

Total operating costs and expenses	1,416	1,358	3,847	3,950

Income (loss) from operations	2,253	(422)	2,881	(1,334)

Other income (expense)
Interest and other income (expense), net	2	(2)	—	3

Interest expense	(117)	(46)	(262)	(143)

Minority interest	7	(2)	15	—

Net Income (loss)	2,145	(472)	2,634	(1,472)

Basic income (loss) per common share	$0.02	$(0.01)	$0.03	$(0.02)

Diluted income (loss) per common share	$0.02	$(0.01)	$0.03	$(0.02)

Weighted average common shares outstanding basic	101,368	100,101	100,751	96,537

Weighted average common shares outstanding diluted	101,819	100,101	101,202	96,537

Communication Intelligence Corporation

and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

Unaudited

(In thousands, except share amounts)

	Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of December 31, 2003	100,102	$1,001	$83,528	$(82,164)	$(178)	$2,187

Foreign currency translation adjustment	—	—	—	—	1	1

Net income for the three months ended March 31, 2004	—	—	—	1,167	—	1,167

Balances as of March 31, 2004	100,102	$1,001	$83,528	$(80,997)	$(177)	$3,355

Sale of Common shares through Cornell Capital net of expenses	1,133	11	679	—	—	690

Exercise of options for shares of Common stock	33	1	9	—	—	10

Foreign currency translation adjustment	—	—	—	—	2	2

Net loss for the three months ended June 30, 2004	—	—	—	(678)	—	(678)

Balances as of June 30, 2004	101,268	$1,013	$84,216	$(81,675)	$(175)	$3,379

Exercise of options for shares of Common stock	108	1	29	—	—	30

Foreign currency translation adjustment	—	—	—	—	13	13

Net income for the three months ended September 30, 2004	—	—	—	2,145	—	2,145

Balances as of September 30, 2004	101,376	$1,014	$84,245	$(79,530)	$(162)	$5,567

Communication Intelligence Corporation

and Subsidiary

Condensed Consolidated Statements of Cash Flows

Unaudited

(In thousands)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$2,634	$(1,472)
Adjustments to reconcile net income (loss) to net cash provided by/used for) operating activities:
Depreciation	39	62
Patent and capitalized software amortization	294	284
Provision for doubtful accounts	178	(6)
Loss on disposal of fixed assets	4	8
Changes in operating assets and liabilities:
Accounts receivable, net	(3,299)	(326)
Inventories	47	27
Prepaid expenses and other current assets	(125)	45
Other assets	—	(2)
Accounts payable	(86)	7
Accrued compensation	140	12
Other accrued liabilities	(128)	(92)
Deferred revenue	342	(76)

Net cash provided by (used for) operating activities	40	(1,529)

Cash flows from investing activity:
Acquisition of property and equipment	(32)	(16)

Net cash used in investing activity	(32)	(16)

Cash flows from financing activities:
Payments on short term debt related party	(3,000)	—
Payments on long-term debt	(7)	—
Proceeds from issuance of short-term debt	3,537	—
Proceeds from the exercise of stock options	40	—
Proceeds from the issuance of common stock	—	2,000
Offering costs	(60)	(412)
Principal payments on capital lease obligations	(6)	(7)

Net cash provided by financing activities	504	1,581

Effect of exchange rate changes on cash	(2)	—

Net increase in cash and cash equivalents	510	36
Cash and cash equivalents at beginning of period	1,039	711

Cash and cash equivalents at end of period	$1,549	$747

Supplemental Disclosure of Cash Flow Information
Interest Paid	$262	$143
Income taxes Paid	1	1
Pay off of short-term debt through issuance of common stock	750	—

Notes to Unaudited Condensed Consolidated Financial Statements

1.             Interim financial statements and basis of presentation

The financial information contained herein should be read in conjunction with the Company’s consolidated audited financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2003.

The accompanying unaudited condensed consolidated financial statements of Communication Intelligence Corporation and its subsidiary (the “Company” or “CIC”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete consolidated financial statements. In the opinion of management, the unaudited condensed consolidated financial statements included in this quarterly report reflect all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of its financial position at the dates presented and the Company’s results of operations and cash flows for the periods presented. The Company’s interim results are not necessarily indicative of the results to be expected for the entire year.

The Company develops and markets electronic signature software, biometric verification software for handwritten signatures and handwritten data entry software solutions aimed at emerging, large potential markets such as e-commerce, workflow automation, corporate security, smart handheld devices such as handheld computers & smartphones and the Palm OS aftermarket.

The Company’s core software technologies include electronic signature, biometric signature verification, cryptography, electronic ink recording tools (SignatureOne™), (InkTools®), (Sign-it®), (iSign®) and (Sign-On®), operating systems extensions that enable pen input (PenX™) and multilingual handwriting recognition systems (Jot®) and the Handwriter® Recognition System, referred to as HRS™.

Other consumer and original equipment manufacturer (“OEM”) products include electronic notetaking (QuickNotes® and InkSnap®) and predictive text input, (WordComplete®). CIC’s products are designed to increase the ease of use, functionality and security of electronic devices with a primary focus on smart handheld devices such as handheld computers and smartphones.

The Company offers a wide range of multi-platform software products that enable or enhance pen-based computing. The Company’s core technologies are classified into two broad categories: “transaction and communication enabling technologies” and “natural input technologies”.

Transaction and communication enabling technologies have been fundamental to the Company’s development of software for electronic signatures, handwritten biometric signature verification, data security, data compression, and electronic ink capture. These technologies are designed to provide a cost-effective means for securing electronic transactions, providing network and device access control, and enabling workflow automation of traditional paper form processing. CIC believes that these technologies offer more efficient methods for conducting electronic transactions while providing more functional user authentication, heightened data security, and increased user productivity.

Natural input technologies are designed to allow users to interact with handheld devices, including PDA’s and smartphones, by using an electronic pen or “stylus” as the primary input device or in conjunction with a keyboard. CIC’s natural input offerings include multilingual handwriting recognition systems, software keyboards, and predictive text entry technologies.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations that raise a substantial doubt about its ability to continue as a going concern. At September 30, 2004, the Company’s accumulated deficit was approximately $79,530 and has working capital of $744. The Company filed a registration statement with the Securities and Exchange Commission that was declared effective February 2003, pursuant to the equity line of credit agreement with Cornell Capital Partners, LP (“Cornell”). However, there can be no assurance that the Company will have adequate capital resources to fund planned operations or that additional funds will be available to the Company when needed under the equity line of credit agreement or otherwise, or if available, will be available on favorable terms or in amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s business, results of operations and ability to operate as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. See “Subsequent events, Note 13”.

2.             Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of up to 90 days to be cash equivalents.

Cash and cash equivalents consist of the following:

	September 30, 2004	December 31, 2003
Cash in bank	$82	$110
Money market	1,467	929

	$1,549	$1,039

3.             Accounts receivable concentration

For the nine months ended September 30, 2004, one customer accounted for 91% of net accounts receivable. The receivable, which accounted for 91% of net accounts receivable at September 30, 2004, was collected subsequent to the balance sheet date.

4.             Inventories

Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method. Inventories consisted primarily of finished goods and are fully reserved at September 30, 2004.

5.             Short-term debt—other

On April 20, 2004, the Company’s 90% owned Joint Venture borrowed the aggregate equivalent of $37, denominated in Chinese currency, from a Chinese bank. The unsecured loan bears interest at 5.0% per annum and is due April 20, 2005. The borrowing did not require the Joint Venture to deposit a compensating balance. The note can be repaid at any time without penalty.

On December 19, 2003, the Company borrowed $750 from Cornell Capital Partners, LP. The proceeds of the loan were used for working capital purposes. The loan was secured by 4,621 shares of the Company’s common stock held in escrow. The promissory note was due and payable in seven installments, commencing January 19, 2004 and ending on March 1, 2004, and could have been paid in cash or shares of the Company’s common stock. The Company exercised its option, provided in the note, to delay the commencement of the installment payments by paying the 2% fee, which was $38 in the aggregate for the six months ended June 30, 2004. The Company chose to delay commencement of the installment payments in anticipation of an increase in the price of the Company’s stock based upon a projection of profitable first quarter results. Under the equity line of credit, the higher the market value of the Company’s stock the fewer number of shares are required to repay amounts drawn on the line. The Company had repaid the $750,000 loan through the issuance of 1,133 shares of common stock as of June 30, 2004. Due to the delay in commencement of the due date, The Company had issued approximately 21 fewer shares than it would have if it had not exercised its option to defer the due date. The Company wrote off approximately $60 in unamortized deferred financing costs associated with the $750 loan against equity.

On August 4, 2004 the Company borrowed an additional $3,500 from Cornell, the proceeds of which were used to extinguish short-term debt with a related party. See Note 6, “Short-term debt—Related Party Transactions”. The Cornell short-term debt accrues interest at the rate of 5% per annum and is scheduled to be paid, in ten equal installments with the first installment due December 6, 2004 and the last on February 7, 2005. The Company had the option to repay the note by issuing shares of the Company’s common stock. The Cornell debt was repaid in full, in cash, on November 8, 2004. See Note 13—“Subsequent events”.

6.             Short-term debt—Related Party Transactions

On June 19, 2001, the Company consummated a three-year $3,000 financing (the “Loan”) with a charitable remainder annuity trust of which a former director and officer of the Company is a trustee (the “Trust”). The proceeds of the Loan were used to refinance $1,500 of indebtedness outstanding to the Trust pursuant to a loan made by the Trust to the Company in October 1999, and for working capital purposes. The Loan bore interest at the rate of 2% over the prime rate publicly announced by Citibank N.A. from time to time, and was due June 18, 2004. The Company received a sixty day extension to pay the $3,000 Loan to the Trust in exchange for thirty days worth of interest ($15) calculated according to the terms of the note. The extended due date was August 18, 2004. All other provisions of the Loan remained unchanged.

On August 5, 2004, CIC paid the $3,000 note due August 18, 2004, to the Trust. The funds to retire the debt were obtained from Cornell on August 4, 2004, (See Note 5—“Short-term debt—other”). The Cornell debt was repaid on November 8, 2004, See Note 13, “Subsequent events”.

Interest paid during the three and nine months ended September 30, 2004 was $117, and $262, respectively, and for the three and nine months ended September 30, 2003, $46 and $143, respectively. Interest payments for the three and nine months ended September 30, 2004 include $84 paid to the Trust representing interest accrued at March 31, 2004 and interest accrued through June 18, 2004 of $69, plus the $15 loan extension fee.

7.             Deferred revenue

Deferred revenue is recorded for post-contract support and is recognized as revenue when costs are incurred or over the support period, generally twelve months, whichever is longer.

8.             Net income (loss) per share

The Company calculates net income (loss) per share under the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the disclosure of both basic net income (loss) per share, which is based on the weighted average number of shares outstanding, and diluted income (loss) per share, which is based on the weighted average number of shares and dilutive potential shares outstanding. For the three-month period ended September 30, 2004, 4,937 shares of common stock subject to outstanding options, were excluded from the calculation of dilutive earnings per share because the exercise price of such options was greater than the average market price of the Company’s common stock. For the three-month period ended September 30, 2003, 5,856 shares of common stock subject to outstanding options were excluded from the calculation of dilutive earnings per share as the effect of these options is not dilutive.

	Three Months Ended
	September 30, 2004			September 30, 2003
	Net Income	Weighted Average Shares Outstanding	Per-Share Amount	Net Loss	Weighted Average Shares Outstanding	Per-Share Amount
Basic income (loss) per share:
Income available to stockholders	$2,145	101,368	$0.02	$(472)	100,101	$(0.01)
Effect of dilutive securities Stock options	—	451	—	—	—	—

Diluted income (loss)	$2,145	101,819	$0.02	$(472)	100,101	$(0.01)

For the nine-month periods ended September 30, 2004 and 2003, the computation for basic and diluted weighted average shares outstanding is as follows:

	Nine Months Ended
	September 30, 2004			September 30, 2003
	Net Income	Weighted Average Shares Outstanding	Per-Share Amount	Net Loss	Weighted Average Shares Outstanding	Per-Share Amount
Basic income (loss) per share:
Income available to stockholders	$2,634	100,751	$0.03	$(1,472)	96,537	$(0.02)
Effect of dilutive securities Stock options	—	451	—	—	—	—

Diluted income (loss)	$2,634	101,202	$0.03	$(1,472)	96,537	$(0.02)

For the nine months ended September 30, 2004, 4,937 shares of common stock subject to outstanding options, were excluded from the calculation of dilutive earnings per share because the exercise price of such options was greater than the average market price of the Company’s common stock. For the nine months ended September 30, 2003, stock options of 5,856 were excluded from the calculation of diluted earnings per share as the effect of these options is not dilutive.

9.             Common Stock Options

The Company has adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) as amended by Financial Accounting Standards Board Statement No. 148. The Company has elected to continue to use the intrinsic value based method of Accounting Principles Board Opinion

No. 25, as allowed under SFAS 123, to account for its employee stock-based compensation plans. No stock based employee compensation expense is reflected in the consolidated statement of operations as all options granted had an exercise price equal to the market value of the Company’s common stock on the date of grant. The Company complies with the disclosure provisions of SFAS 123.

Had compensation cost for the Company’s option plans been determined based on the fair value of the options at the date of grant, as prescribed by SFAS 123, the Company’s net income (loss)

available to common stockholders and basic and diluted net income (loss) per share available to stockholders would have been as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net income (loss) available to stockholders:
As reported	$2,145	$(472)	$2,634	$(1,472)

Add: Stock-based employee compensation expense included in reported results of operations, net of related tax effect	—	—	—	—

Deduct: Total stock based employee compensation expense determined under fair value based method, net of tax	(108)	(116)	(219)	(306)

Pro forma	$2,037	$(588)	$2,415	$(1,778)

Basic and diluted net income (loss) per share available to stockholders:
As reported	$0.02	$(0.01)	$0.03	$(0.02)

Pro forma	$0.02	$(0.01)	$0.02	$(0.02)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the applicable periods:

•                  risk-free interest rate of 2.93% and 2.11% for 2004 and 2003, respectively;

•                  an expected life of 6.2 years for 2004, and 6.4 years for 2003;

•                  expected volatility of 100% for all periods; and

•                  dividend yield of 0% for all periods.

The Company expects to make additional option grants. The Company believes the above pro forma disclosures may not be representative of the pro forma effects on reported results of operations to be expected in future periods due to changes in interest rates, expected lives of current and future option grants and changes in the volatility of the price of the Company’s common stock in the market.

10.           Comprehensive income (loss)

Total comprehensive income (loss) was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income (loss)	$2,145	$(472)	$2,634	$(1,472)
Other comprehensive income:
Cumulative translation adjustment	13	2	16	6
Total comprehensive income (loss)	$2,158	$(470)	$2,650	$(1,466)

11.           Segment Information

The Company identifies reportable segments by classifying revenues into two categories: handwriting recognition and system integration. Handwriting recognition software is an aggregate of three revenue categories; online/retail, enterprise and original equipment manufacturers (“OEM”). All handwriting recognition software is developed around the Company’s core technology. System integration represents the sale and installation of third party computer equipment and systems that utilize the Company’s products. All sales represent sales to external customers.

The accounting policies followed by the segments are the same as those described in the “Critical Accounting Policies.” Segment data includes revenues and allocated costs charged to each of the operating segments.

The tables below present information about reporting segments for the periods indicated:

	Three Months Ended September 30,
	2004			2003
	Handwriting Recognition	Systems Integration	Total	Handwriting Recognition	Systems Integration	Total
Revenues	$3,669	$—	$3,669	$731	$205	$936
Income (loss) from Operations	$2,253	$—	$2,253	$(437)	$15	$(422)
Significant change in total long lived assets from year end	$—	$—	$—	$41	$—	$41

	Nine Months Ended September 30,
	2004			2003
	Handwriting Recognition	Systems Integration	Total	Handwriting Recognition	Systems Integration	Total
Revenues	$6,691	$37	$6,728	$2,015	$601	$2,616
Income (loss) from Operations	$2,873	$8	$2,881	$(1,325)	$(9)	$(1,334)
Significant change in total long lived assets from year end	$—	$—	$—	$5	$—	$5

For the three months ended September 30, 2004, one customer accounted for 96% of total handwriting recognition segment revenue. For the three months ended September 30, 2003, one customer accounted for 35% of total handwriting recognition segment revenue. For the nine months ended September 30, 2004 and 2003, one customer accounted for 49% and 22% of total handwriting recognition segment revenue, respectively.

For the three months ended September 30, 2004 there were no system integration revenues recorded. For the three months ended September 30, 2003, one customer accounted for 37% of system integration revenues. For the nine months ended September 30, 2004 and 2003, one customer accounted for 40% and 25% of system integration revenues, respectively.

12.           Commitments and contingencies

On June 7, 2004, (amended July 7, 2004) Topaz Systems, Inc. (“Topaz”) filed a complaint, against the Company, with the United States District Court Northern District of California San Francisco Division alleging breach of contract, breach of covenant of good faith and fair dealing and asking for a declaratory judgment that it had not breached the September 29, 2000 License agreement between it and the Company (the “License”), that Topaz had not infringed certain of the Company’s patents and that such patents were invalid and/or unenforceable. No monetary damages were specified. The Company believes that the complaint is without merit and intends to vigorously defend against the claims. On July 26, 2004, the Company responded to the complaint and filed counterclaims against Topaz alleging that Topaz had breached the License, had infringed certain of the Company’s patents and was engaging in unfair competition. On July, 22, 2004, Topaz filed a complaint against the Company with the United States District Court Central District of California Western Division requesting declaratory judgment that it did not infringe certain of CIC’s patents (not included in the other complaint) and that such patents were invalid and /or unenforceable. The Company believes that the complaint is without merit and intends to vigorously defend against the claims. The ultimate outcome of this litigation cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote and any liability that might be incurred would not have a material adverse effect on the Company’s financial position or its results of operations. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

13.           Subsequent Events:

$4.2 Million Financing

On November 1, 2004, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 28, 2004). The financing, a combination of debt and equity, closed November 2, 2004. The Company raised approximately $4 million, net of commissions and legal expenses, in the financing. H.C. Wainwright & Co., Inc. (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the financing. The Company expects to use the proceeds of the financing for additional working capital as it continues to further strengthen its leadership position.

Under the terms of the financing, the Company has issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $4,195 and warrants to acquire 3,632 shares of the Company’s common stock at an exercise price of $0.508 per share. The notes accrue interest at the rate of 7% per annum, payable semi-annually, and are convertible into shares of the Company’s common stock at the rate of $0.462 per share. If the aggregate principal amount owing under the notes is converted, the Company will issue 9,080 shares of its common stock. If the notes are not converted, all principal and accrued but unpaid interest will be due October 28, 2007. The Company may pay accrued interest in cash or in shares of Company common stock, issued at the market price for the common stock calculated prior to the interest payment. The Company does not currently intend to pay accrued interest with shares of its common stock.

The warrants expire on October 28, 2009. The Company may call the warrants if the Company’s common stock trades at $1.00 or above for 20 consecutive trading days after the date that is

20 days following the effectiveness of a registration statement providing for the resale of the shares issued upon the conversion of the notes and exercise of the warrants.

As placement agent for the Company, at closing Wainwright was paid a cash commission of approximately $281 and issued warrants to acquire 1,233 shares of the Company’s common stock at $0.508 per share. These warrants expire on October 28, 2009. In addition, Wainwright will be paid approximately $28 in the aggregate if all of the investor warrants are exercised.

The Company also is required to file a registration statement providing for the resale of the shares issued upon the conversion of the notes and the exercise of the warrants.

Payment of $3.5 Million outstanding short-term debt

On November 8, 2004, the Company paid $3.5 million to Cornell Capital Partners LLC in satisfaction of a note in the same amount. The payment was required under certain provisions of a Note and Warrant Purchase Agreement between the Company and the Purchasers identified therein. (See $4.2 million financing note above).

Settlement of Litigation

On June 7, 2004, (amended July 7, 2004) Topaz Systems, Inc. (“Topaz”) filed a complaint, against the Company, with the United States District Court Northern District of California San Francisco Division alleging breach of contract, breach of covenant of good faith and fair dealing and asking for a declaratory judgment that it had not breached the September 29, 2000 License agreement between it and the Company (the “License”), that Topaz had not infringed certain of the Company’s patents and that such patents were invalid and/or unenforceable. No monetary damages were specified. The Company believes that the complaint is without merit and intends to vigorously defend against the claims. On July 26, 2004, the Company responded to the complaint and filed counterclaims against Topaz alleging that Topaz had breached the License, had infringed certain of the Company’s patents and was engaging in unfair competition. On July, 22, 2004, Topaz filed a complaint against the Company with the United States District Court Central District of California Western Division requesting declaratory judgment that it did not infringe certain of CIC’s patents (not included in the other complaint) and that such patents were invalid and /or unenforceable. The Company believes that the complaint is without merit and intends to vigorously defend against the claims. The ultimate outcome of this litigation cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote and any liability that might be incurred would not have a material adverse effect on the Company’s financial position or its results of operations. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

On November 23, 2004, the Company entered into a settlement agreement with Topaz Systems, Inc. The agreement settles, releases and resolves all claims between the parties with respect to allegations in this previously-disclosed litigation. In connection with the settlement, the Company entered into a new licensing agreement with Topaz.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

Communication Intelligence Corporation

Redwood Shores, California

We have audited the accompanying consolidated balance sheets of Communication Intelligence Corporation and its subsidiary (“the Company”) as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders’ equity, cash flows and financial statement schedule for each of the three years in the period ended December 31, 2003, as listed in the Index to Financial Statements to the prospectus. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Communication Intelligence Corporation and its subsidiary as of December 31, 2003, and 2002 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant recurring operating losses, working capital deficit, accumulated deficit and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

STONEFIELD JOSEPHSON INC.

Certified Public Accountants

Santa Monica, California

February 20, 2004 except for Note 13—“$4.2 Million Financing” as to which the date is November 1, 2004 and except for Note 13—“Settlement of Litigation” as to which the date is November 23, 2004.

Communication Intelligence Corporation

Consolidated Balance Sheets

(In thousands, except par value amounts)

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$1,039	$711
Accounts receivable, net of allowances of $256 and $243 at December 31, 2003 and 2002, respectively	742	477
Inventories	47	113
Prepaid expenses and other current assets	177	244
Total current assets	2,005	1,545

Property and equipment, net	138	159
Patents	5,042	5,421
Other assets	30	43
Total assets	$7,215	$7,168

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt-related party	$3,008	$—
Short-term debt-other	750	—
Accounts payable	243	160
Accrued compensation	259	250
Other accrued liabilities	475	527
Deferred revenue	165	165
Total current liabilities	4,900	1,102

Long-term debt-related party	13	3,000

Minority interest	115	132

Commitments and Contingencies	—	—
Stockholders’ equity:
Preferred Stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2003 and 2004, respectively;	—	—
Common stock, $.01 par value; 125,000 shares authorized; 100,102 and 91,481 shares issued and outstanding at December 31, 2003 and 2002, respectively	1,001	915
Additional paid-in capital	83,528	82,025
Accumulated deficit	(82,164)	(79,819)
Accumulated other comprehensive loss	(178)	(187)
Total stockholders’ equity	2,187	2,934
Total liabilities and stockholders’ equity	$7,215	$7,168

The accompanying notes form an integral part of these Consolidated Financial Statements

Communication Intelligence Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Years ended December 31,
	2003	2002	2001
Revenues:
Online	$300	$351	$913
Corporate	1,703	1,667	2,958
Nonrecurring maintenance fees — M10 (Previously PenOp)	—	—	352
China	1,031	1,254	1,724
	3,034	3,272	5,947

Operating costs and expenses:
Cost of sales:
Online	17	259	805
Corporate	30	96	290
China	718	802	1,145
Research and development	1,302	1,485	1,808
Sales and marketing	905	1,543	2,054
General and administrative	2,219	2,424	2,791
	5,191	6,609	8,893

Loss from operations	(2,157)	(3,337)	(2,946)

Interest income and other income (expense), net	1	(17)	16
Interest expense	(205)	(205)	(282)
Minority interest	16	(2)	(3)
Net loss	$(2,345)	$(3,561)	$(3,215)

Basic and diluted loss per share	$(0.02)	$(0.04)	$(0.04)

Weighted average shares	97,436	91,298	90,571

The accompanying notes form an integral part of these Consolidated Financial Statements

Communication Intelligence Corporation

Consolidated Statements of Changes in Stockholders’ Equity

(In thousands)

	Shares Outstanding	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Loss	Total
Balances as of December 31, 2000	89,667	$897	$80,656	$(73,043)	$(203)	$8,307
Exercise of options for 1,176 shares of Common Stock	1,176	$11	892	—	—	903
Issuance of 68 shares of Common Stock in exchange for services	68	1	57			58
Foreign currency translation adjustment	—	—	—	—	7	7
Net loss				(3,215)		(3,215)
Balances as of December 31, 2001	90,911	$909	$81,605	$(76,258)	$(196)	$6,060
Exercise of options for 570 shares of Common Stock	570	$6	$420	$	$	$426
Foreign currency translation adjustment					9	9
Net loss				(3,561)		(3,561)
Balances as of December 31, 2002	91,481	$915	$82,025	$(79,819)	$(187)	$2,934
Sale of Common 8,621 shares through Cornell Capital net of expenses	8,621	$86	$1,503	$	$	$1,589
Foreign currency translation adjustment					9	9
Net loss				(2,345)		(2,345)
Balances as of December 31, 2003	100,102	$1,001	$83,528	$(82,164)	$(178)	$2,187

The accompanying notes form an integral part of these Consolidated Financial Statements

Communication Intelligence Corporation

Consolidated Statements of Cash Flows

(In thousands)

	Years ended December 31,
	2003	2002	2001
Cash flows from operating activities
Net loss	$(2,345)	$(3,561)	$(3,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	456	467	687
Equity securities issued for services	—	—	58
Non-cash compensation	—	46
Loss on disposal of property and equipment	8	6	—
Provision for inventory obsolescence	38	—	—
Changes in operating assets and liabilities
Accounts receivable, net	(265)	566	717
Inventories	28	16	42
Prepaid expenses and other current assets	67	(105)	135
Other assets	13	156	(14)
Accounts payable	83	(46)	(469)
Accrued compensation	9	42	(55)
Other accrued liabilities	(87)	295	(117)
Deferred revenue	—	77	26
Net cash used in operating activities	(1,995)	(2,087)	(2,159)

Cash flows from investing activities
Acquisition of property and equipment	(30)	(30)	(58)
Net cash used in investing activities	(30)	(30)	(58)

Cash flows from financing activities
Proceeds from issuance of short-term debt	750	—	181
Proceeds from issuance of long-term debt — related party	24	—	3,000
Principal payments on short-term debt	—	(181)	(1,620)
Principal payments on long-term debt — related party	(3)	—	—
Principal payments on capital lease obligations	(7)	(5)	(8)
Proceeds from issuance of common stock	2,000	—	—
Offering costs	(411)	—	—
Proceeds from exercise of stock options	—	426	903
Net cash provided by (used in) financing activities	2,353	240	2,456

Net increase (decrease) in cash and cash equivalents	328	(1,877)	239
Cash and cash equivalents at beginning of year	711	2,588	2,349
Cash and cash equivalents at end of year	$1,039	$711	$2,588

Communication Intelligence Corporation

Notes to Consolidated Financial Statements

(In thousands)

1.             Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies

The Company

Communication Intelligence Corporation and its Joint Venture (the “Company” or “CIC”) develops and markets natural input and biometric electronic signature solutions aimed at the emerging markets such as, e-commerce, wireless Internet/information devices, and corporate security. These emerging markets for CIC’s products include all areas of personal computing, as well as electronic commerce and communications.

The Company’s research and development activities have given rise to numerous technologies and products. The Company’s core technologies are classified into two broad categories: “natural input technologies” and “transaction and communication enabling technologies”. CIC’s natural input technologies are designed to allow users to interact with a computer or handheld device through the use of an electronic pen or “stylus”. Such products include the Company’s multi-lingual Handwriter® Recognition System, and its Handwriter® for Windows® family of desktop computing products. CIC’s transaction and communication enabling technologies provide a means for protecting electronic transactions and discretionary communications. CIC has developed products for dynamic signature verification, electronic ink data compression and encryption and a suite of development tools and applications which the Company believes could increase the functionality of its core products and facilitate their integration into original equipment manufacturers’ (“OEM”) hardware products and computer systems and networks.

Through its 90% owned joint venture, Communication Intelligence Computer Corporation, in China (the “Joint Venture”), the Company provides system integration services and markets its pen-based business computer systems to Chinese businesses, government users and other joint ventures.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the five-year period ended December 31, 2003, the Company incurred aggregate losses of $12,600 and, at December 31, 2003, the Company’s accumulated deficit was approximately $82,164 and its current liabilities exceeded its current assets by $2,895. In addition, the Company had negative cash flows from operations of $1,995, $2,087 and $2,159 for the years ended December 31, 2003, 2002 and 2001, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company has primarily funded these losses through the sale of debt and equity securities.

The Company filed a registration statement with the Securities and Exchange Commission in February 2003 in order to obtain funding from equity financing. However, there can be no assurance that the Company will have adequate capital resources to fund planned operations or that any additional funds will be available to the Company when needed, or if available, will be available on favorable terms or in amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s business, results of operations and ability to operate as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America, and include the accounts of CIC and its 90% owned Joint Venture in the People’s Republic of China. All inter-company accounts and transactions have been eliminated. All amounts shown in the accompanying consolidated financial statements are in thousands of dollars except per share amounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue recognition, allowance for doubtful accounts, long lived assets impairment, inventory, and disclosure of contingent assets and liabilities, at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, short-term debt and long-term debt approximate fair value due to their short maturities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents.

The Company’s cash and cash equivalents, at December 31, consisted of the following:

	2003	2002
Cash in bank	$110	$260
Money market funds	929	451
Cash and cash equivalents	$1,039	$711

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company maintains its cash and cash equivalents with various financial institutions. This diversification of risk is consistent with Company policy to maintain liquidity, and mitigate against risk of loss as to principal. Although such amounts may exceed the F. D. I. C. limits, the Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash and cash equivalents.

At December 31, 2003, the Joint Venture had approximately $92 in cash accounts held by a financial institution in the People’s Republic of China. The Joint Venture deposits are not covered by any federal deposit insurance program that is comparable to the programs applicable to U.S. deposits.

To date, accounts receivable have been derived principally from revenues earned from end users, manufacturers, retailers and distributors of computer products in North America, Europe and the Pacific Rim. The Company performs periodic credit evaluations of its customers, and does not require collateral. The Company maintains reserves for potential credit losses; historically, such losses have been insignificant and within management’s expectations.

The allowance for doubtful accounts is based on the Company’s assessment of the collectibility of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from the Company’s historical experience, the Company’s estimates of recoverability of amounts due it could be affected and the Company will adjust the allowance accordingly (See Schedule II).

Inventories

Inventories are stated at the lower of cost or market, cost being determined using the first-in first-out (“FIFO”) method. Cost principally includes direct materials. At December 31, 2003 and 2002, inventories consisted of finished goods. At December 31, 2003 the Company recorded a provision of $38 to System Integration Cost of Sales for older obsolete inventory.

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized over their estimated useful lives, not to exceed the term of the related lease. The cost of additions and improvements is capitalized, while maintenance and repairs are charged to expense as incurred. Depreciation expense was $63, $75 and $163 for the year ended December 31, 2003, 2002 and 2001, respectively. The Chinese Joint Venture disposed of certain assets at cost of $76 and $36 in 2003 and 2002, respectively.

Property and equipment, net at December 31, consists of the following:

	2003	2002
Machinery and equipment	$1,247	$1,273
Office furniture and fixtures	432	432
Leasehold improvements	84	84
Purchased software	218	216
	1,981	2,005
Less accumulated depreciation and amortization	(1,843)	(1,846)
	$138	$159

Included in property and equipment, as of December 31, 2003 and 2002, are $82 and $82, respectively, of assets acquired under capital leases. Accumulated depreciation on such assets totaled $52 and $44 at December 31, 2003 and 2002, respectively.

Patents

On October 6, 2000, the Company acquired certain assets of PenOp Limited (“PenOp”) and its subsidiary PenOp Inc. pursuant to an asset purchase agreement dated as of September 29, 2000. Patents are stated at cost less accumulated amortization which in Management’s opinion represents fair value. Amortization is computed using the straight-line method over the estimated lives of the related assets, ranging from five to seventeen years. Amortization expense was $379, $378 and $440 for the years ended December 31, 2003, 2002 and 2001, respectively.

The nature of the underlying technology of each material patent is as follows:

•                  Patent numbers 5544255, 5647017, 5818955 and 6064751 involve (a) the electronic capture of a handwritten signature utilizing an electronic tablet device on a standard computer system within an electronic document, (b) the verification of the identity of the person providing the electronic signature through comparison of stored signature measurements, and (c) a system to determine whether an electronic document has been modified after signature.

•                  Patent number 6091835 involves all of the foregoing and the recording of the electronic execution of a document regardless of whether execution occurs through a handwritten signature, voice pattern, fingerprint or other identifiable means.

Patents, net at December 31, consists of the following:

	Expiration	Life	2003	2002
Patent (Various)	Various	5	$9	$9
Patent (Various)	Various	7	476	476
5544255	2013	13	93	93
5647017	2014	14	187	187
5818955	2015	15	373	373
6064751	2017	17	1,213	1,213
6091835	2017	17	4,394	4,394
			6,745	6,745
Less accumulated amortization			(1,703)	(1,324)
			$5,042	$5,421

Amortization expense for the years ending December 31, 2004, 2005, 2006, 2007, and 2008 are estimated to be $379, $379, $379, $379 and $379, respectively. The patents identified, as “various” are technically narrow or dated patents that the company believes are not material.

The useful lives assigned to the patents are based upon the following assumptions and conclusions:

•                  The estimated cash flow from products based upon each patent are expected to exceed the value assigned to each patent;

•                  There are no legal, regulatory or contractual provisions known to the Company that limit the useful life of each patent to less than the assigned useful life;

•                  No additional material costs need to be incurred or modifications made in order for the Company to continue to be able to realize the protection afforded by the patents, and

•                  The Company does not foresee any effects of obsolescence or significant competitive pressure on its current or future products, anticipates increasing demand for products utilizing the patented technology, and believes that the current markets for its products based on the patented technology will remain constant or will grow over the useful lives assigned to the patents because of a legal, regulatory and business environment encouraging the use of electronic signatures.

The Company performs intangible asset impairment analyses on a quarterly basis in accordance with the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). The Company uses SFAS 144 in response to changes in industry and market conditions that affects its patents; the Company then determines if an impairment of its assets has occurred. The Company reassesses the lives of its patents and test for impairment quarterly in order to determine whether the book value of each patent exceeds the fair value of each patent. Fair value is determined by estimating future cash flows from the products that are and will be protected by the patents and considering the additional factors listed in Critical Accounting Policies in Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever circumstances or events indicate such assets might be impaired. The Company would recognize an impairment reserve in the event the net book value of such assets exceeded the future undiscounted cash flows attributable to such assets. No such reserves have been recorded in the three years ended December 31, 2003.

Software Development Costs

Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. The costs capitalized include the coding and testing of the product after the technological feasibility has been established and ends upon the release of the product. The capitalized costs are amortized to cost of sales on a straight-line basis over the estimated life of the product, generally three years. As of December 31, 2003, 2002, and 2001, such costs were insignificant.

Stock-Based Compensation

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company has elected to continue to use the intrinsic value based method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, as allowed under SFAS 123, to account for its employee stock-based compensation plans. The Company complies with the disclosure provisions of SFAS 123.

Revenue Recognition

Revenue is recognized when earned in accordance with applicable accounting standards, including AICPA Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition”, as amended, Staff Accounting Bulletins 101, “Revenue Recognition in Financial Statements” (“SAB 101”), and the interpretive guidance issued by the Securities and Exchange Commission and EITF issue number 00-21, “Accounting for Revenue Arrangements with Multiple Elements”, of the FASB’s Emerging Issues Task Force. The Company recognizes revenues from sales of software products upon shipment, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all non-recurring engineering work necessary to enable the Company’s product to function within the customer’s application has been completed and the Company’s product has been delivered according to specifications. Revenue from service subscriptions is recognized as costs are incurred or over the service period which-ever is longer.

Software license agreements may contain multiple elements, including upgrades and enhancements, products deliverable on a when and if available basis and post contract support. Revenue from software license agreements is recognized upon delivery of the software, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all nonrecurring engineering work necessary to enable the Company’s products to function within the customer’s application has been completed, and the Company has delivered its product according to specifications. Deferred revenue is recorded for upgrades, enhancements and post contract support, which is paid for in addition to license fees, and is recognized as costs are incurred or over the support period which-ever is longer. Vendor specific objective evidence of the fair value for multiple element software license agreements is determined by the price charged for the same element when sold separately or the price determined by management having the relevant authority when an element is not yet sold separately. The price established by management for the element not yet sold separately will not change prior to separate introduction of that element into the marketplace.

Revenue from system integration activities, which represents the sale and installation of third party computer equipment and limited related consulting services which requires little modification or customization to the software, is recognized upon installation as projects are short term in nature, provided persuasive evidence of an arrangement exists, collection of the resulting receivable is probable and the system is functioning according to specifications. Service subscription revenues associated with the system integration activities are recognized as costs are incurred or over the service period which-ever is longer.

The online/retail sales category includes sales of software made directly from the Company’s website, which are downloaded either directly by a reseller or to a customer of such reseller. In both cases, the reseller reports the number of units sold each month by submitting payment and a royalty report. The reseller receives a percentage of each sale. The Company allows the on-line resellers a right of return or right of offset. The number of units reported is net of any product returns from prior months. The Company recognizes revenues on the net amount reported by the resellers each month. The Company has a limited number of resellers for its software available through the Company’s website.

The online/retail sales category also includes sales made through retail establishments under the Elibrium agreement. Revenue from software product sales through retail are recognized upon notification from Elibrium of the number of units sold through Elibrium’s retail customers provided collection of the resulting receivable is reasonably assured.

Major Customers

Handwriting Recognition Segment.  Historically, the Company’s handwriting recognition segment revenues have been derived from a limited number of customers. One customer, a major insurance company, accounted for 19% of total segment revenue for the year ended December 31, 2003. One customer, Nationwide Building Society, accounted for 11% of total segment revenues for the year ended December 31, 2002. One customer, The Prudential Insurance Company of America accounted for 16% of total segment revenues for the year ended December 31, 2001.

Systems Integration Segment.  One customer, Fujitsu Ltd., accounted for 21% of total system integration revenue for the year ended December 31, 2003. This same customer accounted for 30%, and 16% of total segment revenues for the years ended December 31, 2002 and 2001, respectively.

One customer accounted for 14% of total revenues for the year ended December 31, 2003. One customer accounted for 10% of total revenues for the year ended December 31, 2002. One customer accounted for 13% of total revenues for the year ended December 31, 2001.

Research and Development

Research and development costs are charged to expense as incurred.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2003, 2002, and 2001 was $0, $112 and $203, respectively.

Net Loss Per Share

The Company calculates earnings per share under the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the disclosure of both basic earnings per share, which is based on the weighted average number of shares outstanding, and diluted earnings per share, which is based on the weighted average number of shares and dilutive potential shares outstanding. For the years ended December 31, 2003, 2002 and 2001, potential equivalent shares excluded from the calculation of diluted earnings per share, as their effect is not dilutive, include stock options of 5,911, 6,452 and 7,027 of equivalent shares. There were no warrants outstanding at December 31, 2003 or 2002. Warrants excluded from the calculation in 2001 were 237 equivalent shares.

Foreign Currency Translation

The Company considers the functional currency of the Joint Venture to be the local currency and, accordingly, gains and losses from the translation of the local foreign currency financial statements are included as a component of “accumulated other comprehensive loss” in the accompanying consolidated balance sheets. Foreign currency assets and liabilities are translated into U.S. dollars at the end-of-period exchange rates except for long-term assets and liabilities, which are translated at historical exchange rates. Revenues and expenses are translated at the average exchange rates in effect during each period except for those expenses related to balance sheet amounts which are translated at historical exchange rates.

Net foreign currency transaction gains and losses are included in “Interest income and other income (expense), net” in the accompanying consolidated statements of operations. Foreign currency transaction gains in 2003, 2002 and 2001 were insignificant.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts and for tax loss and credit carryforwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

Acquisition of Assets From PenOp

On October 6, 2000, a wholly-owned subsidiary of the Company, (the “Buyer”), acquired certain assets of PenOp Limited (“PenOp”) and its subsidiary PenOp Inc., (collectively, the “Sellers”) pursuant to an asset purchase agreement dated as of September 29, 2000, by and among Buyer and the Sellers for 4.7 million shares of common stock (the “Transaction Shares”) of the Company (the “Acquisition”). The Company ascribed a value of $5,728 to the assets, which will be charged to income over the estimated lives of the assets, five to seventeen years.

Pursuant to the asset purchase agreement, the Company agreed to use reasonable efforts to file a registration statement under the Securities Act of 1933, as amended (the “Act”), covering the sale of the Transaction Shares no later than thirty (30) days from closing and to use reasonable efforts to have the registration statement declared effective as soon as practicable thereafter. The registration statement was declared effective on November 22, 2000.

Subsequent to the closing, an officer and Chairman of the Board of the Company at that time, and his designees, purchased in a private transaction an aggregate of 1,713,728 shares of common stock received by Sellers in connection with the Acquisition for $3.3 million.

Equity Line of Credit Agreement

In July 2002, the Company negotiated a Line of Credit agreement with Cornell Capital Partners, LP expiring two years from the effective date of the related registration statement (i.e. February 14, 2005). The Company may periodically issue and sell shares of its common stock and/or borrow funds up to an aggregate amount of $15,000, subject to the number of shares available for issuance and the purchase price of such shares. As of December 31, 2003, the Company had received $2,000 gross ($1,589 net of related costs) for approximately 8,621 shares. There is approximately 16,000 shares available for issuance against the Line of Credit at December 31, 2003. In addition, in 2003 the Company borrowed $750 pursuant to the Line of Credit agreement (See Note 4).

When the Company requests an advance under the Line of Credit, Cornell Capital Partners, L.P. will purchase shares of common stock of the Company for 100% of the “Market Price” of its stock (less a 6.5% advance fee). Market Price is defined as the lowest volume weighted average price of the Company’s common stock as reported by Bloomberg, LP, calculated over four of the five trading days after the Company requests an advance. The maximum amount of each advance may not exceed $1 million in any 30-day period. In addition, in no event shall the number of shares issuable to Cornell Capital Partners, LP cause Cornell to own in excess of 9.9% of the then outstanding shares of the Company’s common stock. On each advance date, the Company must pay to Cornell Capital Partners, L.P. an advance fee equal to 6.5% of the amount of each advance. Closing is held six (6) trading days after such written notice, at which time the Company delivers shares of common stock and Cornell Capital Partners, L.P. pays the advance amount. Cornell Capital Partners, L.P. cannot transfer its interest in the Line of Credit to any other person and cannot engage in short sales of shares of common stock acquired under the Line of Credit.

Recent Pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

During October 2003, the FASB deferred the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46.

On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” (FIN-46R) primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact to the Company’s financial position, results of operations or liquidity resulting from the adoption of this interpretation.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts

(collectively referred to as derivatives) and for hedging activities under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2003, the FASB issued SFAS No. 132 (Revised 2003) “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (SFAS 132R). This standard replaces SFAS 132 of the same title which was previously issued in February 1998. SFAS 132R was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under: SFAS 87, “Employers’ Accounting for Pensions”; SFAS 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”; and SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised SFAS132R is effective for financial statements with fiscal years ending after December 15, 2003 and for interim periods beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2003, the Staff of the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition,” which supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” The primary purpose of SAB No. 104 is to rescind accounting guidance contained in SAB No. 101 and the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” related to multiple element revenue arrangements. The Company does not expect the issuance of SAB No. 104 to significantly impact its current revenue recognition policies.

2.             Chinese Joint Venture

The Company currently owns 90% of a joint venture (the “Joint Venture”) with the Jiangsu Hongtu Electronics Group, a provincial agency of the People’s Republic of China (the “Agency”). In June 1998, the registered capital of the Joint Venture was reduced from $10,000 to $2,550. As of December 31, 2003, the Company had contributed an aggregate of $1,800 in cash to the Joint Venture and provided it with non-exclusive licenses to technologies and certain distribution rights and the Agency had contributed certain land use rights. Following the reduction in registered capital of the Joint Venture, neither the Company nor the Agency is required to make further contributions to the Joint Venture. Prior to the reduction in the amount of registered capital, the Joint Venture was subject to the annual licensing requirements of the Chinese government. Concurrent with the reduction in registered capital, the Joint Venture’s business license has been renewed through October 18, 2043.

3.             Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). The Company adopted SFAS 130 effective January 1, 1998. SFAS 130 requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual statement that is displayed with the same prominence as other annual financial statements. SFAS 130 also requires that an entity classify items as other comprehensive earnings by their nature in an annual financial statement. For example, other comprehensive earnings may include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available-for-sale.

The accumulated other comprehensive loss at December 31, 2003 and 2002 consisted of cumulative foreign currency translation adjustments.

4.             Short-term Debt—other

On December 19, 2003, the Company borrowed $750 from Cornell Capital Partners, LP. The proceeds of the loan were used for working capital purposes. The loan is secured by 4,621 shares of the Company’s common stock held in escrow. The promissory note is due and payable in seven installments, commencing January 19, 2004 and ending on March 1, 2004, and may be paid in cash or shares of the Company’s common stock. The Company has the option to delay the commencement of the installment payments for an unlimited number of 30 day periods for an amount equal to 2% of the principal amount owed on or before the beginning of the current option period. The 2% payment may be made in cash or shares of common stock. Any delay in the commencement date will result in an equal delay in the due date of the note. If the note is not paid in full when due, the outstanding principal owed shall be due and payable in full together with interest at the rate of 2% per annum commencing from the due date.

Subsequent to December 31, 2003, the Company exercised its right to delay the commencement of the installment payments by paying the 2% fee discussed above. Such fees are expensed aggregating $38 and were paid in cash. The company intends to repay the loan by issuing shares of its Common stock.

5.             Short-term and Long-term Debt—related party

Short-term debt—related party

On June 19, 2001, the Company consummated a three-year $3,000 financing (the “Loan”) with a charitable remainder annuity trust, a trustee of which was then a director and officer of the Company (the “Trust”). The proceeds of the Loan were used to refinance $1,500 of indebtedness outstanding to the Trust pursuant to a loan made by the Trust to the Company in October 1999 and for working capital purposes. The Loan is secured by a first priority security interest in all of the Company’s assets as now owned or hereafter acquired by the Company. The Loan bears interest at the rate of 2% over the prime rate publicly announced by Citibank N. A. from time to time, which was 6.00% per annum at December 31, 2003, and is due June 18, 2004. In January 2003 the Loan was classified as short-term debt The Loan may be pre-paid by the Company in whole or in part at any time without penalty, subject to the right of the Trust to convert the outstanding principal amount of the Loan into shares of common stock. Pursuant to the terms of the Loan, the Trust has the option, at any time prior to maturity, to convert all or any portion of the outstanding principal amount of the Loan into shares of common stock of the Company at a conversion price of $2.00 per share, subject to adjustment upon the occurrence of certain events. If, prior to maturity of the Loan, the Company consummates one or more financings providing $5 million or more in gross proceeds, the Company is required to apply 50% of the proceeds in excess of $5 million to the then outstanding principal amount of the Loan.

Short-term debt—related party

In connection with the Loan, the Company entered into a registration rights agreement with the Trust which obligates the Company to file a registration statement with the Securities and Exchange Commission covering the sale of the shares of the Company’s common stock issuable upon conversion of the Loan if it receives a demand by the holder of the Loan to do so, and to use its reasonable best efforts to cause such registration statement to become effective. The Trust has made no demand of the Company to file such registration statement as of December 31, 2003.

In 2002, $16 and in 2001, $150 in consulting fees, including office expenses, were paid to a party who, at that time, was a director and Chairman of the Board.

The weighted average interest rate was 6.8%, 6.8% and 8.8% for the years ended December 31, 2003, 2002, and 2001, respectively.

Interest expense for the years ended December 31, 2003, 2002, and 2001 was $205, $205, and $282, respectively. Interest expense associated with related party debt was $183, $200 and $274 for the years ended December 31, 2003, 2002 and 2001, respectively.

Long-term debt—related party

In June 2003 the Company’s Joint Venture borrowed from one of its directors approximately $24 denominated in U. S. dollars to purchase a replacement van used in the Company’s operations. The note bears interest at the rate of 5% per annum, and is due in June 2006. Principal payments on long term debt are $8, $8, and $5 for the years ended December 31, 2004, 2005, and 2006, respectively.

6.             Stockholders’ Equity

Common Stock Options

In 1994 the Company adopted the 1994 Stock Option Plan (the “1994 Plan”). Under1994 Plan directors, officers and employees are eligible for grants of incentive and non-qualified stock options. In May 1997, the stockholders approved an increase of 1,000 shares to the number of shares authorized for issuance under the 1994 Plan. Accordingly, a total of 6,000 shares of Common Stock are authorized for issuance under the 1994 Plan. The exercise prices of options under the 1994 Plan are determined by a committee of the Board of Directors, but, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the underlying Common Stock on the date of grant. Non-qualified options may not have an exercise price of less than 85% of the fair market value of the underlying Common Stock on the date of grant. Options under the 1994 Plan are generally exercisable over a period not to exceed seven years and vest quarterly over three years. At December 31, 2003, there were 596 options available for grant under the 1994 Plan. As of December 31, 2003, 994 plan options were outstanding and exercisable with a weighted average exercise price of $0.85 per share.

The Company has issued non-plan options to its employees and directors. The non-plan options vest over four years or prorata quarterly over three years. For those non-plan options which vest over four years, 20% of the total non-plan options granted vest on the first anniversary of the date of grant and an additional 20%, 20%, and 40% of the total non-plan options granted vest on the second, third, and fourth anniversaries of the date of grant, respectively. Non-plan options are generally exercisable over a period not to exceed seven years. As of December 31, 2003, 3,115 non-plan options were outstanding and exercisable with a weighted average exercise price of $0.84 per share.

In June 1999, the Company adopted and the shareholders approved a stock option plan (the “1999 Plan”). Incentive and non-qualified options under the 1999 Plan may be granted to employees, officers, and consultants of the Company. There are 4,000 shares of Common Stock authorized for issuance under the 1999 Plan. The options have a seven year life and generally vest quarterly over three years. At December 31, 2003, there were 2,130 shares available for future grants As of December 31, 2003, 1,802 plan options were outstanding and 1,089 plan options were exercisable with a weighted average exercise price of $0.79 per share.

Information with respect to the Company’s 1994 Plan and the 1999 Plan is summarized below:

	Year Ended December 31,
	2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	3,337	$1.26	3,442	$1.48
Granted	858	$0.32	1,108	$0.60
Exercised	—	$0.00	(169)	$0.75
Forfeited	(1,399)	$1.83	(1,044)	$1.34
Outstanding at period end	2,796	$0.71	3,337	$1.27
Options exercisable at period end	2,083	$0.81	2,422	$1.36

Weighted average grant-date fair value of options granted during the period	$0.27		$0.60

The following table summarizes information about stock options outstanding under the 1994 Plan and the 1999 Plan at December 31, 2003:

		Weighted Average
Range of Exercise Prices	Options Outstanding	Remaining Contractual Life (Years)	Exercise Price
$0.00—$0.50	848	7.0	$0.31
$0.51—$2.00	1,899	3.9	$0.83
$2.01—$2.99	8	0.1	$2.75
$3.00—$7.50	41	5.1	$3.37
	2,796

The following table summarizes information about stock options exercisable under the 1994 Plan and the 1999 Plan at December 31, 2003:

Range of Exercise Prices	Options Exercisable	Weighted Average Exercise Price
$0.00—$0.50	318	$0.31
$0.51—$2.00	1716	$0.84
$2.01—$2.99	8	$2.75
$3.00—$7.50	41	$3.37
	2,083

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosures-an Amendment of FASB Statement No. 123”. The Company has elected to continue to use the intrinsic value based method of Accounting Principles Board Opinion No. 25, as allowed under

SFAS 123, to account for its employee stock-based compensation plans. The Company complies with the disclosure provisions of SFAS 123.

Had compensation cost for the Company’s option plans been determined based on the fair value of the options at the date of grant, as prescribed by SFAS 123, the Company’s net loss available to common stockholders and basic and diluted net loss per share available to stockholders would have been as follows for the year ended December 31:

	2003	2002	2001
Net loss as reported	$(2,298)	$(3,561)	$(3,215)
Add: Stock-based employee compensation expense included in reported results of operations, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(380)	(795)	(1,528)
Pro forma net loss	$(2,678)	$(4,356)	$(4,743)

Basic and diluted net loss per share available to stockholders:
As reported	$(0.02)	$(0.04)	$(0.04)
Pro forma	$(0.03)	$(0.05)	$(0.05)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the applicable periods: risk-free interest rate of 2.37% for 2003, 2.26% for 2002, and 4.1% for 2001, an expected life of 6.65 years for 2003, 8.6 years for 2002, and 6.0 years for 2001; expected volatility of 100% for all periods and dividend yield of 0% for all periods.

The Company expects to make additional option grants each year. The Company believes the above pro forma disclosures are not representative of the pro forma effects on reported results of operations to be expected in future periods.

As of December 31, 2003, 5,911 shares of Common Stock were reserved for issuance upon exercise of outstanding options.

Warrants

At December 31, 2003 there were no warrants outstanding.

7.             Commitments

Operating Lease Commitments

The Company currently leases 9,634 square feet, its principal facilities, (the “Principal Offices) in Redwood Shores, California, pursuant to a sublease that expires in 2006. In addition, the Company subleased to third parties certain space adjacent to the Principal Offices through August 2001. The Joint Venture leases approximately 1,500 square feet in Nanjing, China. In addition to monthly rent, the U.S. facilities are subject to additional rental payments for utilities and other costs above the base amount. Facilities rent expense was approximately $450, $418, and $443, in 2003, 2002, and 2001, respectively. Sublease income was approximately $35, for the year ended December 31, 2001.

Future minimum lease payments under noncancelable operating leases are approximately, $419, $380, and $358 for the years ending December 31, 2004, 2005 and 2006, respectively. The Company’s rent expense was reduced by approximately $35 in 2001 in connection with the subleases described above. Future minimum payments required under capital leases, which expire in 2007, were insignificant at December 31, 2003.

8.             Income Taxes

As of December 31, 2003, the Company had federal net operating loss carryforwards available to reduce taxable income through 2013 of approximately $69,463. The Company also had federal research and investment tax credit carryforwards of approximately $315 that expire at various dates through 2010.

Deferred tax assets and liabilities at December 31, consist of the following:

	2003	2002
Deferred tax assets:
Net operating loss carryforwards	$27,785	$26,857
Credit carryforwards	315	315
Deferred income	67	40
Other, net	933	945
Total deferred tax assets	29,100	28,157
Valuation allowance	(29,100)	(28,157)
Net deferred tax assets	$—	$—

Income tax (benefit) differs from the expected statutory rate as follows:

	2003	2002	2001
Expected income tax benefit	$(799)	$(1,211)	$(1,093)
State income tax net of Federal benefit	(144)	(214)	(193)
Loss write off of foreign investment	—	(4,357)	—
Change in valuation allowance	943	5,782	(1,286)
Income tax benefit	$—	$—	$—

A full valuation allowance has been established for the Company’s net deferred tax assets since the realization of such assets through the generation of future taxable income is uncertain.

Under the Tax Reform Act of 1986, the amounts of, and the benefit from, net operating losses and tax credit carryforwards may be impaired or limited in certain circumstances. These circumstances include, but are not limited to, a cumulative stock ownership change of greater than 50%, as defined, over a three-year period. During 1997, the Company experienced stock ownership changes which could limit the utilization of its net operating loss and research and investment tax credit carryforwards in future periods.

9.             Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for related disclosures about products and services, geographic areas and major customers. The Company’s information has been stratified into two segments—Handwriting Recognition Software and Systems Integration.

The accounting policies followed by the segments are the same as those described in the “Summary of Significant Accounting Policies.” Segment data includes revenues, as well as allocated corporate-headquarters costs charged to each of the operating segments.

The Company identifies reportable segments by classifying revenues into two categories Handwriting Recognition and System Integration. Handwriting recognition software is an aggregate of three revenue categories, OEM, Enterprise and Online sales. All handwriting recognition software is developed around the Company’s core technology. System integration represents the sale and installation of third party computer equipment and systems that utilize the Company’s products. All sales below represent sales to external customers.

The table below presents information about reporting segments for the years ended December 31:

		Handwriting Recognition	Systems Integration	Total
2003	Revenues	$2,322	$712	$3,034
	Loss from operations	$(2,106)	$(51)	$(2,157)
	Total assets	$6,294	$921	$7,215
	Depreciation and amortization	$438	$18	$456

2002	Revenues	$2,214	$1,015	$3,272
	Loss from operations	$(3,307)	$(30)	$(3,337)
	Total assets	$6,181	$1,005	$7,186
	Depreciation and amortization	$450	$17	$467

2001	Revenues	$4,546	$1,401	$5,947
	Loss from operations	$(2,842)	$(104)	$(2,946)
	Total assets	$8,662	$1,410	$10,072
	Depreciation and amortization	$662	$25	$687

The following table represents revenues and long-lived asset information by geographic location for the period ended December 31:

	Revenues			Long Lived Assets
	2003	2002	2001	2003	2002	2001
U.S.	$2,003	$2,018	$4,223	$5109	$5,549	$5,916
China	1,031	1,254	1,724	71	31	44
Total	$3,034	$3,272	$5,947	$5,180	$5,580	$5,960

Interest expense is related solely to Handwriting recognition segment and was $205, $205, and $282, for the years ended December 31, 2003, 2002, and 2001, respectively.

The Company’s export sales from U.S. operations were 14%, 12%, and 16% of total revenues in 2003, 2002, and 2001, respectively.

10.          Statement of Cash Flows Data

	December 31,
	2003	2002	2001
Schedule of non-cash transactions:
Inventory reserve provision	$38	$—	$—
Non-cash compensation	$70	$—	$46
Equity securities issued for services	$—	$—	$58

Supplemental disclosure of cash flow information:

Interest paid in 2003, 2002, and 2001 was $209, $212, and $196, respectively.

11.          Employee Benefit Plans

The Company sponsors a 401(k) defined contribution plan covering all employees meeting certain eligibility requirements. Contributions made by the Company are determined annually by the Board of Directors. To date, the Company has made no contributions to this plan.

12.          Quarterly information (Unaudited)

The summarized quarterly financial data presented below, in the opinion of Management, reflects all adjustments which are of a normal and recurring nature necessary to present fairly the results of operations for the periods presented.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2003 Unaudited
Net sales	$1,108	$572	$936	$418	$3,034
Gross profit	$875	$450	$704	$240	$2,269
Loss before income taxes, and minority interest	$(310)	$(693)	$(470)	$(888)	$(2,361)
Net loss	$(310)	$(690)	$(472)	$(873)	$(2,345)
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.02)

2002 Unaudited
Net sales	$1,157	$1,111	$525	$479	$3,272
Gross profit	$716	$808	$321	$270	$2,115
Loss before income taxes, and minority interest	$(688)	$(670)	$(1,068)	$(1,133)	$(3,559)
Net loss	$(688)	$(671)	$(1,070)	$(1,132)	$(3,561)
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.04)

2001 Unaudited
Net sales	$1,618	$1,903	$915	$1,511	$5,947
Gross profit	$996	$1,201	$459	$1,051	$3,707
Loss before income taxes, and minority interest	$(741)	$(691)	$(1,228)	$(552)	$(3,212)
Net loss	$(741)	$(693)	$(1,229)	$(552)	$(3,215)
Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.04)

13.           Subsequent Events (Unaudited):

$4.2 Million Financing

On November 1, 2004, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 28, 2004). The financing, a combination of debt and equity, closed November 2, 2004. The Company raised approximately $4 million, net of commissions and legal expenses, in the financing. H.C. Wainwright & Co., Inc. (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the financing. The Company expects to use the proceeds of the financing for additional working capital as it continues to further strengthen its leadership position.

Under the terms of the financing, the Company has issued to certain accredited investors convertible promissory notes in the aggregate principal amount of $4,195 and warrants to acquire 3,632 shares of the Company’s common stock at an exercise price of $0.508 per share. The notes accrue interest at the rate of 7% per annum, payable semi-annually, and are convertible into shares of the Company’s common stock at the rate of $0.462 per share. If the aggregate principal amount owing under the notes is converted, the Company will issue 9,080 shares of its common stock. If the notes are not converted, all principal and accrued but unpaid interest will be due October 28, 2007. The Company may pay accrued interest in cash or in shares of Company common stock, issued at the market price for the common stock calculated prior to the interest payment. The Company does not currently intend to pay accrued interest with shares of its common stock.

The warrants expire on October 28, 2009. The Company may call the warrants if the Company’s common stock trades at $1.00 or above for 20 consecutive trading days after the date that is 20 days following the effectiveness of a registration statement providing for the resale of the shares issued upon the conversion of the notes and exercise of the warrants.

As placement agent for the Company, at closing Wainwright was paid a cash commission of approximately $281 and issued warrants to acquire 1,233 shares of the Company’s common stock at $0.508 per share. These warrants expire on October 28, 2009. In addition, Wainwright will be paid approximately $28 in the aggregate if all of the investor warrants are exercised.

The Company also is required to file a registration statement providing for the resale of the shares issued upon the conversion of the notes and the exercise of the warrants.

On November 8, 2004, the Company paid $3.5 million to Cornell Capital Partners LLC in satisfaction of a note in the same amount. The payment was required under certain provisions of a Note and Warrant Purchase Agreement between the Company and the Purchasers identified therein.

Settlement of Litigation

On June 7, 2004, (amended July 7, 2004) Topaz Systems, Inc. (“Topaz”) filed a complaint, against the Company, with the United States District Court Northern District of California San Francisco Division alleging breach of contract, breach of covenant of good faith and fair dealing and asking for a declaratory judgment that it had not breached the September 29, 2000 License agreement between it and the Company (the “License”), that Topaz had not infringed certain of the Company’s patents and that such patents were invalid and/or unenforceable. No monetary damages were specified. The Company believes that the complaint is without merit and intends to vigorously defend against the claims. On July 26, 2004, the Company responded to the complaint and filed counterclaims against Topaz alleging that Topaz had breached the License, had infringed certain of the Company’s patents and was engaging in unfair competition. On July, 22, 2004, Topaz filed a complaint against the Company with the United States District Court Central District of California Western Division requesting declaratory judgment that it did not infringe certain of CIC’s patents (not included in the other complaint) and that such patents were invalid and /or unenforceable. The Company believes that the complaint is without merit and intends to vigorously defend against the claims. The ultimate outcome of this litigation cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote and any liability that might be incurred would not have a material adverse effect on the Company’s financial position or its results of operations. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

On November 23, 2004, the Company entered into a settlement agreement with Topaz Systems, Inc. The agreement settles, releases and resolves all claims between the parties with respect to allegations in this previously-disclosed litigation. In connection with the settlement, the Company entered into a new licensing agreement with Topaz.

SCHEDULE II

Communication Intelligence Corporation

Valuation and Qualifying Accounts and Reserves

(In thousands)

Years Ended December 31, 2001, 2002, and 2003

	Balance At Beginning Of Period	Charged to Costs and Expense	Deductions	Balance At End Of Period
Year ended December 31, 2001:
Accounts receivable reserves	$118	$160	$—	$278

Year ended December 31, 2002:
Accounts receivable reserves	$278	$129	$(164)	$243

Year ended December 31, 2003
Accounts receivable reserves	$243	$25	$(12)	$256